Filed Pursuant to Rule 424(b)(3)
                                                         File No.: 333-133181-03

SUPPLEMENT
(To Prospectus Dated November 28, 2006 and Prospectus Supplement Dated November 29, 2006)

                                  $454,693,434
                                  (Approximate)

                                    BCAP LLC
                                    Depositor

                              Barclays Capital Inc.
                               Sponsor and Seller

                                  BCAP 2006-RR1
                                 Issuing Entity

           Resecuritization Pass-Through Certificates, Series 2006-RR1

      This is a supplement to the Prospectus Supplement dated November 29, 2006 (the "Prospectus Supplement"), and Prospectus dated November 28, 2006, relating to the Depositor's Resecuritization Pass-Through Certificates, Series 2006-RR1. Capitalized terms used but not defined in this supplement have the meanings given them in the Prospectus Supplement.

      Notwithstanding the Record Date on pages S-7 and S-24 of the Prospectus Supplement, the Record Date for each Distribution Date is the last business day of the applicable Interest Accrual Period for the related Distribution Date; provided, however, that for any definitive certificates, the Record Date will be the last business day of the month immediately preceding the month of such Distribution Date.

                                Barclays Capital

January 4, 2007

PROSPECTUS SUPPLEMENT
(To Prospectus dated November 28, 2006)

                                  $454,693,434
                                  (Approximate)

                                    BCAP LLC
                                    Depositor

                              Barclays Capital Inc.
                               Sponsor and Seller

                                  BCAP 2006-RR1
                                 Issuing Entity

           Resecuritization Pass-Through Certificates, Series 2006-RR1 Distributions payable monthly, beginning December 26, 2006
            --------------------------------------------------------

The issuing entity will issue the following classes of certificates, which are offered pursuant to this prospectus supplement and the accompanying prospectus:

             Initial Class                           Initial Class
             Certificate    Pass-Through             Certificate    Pass-Through
   Class      Balance(1)      Rate(2)     Class       Balance(1)      Rate(2)
   -----    --------------  ------------  -----     --------------  ------------
Class PA      $147,037,000      5.00%     Class TA    $125,000,000      5.00%
Class PB      $ 31,060,000      5.00%     Class WZ    $     25,333      5.00%
Class PC      $ 50,248,000      5.00%     Class CF    $ 25,000,000      5.96%(3)
Class PD      $ 34,540,000      5.00%     Class CS    $ 25,000,000(4)   0.00%(3)
Class PE      $ 41,783,000      5.00%     Class AR    $        100      5.00%

--------------------

(1)   Subject to a variance of plus or minus 5%.

(2) The classes of certificates offered by this prospectus supplement are listed, together with their pass-through rates and their initial ratings, in the tables under "Summary--Description of the Offered Certificates" beginning on page S-6 of this prospectus supplement.

(3) Initial pass-through rate. The Class CF and Class CS certificates will bear interest at a variable rate as further described under "Description of the Offered Certificates" in this prospectus supplement.

(4) The Class CS certificates are interest-only certificates, have no principal balance, are not entitled to payments of principal and will bear interest on their notional amounts. The initial notional amount of the Class CS certificates will be approximately $25,000,000.

            ------------------------------------------------
            Consider carefully the risk factors beginning on page S-12 in this prospectus supplement and on page 16 in the prospectus.

            The offered certificates represent interests in the issuing entity only and do not represent an interest in or obligation of BCAP LLC, Barclays
            Capital Inc. or any of their affiliates.

            This prospectus supplement may be used to offer
            and sell the offered certificates only if
            accompanied by the prospectus.
            ------------------------------------------------

The assets of the issuing entity will consist of a 61.9% ownership interest in two classes and a 50.8% ownership interest in another class, all of which are previously-issued mortgage pass-through certificates representing senior ownership interests in a pool of mortgage loans.

The depositor of the mortgage loans held in the underlying trust may terminate the underlying trust on any underlying distribution date on which the aggregate scheduled principal balance of the underlying mortgage loans is less than 10% of the aggregate unpaid principal balance of the underlying mortgage loans as of the underlying cut-off date. Any termination of the underlying trust will terminate the issuing entity and result in early prepayment of the offered certificates.

The only credit enhancement for the offered certificates consists of the credit enhancement available to the deposited underlying certificates. The Class CF certificates will have the benefit of an interest rate corridor agreement provided by Barclays Bank PLC.

These securities have not been approved or disapproved by the Securities and Exchange Commission or any state securities commission nor has the Securities and Exchange Commission or any state securities commission passed upon the accuracy or adequacy of this prospectus supplement or prospectus. Any representation to the contrary is a criminal offense.

We will not list the offered certificates on any national securities exchange or on any automated quotation system.

Barclays Capital Inc. will offer the classes of certificates listed above to the public at varying prices to be determined at the time of sale. The proceeds to the depositor from the sale of the offered certificates to Barclays Capital Inc., as underwriter, will consist of the deposited underlying certificates. The offered certificates will be purchased by Barclays Capital Inc. on or about November 30, 2006. See "Method of Distribution" in this prospectus supplement.

                                Barclays Capital

November 29, 2006

IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS PROSPECTUS
  SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS........................S-3
EUROPEAN ECONOMIC AREA..............................................S-3
UNITED KINGDOM......................................................S-4
NOTICE TO UNITED KINGDOM INVESTORS..................................S-4
SUMMARY.............................................................S-5
SUMMARY OF TRANSACTION PARTIES.....................................S-11
RISK FACTORS.......................................................S-12
DESCRIPTION OF THE DEPOSITED UNDERLYING CERTIFICATES...............S-18
  Priority of Distributions on Deposited Underlying Certificates...S-19 Assignment of the Deposited Underlying Certificates to the
   Issuing Entity; Representations and Warranties..................S-19
  The Underlying Mortgage Loans....................................S-20
THE SPONSOR........................................................S-21
THE SIGNIFICANT OBLIGOR............................................S-21
THE ISSUING ENTITY.................................................S-21
DESCRIPTION OF THE OFFERED CERTIFICATES............................S-21
  General..........................................................S-21
  Calculation of Class Certificate Balance.........................S-22
  Book-Entry Certificates; Denominations...........................S-23
  Distributions on the Deposited Underlying Certificates; Accounts.S-23
  Investments of Amounts Held in Accounts..........................S-23
  Expenses.........................................................S-24
  Withdrawals From the Distribution Account........................S-24
  Distributions....................................................S-24
  Priority of Distributions Among Certificates.....................S-25
  Interest.........................................................S-25
  Principal........................................................S-27
  Allocation of the Class WZ Accrual Amount........................S-27
  Interest Rate Corridor Agreement.................................S-27
  Reserve Fund.....................................................S-29
  Allocation of Realized Losses....................................S-29
  Statements to Certificateholders.................................S-29
  Structuring Assumptions..........................................S-30
  Optional Termination of the Underlying Trust.....................S-31
  Certain Matters Regarding the Depositor..........................S-31
THE TRUSTEE........................................................S-31
THE TRUST AGREEMENT................................................S-32
  General..........................................................S-32
  Voting Rights....................................................S-33
  Restrictions on Transfer of the Class AR Certificates............S-34
YIELD, PREPAYMENT AND MATURITY CONSIDERATIONS......................S-35
  General..........................................................S-35
  Prepayment Considerations and Risks..............................S-35
  Considerations Related to Distribution Priority..................S-36
  Considerations Related to LIBOR-Based Certificates...............S-36
  Weighted Average Lives of the Offered Certificates...............S-36
  Decrement Tables.................................................S-37
  Yield Considerations with Respect to the Class CS Certificates...S-43
  Last Scheduled Distribution Date.................................S-44
CREDIT ENHANCEMENT.................................................S-44
  Subordination....................................................S-44
USE OF PROCEEDS....................................................S-44
MATERIAL FEDERAL INCOME TAX CONSEQUENCES...........................S-45
OTHER TAXES........................................................S-48
ERISA CONSIDERATIONS...............................................S-48
LEGAL INVESTMENT CONSIDERATIONS....................................S-49
METHOD OF DISTRIBUTION.............................................S-50
LEGAL MATTERS......................................................S-50
RATINGS............................................................S-50
GLOSSARY...........................................................S-52
ANNEX I -- AGGREGATE TARGETED BALANCE AMOUNT AMORTIZATION SCHEDULE..I-1
ANNEX II -- CORRIDOR AGREEMENT NOTIONAL BALANCE....................II-1

              IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS

      We provide information about the offered certificates for the series 2006-RR1 in two separate documents that progressively include more detail: (a) the accompanying prospectus dated November 28, 2006, which provides general information, some of which may not apply to the series 2006-RR1 certificates and
(b) this prospectus supplement, which describes the specific terms of the series 2006-RR1 certificates.

      Sales of the offered certificates may not be completed unless you have been given the opportunity to receive both this prospectus supplement and the prospectus. You are urged to read both this prospectus supplement and the prospectus in full.

      Cross-references in this prospectus supplement and the accompanying prospectus to captions in these materials are included to assist in locating further related discussions. The preceding table of contents and the table of contents in the accompanying prospectus provide the pages on which these captions are located.

      Capitalized terms used in this prospectus supplement and in the prospectus are either defined in the "Glossary" beginning on page S-52 of this prospectus supplement, or have the meanings given to them on the page indicated in the "Glossary of Terms" beginning on page 165 of the prospectus.

      In this prospectus supplement, the terms "depositor," "we," "us" and "our" refer to BCAP LLC.

      All annexes and schedules to this prospectus supplement are a part of this prospectus supplement.

                             EUROPEAN ECONOMIC AREA

      In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a "Relevant Member State"), the underwriter has represented and agreed that with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State (the "Relevant Implementation Date") it has not made and will not make an offer of certificates to the public in that Relevant Member State prior to the publication of a prospectus in relation to the offered certificates which has been approved by the competent authority in that Relevant Member State or, where appropriate, approved in another Relevant Member State and notified to the competent authority in that Relevant Member State, all in accordance with the Prospectus Directive, except that it may, with effect from and including the Relevant Implementation Date, make an offer of certificates to the public in that Relevant Member State at any time:

      (a) to legal entities which are authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities;

      (b) to any legal entity which has two or more of (1) an average of at least 250 employees during the last financial year; (2) a total balance sheet of more than (euro)43,000,000 and (3) an annual net turnover of more than (euro)50,000,000, as shown in its last annual or consolidated accounts; or

      (c) in any other circumstances which do not require the publication by the issuer of a prospectus pursuant to Article 3 of the Prospectus Directive.

      For the purposes of this provision, the expression an "offer of certificates to the public" in relation to any certificates in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the offered certificates to be offered so as to enable an investor to decide to purchase or subscribe the offered certificates, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State and the expression "Prospectus Directive" means Directive 2003/71/EC and includes any relevant implementing measure in each Relevant Member State.

                                 UNITED KINGDOM

      The underwriter has represented and agreed that:

      (a) it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act 2000 (the "FSMA")) received by it in connection with the issue or sale of the offered certificates in circumstances in which Section 21(1) of the FSMA does not apply to the issuer; and

      (b) it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the offered certificates in, from or otherwise involving the United Kingdom.

                       NOTICE TO UNITED KINGDOM INVESTORS

      The distribution of this prospectus supplement if made by a person who is not an authorized person under the FSMA, is being made only to, or directed only at persons who (1) are outside the United Kingdom, or (2) have professional experience in matters relating to investments, or (3) are persons falling within Articles 49(2)(a) through (d) ("high net worth companies, unincorporated associations, etc.") or 19 (Investment Professionals) of the Financial Services and Market Act 2000 (Financial Promotion) Order 2005 (all such persons together being referred to as the "Relevant Persons"). This prospectus supplement must not be acted on or relied on by persons who are not Relevant Persons. Any investment or investment activity to which this prospectus supplement relates, including the offered certificates, is available only to Relevant Persons and will be engaged in only with Relevant Persons.

      Potential investors in the United Kingdom are advised that all, or most, of the protections afforded by the United Kingdom regulatory system will not apply to an investment in the trust fund and that compensation will not be available under the United Kingdom Financial Services Compensation Scheme.

                                     SUMMARY

      This summary highlights selected information from this document and does not contain all of the information that you need to consider in making your investment decision. To understand all of the terms of an offering of the offered certificates, read carefully this entire document and the accompanying prospectus.

      In order to make an investment decision regarding the offered certificates offered by this prospectus supplement, you are encouraged to read carefully the following documents which are being delivered along with this prospectus supplement: the prospectus supplement, dated October 26, 2006, for the Wells Fargo Mortgage Backed Securities 2006-16 Trust, pursuant to which the deposited underlying certificates were initially offered (referred to in this prospectus supplement as the "underlying prospectus supplement"), and the related Wells Fargo Asset Securities Corporation prospectus dated October 23, 2006 (collectively referred to with the underlying prospectus supplement as the "underlying certificate prospectus" in this prospectus supplement), which describe the specific terms of the deposited underlying certificates. The filing number of the underlying issuing entity is 333-129159-30 and the filing date for the underlying certificate prospectus was October 27, 2006.

      Unless otherwise noted, all of the statistical calculations in this prospectus supplement are based on the information in the November 27, 2006 underlying distribution date statement for the deposited underlying certificates.

      While this summary contains an overview of certain calculations, cash flow priorities and other information to aid your understanding, you should read carefully the full description of these calculations, cash flow priorities and other information in this prospectus supplement and the accompanying prospectus before making any investment decision.

      Issuing Entity

      BCAP 2006-RR1, the issuing entity, is a New York common law trust that will be formed pursuant to a trust agreement, dated as of November 30, 2006, between the depositor and the trustee.

      See "The Issuing Entity" in this prospectus supplement.

      Depositor

      BCAP LLC, the depositor, is a limited liability company organized under the laws of Delaware. The principal executive office of the depositor is located at 200 Park Avenue, New York, New York 10166, and its telephone number is (212) 412-4000. The depositor is a direct wholly owned subsidiary of Barclays Bank PLC.

      See "The Depositor" in the accompanying prospectus.

      Sponsor and Underlying Certificate Seller

      The sponsor is Barclays Capital Inc., a Connecticut corporation. The sponsor will be the seller of the deposited underlying certificates. Barclays Capital Inc., an affiliate of the depositor, is also acting as underwriter of the offered certificates. The sponsor is an indirect, wholly-owned subsidiary of Barclays Bank PLC, incorporated in 1925 as a public limited company registered in England and Wales and regulated by the United Kingdom's Financial Services Authority. The registered head office of the sponsor is located at 1 Churchill Place, London, E14 5HP. The sponsor maintains a branch office at 200 Park Avenue, New York, New York 10166.

      See "The Sponsor" in this prospectus supplement.

      Significant Obligor

      Wells Fargo Mortgage Backed Securities Trust 2006-16, the significant obligor that issued the deposited underlying certificates, is a New York common law trust.

      See "The Significant Obligor" in this prospectus supplement.

      Trustee

      Wells Fargo Bank, N.A., a national banking association, is the trustee. The corporate trust office of the trustee is located (i) for purposes of certificate transfers, at Wells Fargo Center, Sixth Street and Marquette Avenue, Minneapolis, Minnesota 55479 and (ii) for all other purposes, at 9062 Old Annapolis Road, Columbia, Maryland 21045, Attention: Client Manager - BCAP 2006-RR1, and its telephone number is (410) 884-2000.

      See "The Trustee" in this prospectus supplement.

      Closing Date

      On or about November 30, 2006.

      Offered Certificates

      BCAP 2006-RR1 will issue ten classes of certificates, all of which are being offered by this prospectus supplement and the accompanying prospectus.

      Issuing Entity Assets

      The assets of BCAP 2006-RR1 will consist of ownership interests in the Wells Fargo Mortgage

Backed Securities 2006-16 Trust, Class A-2, Class A-5 and Class A-18 certificates. The Class A-2 deposited underlying certificates have a class certificate balance of approximately $15,893,111 and represent a 61.9% ownership interest in that class. The Class A-5 deposited underlying certificates have a class certificate balance of approximately $413,800,322 and represent a 61.9% ownership interest in that class. The Class A-18 underlying deposited certificates have a class certificate balance of approximately $25,000,000 and represent a 50.8% ownership interest in that class. The total amount of assets in the issuing entity as of November 27, 2006 is approximately $454,693,434.

      The deposited underlying certificates represent senior ownership interests in an underlying trust. The assets of the underlying trust consist primarily of 30-year conventional fixed rate mortgage loans secured by first liens on one-to four-family residential properties. All of the mortgage loans in the underlying trust are "relocation mortgage loans" which means they were originated in connection with an employee relocation program.

      See "Description of the Deposited Underlying Certificates" in this prospectus supplement.

      Description of the Offered Certificates

      The issuing entity will issue ten classes of certificates, all of which are offered by this prospectus supplement and the accompanying prospectus:

              Initial
               Class                                       Initial    Initial   Initial
            Certificate                                    Rating     Rating    Rating
  Class     Balance(1)                  Type               (Fitch)(2) (S&P)(2)  (Moody's)(2)
---------   ------------- ------------------------------  --------    -------   ------------
Class PA    $147,037,000  Senior/Fixed Pass-Through Rate     AAA        AAA       Aaa
Class PB    $ 31,060,000  Senior/Fixed Pass-Through Rate     AAA        AAA       Aaa
Class PC    $ 50,248,000  Senior/Fixed Pass-Through Rate     AAA        AAA       Aaa
Class PD    $ 34,540,000  Senior/Fixed Pass-Through Rate     AAA        AAA       Aaa
Class PE    $ 41,783,000  Senior/Fixed Pass-Through Rate     AAA        AAA       Aaa
Class TA    $125,000,000  Senior/Fixed Pass-Through          AAA        AAA       Aaa
                          Rate/Accretion Directed
Class WZ    $     25,333  Senior/Fixed Pass-Through          AAA        AAA       Aaa
                          Rate/Accrual
Class CF    $ 25,000,000  Senior/Floater                     AAA        AAA       Aaa
Class CS    $ 25,000,000  Senior/Inverse(3)                  AAA        AAA       Aaa
                          Floater/Interest-Only
Class AR    $        100  Senior/Residual                    AAA        AAA       Aaa

--------------------

(1)   Subject to a variance of plus or minus 5%.

(2) The offered certificates will not be offered unless they are assigned the indicated ratings by Fitch Ratings ("Fitch"), Standard & Poor's Rating Services, a division of The McGraw-Hill Companies, Inc. ("S&P"), and Moody's Investors Service, Inc. ("Moody's"). A rating is not a recommendation to buy, sell or hold securities. These ratings may be lowered or withdrawn at any time by either of the rating agencies. See "Ratings" in this prospectus supplement.

(3) The Class CS certificates are interest-only certificates, have no principal balance, are not entitled to payments of principal and will bear interest on their notional amount. The initial notional amount of the Class CS certificates will be approximately $25,000,000.

      The offered certificates also will have the following characteristics:

                     Class or Classes of
                          Deposited
                          Underlying                                                               Interest
   Class               Certificates(1)      Pass-Through Rate     Interest Accrual Period     Accrual Convention
---------------     ---------------------  --------------------  --------------------------  -------------------
Class PA             Class A-2, Class A-5         5.00%              calendar month(2)            30/360(3)
Class PB             Class A-2, Class A-5         5.00%              calendar month(2)            30/360(3)
Class PC             Class A-2, Class A-5         5.00%              calendar month(2)            30/360(3)
Class PD             Class A-2, Class A-5         5.00%              calendar month(2)            30/360(3)
Class PE             Class A-2, Class A-5         5.00%              calendar month(2)            30/360(3)
Class TA             Class A-2, Class A-5         5.00%              calendar month(2)            30/360(3)
Class WZ             Class A-2, Class A-5         5.00%              calendar month(2)            30/360(3)
Class CF             Class A-18                   5.96%(4)           calendar month(2)            30/360(3)
Class CS             Class A-18                   0.00%(4)           calendar month(2)            30/360(3)
Class AR             Class A-2, Class A-5         5.00%              calendar month(2)            30/360(3)

--------------------

(1) The offered certificates are entitled to receive the distributions of interest and principal from the specified deposited underlying certificates.

(2) The interest accrual period for any distribution date will be the calendar month before the month of that distribution date, except in case of the Class CF and Class CS certificates for which the interest accrual period will commence on and include the 25th day of the month preceding the applicable distribution date and will end on and include the 24th day of the month in which such distribution date occurs.

(3) Interest will accrue at the rate described in this table on the basis of a 360-day year consisting of twelve 30-day months.

(4) The Class CF and Class CS certificates will bear interest at a per annum rate that varies with one-month LIBOR as follows (subject to the applicable maximum or minimum rate set forth below). See "Description of the Certificates."

              Initial
      Class    Rate            Formula      Minimum Rate       Maximum Rate
      -----   -------       -------------   ------------    ------------------
      CF         5.96%(1)   LIBOR + 0.64%           0.64%   5.00%(1)/10.50%(2)
      CS         0.00%      4.36% - LIBOR           0.00%         4.36%

            (1) The ratings on the Class CF certificates do not address any payments of interest based on a pass-through rate in excess of 5.00%.

            (2) The Class CF certificates will accrue interest at their maximum pass-through rate of 10.50% per annum if LIBOR is greater than or equal to 9.86% per annum.

      The Class CF certificates will each have the benefit of an interest rate corridor agreement. See "Description of the Offered Certificates--Interest Rate Corridor Agreement" in this prospectus supplement. Any interest payable on the Class CF certificates in excess of the interest payable to such class at a pass-through rate of 5.00% per annum will be payable solely from amounts received in respect of the interest rate corridor agreement.

      Designations

      We sometimes use the following designations to refer to the specified classes of certificates in order to aid your understanding of the offered certificates.

                                      Classes
    Designation               of Offered Certificates
    -----------               -----------------------

Group 1 Certificates       Class PA, Class PB, Class PC, Class
                           PD, Class PE, Class TA, Class WZ and Class AR certificates

Group 2 Certificates       Class CF and Class CS
                           certificates

Offered Certificates or    Group 1 Certificates and
Certificates               Group 2 Certificates

      Record Date

      The last day of the calendar month preceding the month of the distribution date.

      Denominations

      The offered certificates other than the Class AR certificates will be issued in minimum denominations of $25,000 initial certificate principal balance and integral multiples of $1 in excess of $25,000.

      The Class AR certificates will be issued in minimum denominations of $100 initial certificate principal balance.

      Registration of Certificates

      The offered certificates other than the Class AR certificates, will be available only in book-entry form. Persons acquiring beneficial ownership interests in the offered certificates will hold their beneficial interests through The Depository Trust Company.

      The Class AR certificates will be issued in fully-registered certificated form and will be subject to certain restrictions on transfer described in this prospectus supplement.

      See "Description of the Offered Certificates--Book-Entry Certificates; Denominations" and "The Trust Agreement--Restrictions on Transfer of the Class AR Certificates" in this prospectus supplement.

      Distribution Dates

      Distributions on the deposited underlying certificates are made on the 25th day of each month, or if the 25th day of a month is not a business day, then on the next business day. We will make distributions on the offered certificates on the same day. The first distribution on the offered certificates is scheduled for December 26, 2006.

      Last Scheduled Distribution Date

      The Last Scheduled Distribution Date for each class of offered certificates is the Distribution Date in November 2036. Since the rate of distributions in reduction of the class certificate balance of each class of offered certificates will depend on the rate of payment (including prepayments) of the underlying mortgage loans and resultant payments of principal on the deposited underlying certificates, the class certificate balance of any such class could be reduced to zero significantly earlier or later than the last scheduled distribution date.

      See "Yield, Prepayment and Maturity Considerations--Last Scheduled Distribution Date" in this prospectus supplement.

      Amounts Available for Distributions on the Offered Certificates

      The amount available for distributions on the offered certificates on any distribution date will consist of the following:

      o available interest funds equal to the aggregate of all previously undistributed amounts received by the trustee on or prior to that distribution date as distributions of interest on the related class or classes of deposited underlying certificates; and

      o     available principal funds equal to:

      (i) the aggregate of all previously undistributed amounts received by the trustee on or prior to that distribution date as distributions of principal on the related class or classes of deposited underlying certificates, reduced by

      (ii) the expenses and liabilities reimbursable to the depositor and the trustee under the trust agreement and any taxes imposed on the issuing entity (as described under the next heading) that have not previously been paid by a reduction of available funds with respect to the related class or classes of deposited underlying certificates. Any such expenses, liabilities and taxes will be allocated pro rata to the offered certificates, based on their respective outstanding class certificate balances (or in the case of the Class WZ certificates, the lesser of such outstanding class certificate balance or its original class certificate balance).

      Fees and Expenses

      The amounts available for distributions on any distribution date will generally not include amounts reimbursed to the trustee and depositor for taxes and expenses related to the REMIC created as part of the issuing entity. The trustee fee and certain expenses reimbursable to the trustee (excluding expenses for which the issuing entity is required to indemnify the trustee) will be paid by the sponsor, and will not be an obligation of the issuing entity.

      Priority of Distributions Among Certificates

      In general, on any distribution date, available funds from the class or classes of deposited underlying certificates relating to each group of offered certificates will be distributed in the following order:

      o from available interest funds, to interest on the classes of offered certificates related to such class or classes of deposited underlying certificates, pro rata, based on their respective interest distribution amounts; and

      o from available principal funds, to principal of the classes of offered certificates related to such class or classes of deposited underlying certificates then entitled to receive distributions of principal, in the order and subject to the priorities set forth below.

      Interest Distributions

      The related interest accrual period, interest accrual convention and pass-through rate for each class of offered certificates is shown in the table on page S-6.

      On each distribution date, to the extent interest funds are available from the related classes or classes of deposited underlying certificates, each class of offered certificates will be entitled to receive interest accrued at the applicable pass-through rate during the related interest accrual period on the class certificate balance of that class immediately prior to that distribution date, together with any interest remaining unpaid from prior distribution dates (except that prior to the Class WZ Accrual Termination Date (as defined below) the interest accrued on the Class WZ certificates will be added to the principal balance of the Class WZ certificates and distributed as principal to the Class TA and Class WZ certificates as set forth below).

      See "Description of the Offered Certificates--Interest" in this prospectus supplement.

      Principal Distributions

      On each distribution date, offered certificateholders will only receive a distribution of principal on their certificates if there is cash available from the related class or classes of deposited underlying certificates on that date for the payment of principal according to the principal distribution rules described below and elsewhere in this prospectus supplement.

      On each distribution date, the available principal funds related to each class of deposited underlying certificates will be distributed as principal of the following classes of offered certificates, in the following order of priority:

      A. Distributions of the Available Principal Funds from the Class A-2 and Class A-5 Deposited Underlying Certificates

      (i) to the Class AR certificates, until its class certificate balance is reduced to zero;

      (ii) sequentially, to the Class PA, Class PB, Class PC, Class PD and Class PE certificates, in that order, until the aggregate class certificate balance of those classes is reduced to the Aggregate Targeted Balance set forth on Annex I to this prospectus supplement;

      (iii) sequentially, to the Class TA and Class WZ certificates, in that order, until the class certificate balance of each such class is reduced to zero; and

      (iv) sequentially, to the Class PA, Class PB, Class PC, Class PD and Class PE certificates, in that order, without regard to the Aggregate Targeted Balance set forth on Annex I to this prospectus supplement, until the class certificate balance of each such class is reduced to zero.

      B. Distributions of the Available Principal Funds from the Class A-18 Deposited Underlying Certificates

      (i) to the Class CF certificates, until its class certificate balance is reduced to zero.

      Allocation of the Class WZ Accrual Amount

      On each distribution date prior to the Class WZ Accrual Termination Date (as described below) the interest accrued on the Class WZ certificates will be distributed in the following order of priority:

      (i) to the Class TA certificates, until the class certificate balance of such class has been reduced to zero; and

      (ii) to the Class WZ certificates, until the class certificate balance of such class has been reduced to zero.

      The Class WZ Accrual Termination Date is the first distribution date following the distribution date on which the class certificate balance of the Class TA certificates has been reduced to zero.

      Allocation of Realized Losses

      If any realized losses on the underlying mortgage loans are allocated to the deposited underlying certificates, such realized losses will be allocated to the related classes of offered certificates pro rata, based on their outstanding class certificate balances (or in the case of the Class WZ certificates, the lesser of such outstanding class certificate balance or its original class certificate balance), to the related classes of certificates, until their respective class certificate balances are reduced to zero.

      See "Description of the Offered Certificates--Allocation of Realized Losses" in this prospectus supplement.

      Interest Rate Corridor Agreement

      The issuing entity will have the benefit of an interest rate corridor agreement with Barclays Bank PLC for the benefit of the Class CF certificates. On certain distribution dates payments may be made under this agreement and deposited into a reserve fund. Amounts on deposit in the reserve fund will be available to make certain payments to the Class CF certificates. See "Description of the Offered Certificates--Interest Rate Corridor Agreement" in this prospectus supplement.

      Credit Enhancement

      The issuing entity does not include any credit enhancement mechanism. The only credit enhancement available to the offered certificates consists of the credit enhancement provided to the deposited underlying certificates.

      Credit Enhancement of Underlying Issuing Entity

      In addition to issuing the deposited underlying certificates, the underlying trust issued twenty-four other classes of certificates, including six classes of certificates that are subordinated to the deposited underlying certificates. These classes of underlying subordinated certificates provide credit enhancement for the deposited underlying certificates as described in the underlying prospectus supplement under the heading "Description of the Certificates--Subordination of Class B Certificates." Credit enhancement is generally provided to the deposited underlying certificates by allocation of realized losses to the subordinated certificates issued by the underlying trust until the class certificate balances of such subordinated certificates are reduced to zero.

      If any realized losses on the underlying mortgage loans are allocated to the deposited underlying certificates, they will be allocated to the offered certificates as described under "--Allocation of Realized Losses" above.

      Optional Termination of the Underlying Issuing Entity

      Although there is no optional termination provision in BCAP 2006-RR1, the depositor of the mortgage loans held in the underlying trust may terminate the underlying trust on any distribution date on which the aggregate scheduled principal balance of the underlying mortgage loans is less than 10% of the aggregate unpaid principal balance of the underlying mortgage loans as of the cut-off date for the underlying trust. Any termination of the underlying trust will terminate the issuing entity and result in early prepayment of the offered certificates.

      See "Description of the Offered Certificates--Optional Termination of the Underlying Trust" in this prospectus supplement.

      Tax Status

      For federal income tax purposes, an election will be made to treat a designated portion of the issuing entity as a "real estate mortgage investment conduit" (a "REMIC"). The assets of the REMIC will consist of the deposited underlying certificates and any other assets designated in the trust agreement. The REMIC will issue the offered certificates as "regular interests" (other than the interest of the Class CF certificates in the interest rate corridor agreement) and the Class AR certificates as the sole class of "residual interest". The portion of the issuing entity that holds the interest rate corridor agreement and the related reserve fund will be treated as a grantor trust for federal income tax purposes and the Class CF certificates will represent beneficial ownership of such portion.

      See "Material Federal Income Tax Consequences" in this prospectus supplement and "Federal Income Tax Consequences" in the prospectus.

      ERISA Considerations

      The offered certificates (other than the Class AR certificates) may be purchased by a pension or other benefit plan subject to the Employee Retirement Income Security Act of 1974, as amended, or Section 4975 of the Internal Revenue Code of 1986, as amended, or by an entity investing the assets of such a benefit plan, so long as certain conditions are met. Sales of the Class AR certificates to such plans are prohibited.

      See "ERISA Considerations" in this prospectus supplement and in the prospectus.

      Legal Investment

      The offered certificates will constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended, so long as they are rated in one of the two highest rating categories by at least one nationally recognized statistical rating organization. If your investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities, then you may be subject to restrictions on investment in the offered certificates. You should consult your own legal advisors for assistance in determining the suitability of and consequences to you of the purchase, ownership, and sale of the offered certificates. See "Legal Investment Considerations" in this prospectus supplement and "Legal Investment" in the prospectus.

                         SUMMARY OF TRANSACTION PARTIES

                           |------------------------------|
                           |   UNDERLYING ISSUING ENTITY  |
                           | Wells Fargo Mortgage Backed  |
                           |  Securities 2006-16 Trust    |
                           |                              |
                           |     UNDERLYING TRUSTEE       |
                           |       HSBC Bank USA,         |
                           |     National Association     |
                           |------------------------------|
                                          |
                                          |
                                          |
                                          |
                                          |   Deposited Underlying Certificates
                                          |
                                          |
                                          |
                                          |
                                          \/
                    ----------------------------------------------
                    |                                             |
                    |   SPONSOR AND UNDERLYING CERTIFICATE SELLER |
                    |                                             |
                    |            Barclays Capital Inc.            |
                    |                                             |
                    |                                             |
                    |                                             |
                    -----------------------------------------------
                                          |
                                          |
                                          |
                                          |
                                          |   Deposited Underlying Certificates
                                          |
                                          |
                                          |
                                          |
                                          \/
                           |------------------------------|
                           |        DEPOSITOR             |
                           |                              |
                           |        BCAP LLC              |
                           |                              |
                           |                              |
                           |                              |
                           |                              |
                           |------------------------------|
                                          |
                                          |
                                          |
                                          |
                                          |   Deposited Underlying Certificates
                                          |
                                          |
                                          |
                                          |
                                          \/
                           |------------------------------|
                           |        ISSUING ENTITY        |
                           |                              |
                           |           BCAP 2006-RR1.     |
                           |                              |
                           |                              |
                           |                              |
                           |                              |
                           |------------------------------|

                                  RISK FACTORS

      The following information, which you should carefully consider, identifies certain significant sources of risk associated with an investment in the offered certificates. You should also carefully consider the information set forth under "Risk Factors" beginning on page 16 in the prospectus. Because amounts payable on the offered certificates are payable solely from amounts received in respect of the related deposited underlying certificates, you should carefully consider the information set forth under "Risk Factors" in the prospectus supplement for the deposited underlying certificates that is delivered with this prospectus supplement.

Unpredictability and Effect of
   Prepayments ...........................  Borrowers may prepay the underlying mortgage loans in whole or in part
                                            at any time. We cannot predict the
                                            rate at which borrowers will repay
                                            the underlying mortgage loans. A
                                            prepayment of an underlying mortgage
                                            loan, however, will result in the
                                            receipt of a principal payment on
                                            the deposited underlying
                                            certificates in accordance with the
                                            priority of principal distributions
                                            among the classes of mortgage
                                            pass-through certificates issued by
                                            the underlying trust. This, in turn,
                                            will result in a prepayment on the
                                            offered certificates.

                                            o   If you purchase your
                                                certificates at a discount and
                                                principal is repaid slower than
                                                you anticipate, then your yield
                                                may be lower than you
                                                anticipate.

                                            o   If you purchase the Class CS
                                                certificates or any other
                                                certificates at a premium and
                                                principal is repaid faster than
                                                you anticipate, then your yield
                                                may be lower than you
                                                anticipate.

                                            o   Before you purchase a Class CS
                                                certificate, you should consider
                                                the risk that a high rate of
                                                LIBOR may result in a lower
                                                actual yield than you expected.

                                            See the discussions under the
                                            headings "Yield, Prepayment and
                                            Maturity Considerations" in this
                                            prospectus supplement and
                                            "Prepayment and Yield
                                            Considerations" in the underlying
                                            prospectus supplement for a
                                            description of factors that may
                                            influence the rate and timing of
                                            payments on the underlying mortgage
                                            loans and the deposited underlying
                                            certificates.

Your Yield Will Be
   Affected by How
   Distributions Are
   Allocated
   to the Offered Certificates ...........  The timing of principal payments on the offered certificates will be
                                            affected by a number of factors,
                                            including:

                                            o   the extent of prepayments on the
                                                underlying mortgage loans,

                                            o   how payments of principal on the
                                                underlying mortgage loans are
                                                allocated among the deposited
                                                underlying certificates as
                                                specified beginning on page S-36
                                                of the underlying prospectus
                                                supplement,

                                            o   how payments of principal on the
                                                deposited underlying
                                                certificates are allocated among
                                                the related classes of offered
                                                certificates as specified on
                                                page S-21 of this prospectus
                                                supplement,

                                            o   whether the depositor of the
                                                mortgage loans held in the
                                                underlying trust exercises its
                                                right, in its sole discretion,
                                                to terminate the underlying
                                                trust,

                                            o   the rate and timing of payment
                                                defaults and losses on the
                                                underlying mortgage loans, and

                                            o   repurchases of the underlying
                                                mortgage loans for material
                                                breaches of representations and
                                                warranties.

                                            Because distributions on the offered
                                            certificates are dependent upon the
                                            distributions on the related
                                            deposited underlying certificates,
                                            which in turn depend upon the
                                            payments on the underlying mortgage
                                            loans, we cannot guarantee the
                                            amount of any particular payment or
                                            the amount of time that will elapse
                                            before the issuing entity is
                                            terminated.

                                            See "Description of the Offered
                                            Certificates--Principal," and
                                            "--Optional Termination of the
                                            Underlying Trust" in this prospectus
                                            supplement for a description of the
                                            manner in which principal will be
                                            paid to the offered certificates.
                                            See "Description of the Mortgage
                                            Loans--Mandatory Repurchase or
                                            Substitution of the Mortgage Loans"
                                            and "--Optional Repurchase of
                                            Mortgage Loans" in the underlying
                                            prospectus supplement for more
                                            information regarding the repurchase
                                            or substitution of mortgage loans.

Potential Inadequacy of
   Credit Enhancement.....................  The offered certificates are not insured by any financial guaranty
                                            insurance policy, and, except as
                                            described below, there is no credit
                                            enhancement mechanism in the issuing
                                            entity. The only protection against
                                            losses for the offered certificates
                                            is the protection afforded to the
                                            deposited underlying certificates by
                                            the subordinated certificates issued
                                            by the underlying trust. Thus, any
                                            shortfalls or losses on the
                                            deposited underlying certificates
                                            will be borne first by the related
                                            subordinated classes of
                                            certificates. Credit enhancement is
                                            generally provided to the deposited
                                            underlying certificates by
                                            allocation of realized losses to the
                                            subordinated certificates issued by
                                            the underlying trust until the class
                                            certificate balances of such
                                            subordinated certificates are
                                            reduced to zero.

                                            If any realized losses on the
                                            underlying mortgage loans are
                                            allocated to the deposited
                                            underlying certificates, they will
                                            be allocated pro rata to the offered
                                            certificates until their respective
                                            class certificate balances are
                                            reduced to zero.

                                            See "Description of the Offered
                                            Certificates--Allocation of Realized
                                            Losses" in this prospectus
                                            supplement for a description of the
                                            application of realized losses to
                                            the offered certificates, and see
                                            "Risk Factors--Credit Enhancement is
                                            Limited in Amount and Coverage" in
                                            the underlying prospectus for a
                                            description of the risks associated
                                            with the credit enhancement of the
                                            deposited underlying certificates.

Interest Shortfalls Will
   Adversely Affect
   Your Yield.............................  Net interest shortfalls on the underlying mortgage loans will be
                                            allocated to all classes of
                                            underlying certificates, including
                                            the deposited underlying
                                            certificates, on a pro rata basis.
                                            Any such net interest shortfalls
                                            allocated to the deposited
                                            underlying certificates will
                                            be allocated among the related
                                            classes of offered certificates, pro
                                            rata based on their respective
                                            interest entitlements.

The Class CF Certificates Are
   Subject to Counterparty Risk...........  The trustee will enter into an interest rate corridor agreement
                                            with Barclays Bank PLC, as corridor
                                            provider. This agreement will
                                            require the corridor provider to
                                            make certain payments in the
                                            circumstances set forth in this
                                            prospectus supplement under
                                            "Description of the Offered
                                            Certificates--Reserve Fund" and
                                            "--Interest Rate Corridor
                                            Agreement." To the extent that there
                                            is insufficient available interest
                                            from the Class A-18 deposited
                                            underlying certificates to pay
                                            interest on the Class CF
                                            certificates at its pass-through
                                            rate, payments of these shortfalls
                                            will be made from payments to be
                                            received by the trustee under the
                                            interest rate corridor agreement.
                                            The ability of the trustee to make
                                            such payments will be subject to the
                                            credit risk of the corridor
                                            provider.

The Class CF Certificates May
   Not Receive Amounts Expected
   from the Interest
   Rate Corridor Agreement.......           The Class A-18 deposited underlying
                                            certificates will not generate
                                            enough interest to pay the full
                                            pass-through rate on the Class CF
                                            certificates whenever LIBOR (as
                                            defined in the interest rate
                                            corridor agreement) plus the Class
                                            CF pass-through margin is greater
                                            than 5.00%. Payments under the
                                            interest rate corridor agreement for
                                            any distribution date are based on a
                                            scheduled notional amount that
                                            decreases during the life of such
                                            agreement, as set forth in Annex II
                                            to this prospectus supplement. The
                                            scheduled notional amount specified
                                            on Annex II was derived by assuming
                                            the constant per annum prepayment
                                            rate on the mortgage loans of 350%
                                            SPA (as defined this prospectus
                                            supplement). The actual rate of
                                            principal payments on the mortgage
                                            loans underlying the Class A-18
                                            deposited underlying certificates is
                                            likely to differ from the rates
                                            assumed. If prepayments on those
                                            mortgage loans occur at a rate
                                            slower than the rates used in
                                            determining the scheduled notional
                                            amount specified on Annex II, the
                                            class certificate balance of the
                                            Class CF certificates may be greater
                                            than the notional amount for a
                                            distribution date. For the Class CF
                                            certificates and any distribution
                                            date on which the scheduled notional
                                            amount is lower than the actual
                                            class certificate balance of such
                                            class of certificates, the amount
                                            paid by the corridor provider under
                                            the interest rate corridor agreement
                                            may not be enough to pay any
                                            shortfalls on such distribution date
                                            resulting from the Class CF
                                            pass-through rate exceeding 5.00%,
                                            thus adversely affecting the yield
                                            on such certificates. However, to
                                            the extent that a holder of Class CF
                                            certificates does not receive such
                                            shortfalls for a distribution date,
                                            such amounts may be paid to such
                                            class of certificates from amounts
                                            in the reserve fund on future
                                            distribution dates, to the extent
                                            funds are available for that
                                            purpose. We cannot assure you that
                                            there will be funds in the reserve
                                            fund to pay these amounts.

The Ratings of the
   Offered Certificates
   Are Dependent Solely on
   the Ratings of the
   Deposited Underlying
   Certificates...........................  The ratings of the offered certificates by Fitch, S&P and
                                            Moody's are based solely on the
                                            ratings of the deposited underlying
                                            certificates by those rating
                                            agencies. Any negative change in the
                                            rating of a class of
                                            deposited underlying certificates
                                            will result in a negative change in
                                            the ratings of the related
                                            certificates.

Certificates May Not Be
   Appropriate For Certain
   Investors..............................  The offered certificates may not be an appropriate investment for
                                            investors who do not have sufficient
                                            resources or expertise to evaluate
                                            the particular characteristics of
                                            the applicable class of
                                            certificates. This may be the case
                                            because, among other things:

                                            o   The yield to maturity of
                                                certificates purchased at a
                                                price other than par will be
                                                sensitive to the rate of
                                                principal distributions on, and
                                                the weighted average lives of,
                                                the offered certificates.

                                            o   The rate of principal
                                                distributions on and the
                                                weighted average lives of the
                                                offered certificates will be
                                                sensitive to the rate and timing
                                                of principal payments on them
                                                which will be sensitive to the
                                                rate and timing of principal
                                                payments on the deposited
                                                underlying certificates. The
                                                rate and timing of principal
                                                payments on the deposited
                                                underlying certificates, in
                                                turn, will be sensitive to the
                                                uncertain rate and timing of
                                                principal prepayments on the
                                                underlying mortgage loans and
                                                the priority of principal
                                                distributions among the classes
                                                of mortgage pass-through
                                                certificates issued by the
                                                underlying trust. Accordingly,
                                                the offered certificates may be
                                                an inappropriate investment if
                                                you require a distribution of a
                                                particular amount of principal
                                                on a specific date or an
                                                otherwise predictable stream of
                                                distributions.

                                            o   You may not be able to reinvest
                                                amounts distributed in respect
                                                of principal on a certificate
                                                (which, in general, are expected
                                                to be greater during periods of
                                                relatively low interest rates)
                                                at a rate at least as high as
                                                the pass-through rate applicable
                                                to your certificate.

                                            o   A secondary market for the
                                                offered certificates may not
                                                develop or provide
                                                certificateholders with
                                                liquidity of investment.

                                            You should also carefully consider
                                            the further risks discussed above
                                            and under the heading "Yield,
                                            Prepayment and Maturity
                                            Considerations" in this prospectus
                                            supplement and "Prepayment and Yield
                                            Considerations" in the underlying
                                            prospectus supplement, and under the
                                            heading "Risk Factors" in the
                                            underlying prospectus supplement and
                                            in the prospectus.

                                            You should consult your own tax,
                                            accounting, legal and financial
                                            advisors for assistance in
                                            determining the suitability and
                                            consequences to you of the purchase,
                                            ownership and sale of the offered
                                            certificates.

Risks Related to the
   Class AR Certificates..................  The holders of the Class AR certificates must include the
                                            taxable income or loss of the REMIC
                                            in determining their federal taxable
                                            income. Prospective investors are
                                            cautioned that the Class AR
                                            certificateholders' REMIC taxable
                                            income and the tax liability
                                            associated with the Class AR
                                            certificates may be substantial
                                            during certain periods, in which
                                            event the holders of the Class AR
                                            certificates must have sufficient
                                            sources of funds to pay such tax
                                            liability. Other than an initial
                                            distribution on the first
                                            distribution date, it is not
                                            anticipated that the Class AR
                                            certificateholders will receive
                                            distributions from the trust.
                                            Furthermore, it is anticipated that
                                            all or a substantial portion of the
                                            taxable income of the REMIC
                                            includible by the holders of the
                                            Class AR certificates will be
                                            treated as "excess inclusion"
                                            income, resulting in (i) the
                                            inability of those holders to use
                                            net operating losses to offset such
                                            income, (ii) the treatment of such
                                            income as "unrelated business
                                            taxable income" to certain holders
                                            who are otherwise tax exempt and
                                            (iii) the treatment of such income
                                            as subject to 30% withholding tax to
                                            certain non-U.S. investors, with no
                                            exemption or treaty reduction.

                                            Under the provisions of the Internal
                                            Revenue Code of 1986 relating to
                                            REMICs, it is likely that the Class
                                            AR certificates will be considered
                                            to be "non-economic residual
                                            interests," with the result that
                                            transfers of them would be
                                            disregarded for federal income tax
                                            purposes if any significant purpose
                                            of the transferor was to impede the
                                            assessment or collection of tax.
                                            Accordingly, the transferee
                                            affidavit used for transfers of the
                                            Class AR certificates will require
                                            the transferee to affirm that it (i)
                                            historically has paid its debts as
                                            they have come due and intends to do
                                            so in the future, (ii) understands
                                            that it may incur tax liabilities
                                            with respect to the Class AR
                                            certificates in excess of cash flows
                                            generated by them, (iii) intends to
                                            pay taxes associated with holding
                                            the Class AR certificates as such
                                            taxes become due, (iv) will not
                                            cause the income from the Class AR
                                            certificates to be attributable to a
                                            foreign permanent establishment or
                                            fixed base, within the meaning of an
                                            applicable income tax treaty, of the
                                            transferee or any other U.S. person
                                            and (v) will not transfer the Class
                                            AR certificates to any person or
                                            entity that does not provide a
                                            similar affidavit.

                                            The transferor must certify in
                                            writing to the trustee that, as of
                                            the date of transfer, it had no
                                            knowledge or reason to know that the
                                            affirmations made by the transferee
                                            pursuant to the preceding sentence
                                            were false. In addition, Treasury
                                            regulations provide alternatives for
                                            either paying the transferee of the
                                            Class AR certificates a formula
                                            specified minimum price or
                                            transferring the Class AR
                                            certificates to an eligible
                                            corporation under certain conditions
                                            in order to meet the safe harbor
                                            against the possible disregard of
                                            such transfer.

                                            Finally, Class AR certificates
                                            generally may not be transferred to
                                            a person who is not a U.S. person
                                            unless the income on those Class AR
                                            certificates is effectively
                                            connected with the conduct of a U.S.
                                            trade or business and the transferee
                                            furnishes the transferor and the
                                            trustee with an effective Internal
                                            Revenue Service Form W-8ECI. See
                                            "The Trust Agreement--Restrictions
                                            on Transfer of the Class AR
                                            certificates" in this prospectus
                                            supplement and "Federal Income Tax
                                            Consequences--REMICs--Taxation of
                                            Owners of Residual Securities" in
                                            the prospectus.

                                            An individual, trust or estate that
                                            holds Class AR certificates (whether
                                            the Class AR certificates are held
                                            directly or indirectly through
                                            certain pass-through entities) also
                                            may have additional gross income
                                            with respect to such Class AR
                                            certificates but may be subject to
                                            limitations or disallowance of
                                            deductions for servicing fees on the
                                            loans and other administrative
                                            expenses properly allocable to such
                                            Class AR certificates in computing
                                            such holder's regular tax liability,
                                            and may not be able to deduct such
                                            fees or expenses to any extent in
                                            computing such holder's alternative
                                            minimum tax liability. The trust
                                            agreement
                                            will require that any such gross
                                            income and such fees and expenses
                                            will be allocable to holders of the
                                            Class AR certificates in proportion
                                            to their respective ownership
                                            interests. See "Federal Income Tax
                                            Consequences--REMICs--Taxation of
                                            Owners of Residual Securities" in
                                            the prospectus. In addition, some
                                            portion of a purchaser's basis, if
                                            any, in Class AR certificates may
                                            not be recovered until termination
                                            of the trust fund. Furthermore,
                                            Treasury regulations have been
                                            issued concerning the federal income
                                            tax consequences of any
                                            consideration paid to a transferee
                                            on a transfer of Class AR
                                            certificates. Any transferee of
                                            Class AR certificates receiving such
                                            consideration should consult its tax
                                            advisors regarding these
                                            regulations. See "Federal Income Tax
                                            Consequences--REMICs--Taxation of
                                            Owners of Residual Securities" in
                                            the prospectus.

                                            Due to the special tax treatment of
                                            residual interests, the effective
                                            after-tax return of the Class AR
                                            certificates may be significantly
                                            lower than would be the case if the
                                            Class AR certificates were taxed as
                                            debt instruments and could be
                                            negative.

      Some of the statements contained in or incorporated by reference in this prospectus supplement and the accompanying prospectus consist of forward-looking statements relating to future economic performance or projections and other financial items. These statements can be identified by the use of forward-looking words such as "may," "will," "should," "expects," "believes," "anticipates," "estimates," or other comparable words. Forward-looking statements are subject to a variety of risks and uncertainties that could cause actual results to differ from the projected results. Those risks and uncertainties include, among others, general economic and business conditions, regulatory initiatives and compliance with governmental regulations, customer preferences and various other matters, many of which are beyond our control. Because we cannot predict the future, what actually happens may be very different from what we predict in our forward-looking statements.

              DESCRIPTION OF THE DEPOSITED UNDERLYING CERTIFICATES

      All of the information contained in this prospectus supplement with respect to the Deposited Underlying Certificates (as defined below) is derived from (i) information contained in the prospectus supplement (the "Underlying Prospectus Supplement") and prospectus related to the Deposited Underlying Certificates (collectively, the "Underlying Certificate Prospectus"), which is delivered along with this prospectus supplement, and (ii) information obtained from the monthly statement provided by the Underlying Master Servicer (as defined below) in connection with the November 27, 2006 Underlying Distribution Date (as defined below) (the "November 27, 2006 Underlying Trust Monthly Statement"). The filing number of the underlying issuer is 333-129159-30 and the filing date for the Underlying Certificate Prospectus was October 27, 2006.

      Unless otherwise noted, all statistical calculations in this prospectus supplement are based on the information in the November 27, 2006 Underlying Trust Monthly Statement.

      The assets of BCAP 2006-RR1 (the "Issuing Entity") will consist of a 61.9% ownership interest in the Wells Fargo Mortgage Backed Securities 2006-16 Trust Class A-2 Certificates (the "Class A-2 Deposited Underlying Certificates") and the Class A-5 Certificates (the "Class A-5 Deposited Underlying Certificates") and a 50.8% ownership interest in the Wells Fargo Mortgage Backed Securities 2006-16 Trust Class A-18 Certificates (the "Class A-18 Deposited Underlying Certificates" and together with the Class A-2 Deposited Underlying Certificates and the Class A-5 Deposited Underlying Certificates, the "Deposited Underlying Certificates"), respectively, issued pursuant to a pooling and servicing agreement, dated as of October 30, 2006 (the "Underlying Agreement"), among Wells Fargo Asset Securities Corporation, as depositor, Wells Fargo Bank, N.A., as master servicer (in such capacity, the "Underlying Master Servicer"), and HSBC Bank, USA National Association, as trustee (in such capacity, the "Underlying Trustee").

      The Deposited Underlying Certificates evidence a senior interest in a trust (the "Underlying Trust") created by the Underlying Agreement and were issued together with certain other classes of senior certificates (collectively, the "Underlying Senior Certificates"), certain classes of subordinated certificates (the "Underlying Subordinated Certificates"), and certain residual interests. The Underlying Trust consists primarily of a pool of 30-year conventional fixed rate mortgage loans (the "Underlying Mortgage Loans") secured by first liens on one- to four-family residential properties. All of the Underlying Mortgage Loans in the Underlying Trust are "relocation mortgage loans" which means they were originated in connection with an employee relocation program. The aggregate outstanding stated principal balance of the Underlying Mortgage Loans (the "Underlying Mortgage Pool Principal Balance") in the Underlying Trust as of the November 27, 2006 Underlying Distribution Date was approximately $1,487,678,518.

      After giving effect to the distributions made on the November 27, 2006 Underlying Distribution Date, the Class A-2 Deposited Underlying Certificates, the Class A-5 Deposited Underlying Certificates and the Class A-18 Deposited Underlying Certificates had Class Certificate Balances of approximately $15,893,111, $413,800,322 and $25,000,000 respectively, and an aggregate Class
Certificate Balance of $454,693,434. In addition, after giving effect to the distributions made on the November 27, 2006 Underlying Distribution Date, the Underlying Subordinated Certificates had an aggregate Class Certificate Balance of approximately $36,073,124 representing approximately 2.42% of the aggregate Class Certificate Balance of all certificates issued by the Underlying Trust. The Underlying Subordinated Certificates provide credit enhancement for the Underlying Senior Certificates as described in the Underlying Certificate Prospectus under the heading "Summary of Prospectus--Credit Enhancement--Subordination," and as the only credit enhancement for the offered certificates.

      The market price for the Deposited Underlying Certificates is $443,422,906. This market price for each Deposited Underlying Certificate was determined by the sponsor based on, among other things, the cash flows and payment characteristics of the Underlying Mortgage Loans.

      For additional information on the Deposited Underlying Certificates, prospective investors should carefully review the Underlying Certificate Prospectus, which is being delivered along with this prospectus supplement.

      The Issuing Entity will be entitled to receive all distributions on the Deposited Underlying Certificates due after November 27, 2006.

Priority of Distributions on Deposited Underlying Certificates

      The Deposited Underlying Certificates represent senior interests in the Underlying Trust. The certificates issued by the Underlying Trust consist of 21 classes of senior certificates (the "Underlying Class A Certificates") and six classes of subordinated certificates (the "Underlying Class B Certificates").

      On each Underlying Distribution Date, the amount available for distribution on the Underlying Certificates, which consists of those payments, recoveries, advances and other receipts in respect of the Underlying Mortgage Loans which are available for distribution on such date, will be distributed generally in the following order of priority:

      (i) first, pro rata, to the Underlying Class A Certificates, in respect of interest which they are entitled to receive on such distribution date;

      (ii) second, to the Underlying Class A Certificates in respect of principal which they are entitled to receive on such distribution date;

      (iii) third, to the Underlying Class B Certificates in numerical order beginning with the Underlying Class B-1 Certificates in respect of interest and principal which they are entitled to receive on such distribution date; and

      (iv) fourth, to the underlying class AR certificates, any remaining amounts.

Assignment of the Deposited Underlying Certificates to the Issuing Entity; Representations and Warranties

      On the Closing Date, Barclays Capital Inc. (in such capacity, the "Sponsor") will convey the Deposited Underlying Certificates, together with the right to receive all distributions due thereon after November 27, 2006, to BCAP LLC (the "Depositor"). In turn, the Depositor will, on the Closing Date, convey the Deposited Underlying Certificates to Wells Fargo Bank, N.A., as trustee (the "Trustee") under the Trust Agreement (as defined below). The Trustee will hold the Deposited Underlying Certificates through the book-entry facilities of The Depository Trust Company.

      The Sponsor will represent and warrant to the Depositor as of the Closing Date that (i) the Sponsor was the sole owner of the Deposited Underlying Certificates free and clear of any lien, pledge, charge or encumbrance of any kind; and (ii) the Sponsor had not assigned any interest in any Deposited Underlying Certificates or any distributions thereon, except as contemplated in the Trust Agreement. Upon discovery of a breach of any of the foregoing representations and warranties which materially and adversely affects the interests of the Certificateholders in the Deposited Underlying Certificates, the Sponsor, the Depositor, or the Trustee shall give prompt written notice to the others and to the Certificateholders. The Sponsor will be obligated to cure such breach in all material respects or, if such breach cannot be cured, repurchase such Deposited Underlying Certificates if so directed in writing by holders of at least 51% of the Percentage Interests of each related class of offered certificates. The "Percentage Interest" for any class of offered certificates will equal the percentage obtained by dividing the Certificate Balance of such Certificate by the Class Certificate Balance of such class of offered certificates.

The Underlying Mortgage Loans

      All of the information contained in this prospectus supplement with respect to the Underlying Mortgage Loans is based solely on (i) information contained in the Underlying Certificate Prospectus and (ii) information obtained from the November 27, 2006 Underlying Trust Monthly Statement.

      The information set forth in Appendix A of the Underlying Certificate Prospectus summarize certain characteristics of the Underlying Mortgage Loans as of the cut-off date of the Underlying Trust. Certain information regarding the Underlying Mortgage Loans is provided in the November 27, 2006 Underlying Trust Monthly Statement. Prior to issuance of the offered certificates, certain of the Underlying Mortgage Loans may be (or may have been) prepaid in full or in part or may be repurchased as described in the Underlying Certificate Prospectus. The representations and warranties made with respect to the Underlying Mortgage Loans at the time of formation of the Underlying Trust will not be brought down or otherwise updated in connection with the formation of the Issuing Entity.

      The following table sets forth certain delinquency information with respect to the Underlying Mortgage Loans as of November 1, 2006, which has been obtained from the November 27, 2006 Underlying Trust Monthly Statement. The information contained in the following table may not be indicative of future delinquent payment rates of the Underlying Mortgage Loans or reductions in the class certificate balance of the Deposited Underlying Certificates.

      For additional information on the Underlying Mortgage Loans, prospective investors should carefully review the Underlying Certificate Prospectus being delivered along with this prospectus supplement.

                                 Underlying Mortgage Loan Delinquency Information From
                               The November 27, 2006 Underlying Trust Monthly Statement

Underlying Mortgage Pool Principal Balance as of Original Issue Date..................                 $1,504,850,538
Underlying Mortgage Pool Principal Balance as of November 27, 2006                                     $1,487,678,518
Number of Underlying Mortgage Loans as of November 27, 2006 ..........................                          3,141
Mortgage Loans 30-59 Days Delinquent
       Number of Mortgage Loans ......................................................                              3
       Aggregate Stated Principal Balance(1) .........................................                     $1,491,787
       Percent of Mortgage Pool(2)....................................................                          0.10%
Mortgage Loans 60-89 Days Delinquent
       Number of Mortgage Loans ......................................................                              0
       Aggregate Stated Principal Balance(1) .........................................                             $0
       Percent of Mortgage Pool(2)....................................................                             0%
Mortgage Loans 90+ Days Delinquent
       Number of Mortgage Loans ......................................................                              0
       Aggregate Stated Principal Balance(1) .........................................                             $0
       Percent of Mortgage Pool(2)....................................................                             0%
Mortgage Loans in Foreclosure
       Number of Mortgage Loans ......................................................                              0
       Aggregate Stated Principal Balance(1) .........................................                             $0
       Percent of Mortgage Pool(2)....................................................                             0%
REO Properties
       Number of Mortgage Loans ......................................................                              0
       Aggregate Stated Principal Balance(1) .........................................                             $0
       Percent of Mortgage Pool(2)....................................................                             0%
Cumulative Realized Losses
       Number of Mortgage Loans ......................................................                              0
       Aggregate Stated Principal Balance(1) .........................................                             $0
       Percent of Mortgage Pool(2)....................................................                             0%

--------------------

(1) Reflects the application of payments on the Underlying Mortgage Loans due on or before November 1, 2006.

(2) Delinquency, Foreclosure and REO Property percentages are represented as percentages of the aggregate Underlying Mortgage Pool Principal Balance as of November 27, 2006.

                                   THE SPONSOR

      The sponsor is Barclays Capital Inc., a Connecticut corporation. Barclays Capital Inc., an affiliate of the depositor, is also acting as underwriter of the offered certificates. The sponsor is an indirect, wholly-owned subsidiary of Barclays Bank PLC, incorporated in 1925 as a public limited company registered in England and Wales and regulated by the United Kingdom's Financial Services Authority ("Barclays").

      The sponsor is the New York branch of Barclays' investment banking division. The sponsor has participated as underwriter and structurer in several mortgage loan securitizations sponsored by Barclays, and conducts primary and secondary trading of residential mortgage backed securities products. The sponsor has not participated in previous securitizations of financial assets, including residential mortgage-backed certificates, in the capacity of sponsor. However, Barclays, directly or through other affiliates, has been the sponsor of several securitizations backed by residential mortgage loans since 2004.

                             THE SIGNIFICANT OBLIGOR

      In connection with the issuance of the Deposited Underlying Certificates, the Wells Fargo Mortgage Backed Securities 2006-16 Trust (the "Underlying Trust"), a common law trust created under the laws of the State of New York, was formed pursuant to Underlying Agreement. The fiscal year end of the Underlying Trust is December 31. See "The Issuing Entity" and "Summary Information" in the Underlying Prospectus Supplement, which is being delivered along with this prospectus supplement. The Significant Obligor was formed by the Underlying Depositor, who is affiliated with the Trustee and the Underlying Master Servicer. Accordingly, the Significant Obligor may be an affiliate of the Trustee.

                               THE ISSUING ENTITY

      In connection with the issuance of the offered certificates, the depositor has formed BCAP 2006-RR1 (the "Trust"), a common law trust created under the laws of the State of New York, pursuant to the Trust Agreement. BCAP 2006-RR1 is referred to in this prospectus supplement as the "Issuing Entity" and is referred to in the prospectus as the "trust" or "trust fund." The Trustee serves as trustee of the Issuing Entity and acts on behalf of the Issuing Entity as the Issuing Entity does not have any directors, officers or employees. The fiscal year end of the Issuing Entity is December 31.

      The Issuing Entity's activities are limited to the transactions and activities entered into in connection with the securitization described in this prospectus supplement, and except for those activities, the Issuing Entity is not authorized and has no power to borrow money or issue debt, merge with another entity, reorganize, liquidate or sell assets or engage in any business or activities. Consequently, the Issuing Entity is not permitted to hold any assets, or incur any liabilities, other than those described in this prospectus supplement. Since the Issuing Entity is created pursuant to the Trust Agreement, the Issuing Entity and its permissible activities can only be amended or modified by amending the Trust Agreement.

      Because the Issuing Entity is a common law trust, it may not be eligible for relief under the federal bankruptcy laws, unless it can be characterized as a "business trust" for purposes of the federal bankruptcy laws. Bankruptcy courts look at various considerations in making this determination, so it is not possible to predict with any certainty whether or not the Issuing Entity would be characterized as a "business trust."

                     DESCRIPTION OF THE OFFERED CERTIFICATES

General

      The offered certificates will be issued pursuant to a trust agreement dated as of November 30, 2006 (the "Trust Agreement") between the Depositor and the Trustee. The following sections of this prospectus supplement are summaries of the material terms of the offered certificates and the Trust Agreement pursuant to which the offered certificates will be issued. We will file a final copy of the Trust Agreement after the Issuing Entity issues the offered certificates. The offered certificates represent obligations of the Issuing Entity only and do not represent an interest in or obligation of BCAP LLC, the Sponsor or any of their affiliates.

      The Resecuritization Pass-Through Certificates, Series 2006-RR1, will consist of the Class PA, Class PB, Class PC, Class PD, Class PE, Class TA, Class WZ, Class CF, Class CS and Class AR (the "Offered Certificates"). All of the Offered Certificates are offered by the prospectus supplement.

      When describing the certificates in this prospectus supplement, we use the following terms:

              Designation              Classes of Offered Certificates
              -----------              -------------------------------

      Group 1 Certificates         Class PA, Class PB, Class PC, Class PD,
                                   Class PE, Class TA, Class WZ and Class
                                   AR Certificates

      Group 2 Certificates         Class CF and Class CS Certificates

      Offered Certificates or      Group 1 Certificates and Group 2
      Certificates                 Certificates

       The certificates are generally referred to as the following types:

                  Class                              Type
       -----------------------     --------------------------------
       Class PA                     Senior/Fixed Pass-Through Rate
       Class PB                     Senior/Fixed Pass-Through Rate
       Class PC                     Senior/Fixed Pass-Through Rate
       Class PD                     Senior/Fixed Pass-Through Rate
       Class PE                     Senior/Fixed Pass-Through Rate
       Class TA                     Senior/Fixed Pass-Through
                                    Rate/Accretion Directed
       Class WZ                     Senior/Fixed Pass-Through Rate/Accrual
       Class CF                     Senior/Floater
       Class CS                     Senior/Inverse Floater/Interest Only
       Class AR                     Senior/Residual

      The initial Class Certificate Balances are set forth in the "Summary--Description of the Offered Certificates" in this prospectus supplement.

Calculation of Class Certificate Balance

      The "Class Certificate Balance" of any class of certificates as of any Distribution Date is the initial Class Certificate Balance of such class reduced by the sum of:

      o all amounts previously distributed to holders of certificates of such class as payments of principal,

      o the amount of Underlying Realized Losses allocated to such class, as described below under "--Allocation of Realized Losses," and

      o the pro rata portion of certain expenses and liabilities reimbursable to the Depositor or the Trustee under the Trust Agreement and any taxes imposed on the Issuing Entity allocated to such class, and, in the case of each class of certificates to which Underlying Realized Losses have been allocated, increased by the amount of Subsequent Recoveries on the Underlying Mortgage Loans distributed as principal to the Deposited Underlying Certificates, and in the case of the Class WZ certificates, increased by any Class WZ Accrual Amount (as defined in this prospectus supplement).

      The Decrement Tables in this prospectus supplement are based on the information in the November 27, 2006 Underlying Trust Monthly Statement.

Book-Entry Certificates; Denominations

      The Offered Certificates other than the Class AR certificates, will be issued as book-entry certificates. The Class AR certificates will be issued as one certificate in a fully-registered certificated form in a denomination of $100. Each class of book-entry certificates will be issued as one or more certificates that, in the aggregate, will equal the aggregate initial Class Certificate Balance of each class of certificates and which will be held by a depository, initially a nominee of The Depository Trust Company. Beneficial interests in the book-entry certificates will be held indirectly by investors through the book-entry facilities of the depository as described in this prospectus supplement. Investors may hold the beneficial interests in the book-entry certificates in minimum denominations representing an original principal amount or notional amount of $25,000 and in integral multiples of $1 in excess thereof. The depositor has been informed by the depository that its nominee will be CEDE & Co. ("CEDE"). Accordingly, CEDE is expected to be the holder of record of the book-entry certificates. Except as described in the prospectus under "Description of the Securities--Book-Entry Registration of Securities," no beneficial owner acquiring a book-entry certificate will be entitled to receive a physical certificate representing the certificate.

      Unless and until definitive certificates are issued, it is anticipated that the only certificateholder of the book-entry certificates will be CEDE, as nominee of the depository. Beneficial owners of the book-entry certificates will not be certificateholders, as that term is used in the Trust Agreement. Beneficial owners are only permitted to exercise the rights of certificateholders indirectly through financial intermediaries and the depository. Monthly and annual reports on the Issuing Entity provided to CEDE, as nominee of the depository, may be made available to beneficial owners upon request, in accordance with the rules, regulations and procedures creating and affecting the depository, and to the financial intermediaries to whose depository accounts the book-entry certificates of the beneficial owners are credited.

      For a description of the procedures generally applicable to the book-entry certificates, see "Description of the Securities--Book-Entry Registration of Securities" in the prospectus.

      Although The Depository Trust Company has agreed to the foregoing procedures in order to facilitate transfers of certificates among participants of The Depository Trust Company, they are under no obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time.

Distributions on the Deposited Underlying Certificates; Accounts

      On or prior to the Closing Date, the Trustee will establish an account (the "Distribution Account"), which will be maintained in trust for the benefit of the certificateholders. The Trustee will deposit or cause to be deposited in the Distribution Account all amounts it receives in respect of the Deposited Underlying Certificates. It is expected that distributions on the Deposited Underlying Certificates will be received by the Trustee on each Distribution Date and will then be used to make distributions on that day to certificateholders as described below.

Investments of Amounts Held in Accounts

      Funds on deposit in the Distribution Account will not be invested.

Expenses

      The following summarizes the related expenses to be paid from the assets of the Issuing Entity and the source of payments for the expenses:

Type/Recipient(1)              Amount             General Purpose            Source(2)              Frequency
-----------------        ---------------------   -----------------       -------------------   -----------------
REMIC expenses/the        Expenses incurred in   Reimbursement of        Amounts on deposit     Time to time
Trustee                   connection with the    expenses and taxes      in the Distribution
                          administration of                              Account
                          the REMIC and any
                          taxes owed by the
                          REMIC

Indemnification           Amounts for which      Indemnification         Amounts on deposit     Time to time
expenses/the Depositor    the depositor and                              in the Distribution
and the Trustee           the trustee are                                Account
                          entitled to
                          indemnification(3) (4)

--------------------

(1) Any change to the fees and expenses described in this prospectus supplement would require an amendment to the Trust Agreement. See "Description of the Securities--Amendment" in the prospectus.

(2) Unless otherwise specified, the expenses shown in this table are paid prior to distributions on the Offered Certificates.

(3) The Depositor is entitled to indemnification of certain expenses as described in this prospectus supplement under "--Certain Matters regarding the Depositor."

(4) The Trustee is entitled to indemnification of certain expenses as described in this prospectus supplement under "The Trust Agreement".

Withdrawals From the Distribution Account

      The Trustee is permitted from time to time to withdraw funds from the Distribution Account for the following purposes:

      o to make distributions to the certificateholders as described in this prospectus supplement,

      o to reimburse the Depositor and the Trustee for certain expenses and liabilities reimbursable to the Depositor and the Trustee under the Trust Agreement,

      o     to pay any taxes imposed on the Issuing Entity,

      o to withdraw any amount deposited in the Distribution Account and not required to be deposited in that account, and

      o to clear and terminate the Distribution Account upon termination of the Trust Agreement.

Distributions

      Distributions on the Deposited Underlying Certificates are made on the 25th day of each month, or if the 25th day of a month is not a business day, then on the next business day (each, an "Underlying Distribution Date"). Distributions on the Offered Certificates will be made on the same day (each, a "Distribution Date"). The first Distribution Date for the Offered Certificates is scheduled for December 26, 2006. Distributions on the Offered Certificates will be made on each Distribution Date to the persons in whose names the Offered Certificates are registered at the close of business on the related Record Date. The "Record Date" for each Distribution Date will be the last day of the calendar month preceding the month of the Distribution Date.

      Distributions on each Distribution Date will be made by check mailed to the address of the person entitled to it as it appears on the applicable certificate register or, in the case of a certificateholder who holds 100% of a class of Offered Certificates or who holds certificates with an aggregate initial certificate balance of $1,000,000 or more and who has so notified the Trustee in writing in accordance with the Trust Agreement, by wire transfer in immediately available funds to the account of the certificateholder at a bank or other depository institution having appropriate wire transfer facilities; provided, however, that the final distribution in retirement of the Offered Certificates will be made only upon presentment and surrender of the Offered Certificates at the Corporate Trust Office of the Trustee.

Priority of Distributions Among Certificates

      As more fully described in this prospectus supplement, distributions of interest on the classes of Group 1 Certificates will be made on each Distribution Date from Available Interest Funds from the Class A-2 Deposited Underlying Certificates and the Class A-5 Deposited Underlying Certificates for such Distribution Date. Distributions of interest on the classes of Group 2 Certificates will be made on each Distribution Date from Available Interest Funds from the Class A-18 Deposited Underlying Certificates for such Distribution Date. Similarly, distributions of principal on the classes of Group 1 Certificates and the Group 2 Certificates then entitled to receive distributions of Available Principal Funds from the related class or classes of Deposited Underlying Certificates for such Distribution Date will be made, in the order and subject to the priorities set forth under "Description of the Offered Certificates--Principal" in this prospectus supplement.

      "Available Interest Funds" for each group of Offered Certificates for any Distribution Date will be equal to the aggregate of all previously undistributed amounts received by the Trustee on or prior to such Distribution Date as distributions of interest on the related class or classes of Deposited Underlying Certificates.

      "Available Principal Funds" for each group of Offered Certificates for any Distribution Date will be equal to (i) the aggregate of all previously undistributed amounts received by the Trustee on or prior to such Distribution Date as distributions of principal on the related class or classes of Deposited Underlying Certificates, reduced by (ii) such group's pro rata share of the sum of certain expenses and liabilities reimbursable to the Depositor and the Trustee under the Trust Agreement and any taxes imposed on the Issuing Entity that have not previously been paid by a reduction of Available Funds from such class or classes of Deposited Underlying Certificates. Any such expenses, liabilities and taxes will be allocated pro rata to the Offered Certificates, based on their respective outstanding class certificate balances (or in the case of the Class WZ certificates, the lesser of such outstanding class certificate balance or its original class certificate balance).

      "Available Funds" for each group of Offered Certificates for any Distribution Date will be equal to the sum of (i) Available Interest Funds for such group for such Distribution Date and (ii) Available Principal Funds for such group for such Distribution Date.

Interest

      Pass-Through Rates. The Offered Certificates other than the Class CF and Class CS certificates will have the respective pass-through rates set forth on the cover page of this prospectus supplement. The pass-through rate on the Class CF certificates with respect to the first Distribution Date will be 5.96%, and as to any Distribution Date thereafter, the pass-through rate on the Class CF certificates will equal the lesser of (x) 0.64% plus LIBOR and (y) 10.50%.

      The pass-through rate on the Class CS certificates with respect to the first Distribution Date will be 0.00%, and as to any Distribution Date thereafter, the pass-through rate on the Class CS certificates will equal the greater of (x) 0.00% and (y) 4.36% minus LIBOR.

      With respect to each Distribution Date for the Offered Certificates other than the Class CF and Class CS certificates, the "Interest Accrual Period" will be the calendar month preceding the month of the Distribution Date and in the case of the Class CF and Class CS certificates will be the period from and including the 25th day of the month immediately preceding the month in which such Distribution Date occurs to but excluding the 25th day of the month in which such Distribution Date occurs (which will also be the Interest Accrual Period for purposes of calculating Basis Risk Shortfall Carryover Amounts for the Class CF certificates). Interest will be calculated and payable on the basis of a 360-day year divided into twelve 30-day months.

      If the interest entitlement of the Deposited Underlying Certificates is reduced as provided in the Underlying Agreement, the interest entitlement of each related class of Offered Certificates for the corresponding Interest Accrual Period will be reduced proportionately. A reduction in such interest entitlement may result from Relief Act Reductions (as defined in the Underlying Prospectus Supplement) in excess of the coverages for such loss Net Prepayment Interest Shortfalls (as defined in the Underlying Prospectus Supplement). See "Description of the Certificates--Interest" in the Underlying Prospectus Supplement.

      In the event that, on a particular Distribution Date, Available Interest Funds with respect to a group of Offered Certificates in the Distribution Account applied in the order described above under "--Priority of Distributions Among Certificates" are not sufficient to make a full distribution of the interest entitlement on the related classes of certificates, interest will be distributed on each class of Offered Certificates in such group based on the amount of interest each such class would otherwise have been entitled to receive in the absence of such shortfall. Any Unpaid Interest Amount will be carried forward and added to the amount holders of each such class of Offered Certificates will be entitled to receive on the next Distribution Date. Any Unpaid Interest Amount so carried forward will not bear interest.

      On each Distribution Date, each class of Offered Certificates will be entitled to receive from Available Interest Funds from the related class or classes of Deposited Underlying Certificates an amount allocable to interest (as to each such class, the "Interest Distribution Amount") with respect to the related Interest Accrual Period. The Interest Distribution Amount for any class of Offered Certificates will be equal to:

      (i) interest at the applicable pass-through rate (capped at 5.00% for this definition in the case of the Class CF certificates) on the related Class Certificate Balance (or in the case of the Class CS certificates, the Class CS Notional Amount) immediately prior to that Distribution Date, and

      (ii) the sum of the amounts, if any, by which the amount described in clause (i) above on each prior Distribution Date exceeded the amount actually distributed as interest on such prior Distribution Dates and not subsequently distributed ("Unpaid Interest Amounts") (except that prior to the Class WZ Accrual Termination Date any Unpaid Interest Amount accrued on the Class WZ certificates will be added to the principal balance of the Class WZ certificates and distributed as principal to the Class TA or Class WZ certificates, as further described in this prospectus supplement).

      The "Class CS Notional Amount" with respect to any Distribution Date will equal the outstanding Class Certificate Balance of the Class CF certificates for such Distribution Date. The initial Class CS Notional Amount will be $25,000,000.

      "Class WZ Accrual Termination Date" is the Distribution Date following the Distribution Date on which the Class Certificate Balance of the Class TA certificates is reduced to zero. On each Distribution Date prior to the Class WZ Accrual Termination Date, an amount (the "Class WZ Accrual Amount") equal to the interest accrued in respect of the Class WZ certificates for the related Interest Accrual Period related to such Distribution Date will be added to the Class Certificate Balance of the Class WZ certificates (such amount to thereafter accrue interest at the applicable pass-through rate).

      LIBOR for any Interest Accrual Period (other than the first Interest Accrual Period) after the initial Interest Accrual Period will be determined as described below. On each Rate Adjustment Date, LIBOR ("LIBOR") shall be established by the Trustee and as to any Interest Accrual Period (other than the first Interest Accrual Period), LIBOR will equal the rate for United States dollar deposits for one month which appears on the Dow Jones Telerate Screen Page 3750 as of 11:00 A.M., London time, on the second LIBOR Business Day (defined below) prior to the first day of such Interest Accrual Period (each such day, a "Rate Adjustment Date"). "Telerate Screen Page 3750" means the display designated as page 3750 on the Telerate Service (or such other page as may replace page 3750 on that service for the purpose of displaying London interbank offered rates of major banks). If such rate does not appear on such page (or such other page as may replace Page 3750 on that service or such other service as may be nominated by the British Bankers' Association as the information vendor for the purpose of displaying British Bankers' Association Interest Settlement Rates for U.S. Dollar deposits) the rate will be the Reference Bank Rate. The "Reference Bank Rate" will be determined on the basis of the rates at which deposits in U.S. dollars are offered by the reference banks (which shall be four major banks that are engaged in transactions in the London interbank market) as of 11:00 A.M., London time, on the day that is two LIBOR Business Days prior to the immediately preceding Distribution Date to leading banks in the London interbank market. The Trustee will be required to request the principal London office of each of the reference banks to provide a quotation of its rate. If at least two such quotations are provided, the rate will be the arithmetic mean of the quotations. If on such date fewer than two quotations are provided as requested, the rate will be the arithmetic mean of the rates quoted by one or more major banks in New York City, selected by the Trustee on such date for deposits in U.S. Dollars to major banks in the London interbank market, or if fewer than two such quotations are available, to leading European and Canadian Banks. If no such quotations can be obtained, the rate will be LIBOR for the prior Distribution Date, or in the case of the first Rate Adjustment Date, 5.320%. "LIBOR Business Day" means any day other than (i) a Saturday or a Sunday or (ii) a day on which banking institutions in the city of London, England are required or authorized by law to be closed.

      The establishment of LIBOR by the Trustee and its subsequent calculation of the pass-through rates applicable to the Class CF and Class CS certificates for the relevant Interest Accrual Period, in the absence of manifest error, will be final and binding.

      In the event the pass-through rate on the Class CF certificates exceeds 5.00%, the Class CF certificates will be entitled to receive the Interest Rate Corridor Amount as described in this prospectus supplement under "--Interest Rate Corridor Agreement" and "--Reserve Fund."

Principal

      On each Distribution Date, Available Principal Funds from each class of Deposited Underlying Certificates will be distributed to the related classes of certificates, sequentially, in the following order of priority:

      A. Distributions of Available Principal Funds from the Class A-2 and Class A-5 Deposited Underlying Certificates

      (i) to the Class AR certificates, until their Class Certificate Balance is reduced to zero;

      (ii) sequentially, to the Class PA, Class PB, Class PC, Class PD and Class PE certificates, in that order, until the aggregate Class Certificate Balance of those classes is reduced to the Aggregate Targeted Balance set forth on Annex I hereto;

      (iii) sequentially, to the Class TA and Class WZ certificates, in that order, until the class certificate balance of each such class is reduced to zero; and

      (iv) sequentially, to the Class PA, Class PB, Class PC, Class PD and Class PE certificates, in that order, without regard to the Aggregate Targeted Balance set forth on Annex I to this prospectus supplement, until the class certificate balance of each such class is reduced to zero.

      B. Distributions of Available Principal Funds from the Class A-18 Deposited Underlying Certificates

      (i) to the Class CF certificates, until their Class Certificate Balance is reduced to zero.

Allocation of the Class WZ Accrual Amount

      On each Distribution Date prior to the Class WZ Accrual Termination Date, the interest accrued on the Class WZ certificates will be distributed in the following order of priority:

      (i) to the Class TA certificates, until the Class Certificate Balance of such class has been reduced to zero; and

      (ii) to the Class WZ certificates, until the Class Certificate Balance of such class has been reduced to zero.

Interest Rate Corridor Agreement

      The Trustee will enter into an interest rate corridor agreement with Barclays Bank PLC, as corridor provider (the "Corridor Provider"), which will be solely for the benefit of the Class CF certificates (the "Corridor Agreement").

      For any Distribution Date, beginning on the Distribution Date in January 2007, to and including the Distribution Date in March 2032, if LIBOR, with respect to such Distribution Date, as calculated in accordance with the Corridor Agreement, exceeds 4.36% per annum, the Corridor Provider will be obligated to pay to the Trustee, for deposit into the Reserve Fund, the Corridor Agreement Payment. The "Corridor Agreement Payment" for any Distribution Date will be an amount equal to the product of (a) the amount by which (i) the lesser of (x) LIBOR and (y) 9.86% exceeds (ii) 4.36%, (b) the notional amount set forth for such Distribution Date in the related table in Annex II and

(c) one-twelfth. The Corridor Provider is required to make any Corridor Agreement Payment one business day preceding the related Distribution Date.

      For each Distribution Date, beginning on the Distribution Date in January 2007, to and including the Distribution Date in March 2032, (i) any Corridor Agreement Payment received by the Trustee will be used to pay the Interest Rate Corridor Amount to the Class CF certificates as described below under "--Reserve Fund." Amounts received on the Corridor Agreement will not be available to make distributions on any class of certificates other than the Class CF certificates, as applicable.

      The Corridor Agreement will be governed by and construed in accordance with the laws of the State of New York. The obligations of the Corridor Provider are limited to those specifically set forth in the Corridor Agreement. The Class CF certificates do not represent obligations of the Corridor Provider. The holders of the Class CF certificates are not parties to or beneficiaries under the Corridor Agreement and will not have any right to proceed directly against the Corridor Provider in respect of its obligations under the Corridor Agreement. The Corridor Agreement is terminable by the Trustee on behalf of the Issuing Entity or the Corridor Provider following the occurrence of certain specified events of default, including failure of the Corridor Provider to make required payments, and certain standard events under the 1992 International Swaps and Derivatives Association, Inc. Master Swap Agreement (Multicurrency-Cross-Border).

      The information set forth in the following three paragraphs with regard to the Corridor Provider and its affiliates has been provided to the Depositor or compiled from information provided to the Depositor by the Corridor Provider.

      Barclays Bank PLC is a public limited company registered in England and Wales under number 1026167. The liability of the members of Barclays Bank PLC is limited. It has its registered head office at 1 Churchill Place, London, E14 5HP. Barclays Bank PLC was incorporated on 7 August 1925 under the Colonial Bank Act 1925 and on 4 October 1971 was registered as a company limited by shares under the Companies Act 1948 to 1967. Pursuant to The Barclays Bank Act 1984, on 1 January 1985, Barclays Bank was re-registered as a public limited company and its name was changed from "Barclays Bank International Limited" to "Barclays Bank PLC".

      Barclays Bank PLC and its subsidiary undertakings (taken together, the "Group") is a major global financial services provider engaged in retail and commercial banking, credit cards, investment banking, wealth management and investment management services. The whole of the issued ordinary share capital of Barclays Bank PLC is beneficially owned by Barclays PLC, which is the ultimate holding company of the Group and one of the largest financial services companies in the world by market capitalization.

      The short term unsecured obligations of Barclays Bank PLC are rated A-1+ by Standard & Poor's, P-1 by Moody's and F1+ by Fitch Ratings Limited and the long-term obligations of Barclays Bank PLC are rated AA by Standard & Poor's, Aa1 by Moody's and AA+ by Fitch Ratings Limited.

      Based on the Group's unaudited financial information for the period ended 30 June 2006, the Group had total assets of (pound)986,375 million (2005:
(pound)850,388 million), total net loans and advances(1) of (pound)317,427 million (2005: (pound)272,348 million), total deposits(2) of (pound)339,421 million (2005: (pound)302,253 million), and total shareholders' equity of (pound)25,790 million (2005: (pound)22,050 million) (including minority interests of (pound)1,608 million (2005: (pound)200 million)). The profit before tax of the Group for the period ended 30 June 2006 was (pound)3,700 million (2005: (pound)2,690 million) after impairment charges on loans and advances and other credit provisions of (pound)1,057 million (2005: (pound)706 million). The financial information in this paragraph is extracted from the unaudited consolidated accounts of the Group for the half-year ended 30 June 2006.

      Barclays Bank PLC is an affiliate of the sponsor and underwriter, Barclays Capital Inc., and of the depositor.

      As of the date of this prospectus supplement, the Corridor Agreement had a "significance percentage," as defined in Regulation AB (17 C.F.R. 229) ("Regulation AB"), of less than 10%.

----------------

(1) Total net loans and advances include balances relating to both bank and customer accounts.

(2)   Total deposits include deposits from bank and customer accounts.

Reserve Fund

      Pursuant to the Trust Agreement, the Trustee will establish (i) a separate trust account (the "Reserve Fund") for deposit of any Corridor Agreement Payments that it may receive under the Corridor Agreement. The Reserve Fund will not be an asset of the REMIC. On the Closing Date the sponsor will deposit into the Reserve Fund cash in an amount sufficient to cover any interest payable for the first Distribution Date on the Class CF certificates in excess of the interest payable to such certificates at a pass-through rate of 5.00% annum.

      On or before each applicable Distribution Date, the Trustee will deposit in the Reserve Fund any Corridor Agreement Payment received from the Corridor Provider for the related Distribution Date. The Corridor Agreement Payment received on or before a Distribution Date, along with the amount of any related Excess Funds in the Reserve Fund, will be distributed to the Class CF certificates in an amount up to the Interest Rate Corridor Amount for such Distribution Date.

      If the sum of the Excess Funds in the Reserve Fund is less than the Interest Rate Corridor Amount for a Distribution Date (such shortfall, a "Basis Risk Shortfall Carryover Amount"), the Class CF certificates will not receive an amount equal to the Interest Rate Corridor Amount on such Distribution Date. However, on future Distribution Dates, if the sum of the Corridor Agreement Payment and any Excess Funds in the Reserve Fund exceeds the Interest Rate Corridor Amount for such Distribution Date, such excess will be used to pay any Basis Risk Shortfall Carryover Amounts outstanding from prior Distribution Dates. The Class CF certificates will not be entitled to any interest on a Basis Risk Shortfall Carryover Amount.

      With respect to the Class CF certificates for any Distribution Date beginning on the Distribution Date in January 2007, to and including the Distribution Date in March 2032 for which LIBOR exceeds 4.36%, the "Interest Rate Corridor Amount" will be an amount equal to the product of (a) the Class Certificate Balance of the Class CF certificates immediately prior to such Distribution Date, (b) the excess of (i) the lesser of (x) LIBOR and (y) 9.86% over (ii) 4.36% and (c) one-twelfth.

      "Excess Funds" with respect to the Reserve Fund and for any Distribution Date will equal the amount by which the Corridor Agreement Payments for prior Distribution Dates exceed the amount actually paid from the Reserve Fund with respect to (i) Interest Rate Corridor Amounts for such prior Distribution Dates and (ii) Basis Risk Shortfall Carryover Amounts for such prior Distribution Dates.

      No Corridor Agreement Payment will be made by the Corridor Provider after the Distribution Date in March 2032. Therefore, after that Distribution Date, any Interest Rate Corridor Amount for a Distribution Date will be payable solely from amounts, if any, in the Reserve Fund.

      Any amounts remaining in the Reserve Fund after the earlier of (a) the Class Certificate Balance of the Class CF certificates is reduced to zero or (b) termination of the Issuing Entity, will be distributed to the Underwriter.

Allocation of Realized Losses

      On each Distribution Date, all Realized Losses (as defined in the Underlying Prospectus Supplement) that are allocated to each class of Deposited Underlying Certificates (collectively, "Underlying Realized Losses") will be allocated to the related classes of Offered Certificates on a pro rata basis in accordance with their Class Certificate Balances (or in the case of the Class WZ certificates, the lesser of such outstanding Class Certificate Balance or its original Class Certificate Balance).

      Because principal distributions are paid to certain classes of certificates before other classes, holders of such certificates that are entitled to receive principal later bear a greater risk of being allocated Underlying Realized Losses than holders of classes that are entitled to receive principal earlier.

Statements to Certificateholders

      The Trustee may, at its option, make the information described in the prospectus under "Description of the Securities--Statements to Holders of Securities" available to certificateholders on the Trustee's website at https://www.ctslink.com (assistance in using the website service may be obtained by calling the Trustee's customer service desk at (301) 815-6600). Such information may include the following amounts for the related Distribution Date:

      o interest accrued on each class of Offered Certificates, and the pass-through rate on the Class CF and Class CS certificates;

      o     principal payable to each class of Offered Certificates;

      o     payments made under the Corridor Agreement; and

      o     payments received on the Deposited Underlying Certificates.

      Parties that are unable to use the above distribution option are entitled to have a copy mailed to them via electronic mail by notifying the Trustee at its corporate trust office.

      The monthly statement is prepared by the Trustee based on information it calculates related to the Deposited Underlying Certificates. The Trustee is responsible for calculating and verifying the information in the monthly statement. The report to certificateholders may include additional or other information of a similar nature to that specified in the prospectus.

Structuring Assumptions

      Unless otherwise specified, the information in the Decrement Tables in this prospectus supplement has been prepared on the basis of the following assumed characteristics of the Underlying Mortgage Loans and the following additional assumptions (collectively, the "Structuring Assumptions"):

      o the scheduled monthly payment for the Underlying Mortgage Loans (except for the interest-only Underlying Mortgage Loans) has been calculated such that the Underlying Mortgage Loans will amortize in amounts sufficient to repay the current balance of the mortgage loan by its respective remaining term to maturity;

      o any Underlying Mortgage Loan with a remaining interest-only term greater than zero does not amortize during the remaining interest-only term. At the end of the remaining interest-only term, any such Underlying Mortgage Loan will amortize in amounts sufficient to repay the current balance of any Underlying Mortgage Loan over the remaining term to maturity calculated at the expiration of the remaining interest-only term;

      o all scheduled payments on the Underlying Mortgage Loans are timely received on the first day of each month, commencing in December 2006;

      o the Underlying Mortgage Loans will prepay monthly at the specified constant percentages of applicable prepayment assumption;

      o all principal prepayments constitute prepayments in full of the Underlying Mortgage Loans are received on the last day of each month, commencing in November 2006 and include 30 days' interest thereon;

      o there are no defaults, losses or interest shortfalls on the Underlying Mortgage Loans in the Underlying Trust prior to or after the Closing Date;

      o     no optional termination of the Underlying Trust occurs;

      o the classes of certificates have the initial Class Certificate Balances reflected on the cover page of this prospectus supplement;

      o distributions in respect of the Offered Certificates made on the 25th day of each month commencing in the calendar month following the Closing Date;

      o     the Closing Date for the Offered Certificates is November 30, 2006;

      o distributions of principal on the Underlying Trust are made in accordance with the methodologies and priorities set forth in the Underlying Prospectus Supplement; and

      o the Deposited Underlying Certificates, the Underlying Senior Certificates and the Underlying Subordinated Certificates have the Class Certificate Balances, after giving effect to the distributions made on the November 27, 2006 Underlying Distribution Date, set forth on the November 27, 2006 Underlying Trust Monthly Statement.

      Prepayments on Underlying Mortgage Loans are commonly measured relative to a prepayment standard or model. The model used in the Underlying Prospectus Supplement, the Standard Prepayment Assumption ("SPA"), represents an assumed rate of prepayment each month relative to the then-outstanding principal balance of a pool of new Underlying Mortgage Loans. A prepayment assumption of 100% SPA assumes constant prepayment rates of 0.2% per annum of the then-outstanding principal balance of such mortgage loans in the first month of the life of the Underlying Mortgage Loans and an additional 0.2% per annum in each month thereafter until the 30th month. Beginning in the 30th month and in each month thereafter during the life of the Underlying Mortgage Loans, 100% SPA assumes a constant prepayment rate of 6% per annum each month. "0% SPA" assumes prepayment rates equal to 0% of SPA, i.e., no prepayments. Correspondingly, "350% SPA" assumes prepayment rates equal to 350% of SPA, and so forth. SPA does not purport to be a historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any pool of mortgage loans, including the Mortgage Loans. Moreover, discrepancies exist between the characteristics of the actual Underlying Mortgage Loans and characteristics of the mortgage loans used in preparing the tables.

Optional Termination of the Underlying Trust

      Although there is no optional termination provision in the Issuing Entity, the depositor of the Underlying Mortgage Loans has the right to repurchase all remaining Underlying Mortgage Loans in the Underlying Trust and thereby effect early retirement of the Deposited Underlying Certificates, subject to the aggregate scheduled principal balance of such Underlying Mortgage Loans at the time of repurchase being less than 10% of the aggregate unpaid principal balance of the Underlying Mortgage Loans as of the underlying cut-off date.

      Upon the depositor effecting such repurchase with respect to the Underlying Trust, the Issuing Entity will terminate and the Trustee will distribute amounts received in respect of the Deposited Underlying Certificates in connection with such repurchase to the certificateholders as described in this prospectus supplement on the related Distribution Date.

      The proceeds from any such distribution may not be sufficient to distribute the full amount to which each class of certificates is entitled if the amount received on the Deposited Underlying Certificates is less than the outstanding Class Certificate Balance thereof plus all accrued and unpaid interest thereon. See "Pooling and Servicing Agreement--Optional Termination of the Trust" in the Underlying Prospectus Supplement.

Certain Matters Regarding the Depositor

      The prospectus describes the indemnification to which the depositor (and their respective directors, officers, employees and agents) are entitled and also describes the limitations on any liability of the depositor (and their respective directors, officers, employees and agents) to the Issuing Entity. See "Description of the Securities--Certain Matters Regarding the Master Servicer, the Depositor and the Trustee" in the prospectus.

                                   THE TRUSTEE

      Wells Fargo Bank, N.A. ("Wells Fargo Bank") will act as trustee under the Trust Agreement. Wells Fargo Bank is a national banking association and a wholly-owned subsidiary of Wells Fargo & Company. A diversified financial services company with approximately $482 billion in assets, 23 million customers and more than 153,000 employees as of December 31, 2005, Wells Fargo & Company is a U.S. bank holding company, providing banking, insurance, trust, mortgage and consumer finance services throughout the United States and internationally. Wells

Fargo Bank provides retail and commercial banking services and corporate trust, custody, securities lending, securities transfer, cash management, investment management and other financial and fiduciary services. The sponsor and the depositor, may maintain banking and other commercial relationships with Wells Fargo Bank and its affiliates.

      Wells Fargo Bank maintains offices (i) for purposes of certificate transfers, at Wells Fargo Center, Sixth Street and Marquette Avenue, Minneapolis, Minnesota 55479 and (ii) for all other purposes, at 9062 Old Annapolis Road, Columbia, Maryland 21045, Attention: Client Manager BCAP 2006-RR1.

      Wells Fargo Bank has provided corporate trust services since 1934. As of June 30, 2006, Wells Fargo Bank acts as a trustee for a variety of transactions and asset types, including corporate and municipal bonds, mortgage-backed and asset-backed securities and collateralized debt obligations. As of June 30, 2006, Wells Fargo Bank was acting as trustee on approximately 1,230 series of residential mortgage backed securities with an aggregate principal balance of approximately $282,142,062,265. Some of these series of residential mortgage-backed securities are resecuritizations of residential mortgage-backed securities.

      Under the terms of the Trust Agreement, the Trustee is responsible for securities administration, which includes pool performance calculations, distribution calculations and the preparation of monthly distribution reports. In addition, the Trustee is responsible for the preparation and filing of all REMIC tax returns on behalf of the Issuing Entity and the preparation of monthly reports on Form 10-D, current reports on Form 8-K and annual reports on Form 10-K that are required to be filed with the Securities and Exchange Commission on behalf of the Issuing Entity. Wells Fargo Bank has been engaged in the business of securities administration since June 30, 1995. As of June 30, 2006, Wells Fargo Bank was acting as securities administrator with respect to more than $894,773,136,436 of outstanding residential mortgage-backed securities, some of which include resecuritizations of residential mortgage-backed securities.

      Wells Fargo Bank, as trustee, has custodial responsibility for the Deposited Underlying Certificates and is responsible to hold and safeguard the Deposited Underlying Certificates on behalf of the Certificateholders. For so long as the Deposited Underlying Certificates are in book-entry form, Wells Fargo Bank will hold them in its participant account at the Depository Trust Company. Wells Fargo Bank maintains a participant account with the Depository Trust Company wherein it holds book-entry securities in connection with the administration of its corporate trust responsibilities and obligations on various transactions, including securitization transactions. Wells Fargo Bank's participant account is maintained in accordance with the applicable policies of The Depository Trust Company and in accordance with controls and procedures that are standard for trustees of securitization transactions. If the Deposited Underlying Certificates are converted to physical form, Wells Fargo Bank will be responsible for holding and safeguarding the physical Deposited Underlying Certificates on behalf of the Certificateholders in its vault. Physical securities held by Wells Fargo in its vault are segregated by transaction or investor. Wells Fargo Bank maintains a vault in Minneapolis, Minnesota.

      The depositor, Barclays Capital Inc. and any of their affiliates may maintain other banking relationships in the ordinary course of business with the Trustee.

                               THE TRUST AGREEMENT

General

      The Trust Agreement will be entered into among the Depositor and the Trustee. The Trust Agreement will govern the rights and responsibilities of the parties responsible for administering the Issuing Entity.

      Neither the Trustee nor any director, officer, employee, or agent of the Trustee shall be under any liability to the holders of certificates for any action taken or for refraining from the taking of any action in good faith pursuant to the Trust Agreement, or for errors in judgment. However, neither the Trustee nor any person shall be protected against specific liability imposed on the Trustee by the terms of the Trust Agreement or by reason of willful misfeasance, bad faith or negligence in the performance of duties under the Trust Agreement or by reason or reckless disregard of obligations and duties under the Trust Agreement. The Trustee and any director, officer, employee or agent of the Trustee may rely in good faith on any document of any kind on its face properly executed and submitted by any person respecting any matters arising under the Trust Agreement.

      The Trust Agreement may further provide that the Trustee and any director, officer, employee or agent of the Trustee will be entitled to indemnification by the trust fund and will be held harmless against any loss, liability, or certain eligible expenses incurred in connection with the Trust Agreement, the certificates or the underlying certificates. However, the Trustee may not be held harmless against any loss, liability, or expense incurred by reason of willful misfeasance, bad faith or negligence in the performance of duties under the Trust Agreement or by reason of reckless disregard of obligations and duties under the Trust Agreement.

      The Trustee and any successor trustee will, at all times, be a corporation or association organized and doing business under the laws of a state or the United States of America, authorized under the laws of the United States of America to exercise corporate trust powers, having a combined capital and surplus of at least $50,000,000, subject to supervision or examination by a federal or state authority and with a credit rating that would not cause any of the Rating Agencies to reduce or withdraw their respective then-current ratings of any class of certificates (or having provided security from time to time as is sufficient to avoid the reduction). If the Trustee no longer meets the foregoing requirements, the Trustee has agreed to resign immediately.

      The Trustee may at any time resign by giving written notice of resignation to the depositor, each Rating Agency and the certificateholders, not less than 60 days before the specified resignation date. The resignation shall not be effective until a successor trustee has been appointed. If a successor trustee has not been appointed within 30 days after the Trustee gives notice of resignation, the resigning trustee may petition any court of competent jurisdiction for the appointment of a successor trustee.

      The depositor may remove the Trustee and appoint a successor trustee if:

      o the Trustee ceases to meet the eligibility requirements described above and fails to resign after written request to do so is delivered to the Trustee by the depositor,

      o the Trustee becomes incapable of acting, or is adjudged as bankrupt or insolvent, or a receiver of the Trustee or of its property is appointed, or any public officer takes charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, or

      o a tax is imposed with respect to the Issuing Entity by any state in which the Trustee or the Issuing Entity is located and the imposition of the tax would be avoided by the appointment of a different trustee.

      If the Trustee fails to provide certain information or perform certain duties related to the depositor's reporting obligations under the Exchange Act with respect to the Issuing Entity, the depositor may terminate the Trustee without the consent of any of the certificateholders. In addition, the holders of certificates evidencing at least 51% of the Voting Rights of the Offered Certificates may at any time remove the Trustee and appoint a successor trustee. Notice of any removal of the trustee shall be given by the successor trustee to each Rating Agency.

      Any resignation or removal of the Trustee and appointment of a successor trustee pursuant to any of the provisions described above will become effective upon acceptance of appointment by the successor trustee.

      A successor trustee will not be appointed unless the successor trustee meets the eligibility requirements described above and its appointment does not adversely affect the then-current ratings of the Offered Certificates.

Voting Rights

      As of any date of determination:

      o holders of the Class AR certificates will be allowed 1% of all voting rights in respect of the certificates (collectively, the "Voting Rights"), and

      o holders of the other classes of Offered Certificates will be allocated the remaining Voting Rights in proportion to their respective outstanding Class Certificate Balance.

      Voting Rights will be allocated among the certificates of each class in accordance with their respective Percentage Interests.

Restrictions on Transfer of the Class AR Certificates

      The REMIC provisions of the Code impose certain taxes on (i) transferors of residual interests to, or agents that acquire residual interests on behalf of, disqualified organizations and (ii) certain pass-through entities that have disqualified organizations as beneficial owners. No tax will be imposed on a pass-through entity (other than an "electing large partnership") with regard to the Class AR certificates to the extent it has received an affidavit from each owner of a Class AR certificate indicating that the owner is not a disqualified organization or a nominee for a disqualified organization. The Trust Agreement will provide that no legal or beneficial interest in a Class AR certificate may be transferred to or registered in the name of any person unless (i) the proposed purchaser provides to the transferor and the trustee an affidavit, substantially in the form set forth in the Trust Agreement, to the effect that, among other items, such transferee is not a disqualified organization and is not purchasing such Class AR certificate as an agent (i.e., as a broker, nominee, or other middleman for such purpose) for a disqualified organization and is otherwise making such purchase pursuant to a permitted transfer and (ii) the transferor states in a writing to the trustee that it has no actual knowledge that such affidavit is false. Further the affidavit requires the transferee to affirm that it (i) historically has paid its debts as they have come due and intends to do so in the future, (ii) understands that it may incur tax liabilities with respect to such Class AR certificate in excess of cash flows generated thereby, (iii) intends to pay taxes associated with holding such Class AR certificate as such taxes become due, (iv) will not cause the income attributable to such Class AR certificate to be attributable to a foreign permanent establishment or fixed base, within the meaning of an applicable income tax treaty, of the transferee or any other U.S. person and (v) will not transfer such Class AR certificate to any person or entity that does not provide a similar affidavit. The transferor must also certify in a writing to the trustee in the form set forth in the Trust Agreement that it had no knowledge or reason to know that the affirmations made by the transferee pursuant to the preceding clauses (i), (iii) and (iv) were false.

      In addition, Treasury regulations require either that (i) the transferor of a Class AR certificate pay the transferee a specified minimum formula amount designed to compensate the transferee for assuming the related tax liability or
(ii) the transfer be to an eligible corporation that agrees to make any further qualifying transfers in order to meet the safe harbor against the possible disregard of such transfer. Because these rules are not mandatory but would provide safe harbor protection, the Trust Agreement will not require that they be met as a condition to transfer of the Class AR certificates. Holders of the Class AR certificates are advised to consult their tax advisors as to whether and how to qualify for protection of the safe harbor for transfers and whether or in what amount any payment should be made upon transfer of the Class AR certificate. See "Federal Income Tax Consequences--REMICs--Taxation of Owners of Residual Securities" in the prospectus.

      Finally, the Class AR certificates may not be purchased by or transferred to any person that is not a "U.S. Person" unless (i) such person holds such Class AR certificates in connection with the conduct of trade or business within the United States and furnishes the transferor and the trustee with an effective Internal Revenue Service Form W-8ECI or (ii) the transferee delivers to both the transferor and the trustee an opinion of a nationally recognized tax counsel to the effect that such transfer is in accordance with the requirements of the Code and the regulations promulgated under the Code and that such transfer of the Class AR certificates will not be disregarded for federal income tax purposes. The term "U.S. Person" means a citizen or resident of the United States, a corporation or partnership created or organized in or under the laws of the United States, any State or the District of Columbia (unless, in the case of a partnership, Treasury regulations are adopted that provide otherwise), including an entity treated as a corporation or partnership for federal income tax purposes, an estate whose income is subject to U.S. federal income tax regardless of its source, or a trust if a court within the United States is able to exercise primary supervision over the administration of such trust, and one or more such U.S. Persons have the authority to control all substantial decisions of such trust (or, to the extent provided in applicable Treasury regulations, a trust in existence on August 20, 1996 which is eligible to elect to be treated as a U.S. Person and so elects). Under temporary and final Treasury Regulations, effective August 1, 2006, a U.S. partnership having a partner who is not a U.S. Person will be required to pay withholding tax in respect of excess inclusion income allocable to such non-U.S. partner, even if no cash distributions are made to such partner. Accordingly, the Trust Agreement will prohibit transfer of a Class AR certificate to a U.S. Person treated as a partnership for federal income tax purposes, any beneficial owner of which (other than through a U.S. corporation) is (or is permitted to be under the related partnership agreement) a non-U.S. Person.

      The Trust Agreement provides that any attempted or purported transfer of Class AR certificates in violation of those transfer restrictions will be null and void ab initio and will vest no rights in any purported transferee and will not relieve the transferor of any obligations with respect to the Class A-R certificates . Any transferor or agent to whom information is provided as to any applicable tax imposed on such transferor or agent may be required to bear the cost of computing or providing such information.

      The Class AR certificates may not be purchased by or transferred to any person which is a Plan or any plan or arrangement subject to Similar Law. See "ERISA Considerations" in this prospectus supplement and in the prospectus.

      The Class AR certificates will contain a legend describing the foregoing restrictions.

                  YIELD, PREPAYMENT AND MATURITY CONSIDERATIONS

General

      The effective yield to the holders of the Offered Certificates will be lower than the yield otherwise produced by the applicable pass-through rate and the respective purchase prices of the Offered Certificates because monthly distributions will not be payable to such holders until the 25th day (or, if such day is not a business day, the following business day) of the month following the month in which interest accrues on the Underlying Mortgage Loans (without any additional distribution of interest or earnings thereon in respect of such delay).

Prepayment Considerations and Risks

      If the purchaser of a certificate offered at a discount calculates the anticipated yield to maturity of such certificate based on an assumed rate of payment of principal that is faster than that actually received, the actual yield to maturity will be lower than that so calculated. If the purchaser of a certificate offered at a premium calculates the anticipated yield to maturity of such certificate based on an assumed rate of payment of principal that is slower than that actually received, the actual yield to maturity will be lower than that so calculated.

      The yield to maturity of the Offered Certificates and the aggregate amount of distributions on the Offered Certificates will be related to the timing and amount of principal distributions on the Deposited Underlying Certificates, which will be related to the rate of payment of principal (including prepayments) on the Underlying Mortgage Loans and the allocation of such principal payments to the Deposited Underlying Certificates in accordance with the priorities discussed in the Underlying Prospectus Supplement. The rate of principal payments on the Underlying Mortgage Loans will be affected by the amortization schedules of the Underlying Mortgage Loans and by the timing and amount of principal prepayments thereon. Since the rate of payment of principal of the Underlying Mortgage Loans will depend on future events and a variety of factors, no assurance can be given as to such rate or the rate of principal prepayments. The rate of principal payments (including prepayments) on pools of mortgage loans may vary significantly over time and may be influenced by a variety of economic, geographic, social and other factors, including changes in mortgagors' housing needs, job transfers, unemployment, mortgagors' net equity in the mortgaged properties, servicing decisions, as well as the characteristics of the Underlying Mortgage Loans included in the underlying mortgage pool as described under "Description of the Mortgage Loans" in the Underlying Prospectus Supplement. In general, if prevailing interest rates were to fall significantly below the mortgage rates on the Underlying Mortgage Loans, the Underlying Mortgage Loans could be subject to higher prepayment rates than if prevailing interest rates were to remain at or above the mortgage rates on the Underlying Mortgage Loans. Conversely, if prevailing interest rates were to rise significantly, the rate of prepayments on the Underlying Mortgage Loans would generally be expected to decrease. No assurances can be given as to the rate of prepayments on the Underlying Mortgage Loans in stable or changing interest rate environments.

      See "Prepayment and Yield Considerations" in the Underlying Prospectus Supplement for a description of additional prepayment considerations and risks related to the Underlying Mortgage Loans and the Deposited Underlying Certificates.

Considerations Related to Distribution Priority

      The section "Description of the Offered Certificates--Principal" of this prospectus supplement describes the priorities pursuant to which the Available Principal Funds from each class of Deposited Underlying Certificates for each Distribution Date will be distributed to the Offered Certificates.

      Because principal distributions are paid to certain classes of certificates before other classes, holders of such certificates that are entitled to receive principal later bear a greater risk of being allocated Underlying Realized Losses than holders of classes that are entitled to receive principal earlier.

Considerations Related to LIBOR-Based Certificates

      Investors in the Class CF certificates should understand that the Class CF certificates will accrue interest at their maximum pass-through rate of 10.50% per annum if LIBOR is greater than or equal to 9.86% per annum. Investors in these certificates should also consider the risk that if LIBOR is lower than anticipated, the actual yield to such investors could be significantly lower than the anticipated yield. Investors in the Class CF certificates should understand that the timing of changes in LIBOR may affect the actual yields to such investors even if the average rate of LIBOR is consistent with such investors' expectations. Each investor must make an independent decision as to the appropriate LIBOR assumptions to be used in deciding whether to purchase a Class CF certificate. To the extent the pass-through rate on the Class CF certificates for a Distribution Date exceeds 5.00% per annum, such certificates will be entitled to Interest Rate Corridor Amounts. Such amounts will only be payable from amounts paid under the Corridor Agreement.

      The yield to investors in the Class CS certificates will be highly sensitive to LIBOR and increases in LIBOR will have a negative effect on the yield to investors in the Class CS certificates. Investors in the Class CS certificates should understand that if LIBOR is greater than or equal to 4.36% per annum, the Class CS certificates will accrue interest at their minimum pass-through rate of 0.0% per annum, as will be the case on the first Distribution Date. Investors in the Class CS certificates should also consider the risk that if LIBOR is higher than anticipated, the actual yield to such investors could be significantly lower than the anticipated yield. Further, based on the Structuring Assumptions, high constant rates of LIBOR, especially when combined with certain high constant prepayment rates, could produce a negative yield to investors in the Class CS certificates.

      Investors in the Class CF and Class CS certificates should understand that the timing of changes of LIBOR may affect the actual yields to such investors even if the average rate of LIBOR is consistent with such investors' expectations. Each investor must make an independent decision as to the appropriate LIBOR assumptions to be used in deciding whether to purchase Class CF and Class CS certificates.

Weighted Average Lives of the Offered Certificates

      The weighted average life of a certificate is determined by (a) multiplying the amount of the net reduction, if any, of the Class Certificate Balance of such certificate on each Distribution Date by the number of years from the date of issuance to such Distribution Date, (b) summing the results and
(c) dividing the sum by the aggregate amount of the net reductions in Class Certificate Balance of such certificate referred to in clause (a).

      The weighted average life of each class of certificates will be influenced by the priority sequence of distributions of principal of the class of certificates, and the rate of the prepayment of principal (including prepayments) on the Underlying Mortgage Loans and the allocation of such principal payments to the Deposited Underlying Certificates in accordance with the priorities discussed in the Underlying Prospectus Supplement.

      For a discussion of additional factors which may influence the rate of payments (including prepayments) of the Underlying Mortgage Loans and the Deposited Underlying Certificates, see "--Prepayment Considerations and Risks" in this prospectus supplement, "Yield Considerations" in the Prospectus and "Prepayment and Yield Considerations" in the Underlying Prospectus Supplement.

      The interaction of the foregoing factors may have different effects on various classes of certificates and the effects on any class may vary at different times during the life of such class. Accordingly, no assurance can be given as to the weighted average life of any class of certificates. Further, to the extent the prices of the Offered

Certificates represent discounts or premiums to their respective initial Class Certificate Balances, variability in the weighted average lives of such class of certificates will result in variability in the related yields to maturity. For an example of how the weighted average lives of the class of certificates may be affected at various constant percentages of the Prepayment Assumption, see "--Decrement Tables" below.

Decrement Tables

      The following tables indicate the percentages of the initial Class Certificate Balances of the class or classes of certificates that would be outstanding after each of the dates shown at various constant percentages of the Prepayment Assumption and the corresponding weighted average lives of such classes. The tables have been prepared on the basis of the Structuring Assumptions. It is not likely that (i) the Underlying Mortgage Loans will have the precise characteristics described in this prospectus supplement or (ii) all of the Underlying Mortgage Loans will prepay at the constant percentages of the Prepayment Assumption specified in the tables or at any other constant rate. Moreover, the diverse remaining terms to maturity of the Underlying Mortgage Loans could produce slower or faster principal distributions than indicated in the tables, which have been prepared using the specified constant percentages of the Prepayment Assumption, even if the remaining term to maturity of the Underlying Mortgage Loans is consistent with the remaining terms to maturity of the Underlying Mortgage Loans specified in the Structuring Assumptions.

           Percent of Initial Class Certificate Balance Outstanding(1)


                                            Class PA                                                Class PB
 DISTRIBUTION DATE                     PREPAYMENT SCENARIO                                     PREPAYMENT SCENARIO
-------------------- ------------------------------------------------------- -------------------------------------------------------
                        0      100     250     300     350     500     800      0      100     250     300     350     500     800
                       SPA     SPA     SPA     SPA     SPA     SPA     SPA     SPA     SPA     SPA     SPA     SPA     SPA     SPA
                     ------- ------- ------- ------- ------- ------- ------- ------- ------- ------- ------- ------- ------- -------
Initial Percentage       100     100     100     100     100     100     100     100     100     100     100     100     100     100
November 2007             96      79      79      79      79      79      45     100     100     100     100     100     100     100
November 2008             91      58      58      58      58      32       0     100     100     100     100     100     100       0
November 2009             87      39      39      39      30       0       0     100     100     100     100     100      41       0
November 2010             82      21      21      16       0       0       0     100     100     100     100      92       0       0
November 2011             76       4       4       0       0       0       0     100     100     100      58       0       0       0
November 2012             71       0       0       0       0       0       0     100      47      47       0       0       0       0
November 2013             65       0       0       0       0       0       0     100       0       0       0       0       0       0
November 2014             59       0       0       0       0       0       0     100       0       0       0       0       0       0
November 2015             52       0       0       0       0       0       0     100       0       0       0       0       0       0
November 2016             45       0       0       0       0       0       0     100       0       0       0       0       0       0
November 2017             37       0       0       0       0       0       0     100       0       0       0       0       0       0
November 2018             29       0       0       0       0       0       0     100       0       0       0       0       0       0
November 2019             21       0       0       0       0       0       0     100       0       0       0       0       0       0
November 2020             12       0       0       0       0       0       0     100       0       0       0       0       0       0
November 2021              2       0       0       0       0       0       0     100       0       0       0       0       0       0
November 2022              0       0       0       0       0       0       0      58       0       0       0       0       0       0
November 2023              0       0       0       0       0       0       0       6       0       0       0       0       0       0
November 2024              0       0       0       0       0       0       0       0       0       0       0       0       0       0
November 2025              0       0       0       0       0       0       0       0       0       0       0       0       0       0
November 2026              0       0       0       0       0       0       0       0       0       0       0       0       0       0
November 2027              0       0       0       0       0       0       0       0       0       0       0       0       0       0
November 2028              0       0       0       0       0       0       0       0       0       0       0       0       0       0
November 2029              0       0       0       0       0       0       0       0       0       0       0       0       0       0
November 2030              0       0       0       0       0       0       0       0       0       0       0       0       0       0
November 2031              0       0       0       0       0       0       0       0       0       0       0       0       0       0
November 2032              0       0       0       0       0       0       0       0       0       0       0       0       0       0
November 2033              0       0       0       0       0       0       0       0       0       0       0       0       0       0
November 2034              0       0       0       0       0       0       0       0       0       0       0       0       0       0
November 2035              0       0       0       0       0       0       0       0       0       0       0       0       0       0
November 2036              0       0       0       0       0       0       0       0       0       0       0       0       0       0
Weighted Average
  Life to Maturity
  (years)(2)           8.766   2.533   2.533   2.430   2.205   1.619   0.968  16.179   5.990   5.990   5.111   4.369   2.980   1.695


------------------------
(1)   Rounded to the nearest whole percentage.

(2)   The weighted average life of a certificate of any class is determined by
      (i) multiplying the net reduction, if any, of the Class Certificate Balance by the number of years from the date of issuance of the certificate to the related distribution date, (ii) adding the results, and
      (iii) dividing them by the aggregate of the net reductions of the Class Certificate Balance described in clause (i).

           Percent of Initial Class Certificate Balance Outstanding(1)


                                            Class PC                                                Class PD
 DISTRIBUTION DATE                     PREPAYMENT SCENARIO                                     PREPAYMENT SCENARIO
-------------------- ------------------------------------------------------- -------------------------------------------------------
                        0      100     250     300     350     500     800      0      100     250     300     350     500     800
                       SPA     SPA     SPA     SPA     SPA     SPA     SPA     SPA     SPA     SPA     SPA     SPA     SPA     SPA
                     ------- ------- ------- ------- ------- ------- ------- ------- ------- ------- ------- ------- ------- -------
Initial Percentage       100     100     100     100     100     100     100     100     100     100     100     100     100     100
November 2007            100     100     100     100     100     100     100     100     100     100     100     100     100     100
November 2008            100     100     100     100     100     100      72     100     100     100     100     100     100     100
November 2009            100     100     100     100     100     100       0     100     100     100     100     100     100      38
November 2010            100     100     100     100     100      35       0     100     100     100     100     100     100       0
November 2011            100     100     100     100      85       0       0     100     100     100     100     100      62       0
November 2012            100     100     100      78      31       0       0     100     100     100     100     100       3       0
November 2013            100      86      86      33       0       0       0     100     100     100     100      85       0       0
November 2014            100      47      47       0       0       0       0     100     100     100      95      39       0       0
November 2015            100      13      13       0       0       0       0     100     100     100      53       4       0       0
November 2016            100       0       0       0       0       0       0     100      80      80      20       0       0       0
November 2017            100       0       0       0       0       0       0     100      46      46       0       0       0       0
November 2018            100       0       0       0       0       0       0     100      19      19       0       0       0       0
November 2019            100       0       0       0       0       0       0     100       0       0       0       0       0       0
November 2020            100       0       0       0       0       0       0     100       0       0       0       0       0       0
November 2021            100       0       0       0       0       0       0     100       0       0       0       0       0       0
November 2022            100       0       0       0       0       0       0     100       0       0       0       0       0       0
November 2023            100       0       0       0       0       0       0     100       0       0       0       0       0       0
November 2024             69       0       0       0       0       0       0     100       0       0       0       0       0       0
November 2025             33       0       0       0       0       0       0     100       0       0       0       0       0       0
November 2026              0       0       0       0       0       0       0      92       0       0       0       0       0       0
November 2027              0       0       0       0       0       0       0      33       0       0       0       0       0       0
November 2028              0       0       0       0       0       0       0       0       0       0       0       0       0       0
November 2029              0       0       0       0       0       0       0       0       0       0       0       0       0       0
November 2030              0       0       0       0       0       0       0       0       0       0       0       0       0       0
November 2031              0       0       0       0       0       0       0       0       0       0       0       0       0       0
November 2032              0       0       0       0       0       0       0       0       0       0       0       0       0       0
November 2033              0       0       0       0       0       0       0       0       0       0       0       0       0       0
November 2034              0       0       0       0       0       0       0       0       0       0       0       0       0       0
November 2035              0       0       0       0       0       0       0       0       0       0       0       0       0       0
November 2036              0       0       0       0       0       0       0       0       0       0       0       0       0       0
Weighted Average
  Life to Maturity
  (years)(2)          18.545   7.990   7.990   6.671   5.689   3.864   2.189  20.742  10.990  10.990   9.197   7.821   5.242   2.945


------------------------
(1)   Rounded to the nearest whole percentage.

(2)   The weighted average life of a certificate of any class is determined by
      (i) multiplying the net reduction, if any, of the Class Certificate Balance by the number of years from the date of issuance of the certificate to the related distribution date, (ii) adding the results, and
      (iii) dividing them by the aggregate of the net reductions of the Class Certificate Balance described in clause (i).

           Percent of Initial Class Certificate Balance Outstanding(1)


                                            Class PE                                                Class TA
 DISTRIBUTION DATE                     PREPAYMENT SCENARIO                                     PREPAYMENT SCENARIO
-------------------- ------------------------------------------------------- -------------------------------------------------------
                        0      100     250     300     350     500     800      0      100     250     300     350     500     800
                       SPA     SPA     SPA     SPA     SPA     SPA     SPA     SPA     SPA     SPA     SPA     SPA     SPA     SPA
                     ------- ------- ------- ------- ------- ------- ------- ------- ------- ------- ------- ------- ------- -------
Initial Percentage       100     100     100     100     100     100     100     100     100     100     100     100     100     100
November 2007            100     100     100     100     100     100     100     100     100      70      60      50      20       0
November 2008            100     100     100     100     100     100     100     100     100      46      30      14       0       0
November 2009            100     100     100     100     100     100     100     100     100      29       8       0       0       0
November 2010            100     100     100     100     100     100      61     100     100      16       0       0       0       0
November 2011            100     100     100     100     100     100      21     100     100       7       0       0       0       0
November 2012            100     100     100     100     100     100       1     100     100       2       0       0       0       0
November 2013            100     100     100     100     100      70       0     100     100       *       0       0       0       0
November 2014            100     100     100     100     100      50       0     100     100       0       0       0       0       0
November 2015            100     100     100     100     100      36       0     100      98       0       0       0       0       0
November 2016            100     100     100     100      82      25       0     100      95       0       0       0       0       0
November 2017            100     100     100      95      65      17       0     100      91       0       0       0       0       0
November 2018            100     100     100      77      52      11       0     100      86       0       0       0       0       0
November 2019            100      96      96      63      42       8       0     100      81       0       0       0       0       0
November 2020            100      80      80      52      33       5       0     100      75       0       0       0       0       0
November 2021            100      67      67      43      25       3       0     100      69       0       0       0       0       0
November 2022            100      56      56      35      19       2       0     100      63       0       0       0       0       0
November 2023            100      47      47      27      14       1       0     100      57       0       0       0       0       0
November 2024            100      39      39      20      10       1       0     100      51       0       0       0       0       0
November 2025            100      31      31      15       7       1       0     100      45       0       0       0       0       0
November 2026            100      24      24      11       5       *       0     100      40       0       0       0       0       0
November 2027            100      18      18       8       4       *       0     100      35       0       0       0       0       0
November 2028             76      14      14       6       3       *       0     100      30       0       0       0       0       0
November 2029             21      10      10       4       2       *       0     100      25       0       0       0       0       0
November 2030              7       7       7       3       1       *       0      85      20       0       0       0       0       0
November 2031              4       4       4       2       1       *       0      66      15       0       0       0       0       0
November 2032              2       2       2       1       *       *       0      45      11       0       0       0       0       0
November 2033              1       1       1       *       *       *       0      22       5       0       0       0       0       0
November 2034              *       *       *       *       *       *       0       3       *       0       0       0       0       0
November 2035              *       *       *       *       *       *       0       *       0       0       0       0       0       0
November 2036              0       0       0       0       0       0       0       0       0       0       0       0       0       0
Weighted Average
  Life to Maturity
  (years)(2)          22.665  17.490  17.490  15.162  13.167   8.816   4.388  25.736  18.437   2.214   1.463   1.108   0.637   0.328


------------------------
(1)   Rounded to the nearest whole percentage.

(2)   The weighted average life of a certificate of any class is determined by
      (i) multiplying the net reduction, if any, of the Class Certificate Balance by the number of years from the date of issuance of the certificate to the related distribution date, (ii) adding the results, and
      (iii) dividing them by the aggregate of the net reductions of the Class Certificate Balance described in clause (i).

* Indicates an outstanding class certificate balance greater than 0% and less than 0.5% of the original Class Certificate Balance.

           Percent of Initial Class Certificate Balance Outstanding(1)


                                            Class WZ                                                Class CF
 DISTRIBUTION DATE                     PREPAYMENT SCENARIO                                     PREPAYMENT SCENARIO
-------------------- ------------------------------------------------------- -------------------------------------------------------
                        0      100     250     300     350     500     800      0      100     250     300     350     500     800
                       SPA     SPA     SPA     SPA     SPA     SPA     SPA     SPA     SPA     SPA     SPA     SPA     SPA     SPA
                     ------- ------- ------- ------- ------- ------- ------- ------- ------- ------- ------- ------- ------- -------
Initial Percentage       100     100     100     100     100     100     100     100     100     100     100     100     100     100
November 2007            105     105     105     105     105     105       0     100     100      75      67      59      34       0
November 2008            110     110     110     110     110       0       0     100     100      56      42      29       0       0
November 2009            116     116     116     116       0       0       0     100     100      41      24       8       0       0
November 2010            122     122     122       0       0       0       0     100     100      31      12       0       0       0
November 2011            128     128     128       0       0       0       0     100     100      24       5       0       0       0
November 2012            135     135     135       0       0       0       0     100     100      20       1       0       0       0
November 2013            142     142     142       0       0       0       0     100     100      18       *       0       0       0
November 2014            149     149       2       0       0       0       0     100      99      17       *       0       0       0
November 2015            157     157       2       0       0       0       0     100      96      15       *       0       0       0
November 2016            165     165       2       0       0       0       0     100      92      14       *       0       0       0
November 2017            173     173       2       0       0       0       0     100      87      12       *       0       0       0
November 2018            182     182       2       0       0       0       0     100      82      10       0       0       0       0
November 2019            191     191       2       0       0       0       0     100      76       9       0       0       0       0
November 2020            201     201       2       0       0       0       0     100      70       8       0       0       0       0
November 2021            211     211       2       0       0       0       0     100      64       7       0       0       0       0
November 2022            222     222       2       0       0       0       0     100      58       6       0       0       0       0
November 2023            234     234       2       0       0       0       0     100      52       5       0       0       0       0
November 2024            246     246       2       0       0       0       0     100      46       4       0       0       0       0
November 2025            258     258       2       0       0       0       0     100      40       3       0       0       0       0
November 2026            271     271       2       0       0       0       0     100      34       2       0       0       0       0
November 2027            285     285       2       0       0       0       0     100      29       2       0       0       0       0
November 2028            300     300       2       0       0       0       0      99      24       1       0       0       0       0
November 2029            315     315       2       0       0       0       0      85      19       1       0       0       0       0
November 2030            331     331       2       0       0       0       0      69      15       1       0       0       0       0
November 2031            348     348       2       0       0       0       0      52      11       *       0       0       0       0
November 2032            366     366       2       0       0       0       0      34       7       *       0       0       0       0
November 2033            385     385       2       0       0       0       0      16       3       *       0       0       0       0
November 2034            404     404       2       0       0       0       0       1       *       *       0       0       0       0
November 2035            425     241       2       0       0       0       0       *       *       *       0       0       0       0
November 2036              0       0       0       0       0       0       0       0       0       0       0       0       0       0
Weighted Average
  Life to Maturity
  (years)(2)          29.169  29.049   7.680   3.486   2.486   1.403   0.653  25.074  17.556   4.320   2.015   1.443   0.800   0.402


------------------------
(1)   Rounded to the nearest whole percentage.

(2)   The weighted average life of a certificate of any class is determined by
      (i) multiplying the net reduction, if any, of the Class Certificate Balance by the number of years from the date of issuance of the certificate to the related distribution date, (ii) adding the results, and
      (iii) dividing them by the aggregate of the net reductions of the Class Certificate Balance described in clause (i).

* Indicates an outstanding class certificate balance greater than 0% and less than 0.5% of the original Class Certificate Balance.

           Percent of Initial Class Certificate Balance Outstanding(1)


                                            Class CS                                                Class AR
 DISTRIBUTION DATE                     PREPAYMENT SCENARIO                                     PREPAYMENT SCENARIO
-------------------- ------------------------------------------------------- -------------------------------------------------------
                        0      100     250     300     350     500     800      0      100     250     300     350     500     800
                       SPA     SPA     SPA     SPA     SPA     SPA     SPA     SPA     SPA     SPA     SPA     SPA     SPA     SPA
                     ------- ------- ------- ------- ------- ------- ------- ------- ------- ------- ------- ------- ------- -------
Initial Percentage       100     100     100     100     100     100     100     100     100     100     100     100     100     100
November 2007            100     100      75      67      59      34       0       0       0       0       0       0       0       0
November 2008            100     100      56      42      29       0       0       0       0       0       0       0       0       0
November 2009            100     100      41      24       8       0       0       0       0       0       0       0       0       0
November 2010            100     100      31      12       0       0       0       0       0       0       0       0       0       0
November 2011            100     100      24       5       0       0       0       0       0       0       0       0       0       0
November 2012            100     100      20       1       0       0       0       0       0       0       0       0       0       0
November 2013            100     100      18       *       0       0       0       0       0       0       0       0       0       0
November 2014            100      99      17       *       0       0       0       0       0       0       0       0       0       0
November 2015            100      96      15       *       0       0       0       0       0       0       0       0       0       0
November 2016            100      92      14       *       0       0       0       0       0       0       0       0       0       0
November 2017            100      87      12       *       0       0       0       0       0       0       0       0       0       0
November 2018            100      82      10       0       0       0       0       0       0       0       0       0       0       0
November 2019            100      76       9       0       0       0       0       0       0       0       0       0       0       0
November 2020            100      70       8       0       0       0       0       0       0       0       0       0       0       0
November 2021            100      64       7       0       0       0       0       0       0       0       0       0       0       0
November 2022            100      58       6       0       0       0       0       0       0       0       0       0       0       0
November 2023            100      52       5       0       0       0       0       0       0       0       0       0       0       0
November 2024            100      46       4       0       0       0       0       0       0       0       0       0       0       0
November 2025            100      40       3       0       0       0       0       0       0       0       0       0       0       0
November 2026            100      34       2       0       0       0       0       0       0       0       0       0       0       0
November 2027            100      29       2       0       0       0       0       0       0       0       0       0       0       0
November 2028             99      24       1       0       0       0       0       0       0       0       0       0       0       0
November 2029             85      19       1       0       0       0       0       0       0       0       0       0       0       0
November 2030             69      15       1       0       0       0       0       0       0       0       0       0       0       0
November 2031             52      11       *       0       0       0       0       0       0       0       0       0       0       0
November 2032             34       7       *       0       0       0       0       0       0       0       0       0       0       0
November 2033             16       3       *       0       0       0       0       0       0       0       0       0       0       0
November 2034              1       *       *       0       0       0       0       0       0       0       0       0       0       0
November 2035              *       *       *       0       0       0       0       0       0       0       0       0       0       0
November 2036              0       0       0       0       0       0       0       0       0       0       0       0       0       0
Weighted Average
  Life to Maturity
  (years)(2)          25.074  17.556   4.320   2.015   1.443   0.800   0.402   0.069   0.069   0.069   0.069   0.069   0.069   0.069


------------------------

(1)   Rounded to the nearest whole percentage.

(2)   The weighted average life of a certificate of any class is determined by
      (i) multiplying the net reduction, if any, of the Class Certificate Balance by the number of years from the date of issuance of the certificate to the related distribution date, (ii) adding the results, and
      (iii) dividing them by the aggregate of the net reductions of the Class Certificate Balance described in clause (i).

* Indicates an outstanding class certificate balance greater than 0% and less than 0.5% of the original Class Certificate Balance.

Yield Considerations with Respect to the Class CS Certificates

      The yield to maturity of the Class CS certificates will be extremely sensitive to fluctuations in the level of LIBOR. Based on the Structuring Assumptions, high constant rates of LIBOR, especially when combined with certain high constant prepayment rates, could produce a negative yield to investors in the Class CS certificates. In addition, the Class CS Notional Amount on any date will be equal to the outstanding Class Certificate Balance of the Class CF certificates, and therefore, the yield to maturity of the Class CS certificates will be extremely sensitive to the rate and timing of principal payments (including prepayments, liquidations, repurchases and defaults) on the Underlying Mortgage Loans, which may fluctuate significantly from time to time, to the extent that such principal is distributed in reduction of the outstanding Class Certificate Balance of the Class CF certificates. A faster rate of principal payments on such mortgage loans than that anticipated by investors will have a material negative effect on the yield to maturity of the Class CS certificates. In addition, any allocation of Realized Losses to the Class CF certificates will reduce the Class CS Notional Amount and will have a material negative effect on the yield to maturity of the Class CS certificates. An investor should fully consider the associated risks, including the risk that a relatively fast rate of principal payments (including prepayments, liquidations, repurchases and defaults) on such mortgage loans will have a material negative effect on the yield to investors in the Class CS certificates and could result in the failure of investors in the Class CS certificates to recoup their initial investments.

      Since there can be no assurance that LIBOR will correlate with the levels of prevailing mortgage interest rates, it is possible that lower prevailing mortgage rates, which might be expected to result in faster prepayments, could occur concurrently with an increase in LIBOR. In such circumstances, investors in the Class CS certificates could have significantly lower yielding instruments and could fail to recoup their initial investments.

      The following table illustrates the significant effect that changes in LIBOR and principal prepayments on such mortgage loans have upon the yield to maturity of the Class CS certificates. The actual prices to be paid for the Class CS certificates have not been determined and will be dependent on the characteristics of such mortgage loans. The table shows the hypothetical pre-tax yields to maturity to the Class CS certificates, stated on a corporate bond equivalent basis, under six different prepayment assumptions based on SPA and five different levels of LIBOR. The table is based on the Structuring Assumptions and assumes further than the purchase price of the Class CS certificates is approximately 0.03125% (expressed as a percentage of the initial Class CS Notional Amount). The table also assumes that LIBOR with respect to the first Interest Accrual Period is 5.32%.

                              Class CS Certificates
                                Pre-Tax Yield (%)
                                       SPA

 One-Month
   LIBOR        0%       100%      250%       300%      350%      500%      800%
-----------   -------   -------   -------   -------    ------    ------   ------
4.32%          151.7     151.7     108.0     88.8       66.0     -10.1       N/A
4.35%           33.4      32.9       6.8    -23.2      -52.4       N/A       N/A
4.36% and       N/A       N/A       N/A       N/A        N/A       N/A       N/A
above
WAL             25.074    17.556     4.320    2.015      1.443     0.800   0.402

      Any change in the composition of the mortgage loans from that assumed could substantially alter the information set forth in the table above. No assurances can be given as to the rate or timing of principal payments or prepayments on the Underlying Mortgage Loans.

      The pre-tax yields set forth in the preceding table were calculated by determining the monthly discount rates which, when applied to the assumed streams of cash flows to be paid on the Class CS certificates, would cause the discounted present value of such assumed streams of cash flows to equal the assumed offering price of approximately 0.03125% (expressed as a percentage of the initial Class CS Notional Amount). In all cases monthly rates are then converted to the corporate bond equivalent yields shown above. Implicit in the use of any discounted present value or internal rate of return calculation such as these is the assumption that intermediate cash flows are reinvested at the discount rate or internal rate or return. Thus, these calculations do not take into account the different interest rates at which investors may be able to reinvest funds received by them as distributed on the

Class CS certificates. Consequently, these yields do not purport to reflect the return on any investment in the Class CS certificates when such reinvestment rates are considered.

      There will be differences between the characteristics of the Underlying Mortgage Loans actually underlying the Deposited Underlying Certificates and the characteristics assumed in preparing the table above. The pre-tax yield of the Class CS certificates may therefore differ even if all the mortgage loans prepay monthly at the assumed prepayment rate. In addition, it is highly unlikely that any mortgage loan will prepay at a constant rate until maturity or that all the mortgage loans will prepay at the same rate. The timing of changes in the rate of prepayments on the mortgage loans may affect significantly the total distributions received, the date of receipt of such distributions and the actual yield received by a holder of a Class CS certificate, even if the average rate of principal prepayments on the mortgage loans is consistent with an investor's expectations.

Last Scheduled Distribution Date

      The Last Scheduled Distribution Date for each class of Offered Certificates is the Distribution Date in November 2036. Because the rate of distributions in reduction of the Class Certificate Balance of each class of certificates will depend on the rate of payment (including prepayments) of the Underlying Mortgage Loans and resultant payments of principal on the Deposited Underlying Certificates, the Class Certificate Balance of any such class could be reduced to zero significantly earlier or later than the Last Scheduled Distribution Date. The rate of payments on the Underlying Mortgage Loans will depend on their particular characteristics, as well as on prevailing interest rates from time to time and other economic factors, and no assurance can be given as to the actual payment experience of the Underlying Mortgage Loans. See "Yield, Prepayment and Maturity Considerations--Prepayment Considerations and Risks" and "--Weighted Average Lives of the Offered Certificates" in this prospectus supplement, "Yield Considerations" in the prospectus and "Prepayment and Yield Considerations" in the Underlying Prospectus Supplement.

                               CREDIT ENHANCEMENT

      The Issuing Entity does not include any credit enhancement mechanism. The only credit enhancement available to the Offered Certificates consists of the credit enhancement provided to the Deposited Underlying Certificates.

Subordination

      In addition to issuing the Deposited Underlying Certificates, the Underlying Trust issued twenty-five other classes of certificates, including the Subordinated Underlying Certificates. These Subordinated Underlying Certificates provide credit enhancement for the Deposited Underlying Certificates and the other classes of Senior Underlying Certificates as described in the Underlying Prospectus Supplement under the heading "Description of the Certificates--Subordination of Class B Certificates." Credit enhancement is generally provided to the Senior Underlying Certificates by allocation of Realized Losses to the Subordinated Underlying Certificates first until the class certificate balances of such Subordinated Underlying Certificates are reduced to zero.

      If any Underlying Realized Losses on the Underlying Mortgage Loans are allocated to the Deposited Underlying Certificates, they will be allocated pro rata among the classes of certificates, until their respective Class Certificate Balances are reduced to zero.

      See "Description of the Certificates--Allocation of Losses" and "Description of the Certificates--Subordination of Class B Certificates" in the Underlying Prospectus Supplement for a description of the allocation of Realized Losses.

                                 USE OF PROCEEDS

      The Depositor's transfer of the Certificates to the Underwriter will serve as consideration for the Sponsor's transfer of the Deposited Underlying Certificates, and for the Sponsor's fulfillment, on behalf of the Depositor, of the Depositor's obligation to pay compensation to the Trustee.

                    MATERIAL FEDERAL INCOME TAX CONSEQUENCES

      The following discussion and the discussion in the prospectus under the caption "Federal Income Tax Consequences" is the opinion of Cadwalader, Wickersham & Taft LLP ("Tax Counsel") on the anticipated material federal income tax consequences of the purchase, ownership, and disposition of the Offered Certificates. It is based on the current provisions and interpretations of the Internal Revenue Code of 1986, as amended (the "Code") and the accompanying Treasury regulations and on current judicial and administrative rulings. All of these authorities are subject to change and any change can apply retroactively.

      For federal income tax purposes, an election will be made to treat the Issuing Entity as a REMIC (the "Trust REMIC"). The assets of the Trust REMIC will consist of the Deposited Underlying Certificates and all other property in the Issuing Entity, except for the Corridor Agreement, Corridor Agreement Payments and the Reserve Fund. All classes of certificates other than the Class AR certificates (other than the portion of the Class CF certificates representing an interest in the Corridor Agreement, Corridor Agreement Payments and the Reserve Fund) (the "Regular Certificates," and the Class AR certificates, the "Residual Certificates") will be designated as the regular interests in the Trust REMIC. The portion of the Issuing Entity consisting of the Corridor Agreement, the Corridor Agreement Payments and the Reserve Fund will be treated as a grantor trust under subchapter E, part I of subchapter J of the Code, and the Class CF certificates will be treated as beneficial owners of such assets.

      The REMIC interests represented by all classes of the Regular Certificates will be treated as debt instruments issued by the Trust REMIC for all federal income tax purposes. All holders of the Regular Certificates will be required to use the accrual method of accounting with respect to interest income on the REMIC regular interests represented by the Regular Certificates, regardless of their normal method of accounting. Holders of Regular Certificates that have original issue discount will be required to include amounts in income with respect to such Certificates in advance of the receipt of cash attributable to such income. The REMIC regular interests represented by the Class WZ and Class CS certificates will, and the REMIC regular interests represented by the other classes of Regular Certificates may, be issued with original issue discount for federal income tax purposes. The prepayment assumption that will be used in computing the amount and rate of accrual of original issue discount includible periodically with respect to the Regular Certificates will be 350% SPA (the "Prepayment Assumption"). No representation is made that prepayments on the Deposited Underlying Certificates or the Underlying Mortgage Loans will occur at these rates or any other rate. The Class WZ certificates will, and certain of the other classes of Offered Certificates may, be treated as having been issued with original issue discount ("OID"). For purposes of determining the amount and rate of accrual of OID and market discount, the Issuing Entity intends to assume that there will be prepayments on the Underlying Mortgage Loans at a rate equal to the Prepayment Assumption. No representation is made that the Underlying Mortgage Loans will prepay at the foregoing rate or any other rate. See "Yield Considerations" and "Federal Income Tax Consequences" in the prospectus. Computing accruals of OID in the manner described in the prospectus may (depending on the actual rate of prepayments during the accrual period) result in the accrual of negative amounts of OID on the Regular Certificates issued with OID in an accrual period. Holders will be entitled to offset negative accruals of OID only against future OID accruals on their certificates.

      If the holders of any Regular Certificates are treated as acquiring their certificates at a premium, the holders are encouraged to consult their tax advisors regarding the election to amortize bond premium and the method to be employed. See "Federal Income Tax Consequences--REMICs-Premium" in the prospectus.

      The REMIC interests represented by the Regular Certificates will be treated as (i) assets described in section 7701(a)(19)(C) of the Code and (ii) "real estate assets" within the meaning of section 856(c)(5)(B) of the Code, in each case to the extent described in this prospectus supplement and in the prospectus. Interest on the REMIC regular interests represented by the Regular Certificates will be treated as "interest on obligations secured by mortgages on real property" within the meaning of section 856(c)(3)(B) of the Code to the same extent that income of the REMIC is income described in section 856(c)(3)(B) of the Code; provided, however, that, if at least 95 percent of the assets of the Trust REMIC are "real estate assets" within the meaning of section 856(c)(5)(B) of the Code, then all of the income on the REMIC regular interests represented by the Regular Certificates will be treated as "interest on obligations secured by mortgages on real property." This paragraph will not apply to the portions of the Class CF certificates representing rights to payments under the Corridor Agreement.

      Additional Considerations for the Class CF Certificates

      For federal income tax purposes, the REMIC regular interests that correspond to the Class CF certificates will accrue interest at a fixed rate equal to 5.00% per annum. Each Class CF certificate will represent (i) the beneficial ownership of the corresponding REMIC regular interest and (ii) the beneficial ownership of a contract right to the Corridor Agreement Payments, including amounts deposited in the Reserve Fund. The rights to Corridor Agreement Payments associated with the Class CF certificates will not, for federal income tax purposes, be treated as interests in a REMIC.

      Each holder of a Class CF certificate will be treated for federal income tax purposes as having entered into, on the date it purchases its Certificate, a notional principal contract whereby it has the right to receive payments with respect to Corridor Agreement Payments.

      In general, the holders of the Class CF certificates must allocate the price they pay for their certificates between their REMIC regular interest and their rights to receive Corridor Agreement Payments based on their relative fair market values. To the extent rights to receive such payments are determined to have a value on the Closing Date that is greater than zero, a portion of such purchase price will be allocable to such rights, and such portion will be treated as a cap premium paid by the holders of the Class CF certificates. A holder of a Class CF certificate will be required to amortize the cap premium under one of the methods set forth in the final regulations issued by the Internal Revenue Service relating to notional principal contracts under Section 446 of the Code (the "Swap Regulations"). Prospective purchasers of the Class CF certificates should consult their own tax advisors regarding the appropriate method of amortizing any cap premium.

      Under the Swap Regulations (i) all taxpayers must recognize periodic payments with respect to a notional principal contract under the accrual method of accounting, and (ii) any periodic payments received in connection with the right to receive excess interest payments must be netted against payments, if any, deemed made as a result of the cap premiums described above over the recipient's taxable year, rather than accounted for on a gross basis. Net income or deduction with respect to net payments under a notional principal contract for a taxable year should, and under recently proposed regulations would, constitute ordinary income or ordinary deduction. The proposed regulations referred to in the preceding sentence are proposed to be effective thirty days after they are published as final regulations. It is not known whether the proposed regulations will be adopted as final regulations or, if so, whether they will be adopted in their current form. The IRS could contend the amount of net income or deduction is capital gain or loss, but such treatment is unlikely, at least in the absence of further regulations. Individuals may be limited in their ability to deduct any such net deduction and should consult their tax advisors prior to investing in the Class CF certificates.

      Any amount of proceeds from the sale, redemption or retirement of a Class CF certificate that is considered to be allocated to the selling beneficial owner's rights to receive excess interest payments in connection with the sale or exchange of a Class CF certificate would be considered under the Swap Regulations a "termination payment". A holder of a Class CF certificate will have gain or loss from such a termination of the right to receive excess interest payments equal to (i) any termination payment it received or is deemed to have received minus (ii) the unamortized portion of any cap premium paid (or deemed paid) by the beneficial owner upon entering into or acquiring its right to receive excess interest payments.

      Gain or loss realized upon the termination of a right to receive excess interest payments generally will be treated as capital gain or loss. Moreover, in the case of a bank or thrift institution, Section 582(c) of the Code would likely not apply to treat such gain or loss, or a portion thereof, as ordinary.

      Additional Considerations for the Class AR Certificates

      The holders of the Class AR certificates must include the taxable income or loss of the Trust REMIC in determining their federal taxable income. The Class AR certificates will remain outstanding for federal income tax purposes until there are no Certificates of any other class outstanding. Prospective investors are cautioned that the Class AR certificateholders' REMIC taxable income and the tax liability thereon may exceed, and may substantially exceed, cash distributions to such holders during certain periods, in which event the holders thereof must have sufficient alternative sources of funds to pay such tax liability. Furthermore, it is anticipated that all or a substantial portion of the taxable income of the Trust REMIC includible by the holders of the Class AR certificates will be treated as "excess inclusion" income, resulting in (i) the inability of any such holder to use net operating losses to offset such income from the REMICs, (ii) the treatment of such income as "unrelated business taxable income" to certain holders who are otherwise tax-exempt, and (iii) the treatment of such income as subject to 30% withholding tax to certain non-U.S. investors, with no exemption or treaty reduction.

      The Class AR certificates will be considered a "noneconomic residual interest" with the result that transfers thereof would be disregarded for federal income tax purposes if any significant purpose of the transferor was to impede the assessment or collection of tax. Accordingly, the transferee affidavit used for transfer of the Class AR certificates will require the transferee to affirm that it (i) historically has paid its debts as they have come due and intends to do so in the future, (ii) understands that it may incur tax liabilities with respect to the Class AR certificates in excess of cash flows generated thereby, (iii) intends to pay taxes associated with holding the Class AR certificates as such taxes become due, (iv) will not cause income from the Class AR certificates to be attributable to a foreign permanent establishment or fixed base (within the meaning of an applicable income tax treaty) of the transferee or another U.S. taxpayer and (v) will not transfer the Class AR certificates to any person or entity that does not provide a similar affidavit. The transferor must certify in writing to the Trustee that, as of the date of the transfer, it had no knowledge or reason to know that the affirmations made by the transferee pursuant to the preceding sentence were false. Additionally, the Class AR certificates generally may not be transferred to certain persons who are not U.S. Persons (as defined in this prospectus supplement). See "Federal Income Tax Consequences--REMICs" in the prospectus.

      An individual, trust or estate that holds a Class AR certificate (whether such Certificate is held directly or indirectly through certain pass-through entities) also may have additional gross income with respect to, but may be subject to limitations on the deductibility of administrative expenses of the Issuing Entity in computing such holder's regular tax liability, and may not be able to deduct such fees or expenses to any extent in computing such holder's alternative minimum tax liability. In addition, some portion of a Class AR certificate may not be recovered until termination of the trust fund. Furthermore, the federal income tax consequences of any consideration paid to a transferee on a transfer of a Class AR certificate are unclear. Recently issued regulations require a transferee of a noneconomic residual interest to recognize as income any fee received to induce such transferee to become a holder of such interest over a period reasonably related to the period during which the applicable REMIC is expected to generate taxable income or net loss in a manner that reasonably reflects the after-tax costs and benefits (without regard to such fee) of holding such interest. The regulations provide two safe harbor methods that satisfy this requirement. Under one method, the fee is recognized in accordance with the method of accounting, and over the same period, that the taxpayer uses for financial reporting purposes, provided that the fee is included in income for financial reporting purposes over a period that is not shorter than the period during which the applicable REMIC is expected to generate taxable income. Under a second method, the fee is recognized ratably over the anticipated weighted average life of the applicable REMIC (as determined under applicable Treasury regulations) remaining as of the date of acquisition of the noneconomic residual interest. The Internal Revenue Service may provide additional safe harbor methods in future guidance. Once a taxpayer adopts a particular method of accounting for such fees, the taxpayer generally may not change to a different method without consent of the Internal Revenue Service. Under the regulations, if any portion of such a fee has not been recognized in full by the time the holder of a noneconomic residual interest disposes of such interest, then the holder must include the unrecognized portion in income at that time. The regulations also provide that such a fee shall be treated as income from sources within the United States. Any transferee receiving consideration with respect to the Class AR certificates should consult its tax advisors.

      Due to the special tax treatment of residual interests, the effective after-tax return of the Class AR certificates may be significantly lower than would be the case if the Class AR certificates were taxed as a debt instrument, or may be negative.

      For further information regarding the federal income tax consequences of investing in the Offered Certificates, see "Federal Income Tax Consequences" in the prospectus.

      Withholding and Backup Withholding

      Pursuant to the Trust Agreement (i) the Trustee shall deliver or cause to be delivered the federal taxpayer identification number of the Trust on an IRS Form W-9 to the Corridor Provider prior to the first Corridor Agreement Payment in January 2007 and, if requested by the Corridor Provider, an applicable IRS Form W-8IMY of the Trust, (ii) the Trust Agreement shall obligate each non-exempt certificateholder of record appearing on the applicable certificate register, as required under the Trust Agreement, to provide applicable certification to the

Trustee (with copies directly from such certificateholder to the Corridor Provider) to enable the Trustee to make payments to the certificateholder without federal withholding or backup withholding, and (iii) as authorized by the certificateholders under the Trust Agreement, the Trustee may forward any such certification received to the Corridor Provider. If the above obligations are satisfied, under current law, no U.S. federal withholding or backup withholding taxes will be required to be deducted or withheld from payments by the Corridor Provider to the Trust. For an additional discussion of withholding and backup withholding on the certificates, see "Federal Income Tax Consequences--REMICs--Administrative Matters" and "--Taxation of Certain Foreign Investors" in the prospectus.

                                   OTHER TAXES

      No representations are made regarding the tax consequences of the purchase, ownership or disposition of the Offered Certificates under any state, local or foreign tax law.

      All investors are encouraged to consult their tax advisors regarding the federal, state, local or foreign tax consequences of purchasing, owning or disposing of the Offered Certificates.

                              ERISA CONSIDERATIONS

      Any fiduciary of an employee benefit plan or other plan or arrangement (such as an individual retirement account or Keogh plan) that is subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or to
Section 4975 of the Code (a "Plan"), that proposes to cause the Plan to acquire any of the Offered Certificates other than the Class AR certificates (the "ERISA Eligible Certificates") (directly or indirectly through investment by an entity or account holding assets of the Plan) is encouraged to consult with its counsel with respect to the potential consequences of the Plan's acquisition and ownership of the ERISA Eligible Certificates under ERISA and Section 4975 of the Code. See "ERISA Considerations" in the prospectus. Section 406 of ERISA prohibits "parties in interest" with respect to an employee benefit plan subject to ERISA from engaging in various different types of transactions involving the Plan and its assets unless a statutory, regulatory or administrative exemption applies to the transaction. Section 4975 of the Code imposes excise taxes on prohibited transactions involving "disqualified persons" and Plans described under that Section. ERISA authorizes the imposition of civil penalties for prohibited transactions involving Plans not subject to the requirements of
Section 4975 of the Code.

      Some employee benefit plans, including governmental plans and some church plans, are not subject to ERISA's requirements. However, those plans may be subject to provisions of other applicable federal and state law materially similar to Section 406 of ERISA and Section 4975 of the Code ("Similar Law"). Moreover, any of those plans that is qualified and exempt from taxation under Sections 401(a) and 501(a) of the Code may be subject to the prohibited transaction rules set forth in Section 503 of the Code.

      Investments by Plans or with assets of Plans that are subject to ERISA must satisfy ERISA's general fiduciary requirements, including the requirement of investment prudence and diversification and the requirement that a Plan's investments be made in accordance with the documents governing the Plan. A fiduciary that decides to invest the assets of a Plan in the ERISA Eligible Certificates should consider, among other factors, the extreme sensitivity of the investment to the rate of principal payments (including prepayments) on the Underlying Mortgage Loans. It is anticipated that the Offered Certificates will constitute "equity interests" in the Issuing Entity for the purpose of the Plan Assets Regulation.

      The U.S. Department of Labor has granted to the underwriter an administrative exemption (the "Exemption") from some of the prohibited transaction rules of ERISA and the related excise tax provisions of Section 4975 of the Code with respect to the initial purchase, the holding and the subsequent resale by Plans of securities, including certificates, in pass-through trusts that consist of specified receivables, loans and other obligations that meet the conditions and requirements of the Exemption. The Exemption applies to assets such as the Deposited Underlying Certificates. The Exemption extends exemptive relief to certificates, including subordinated certificates, rated in the four highest generic rating categories in certain designated transactions when the conditions of the Exemption, including the requirement that an investing Plan be an "accredited investor" as defined in Rule 501(a)(1) of Regulation D under the Securities Act of 1933, as amended, are met.

      For a general description of the Exemption and the conditions that must be satisfied for the Exemption to apply, see "ERISA Considerations" in the prospectus.

      It is expected that the Exemption will apply to the acquisition and holding by Plans of the ERISA Eligible Certificates and that all conditions of the Exemption other than those within the control of the investors will be met. Prospective Plan investors should note that Wells Fargo Bank, N.A. fulfills various roles under the Underlying Agreement, including that of the Underlying Master Servicer. All of these functions are subject to the supervisory authority of the Underlying Trustee as set forth in the Underlying Agreement. The Underlying Trustee is not related to any other party to the Underlying Trust or the Issuing Entity. Because of this, the Depositor believes that the requirement of the Exemption that the Trustee be independent of certain other parties is met. However, prospective Plan investors should consult their legal advisors in this regard. As of the date of this prospectus supplement, there is no single mortgagor that is the obligor on five percent (5%) of the Underlying Mortgage Loans by aggregate unamortized principal balance of the assets of the Issuing Entity.

      The rating of a certificate may change. If a class of ERISA Eligible Certificates no longer has a rating of at least BBB- or its equivalent from S&P, Fitch or Moody's, certificates of that class will no longer be eligible for relief under the Exemption (although a Plan that had purchased the certificate when it had an investment-grade rating would not be required by the Exemption to dispose of it).

      Prospective Plan investors are encouraged to consult with their legal advisors concerning the impact of ERISA and the Code, the effect of the Plan Assets Regulation and the applicability of the Exemption described in the prospectus, and the potential consequences in their specific circumstances, before making an investment in any of the ERISA Eligible Certificates. Moreover, each Plan fiduciary is encouraged to determine whether, under the general fiduciary standards of investment prudence and diversification, an investment in any of the ERISA Eligible Certificates is appropriate for the Plan, taking into account the overall investment policy of the Plan and the composition of the Plan's investment portfolio.

      The sale of ERISA Eligible Certificates to a Plan is in no respect a representation by the issuer or the underwriter of the ERISA Eligible Certificates that this investment meets all relevant legal requirements with respect to investments by Plans generally or any particular Plan, or that this investment is appropriate for Plans generally or any particular Plan.

      The Class AR certificates may not be purchased by or transferred to a Plan or any other person investing "plan assets" of any Plan (or any plan subject to Similar Law). Accordingly, the preceding discussion does not purport to discuss any considerations under ERISA, the Code or Similar Law with respect to the purchase, acquisition or resale of the Class AR certificates.

                         LEGAL INVESTMENT CONSIDERATIONS

      The Offered Certificates will constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended, so long as they are rated in one of the two highest rating categories by at least one nationally recognized statistical rating organization.

      Except as to the status of the Offered Certificates as "mortgage related securities," no representations are made as to the proper characterization of the Offered Certificates for legal investment, financial institution regulatory, or other purposes, or as to the ability of particular investors to purchase the certificates under applicable legal investment restrictions. Investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities should consult with their own legal advisors in determining whether and to what extent the Offered Certificates will constitute legal investments for them or are subject to investment, capital, or other restrictions.

      See "Legal Investment" in the prospectus.

                             METHOD OF DISTRIBUTION

      Subject to the terms and conditions set forth in the Underwriting Agreement between the Depositor and Barclays Capital Inc. (the "Underwriter"), the Depositor has agreed to sell to the Underwriter, and the Underwriter has agreed to purchase from the Depositor, the Offered Certificates. Distribution of the Offered Certificates will be made by the Underwriter from time to time in negotiated transactions or otherwise at varying prices to be determined at the time of sale. In connection with the sale of the Offered Certificates, the Underwriter may be deemed to have received compensation from the Depositor in the form of underwriting discounts.

      The Underwriter intends to make a secondary market in the Offered Certificates, but has no obligation to do so. There can be no assurance that a secondary market for the certificates will develop or, if it does develop, that it will continue or that it will provide certificateholders with a sufficient level of liquidity of investment.

      The Depositor has agreed to indemnify the Underwriter against, or make contributions to the Underwriter with respect to, certain liabilities, including liabilities under the Securities Act.

      As a result of the offer and sale of the Offered Certificates, the Issuing Entity, the Depositor, the Underwriter and the Sponsor are underwriters for the Deposited Underlying Certificates and are engaged in a distribution of the Deposited Underlying Certificates.

                                  LEGAL MATTERS

      The validity of the Offered Certificates, including their material federal income tax consequences, will be passed upon for the depositor and the Underwriter by Cadwalader, Wickersham & Taft LLP, New York, New York.

                                     RATINGS

      It is a condition to the issuance of the Offered Certificates that they each be rated "AAA" by Fitch Ratings, Inc. ("Fitch"), Standard & Poor's Rating Services, a division of The McGraw-Hill Companies, Inc. ("S&P"), and "Aaa" by Moody's Investors Service, Inc. ("Moody's").

      The ratings assigned by Fitch to mortgage pass-through certificates address the likelihood of the receipt by certificateholders of all distributions to which such certificateholders are entitled. Fitch's rating opinions address the structural and legal aspects associated with the Offered Certificates, including the nature of the Underlying Mortgage Loans. Fitch's ratings on pass-through certificates do not represent any assessment of the likelihood or rate of principal prepayments and consequently any adverse effect the timing of such prepayments could have on an investor's anticipated yield. The rating assigned by Fitch to the Class AR certificate only addresses the return of its Class Certificate Balance and interest on that balance at its stated pass-through rate.

      The ratings assigned by Moody's to mortgage pass-through certificates address the likelihood of the receipt of all distributions on the Underlying Mortgage Loans by the related certificateholders under the agreements pursuant to which such certificates are issued. Moody's ratings take into consideration the credit quality of the related mortgage pool, including any credit support providers, structural and legal aspects associated with such certificates, and the extent to which the payment stream on the mortgage pool is adequate to make the payments required by such certificates. Moody's ratings on such certificates do not, however, constitute a statement regarding frequency of prepayments of the Underlying Mortgage Loans.

      The ratings assigned by S&P to mortgage pass-through certificates address the likelihood of the receipt by certificateholders of all distributions to which such certificateholders are entitled. S&P's rating opinions address the structural and legal aspects associated with the Offered Certificates, including the nature of the Underlying Mortgage Loans. S&P's ratings on pass-through certificates do not represent any assessment of the likelihood or rate of principal prepayments and consequently any adverse effect the timing of such prepayments could have on an investor's anticipated yield.

      The ratings of the rating agencies listed above do not address the possibility that, as a result of principal prepayments, certificateholders may receive a lower than anticipated yield. The security ratings assigned to the

Offered Certificates should be evaluated independently from similar ratings on other types of securities. A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the rating agencies.

      The depositor has not requested a rating of the Offered Certificates by any rating agency other than the rating agencies listed above; there can be no assurance, however, as to whether any other rating agency will rate the Offered Certificates or, if it does, what rating would be assigned by the other rating agency. The ratings assigned by the other rating agency to the Offered Certificates could be lower than the respective ratings assigned by the rating agencies listed above.

      The ratings on the Class CF certificates do not address any payments of interest based on a pass-through rate in excess of 5.00%.

                                    GLOSSARY

      The following terms have the meanings given below when used in this prospectus supplement.

      "2001 Act" means the Economic Growth and Tax Relief Reconciliation Act of 2001.

      "2003 Act" means the Jobs and Growth and Tax Relief Reconciliation Act of 2003.

      "Available Funds" has the meaning set forth in "Description of the Offered Certificates--Priority of Distributions Among Certificates" in this prospectus supplement.

      "Available Interest Funds" has the meaning set forth in "Description of the Offered Certificates--Priority of Distributions Among Certificates" in this prospectus supplement.

      "Available Principal Funds" has the meaning set forth in "Description of the Offered Certificates--Priority of Distributions Among Certificates" in this prospectus supplement.

      "Barclays" means Barclays Bank PLC.

      "Basis Risk Shortfall Carryover Amount" has the meaning set forth in "Description of the Offered Certificates--Reserve Fund" in this prospectus supplement.

      "CEDE" has the meaning set forth in "Description of the Offered Certificates--Book-Entry Certificates; Denominations" in this prospectus supplement.

      "Class A-2 Deposited Underlying Certificates" means the Wells Fargo Mortgage Backed Securities 2006-16 Trust Class A-2 Certificates.

      "Class A-5 Deposited Underlying Certificates" means the Wells Fargo Mortgage Backed Securities 2006-16 Trust Class A-5 Certificates.

      "Class A-18 Deposited Underlying Certificates" means the Wells Fargo Mortgage Backed Securities 2006-16 Trust Class A-18 Certificates.

      "Class Certificate Balance" has the meaning set forth in "Description of the Offered Certificates--Calculation of Class Certificate Balance" in this prospectus supplement.

      "Class CS Notional Amount" has the meaning set forth in "Description of the Offered Certificates--Interest" in this prospectus supplement.

      "Class WZ Accrual Amount" has the meaning set forth in "Description of the Offered Certificates--Interest" in this prospectus supplement.

      "Class WZ Accrual Termination Date" has the meaning set forth in "Description of the Offered Certificates--Interest" in this prospectus supplement.

      "Code" has the meaning set forth in "Material Federal Income Tax Consequences" in this prospectus supplement.

      "Corridor Agreement" has the meaning set forth in "Description of the Offered Certificates--Interest Rate Corridor Agreement" in this prospectus supplement.

      "Corridor Agreement Payment" has the meaning set forth in "Description of the Offered Certificates--Interest Rate Corridor Agreement" in this prospectus supplement.

      "Corridor Provider" has the meaning set forth in "Description of the Offered Certificates--Interest Rate Corridor Agreement" in this prospectus supplement.

      "Deposited Underlying Certificates" has the meaning set forth in "Description of the Deposited Underlying Certificates" in this prospectus supplement.

      "Depositor" means BCAP LLC.

      "Distribution Account" has the meaning set forth in "Description of the Offered Certificates--Distributions on the Deposited Underlying Certificates; Accounts" in this prospectus supplement.

      "Distribution Date" has the meaning set forth in "Description of the Offered Certificates--Distributions" in this prospectus supplement.

      "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

      "ERISA Eligible Certificates" has the meaning set forth in "ERISA Considerations" in this prospectus supplement.

      "Excess Funds" has the meaning set forth in "Description of the Offered Certificates--Reserve Fund" in this prospectus supplement.

      "Exemption" has the meaning set forth in "ERISA Considerations" in this prospectus supplement.

      "Fitch" means Fitch Ratings, Inc.

      "FSMA" means Financial Services and Markets Act 2000.

      "Group" has the meaning set forth in "Description of the Offered Certificates--Interest Rate Corridor Agreement" in this prospectus supplement.

      "Group I Certificates" means the Class PA, Class PB, Class PC, Class PD, Class PE, Class TA, Class WF and Class AR certificates.

      "Group II Certificates" means the Class CF and Class CS certificates.

      "Interest Accrual Period" has the meaning set forth in "Description of the Offered Certificates--Interest" in this prospectus supplement.

      "Interest Distribution Amount" has the meaning set forth in "Description of the Offered Certificates--Interest" in this prospectus supplement.

      "Interest Rate Corridor Amount" has the meaning set forth in "Description of the Offered Certificates--Reserve Fund" in this prospectus supplement.

      "Issuing Entity" means BCAP 2006-RR1.

      "LIBOR" has the meaning set forth in "Description of the Offered Certificates--Interest" in this prospectus supplement.

      "LIBOR Business Day" has the meaning set forth in "Description of the Offered Certificates--Interest" in this prospectus supplement.

      "Moodys" means Moody's Investors Service, Inc.

      "November 27, 2006 Underlying Trust Monthly Statement" has the meaning set forth in "Description of the Deposited Underlying Certificates" in this prospectus supplement.

      "Offered Certificates" has the meaning set forth in "Description of the Offered Certificates" in this prospectus supplement.

      "OID" has the meaning set forth in "Material Federal Income Tax Consequences" in this prospectus supplement.

      "Percentage Interest" has the meaning set forth in "Description of the Deposited Underlying Certificates--Assignment of the Deposited Underlying Certificates to the Issuing Entity; Representations and Warranties" in this prospectus supplement.

      "Plan" has the meaning set forth in "ERISA Consideration" in this prospectus supplement.

      "Prepayment Assumption" has the meaning set forth in "Material Federal Income Tax Consequences" in this prospectus supplement.

      "Rate Adjustment Date" has the meaning set forth in "Description of the Offered Certificates--Interest" in this prospectus supplement.

      "Reference Bank Rate" has the meaning set forth in "Description of the Offered Certificates--Interest" in this prospectus supplement.

      "Regular Certificates" has the meaning set forth in "Material Federal Income Tax Consequences" in this prospectus supplement.

      "Regulation AB" has the meaning set forth in "Description of the Offered Certificates--Interest Rate Corridor Agreement" in this prospectus supplement.

      "Relevant Implementation Date" has the meaning set forth in "European Economic Area" in this prospectus supplement.

      "Relevant Member State" has the meaning set forth in "European Economic Area" in this prospectus supplement.

      "Relevant Persons" has the meaning set forth in "Notice to United Kingdom Investors" in this prospectus supplement.

      "REMIC" has the meaning set forth in "Summary--Tax Status" in this prospectus supplement.

      "Reserve Fund" has the meaning set forth in "Description of the Offered Certificates--Reserve Fund" in this prospectus supplement.

      "Residual Certificates" has the meaning set forth in "Material Federal Income Tax Consequences" in this prospectus supplement.

      "S&P" means Standard & Poor's Rating Services, a division of the McGraw--Hill Companies, Inc.

      "Similar Law" has the meaning set forth in "ERISA Considerations" in this prospectus supplement.

      "SPA" means the standard prepayment assumption that represents an assumed rate of prepayment each month relative to the then-outstanding principal balance of the Underlying Mortgage Loans.

      "Sponsor" means Barclays Capital Inc.

      "Structuring Assumptions" has the meaning set forth in "Description of the Offered Certificates--Structuring Assumptions" in this prospectus supplement.

      "Swap Regulations" has the meaning set forth in "Material Federal Income Tax Consequences" in this prospectus supplement.

      "Tax Counsel" means Cadwalader, Wickersham & Taft LLP.

      "Telerate Screen Page 3750" has the meaning set forth in "Description of the Offered Certificates--Interest" in this prospectus supplement.

      "Trust Agreement" has the meaning set forth in "Description of the Offered Certificates--General" in this prospectus supplement.

      "Trust REMIC" has the meaning set forth in "Material Federal Income Tax Consequences" in this prospectus supplement.

      "Trustee" means Wells Fargo Bank, N.A.

      "Underlying Agreement" means a pooling and servicing agreement, dated as of October 30, 2006, among Wells Fargo Asset Securities Corporation, as depositor, Wells Fargo Bank, N.A., as master servicer, and HSBC Bank, USA National Association, as trustee.

      "Underlying Certificate Prospectus" has the meaning set forth in "Description of the Deposited Underlying Certificates" in this prospectus supplement.

      "Underlying Class A Certificates" has the meaning set forth in "Description of the Deposited Underlying Certificates--Priority of Distributions on Deposited Underlying Certificates" in this prospectus supplement.

      "Underlying Class B Certificates" has the meaning set for in "Description of the Deposited Underlying Certificates--Priority of Distributions on Deposited Underlying Certificates" in this prospectus supplement.

      "Underlying Distribution Date" has the meaning set forth in "Description of the Offered Certificates--Distributions" in this prospectus supplement.

      "Underlying Master Servicer" has the meaning set forth in "Description of the Deposited Underlying Certificates" in this prospectus supplement.

      "Underlying Mortgage Loans" has the meaning set forth in "Description of the Deposited Underlying Certificates" in this prospectus supplement.

      "Underlying Mortgage Pool Principal Balance" means the aggregate outstanding stated principal balance of the Underlying Mortgage Loans.

      "Underlying Prospectus Supplement" has the meaning set forth in "Description of the Deposited Underlying Certificates" in this prospectus supplement.

      "Underlying Realized Losses" has the meaning set forth in "Description of the Offered Certificates--Allocation of Realized Losses" in this prospectus supplement.

      "Underlying Senior Certificates" has the meaning set forth in "Description of the Deposited Underlying Certificates" in this prospectus supplement.

      "Underlying Subordinate Certificates" has the meaning set forth in "Description of the Deposited Underlying Certificates" in this prospectus supplement.

      "Underlying Trust" means the Wells Fargo Mortgage Backed Securities 2006-16 Trust.

      "Underlying Trustee" means HSBC Bank, USA, National Association.

      "Unpaid Interest Amounts" has the meaning set forth in "Description of the Offered Certificates--Interest" in this prospectus supplement.

      "Underwriter" means Barclays Capital Inc.

      "U.S. Person" has the meaning set forth in "The Trust
Agreement--Restrictions on Transfer of the Class AR Certificates" in this prospectus supplement.

      "Voting Rights" has the meaning set forth in "The Trust Agreement--Voting Rights" in this prospectus supplement.

      "Wells Fargo Bank" means Wells Fargo Bank, N.A.

                                     ANNEX I

               AGGREGATE TARGETED BALANCE AMOUNT AMORTIZATION SCHEDULE

                  Aggregate
Distribution      Targeted
   Date          Balance($)
------------    ------------
Dec-2006       302,139,177.51
Jan-2007       299,552,966.95
Feb-2007       296,910,505.24
Mar-2007       294,277,647.52
Apr-2007       291,654,345.87
May-2007       289,040,554.80
Jun-2007       286,436,231.20
Jul-2007       283,841,334.36
Aug-2007       281,255,825.89
Sep-2007       278,679,669.76
Oct-2007       276,112,832.25
Nov-2007       273,555,281.93
Dec-2007       271,006,989.62
Jan-2008       268,467,928.42
Feb-2008       265,938,073.60
Mar-2008       263,417,402.63
Apr-2008       260,905,895.13
May-2008       258,403,532.83
Jun-2008       255,910,299.57
Jul-2008       253,428,168.75
Aug-2008       250,959,136.28
Sep-2008       248,503,135.39
Oct-2008       246,060,099.69
Nov-2008       243,629,963.13
Dec-2008       241,212,660.00
Jan-2009       238,808,124.95
Feb-2009       236,416,292.98
Mar-2009       234,037,112.92
Apr-2009       231,670,520.24
May-2009       229,316,450.80
Jun-2009       226,974,840.73
Jul-2009       224,645,626.54
Aug-2009       222,328,745.05
Sep-2009       220,024,133.41
Oct-2009       217,731,729.10
Nov-2009       215,451,469.91
Dec-2009       213,183,293.99
Jan-2010       210,927,139.76
Feb-2010       208,682,946.00
Mar-2010       206,450,651.79
Apr-2010       204,230,196.54
May-2010       202,021,519.96
Jun-2010       199,824,562.08
Jul-2010       197,639,263.24
Aug-2010       195,465,564.10
Sep-2010       193,303,405.62
Oct-2010       191,152,729.06
Nov-2010       189,013,476.00
Dec-2010       186,885,588.32
Jan-2011       184,769,008.19
Feb-2011       182,663,678.10
Mar-2011       180,569,540.83
Apr-2011       178,486,539.45
May-2011       176,414,617.34
Jun-2011       174,353,718.16
Jul-2011       172,303,785.89
Aug-2011       170,264,764.78
Sep-2011       168,236,599.36
Oct-2011       166,219,234.48
Nov-2011       164,227,614.93
Dec-2011       162,246,612.36
Jan-2012       160,276,172.25
Feb-2012       158,316,240.37
Mar-2012       156,366,762.76
Apr-2012       154,427,685.75
May-2012       152,498,955.93
Jun-2012       150,580,520.18
Jul-2012       148,672,325.65
Aug-2012       146,774,319.77
Sep-2012       144,886,450.22
Oct-2012       143,008,664.98
Nov-2012       141,145,717.64
Dec-2012       139,292,716.41
Jan-2013       137,449,610.08
Feb-2013       135,616,347.69
Mar-2013       133,792,878.57
Apr-2013       131,979,152.28
May-2013       130,175,118.65
Jun-2013       128,380,727.78
Jul-2013       126,595,930.02
Aug-2013       124,820,675.97
Sep-2013       123,054,916.49
Oct-2013       121,298,602.71
Nov-2013       119,560,849.94
Dec-2013       117,832,362.34
Jan-2014       116,113,091.99
Feb-2014       114,402,991.21
Mar-2014       112,702,012.57
Apr-2014       111,010,108.88
May-2014       109,327,233.20
Jun-2014       107,661,365.36
Jul-2014       106,020,286.42
Aug-2014       104,403,641.79
Sep-2014       102,811,081.80
Oct-2014       101,242,261.70
Nov-2014        99,716,631.43
Dec-2014        98,213,608.88
Jan-2015        96,732,870.63
Feb-2015        95,274,097.78
Mar-2015        93,836,975.92
Apr-2015        92,421,195.03
May-2015        91,026,449.43
Jun-2015        89,652,437.74
Jul-2015        88,298,862.78
Aug-2015        86,965,431.55
Sep-2015        85,651,855.18
Oct-2015        84,357,848.81
Nov-2015        83,100,051.30

                  Aggregate
Distribution      Targeted
   Date          Balance($)
------------    ------------

Dec-2015       81,860,778.19
Jan-2016       80,639,766.20
Feb-2016       79,430,618.51
Mar-2016       78,239,351.94
Apr-2016       77,065,711.80
May-2016       75,909,446.95
Jun-2016       74,770,309.74
Jul-2016       73,648,055.98
Aug-2016       72,542,444.88
Sep-2016       71,453,195.92
Oct-2016       70,380,119.06
Nov-2016       69,322,983.44
Dec-2016       68,281,561.41
Jan-2017       67,255,628.51
Feb-2017       66,244,963.42
Mar-2017       65,249,347.89
Apr-2017       64,268,566.75
May-2017       63,302,407.79
Jun-2017       62,350,661.81
Jul-2017       61,413,122.51
Aug-2017       60,489,586.49
Sep-2017       59,579,853.17
Oct-2017       58,683,724.80
Nov-2017       57,801,006.37
Dec-2017       56,931,505.63
Jan-2018       56,075,033.00
Feb-2018       55,231,401.55
Mar-2018       54,400,426.99
Apr-2018       53,581,927.57
May-2018       52,775,724.13
Jun-2018       51,981,639.99
Jul-2018       51,199,500.96
Aug-2018       50,429,135.28
Sep-2018       49,670,373.61
Oct-2018       48,923,048.97
Nov-2018       48,186,996.74
Dec-2018       47,462,054.59
Jan-2019       46,748,062.48
Feb-2019       46,044,862.61
Mar-2019       45,352,299.39
Apr-2019       44,670,219.43
May-2019       43,998,471.47
Jun-2019       43,336,906.41
Jul-2019       42,685,377.20
Aug-2019       42,043,738.89
Sep-2019       41,411,848.56
Oct-2019       40,789,565.29
Nov-2019       40,176,750.15
Dec-2019       39,573,266.15
Jan-2020       38,978,978.25
Feb-2020       38,393,753.30
Mar-2020       37,817,460.01
Apr-2020       37,249,968.95
May-2020       36,691,152.52
Jun-2020       36,140,884.91
Jul-2020       35,599,042.08
Aug-2020       35,065,501.73
Sep-2020       34,540,143.31
Oct-2020       34,022,847.94
Nov-2020       33,513,498.43
Dec-2020       33,011,979.25
Jan-2021       32,513,941.58
Feb-2021       32,023,601.76
Mar-2021       31,540,847.49
Apr-2021       31,065,568.05
May-2021       30,597,654.32
Jun-2021       30,136,998.68
Jul-2021       29,683,495.07
Aug-2021       29,237,038.89
Sep-2021       28,797,527.07
Oct-2021       28,364,857.96
Nov-2021       27,938,931.36
Dec-2021       27,519,648.49
Jan-2022       27,106,911.98
Feb-2022       26,700,625.83
Mar-2022       26,300,695.39
Apr-2022       25,907,027.38
May-2022       25,519,529.83
Jun-2022       25,138,112.05
Jul-2022       24,762,684.68
Aug-2022       24,393,159.59
Sep-2022       24,029,449.94
Oct-2022       23,671,470.09
Nov-2022       23,319,135.64
Dec-2022       22,972,363.36
Jan-2023       22,631,071.24
Feb-2023       22,295,178.42
Mar-2023       21,964,605.18
Apr-2023       21,639,272.95
May-2023       21,319,104.27
Jun-2023       21,004,022.78
Jul-2023       20,693,953.22
Aug-2023       20,388,821.39
Sep-2023       20,088,554.16
Oct-2023       19,793,206.61
Nov-2023       19,502,577.60
Dec-2023       19,216,597.13
Jan-2024       18,935,196.19
Feb-2024       18,658,306.77
Mar-2024       18,385,861.81
Apr-2024       18,117,795.23
May-2024       17,854,041.88
Jun-2024       17,594,537.54
Jul-2024       17,339,814.38
Aug-2024       17,089,201.31
Sep-2024       16,842,637.07
Oct-2024       16,600,061.25
Nov-2024       16,361,414.32
Dec-2024       16,126,637.59
Jan-2025       15,895,673.23
Feb-2025       15,580,924.05
Mar-2025       15,270,144.71
Apr-2025       14,964,431.84
May-2025       14,663,709.53
Jun-2025       14,367,902.97
Jul-2025       14,076,938.40

                  Aggregate
Distribution      Targeted
   Date          Balance($)
------------    ------------
Aug-2025       13,790,743.13
Sep-2025       13,509,245.51
Oct-2025       13,232,374.94
Nov-2025       12,960,061.80
Dec-2025       12,692,237.49
Jan-2026       12,428,834.40
Feb-2026       12,169,785.89
Mar-2026       11,915,026.28
Apr-2026       11,664,490.83
May-2026       11,418,115.73
Jun-2026       11,175,838.10
Jul-2026       10,937,595.96
Aug-2026       10,703,328.24
Sep-2026       10,472,974.71
Oct-2026       10,246,476.06
Nov-2026       10,023,773.80
Dec-2026        9,804,810.31
Jan-2027        9,589,528.77
Feb-2027        9,377,873.21
Mar-2027        9,169,788.47
Apr-2027        8,965,220.16
May-2027        8,764,114.72
Jun-2027        8,566,419.31
Jul-2027        8,372,081.92
Aug-2027        8,181,051.23
Sep-2027        7,993,276.72
Oct-2027        7,808,708.56
Nov-2027        7,627,297.67
Dec-2027        7,448,995.66
Jan-2028        7,273,754.86
Feb-2028        7,101,528.30
Mar-2028        6,932,269.66
Apr-2028        6,765,933.33
May-2028        6,602,474.33
Jun-2028        6,441,873.43
Jul-2028        6,284,061.34
Aug-2028        6,128,995.05
Sep-2028        5,976,632.17
Oct-2028        5,826,930.92
Nov-2028        5,679,850.13
Dec-2028        5,535,349.26
Jan-2029        5,393,388.32
Feb-2029        5,253,927.92
Mar-2029        5,116,929.27
Apr-2029        4,982,354.10
May-2029        4,850,164.75
Jun-2029        4,720,324.06
Jul-2029        4,592,795.46
Aug-2029        4,467,542.89
Sep-2029        4,344,530.83
Oct-2029        4,223,724.27
Nov-2029        4,105,088.71
Dec-2029        3,988,590.18
Jan-2030        3,874,195.19
Feb-2030        3,761,870.75
Mar-2030        3,651,584.34
Apr-2030        3,543,303.94
May-2030        3,436,997.98
Jun-2030        3,332,635.38
Jul-2030        3,230,185.49
Aug-2030        3,129,618.12
Sep-2030        3,030,903.55
Oct-2030        2,934,012.47
Nov-2030        2,838,916.00
Dec-2030        2,745,585.71
Jan-2031        2,653,993.57
Feb-2031        2,564,111.97
Mar-2031        2,475,913.73
Apr-2031        2,389,372.03
May-2031        2,304,460.47
Jun-2031        2,221,153.06
Jul-2031        2,139,424.17
Aug-2031        2,059,248.54
Sep-2031        1,980,601.32
Oct-2031        1,903,458.00
Nov-2031        1,827,794.46
Dec-2031        1,753,586.90
Jan-2032        1,680,811.92
Feb-2032        1,609,446.43
Mar-2032        1,539,467.70
Apr-2032        1,470,853.35
May-2032        1,403,581.32
Jun-2032        1,337,629.88
Jul-2032        1,272,977.62
Aug-2032        1,209,603.46
Sep-2032        1,147,486.63
Oct-2032        1,086,606.68
Nov-2032        1,026,943.44
Dec-2032          968,477.08
Jan-2033          911,188.04
Feb-2033          855,057.05
Mar-2033          800,065.15
Apr-2033          746,193.66
May-2033          693,424.17
Jun-2033          641,738.54
Jul-2033          591,118.94
Aug-2033          541,547.76
Sep-2033          493,007.69
Oct-2033          445,481.67
Nov-2033          398,952.89
Dec-2033          353,404.82
Jan-2034          311,955.36
Feb-2034          271,383.27
Mar-2034          231,673.96
Apr-2034          192,813.05
May-2034          154,786.40
Jun-2034          117,580.07
Jul-2034           81,180.33
Aug-2034           45,573.66
Sep-2034           42,303.81
Oct-2034           39,100.90
Nov-2034           35,963.84
Dec-2034           32,891.54
Jan-2035           29,882.94
Feb-2035           26,936.99
Mar-2035           24,052.64

                  Aggregate
Distribution      Targeted
   Date          Balance($)
------------    ------------
Apr-2035         21,228.89
May-2035         18,464.73
Jun-2035         15,759.17
Jul-2035         13,111.23
Aug-2035         10,519.97
Sep-2035          7,984.42
Oct-2035          5,503.67
Nov-2035          3,076.79
Dec-2035            702.88
Jan-2036              -

                                    ANNEX II

                   INTEREST RATE CORRIDOR NOTIONAL BALANCE SCHEDULE

Distribution         Notional
   Date            Balance ($)
-------------   --------------
Dec-2006                 0.00
Jan-2007        25,000,000.00
Feb-2007        25,000,000.00
Mar-2007        25,000,000.00
Apr-2007        25,000,000.00
May-2007        25,000,000.00
Jun-2007        25,000,000.00
Jul-2007        25,000,000.00
Aug-2007        25,000,000.00
Sep-2007        25,000,000.00
Oct-2007        25,000,000.00
Nov-2007        25,000,000.00
Dec-2007        25,000,000.00
Jan-2008        25,000,000.00
Feb-2008        25,000,000.00
Mar-2008        25,000,000.00
Apr-2008        25,000,000.00
May-2008        25,000,000.00
Jun-2008        25,000,000.00
Jul-2008        25,000,000.00
Aug-2008        25,000,000.00
Sep-2008        25,000,000.00
Oct-2008        25,000,000.00
Nov-2008        25,000,000.00
Dec-2008        25,000,000.00
Jan-2009        11,799,834.49
Feb-2009        11,415,882.31
Mar-2009        11,042,245.09
Apr-2009        10,678,745.35
May-2009        10,325,204.53
Jun-2009         9,981,446.93
Jul-2009         9,647,299.61
Aug-2009         9,322,592.40
Sep-2009         9,007,157.85
Oct-2009         8,700,831.16
Nov-2009         8,403,450.16
Dec-2009         8,114,855.28
Jan-2010         7,834,889.47
Feb-2010         7,563,398.22
Mar-2010         7,300,229.46
Apr-2010         7,045,233.59
May-2010         6,798,263.34
Jun-2010         6,559,173.87
Jul-2010         6,327,822.61
Aug-2010         6,104,069.29
Sep-2010         5,887,775.88
Oct-2010         5,678,806.60
Nov-2010         5,477,027.81
Dec-2010         5,282,308.02
Jan-2011         5,094,517.90
Feb-2011         4,913,530.14
Mar-2011         4,739,219.51
Apr-2011         4,571,462.81
May-2011         4,410,138.79
Jun-2011         4,255,128.20
Jul-2011         4,106,313.68
Aug-2011         3,963,579.78
Sep-2011         3,826,812.92
Oct-2011         3,695,901.35
Nov-2011         3,570,735.13
Dec-2011         3,455,960.65
Jan-2012         3,346,672.37
Feb-2012         3,242,765.78
Mar-2012         3,144,138.07
Apr-2012         3,050,688.11
May-2012         2,962,316.41
Jun-2012         2,878,925.11
Jul-2012         2,800,417.93
Aug-2012         2,726,700.18
Sep-2012         2,657,678.71
Oct-2012         2,593,261.90
Nov-2012         2,533,359.60
Dec-2012         2,479,326.00
Jan-2013         2,429,605.30
Feb-2013         2,384,111.99
Mar-2013         2,342,761.94
Apr-2013         2,305,472.45
May-2013         2,272,162.15
Jun-2013         2,242,751.01
Jul-2013         2,217,160.34
Aug-2013         2,195,312.74
Sep-2013         2,177,132.09
Oct-2013         2,162,543.53
Nov-2013         2,149,406.16
Dec-2013         2,135,658.39
Jan-2014         2,121,677.32
Feb-2014         2,107,474.83
Mar-2014         2,093,062.45
Apr-2014         2,078,451.42
May-2014         2,063,652.65
Jun-2014         2,048,676.76
Jul-2014         2,033,534.07
Aug-2014         2,018,234.60
Sep-2014         2,002,788.09
Oct-2014         1,987,204.02
Nov-2014         1,971,491.58
Dec-2014         1,955,393.59
Jan-2015         1,939,199.48
Feb-2015         1,922,917.27
Mar-2015         1,906,554.70
Apr-2015         1,890,119.29
May-2015         1,873,618.35
Jun-2015         1,857,058.96
Jul-2015         1,840,447.97
Aug-2015         1,823,792.03
Sep-2015         1,807,097.60
Oct-2015         1,790,370.91
Nov-2015         1,773,618.03
Dec-2015         1,756,666.91
Jan-2016         1,739,715.22

Distribution         Notional
   Date            Balance ($)
-------------   --------------
Feb-2016        1,722,767.92
Mar-2016        1,705,693.71
Apr-2016        1,688,634.51
May-2016        1,671,594.81
Jun-2016        1,654,578.96
Jul-2016        1,637,591.15
Aug-2016        1,620,635.44
Sep-2016        1,603,715.73
Oct-2016        1,586,834.83
Nov-2016        1,569,997.35
Dec-2016        1,553,206.80
Jan-2017        1,536,466.57
Feb-2017        1,519,779.89
Mar-2017        1,503,149.93
Apr-2017        1,486,579.68
May-2017        1,470,072.06
Jun-2017        1,453,629.84
Jul-2017        1,437,255.72
Aug-2017        1,420,952.26
Sep-2017        1,404,721.94
Oct-2017        1,388,567.13
Nov-2017        1,372,490.10
Dec-2017        1,356,493.01
Jan-2018        1,340,577.96
Feb-2018        1,324,746.92
Mar-2018        1,309,001.82
Apr-2018        1,293,344.45
May-2018        1,277,776.56
Jun-2018        1,262,299.79
Jul-2018        1,246,915.70
Aug-2018        1,231,625.80
Sep-2018        1,216,431.51
Oct-2018        1,201,334.16
Nov-2018        1,186,335.03
Dec-2018        1,171,435.32
Jan-2019        1,156,636.17
Feb-2019        1,141,938.65
Mar-2019        1,127,343.76
Apr-2019        1,112,852.46
May-2019        1,098,465.62
Jun-2019        1,084,184.08
Jul-2019        1,070,008.59
Aug-2019        1,055,939.88
Sep-2019        1,041,978.61
Oct-2019        1,028,125.38
Nov-2019        1,014,380.76
Dec-2019        1,000,745.24
Jan-2020          987,219.29
Feb-2020          973,803.33
Mar-2020          960,497.72
Apr-2020          947,302.80
May-2020          934,218.84
Jun-2020          921,246.10
Jul-2020          908,384.76
Aug-2020          895,635.00
Sep-2020          882,996.95
Oct-2020          870,470.69
Nov-2020          858,056.29
Dec-2020          845,753.76
Jan-2021          833,563.09
Feb-2021          821,358.24
Mar-2021          809,267.03
Apr-2021          797,289.35
May-2021          785,425.07
Jun-2021          773,674.00
Jul-2021          762,035.96
Aug-2021          750,510.73
Sep-2021          739,098.05
Oct-2021          727,797.65
Nov-2021          716,609.25
Dec-2021          705,532.52
Jan-2022          694,567.13
Feb-2022          683,712.70
Mar-2022          672,968.86
Apr-2022          662,335.22
May-2022          651,811.34
Jun-2022          641,396.80
Jul-2022          631,091.14
Aug-2022          620,893.89
Sep-2022          610,804.55
Oct-2022          600,822.64
Nov-2022          590,947.62
Dec-2022          581,178.97
Jan-2023          571,516.15
Feb-2023          561,958.58
Mar-2023          552,505.72
Apr-2023          543,156.97
May-2023          533,911.73
Jun-2023          524,769.42
Jul-2023          515,729.40
Aug-2023          506,791.06
Sep-2023          497,953.76
Oct-2023          489,216.87
Nov-2023          480,583.96
Dec-2023          472,050.06
Jan-2024          463,614.52
Feb-2024          455,276.66
Mar-2024          447,035.81
Apr-2024          438,891.27
May-2024          430,842.35
Jun-2024          422,888.38
Jul-2024          415,028.63
Aug-2024          407,282.67
Sep-2024          399,629.18
Oct-2024          392,067.43
Nov-2024          384,596.72
Dec-2024          377,216.32
Jan-2025          369,925.52
Feb-2025          362,723.58
Mar-2025          355,609.80
Apr-2025          348,583.43
May-2025          341,643.75
Jun-2025          334,790.03
Jul-2025          328,021.54
Aug-2025          321,337.53
Sep-2025          314,737.28
Oct-2025          308,220.05
Nov-2025          301,785.10

Distribution         Notional
   Date            Balance ($)
-------------   --------------
Dec-2025         295,431.70
Jan-2026         289,159.11
Feb-2026         282,966.59
Mar-2026         276,853.42
Apr-2026         270,818.84
May-2026         264,862.13
Jun-2026         258,982.56
Jul-2026         253,179.39
Aug-2026         247,451.89
Sep-2026         241,799.32
Oct-2026         236,220.97
Nov-2026         230,716.11
Dec-2026         225,284.01
Jan-2027         219,923.95
Feb-2027         214,635.20
Mar-2027         209,417.05
Apr-2027         204,268.79
May-2027         199,189.69
Jun-2027         194,179.06
Jul-2027         189,236.17
Aug-2027         184,360.34
Sep-2027         179,550.85
Oct-2027         174,807.00
Nov-2027         170,128.10
Dec-2027         165,513.46
Jan-2028         160,962.39
Feb-2028         156,474.20
Mar-2028         152,048.20
Apr-2028         147,683.73
May-2028         143,380.11
Jun-2028         139,136.66
Jul-2028         134,953.39
Aug-2028         130,828.94
Sep-2028         126,762.67
Oct-2028         122,753.91
Nov-2028         118,802.01
Dec-2028         114,906.33
Jan-2029         111,066.22
Feb-2029         107,281.04
Mar-2029         103,550.16
Apr-2029          99,872.95
May-2029          96,248.78
Jun-2029          92,677.02
Jul-2029          89,157.07
Aug-2029          85,688.30
Sep-2029          82,270.11
Oct-2029          78,901.89
Nov-2029          75,583.04
Dec-2029          72,312.97
Jan-2030          69,091.09
Feb-2030          65,916.81
Mar-2030          62,789.54
Apr-2030          59,708.72
May-2030          56,673.76
Jun-2030          53,684.10
Jul-2030          50,739.17
Aug-2030          47,838.43
Sep-2030          44,981.30
Oct-2030          42,167.24
Nov-2030          39,395.72
Dec-2030          36,666.17
Jan-2031          33,978.09
Feb-2031          31,330.91
Mar-2031          28,724.13
Apr-2031          26,157.22
May-2031          23,629.67
Jun-2031          21,140.95
Jul-2031          18,690.58
Aug-2031          16,278.03
Sep-2031          13,902.80
Oct-2031          11,564.42
Nov-2031           9,262.38
Dec-2031           6,996.20
Jan-2032           4,765.40
Feb-2032           2,569.51
 Mar-2032            408.06
  Apr-2032             0.00

PROSPECTUS

November 28, 2006

                                    BCAP LLC
                                    Depositor

                             Asset-Backed Securities
                (Issuable in Series by Separate Issuing Entities)

      BCAP LLC from time to time will offer asset-backed pass-through certificates or asset-backed notes. We will offer the certificates or notes through this prospectus and a separate prospectus supplement for each series.

      For each series we will establish a trust fund consisting primarily of:

      o a segregated pool of various types of single-family and multifamily residential mortgage loans, home equity loans and home improvement contracts, cooperative apartment loans or manufactured housing conditional sales contracts and installment loan agreements or beneficial interests in them; or

      o pass-through certificates or collateralized mortgage obligations that may or may not be issued or guaranteed by the Government National Mortgage Association, the Federal National Mortgage Association or the Federal Home Loan Mortgage Corporation.

      The certificates of a series will evidence beneficial ownership interests in the trust fund. The notes of a series will evidence indebtedness of the trust fund. The certificates or notes of a series may be divided into two or more classes which may have different interest rates and which may receive principal payments in differing proportions and at different times. In addition, the rights of certain holders of classes may be subordinate to the rights of holders of other classes to receive principal and interest.

--------------------------------------------------------------------------------

      You should consider carefully the risk factors beginning on page 16 of this prospectus and in the related prospectus supplement.

      The securities will not represent obligations of BCAP LLC or any of its affiliates. Neither the depositor nor any of the depositor's affiliates, will insure or guarantee distributions on the securities of any series. No governmental agency will insure the securities or the collateral securing the securities.

      You should consult with your own advisors to determine if the offered securities are appropriate investments for you and to determine the applicable legal, tax, regulatory and accounting treatment of the offered securities.

--------------------------------------------------------------------------------

      Neither the Securities and Exchange Commission nor any state commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

      No secondary market will exist for a series of certificates or notes prior to its offering. We cannot assure you that a secondary market will develop for the certificates or notes, as applicable, of any series, or, if it does develop, that it will continue.

                                Barclays Capital

      We may offer the certificates or notes, as applicable, through one or more different methods, including offerings through underwriters, as more fully described under "Plans of Distribution" in this prospectus and in the related prospectus supplement. Our affiliates may from time to time act as agents or underwriters in connection with the sale of the offered certificates or notes, as applicable. We or our affiliates may retain or hold for sale, from time to time, one or more classes of a series of certificates or notes, as applicable. We may offer certain classes of the certificates or notes, as applicable, if so specified in the related prospectus supplement, in one or more transactions exempt from the registration requirements of the Securities Act of 1933, as amended. These offerings will not be made pursuant to this prospectus or the related registration statement.

                           ___________________________

      This prospectus may not be used to consummate sales of the offered certificates or notes, as applicable, unless accompanied by a prospectus supplement.

                                TABLE OF CONTENTS

                                                                          Page
                                                                          ----

SUMMARY OF TERMS.............................................................7
RISK FACTORS................................................................16
Limited Liquidity of Securities May Adversely Affect the Market Value
   of Your Securities.......................................................16
Assets of Trust Fund Are Limited............................................16
Credit Enhancement Is Limited in Amount and Coverage........................16
Yield is Sensitive to Rate of Principal Prepayment..........................17
Borrower May Be Unable to Make Balloon Payment..............................18
Nature of Mortgages Could Adversely Affect Value of Properties..............19
High Loan-to-Value Ratios Increase Risk of Loss.............................21
Violations of Environmental Laws May Reduce Recoveries on Properties........21
Violations of Federal Laws May Adversely Affect Ability to Collect on
   Loans....................................................................21
Ratings of the Securities are Limited and May be Withdrawn or Lowered.......22
Adverse Conditions in the Residential Real Estate Markets May Result in
   a Decline in Property Values.............................................23
Book-Entry System for Certain Classes May Decrease Liquidity and Delay
   Payment..................................................................24
Your Yield May Be Subject to Any Negative Amortization on the Related
   Mortgage Loans...........................................................24
Bankruptcy of the Depositor or a Sponsor May Delay or Reduce
   Collections on Loans.....................................................25
Unsecured Home Improvement Contracts May Experience Relatively Higher
   Losses...................................................................25
Mortgage Loans Underwritten as Non-Conforming Credits May Experience
   Relatively Higher Losses.................................................26
Assets of the Trust Fund May Include Delinquent and Sub-Performing
   Residential Loans........................................................27
Value of Collateral Securing Cooperative Loans May Diminish in Value........27
Changes in the Market Value of Properties May Adversely Affect Payments
   on the Securities........................................................28
Increased Use of New Mortgage Loan Products by Borrowers May Result in
   Decline in Real Estate Values Generally..................................28
Servicing Fee May be Insufficient to Engage Replacement Master
   Servicers or Servicers...................................................28
DEFINED TERMS...............................................................29
THE TRUST FUNDS.............................................................29
Residential Loans...........................................................29
Agency Securities...........................................................35
Stripped Agency Securities..................................................40
Additional Information Concerning the Trust Funds...........................40
USE OF PROCEEDS.............................................................42
YIELD CONSIDERATIONS........................................................43
MATURITY AND PREPAYMENT CONSIDERATIONS......................................44
THE DEPOSITOR...............................................................47
THE SPONSOR.................................................................47
RESIDENTIAL LOANS...........................................................48
Underwriting Standards......................................................48
Representations by Unaffiliated Sellers; Repurchases........................48
Sub-Servicing...............................................................50
DESCRIPTION OF THE SECURITIES...............................................50
General.....................................................................50
Assignment of Assets of the Trust Fund......................................51
Deposits to the Trust Account...............................................54
Pre-Funding Account.........................................................55
Payments on Residential Loans...............................................55
Payments on Agency Securities...............................................56
Distributions...............................................................56
Principal and Interest on the Securities....................................58
Available Distribution Amount...............................................59
Subordination...............................................................60
Advances....................................................................62
Statements to Holders of Securities.........................................62
Book-Entry Registration of Securities.......................................64
Collection and Other Servicing Procedures...................................68
Realization on Defaulted Residential Loans..................................69

Retained Interest, Administration Compensation and Payment of Expenses......70
Evidence as to Compliance...................................................71
Certain Matters Regarding the Master Servicer, the Depositor and the
   Trustee..................................................................72
Deficiency Events...........................................................75
Events of Default...........................................................76
Amendment...................................................................80
Termination.................................................................81
Voting Rights...............................................................81
DESCRIPTION OF PRIMARY INSURANCE COVERAGE...................................81
Primary Credit Insurance Policies...........................................81
FHA Insurance and VA Guarantees.............................................82
Primary Hazard Insurance Policies...........................................84
DESCRIPTION OF CREDIT SUPPORT...............................................86
Pool Insurance Policies.....................................................86
Special Hazard Insurance Policies...........................................88
Bankruptcy Bonds............................................................91
Reserve Funds...............................................................91
Cross-Support Provisions....................................................92
Letter of Credit............................................................92
Insurance Policies and Surety Bonds.........................................92
Excess Spread...............................................................92
Overcollateralization.......................................................92
Derivative Products.........................................................93
CERTAIN LEGAL ASPECTS OF RESIDENTIAL LOANS..................................93
General.....................................................................93
Mortgage Loans..............................................................94
Cooperative Loans...........................................................94
Tax Aspects of Cooperative Ownership........................................95
Manufactured Housing Contracts Other Than Land Contracts....................96
Foreclosure on Mortgages....................................................98
Foreclosure on Cooperative Shares..........................................101
Repossession with respect to Manufactured Housing Contracts that are not Land Contracts......................................................102
Rights of Redemption with respect to Residential Properties................103
Notice of Sale; Redemption Rights with respect to Manufactured Homes.......103
Anti-Deficiency Legislation, Bankruptcy Laws and Other Limitations on
   Lenders.................................................................103
Junior Mortgages...........................................................106
Consumer Protection Laws...................................................106
"High Cost" Loans and Predatory Lending Laws...............................108
Enforceability of Certain Provisions.......................................108
Prepayment Charges and Prepayments.........................................109
Subordinate Financing......................................................110
Applicability of Usury Laws................................................110
Alternative Mortgage Instruments...........................................111
Environmental Legislation..................................................111
Servicemembers Civil Relief Act and the California Military and
   Veterans Code...........................................................113
Forfeiture for Drug, RICO and Money Laundering Violations..................113
FEDERAL INCOME TAX CONSEQUENCES............................................114
General....................................................................114
REMICs.....................................................................114
      General..............................................................114
      Taxation of Owners of Regular Securities.............................118
      Taxation of Owners of Residual Securities............................127
      Taxes That May Be Imposed on the REMIC Pool..........................135
      Liquidation of the REMIC Pool........................................136
      Administrative Matters...............................................137
      Limitations on Deduction of Certain Expenses.........................137
      Taxation of Certain Foreign Investors................................138
      Backup Withholding...................................................139
      Reporting Requirements...............................................139
Grantor Trust Funds........................................................140
      Classification of Grantor Trust Funds................................140
      Standard Securities..................................................140
      Stripped Securities..................................................143
      Reporting Requirements and Backup Withholding........................147
Partnership Trust Funds....................................................148
      Classification of Partnership Trust Funds............................148
      Characterization of Investments in Partnership Securities and
         Debt Securities...................................................148
      Taxation of Holder of Debt Securities................................148
      Taxation of Owners of Partnership Securities.........................149
STATE AND OTHER TAX CONSEQUENCES...........................................154

ERISA CONSIDERATIONS.......................................................154
LEGAL INVESTMENT...........................................................158
PLANS OF DISTRIBUTION......................................................160
INCORPORATION OF CERTAIN INFORMATION BY REFERENCE..........................161
LEGAL MATTERS..............................................................162
FINANCIAL INFORMATION......................................................162
ADDITIONAL INFORMATION.....................................................162
RATING.....................................................................162
GLOSSARY OF TERMS..........................................................165

              Important Notice about Information Presented in this
             Prospectus and Each Accompanying Prospectus Supplement

      Two separate documents contain information about the offered certificates or notes, as applicable. These documents progressively provide more detail:

      (1) this prospectus, which provides general information, some of which may not apply to the offered securities; and

      (2) the accompanying prospectus supplement for each series, which describes the specific terms of the offered securities.

      If the terms of the offered securities vary between this prospectus and the accompanying prospectus supplement, you should rely on the information in the prospectus supplement.

      You should rely only on the information contained in this prospectus and the accompanying prospectus supplement. We have not authorized anyone to provide you with information that is different from that contained in this prospectus and the related prospectus supplement. The information in this prospectus is accurate only as of the date of this prospectus.

                        ________________________________

      If you require additional information, the mailing address of our principal executive offices is BCAP LLC, 200 Park Avenue, New York, NY 10166 and the telephone number is (212) 412-4000.

                                SUMMARY OF TERMS

      This summary highlights selected information from this document. It does not contain all of the information that you need to consider in making an investment decision. Please read this entire prospectus and the accompanying prospectus supplement as well as the terms and provisions of the related pooling and servicing agreement or trust agreement carefully to understand all of the terms of a series of securities.

Relevant Parties

   Sponsor ................   The prospectus supplement for each series of
                              securities will identify the sponsor or sponsors for the related series. If specified in the related prospectus supplement, the sponsor may be Barclays Bank PLC, a public limited company registered in England and Wales and regulated by the United Kingdom's Financial Services Authority.
                              The registered head office of Barclays Bank PLC is located at 1 Churchill Place, London, E14 5HP and it maintains a branch office at 200 Park Avenue, New York, New York 10166.

   Depositor ..............   BCAP LLC, the depositor, is a limited liability
                              company organized under the laws of Delaware. The principal executive office of the depositor is located at 200 Park Avenue, New York, New York
                              10166, and its telephone number is (212) 412-4000.
                              The depositor is a direct wholly owned subsidiary of Barclays Bank PLC.

   Master Servicer ........   The entity or entities named as master servicer in
                              the related prospectus supplement.

   Trustees ...............   The trustee or indenture trustee named as trustee
                              in the related prospectus supplement. The owner trustee named as owner trustee in the related prospectus supplement.

   Issuing Entity .........   The trust or other entity established by the
                              depositor that will act as the issuer of a series of certificates or notes.

Securities

   Description of
      Securities ..........   The issuing entity will offer asset-backed
                              pass-through certificates or asset-backed notes from time to time. These securities will be offered in one or more series. Each series of securities will include one or more classes representing either a beneficial ownership interest in, or indebtedness secured by, a trust fund. The trust fund will consist of a segregated pool of residential loans or agency securities, or beneficial interests in them, and certain other assets described below.

                              A series of securities may include one or more classes of securities that may be entitled to, among other things:

                              o principal distributions, with disproportionate, nominal or no interest distributions;

                              o interest distributions, with disproportionate, nominal or no principal distributions;

                              o distributions only of prepayments of principal throughout the lives of the securities or during specified periods;

                              o  subordinated distributions of scheduled
                                 payments of principal, prepayments of
                                 principal, interest or any combination of these payments;

                              o distributions only after the occurrence of events specified in the related prospectus supplement;

                              o distributions in accordance with a schedule or formula or on the basis of collections from designated portions of the assets in the related trust fund;

                              o interest at a fixed rate or a rate that is subject to change from time to time; or

                              o distributions allocable to interest only after the occurrence of events specified in the related prospectus supplement and may accrue interest until these events occur.

                              The related prospectus supplement will specify these entitlements.

                              The timing and amounts of these distributions may vary among classes, over time. In addition, a series may include two or more classes of securities which differ as to timing, sequential order or amount of distributions of principal or interest, or both, or as to subordination.

                              The related prospectus supplement will specify if each class of securities

                              o  has a stated principal amount; and

                              o is entitled to distributions of interest on the security principal balance based on a specified security interest rate.

   Interest ...............   Interest on each class of securities for a series:

                              o will accrue at the applicable security interest rate on its outstanding security principal balance;

                              o  will be distributed to holders of the
                                 securities as provided in the related
                                 prospectus supplement on the related
                                 distribution date; and

                              o  may be reduced to the extent of certain
                                 delinquencies or other contingencies described in the related prospectus supplement.

                              Distributions with respect to accrued interest on accrual securities will be identified in the related prospectus supplement. This accrued interest will not be distributed but rather will be added to the security principal balance of each series prior to the time when accrued interest becomes payable.

                              Distributions with respect to interest on interest-only securities with no or, in certain cases, a nominal security principal balance will be made on each distribution date on the basis of a notional amount as described in this prospectus and in the related prospectus supplement.

                              See "Yield Considerations," "Maturity and
                              Prepayment Considerations" and "Description of the Securities" in this prospectus.

   Principal ..............   The security principal balance of a security
                              represents the maximum dollar amount, exclusive of interest, which you are entitled to receive as principal from future cash flow on the assets in the related trust fund. The related prospectus supplement will set forth the initial security principal balance of each class of securities.

                              Generally, distributions of principal will be payable as set forth in the related prospectus supplement, which may be on a pro rata basis among all of the securities of the same class, in proportion to their respective outstanding security principal balances.

                              If an interest-only security does not have a security principal balance, it will not receive distributions of principal. See "The Trust Funds," "Maturity and Prepayment Considerations" and "Description of the Securities" in this prospectus.

Assets

   The Trust Funds ........   Each trust fund will consist of:

                              o a segregated pool of residential loans, agency securities and/or mortgage securities; and

                              o certain other assets as described in this prospectus and in the related prospectus supplement.

                              The depositor will purchase all assets of the trust fund, either directly or through an affiliate, from unaffiliated sellers. The depositor will generally deposit the assets into the related trust fund as of the first day of the month in which the securities evidencing interests in the trust fund or collateralized by the assets of the trust fund are initially issued. See "Description of the Securities-Pre-Funding Account" in this prospectus.

      A. Residential Loans    The residential loans will consist of any
                              combination of:

                              o mortgage loans secured by first or junior liens on one- to four-family residential properties;

                              o mortgage loans secured by first or junior liens on multifamily residential properties consisting of five or more dwelling units;

                              o home improvement installment sales contracts and installment loan agreements which may be unsecured or secured by a lien on the related mortgaged property;

                              o  a manufactured home, which may have a
                                 subordinate lien on the related mortgaged property, as described in the related prospectus supplement;

                              o one- to four-family first or junior lien closed end home equity loans for property improvement, debt consolidation or home equity purposes;

                              o cooperative loans secured primarily by shares in a private cooperative housing corporation. The shares, together with the related proprietary lease or occupancy agreement give the owner of the shares the right to occupy a particular dwelling unit in the cooperative housing corporation; or

                              o  manufactured housing conditional sales
                                 contracts and installment loan agreements which may be secured by either liens on:

                                 o  new or used manufactured homes; or

                                 o the real property and any improvements on it which may include the related manufactured home if deemed to be part of the real property under applicable state law relating to a manufactured housing contract; and

                                 o in certain cases, new or used manufactured homes which are not deemed to be a part of the related real property under applicable state law.

                              The mortgage properties, cooperative shares, together with the right to occupy a particular dwelling unit, and manufactured homes may be located in any one of the fifty states, the District of Columbia, the Commonwealth of Puerto Rico or the territories of Guam or the United States Virgin Islands.

                              Each trust fund may contain any combination of the following types of residential loans:

                                 o fully amortizing mortgage loans with a fixed rate of interest and level monthly payments to maturity;

                                 o  fully amortizing mortgage loans with

                                 o a fixed interest rate providing for level monthly payments, or

                                 o payments of interest that increase annually at a predetermined rate until the mortgage loan is repaid or for a specified number of years, after which level monthly payments resume;

                              o  fully amortizing mortgage loans

                                 o with a fixed interest rate providing for monthly payments during the early years of the term that are calculated on the basis of an interest rate below the interest rate,

                                 o followed by monthly payments of principal and interest that increase annually by a predetermined percentage over the monthly payments payable in the previous year until the mortgage loan is repaid or for a specified number of years,

                                 o  followed by level monthly payments;

                              o fixed interest rate mortgage loans providing for

                                 o level payments of principal and interest on the basis of an assumed amortization schedule, or payments of interest only until maturity, and

                                 o a balloon payment of principal at the end of a specified term;

                              o  fully amortizing mortgage loans with

                                 o  an interest rate adjusted periodically, and

                                 o corresponding adjustments in the amount of monthly payments, to equal the sum, which may be rounded, of a fixed margin and an index as described in the related prospectus supplement.

                              These mortgage loans may provide for an election, at the borrower's option during a specified period after origination of the mortgage loan, to convert the adjustable interest rate to a fixed interest rate, as described in the related prospectus supplement;

                              o  fully amortizing mortgage loans with an
                                 adjustable interest rate providing for monthly payments less than the amount of interest accruing on the mortgage loan and for the amount of interest accrued but not paid currently to be added to the principal balance of the mortgage loan;

                              o  adjustable interest rate mortgage loans
                                 providing for an election at the borrower's option to extend the term to maturity for a period that will result in level monthly payments to maturity if an adjustment to the interest rate occurs resulting in a higher interest rate than at origination; or

                              o other types of residential loans as may be described in the related prospectus supplement.

                              The related prospectus supplement may specify that the residential loans are covered by:

                              o  primary mortgage insurance policies;

                              o  insurance issued by the Federal Housing
                                 Administration; or

                              o  partial guarantees of the Veterans
                                 Administration.

                              See "Description of Primary Insurance Coverage" in this prospectus.

   B. Agency Securities ...   The agency securities may consist of any
                              combination of:

                              o "fully modified pass-through" mortgage-backed certificates guaranteed by the Government National Mortgage Association; and

                              o guaranteed mortgage pass-through securities issued by the Federal National Mortgage Association.

   C. Mortgage Securities .   A trust fund may include previously issued:

                              o  asset-backed certificates; or

                              o  collateralized mortgage obligations.

   D. Trust Account .......   Each trust fund will include one or more trust
                              accounts established and maintained on behalf of the holders of securities. To the extent described in this prospectus and in the related prospectus supplement, the master servicer or the trustee will deposit into the trust account all payments and collections received or advanced with respect to assets of the related trust fund. A trust account may be maintained as an interest bearing or a non-interest bearing account. Alternatively, funds held in the trust account may be invested in certain short-term high-quality obligations. See
                              "Description of the Securities -- Deposits to the Trust Account" in this prospectus.

   E. Credit Support ......   One or more classes of securities within any
                              series may be covered by any combination of:

                              o  a surety bond;

                              o  a guarantee;

                              o  letter of credit;

                              o  an insurance policy;

                              o  a bankruptcy bond;

                              o  a reserve fund;

                              o  a cash account;

                              o income earned from reinvestment of funds from the collection account or the distribution account, to the extent available to investors;

                              o  overcollateralization;

                              o  subordination of one or more classes of
                                 securities in a series or, with respect to any series of notes, the related equity certificates, to the extent provided in the related prospectus supplement; or

                              o cross-support between securities backed by different asset groups within the same trust fund.

Pre-Funding Account .......   The related prospectus supplement may specify that
                              funds on deposit in a pre-funding account will be used to purchase additional residential loans during the period specified in the related prospectus supplement.

Servicing and Advances ....   The master servicer, directly or through
                              sub-servicers:

                              o will service and administer the residential loans included in a trust fund; and

                              o if and to the extent the related prospectus supplement so provides, will be obligated to make certain cash advances with respect to delinquent scheduled payments on the residential loans. This advancing obligation will be limited to the extent that the master servicer determines that the advances will be recoverable.

                              Advances made by the master servicer will be reimbursable to the extent described in the related prospectus supplement. The prospectus supplement with respect to any series may provide that the master servicer will obtain a cash advance surety bond, or maintain a cash advance reserve fund, to cover any obligation of the master servicer to make advances. The borrower on any surety bond will be named, and the terms applicable to a cash advance reserve fund will be described in the related prospectus supplement. See "Description of the Securities -- Advances." in this prospectus.

Optional Termination ......   The related prospectus supplement may specify that
                              the assets in the related trust fund may be sold, causing an early termination of a series of securities in the manner set forth in the related prospectus supplement. See "Description of the Securities -- Termination" in this prospectus and the related section in the related prospectus supplement.

Tax Status ................   The treatment of the securities for federal income
                              tax purposes will depend on:

                              o whether a REMIC election is made with respect to a series of certificates; and

                              o if a REMIC election is made, whether the certificates are "regular" interest securities or "residual" interest securities.

                              Unless otherwise indicated in the related prospectus supplement, securities will represent indebtedness of the related trust fund. You are advised to consult your tax advisors.

                              See "Federal Income Tax Consequences" in this prospectus and in the related prospectus supplement.

ERISA Considerations ......   If you are a fiduciary of any employee benefit
                              plan subject to the fiduciary responsibility provisions of the Employee Retirement Income
                              Security Act of 1974, as amended, you should carefully review with your own legal advisors whether the purchase or holding of securities could give rise to a transaction prohibited or otherwise impermissible under ERISA or the Internal Revenue Code.

                              See "ERISA Considerations" in this prospectus and in the related prospectus supplement.

Legal Investment ..........   The applicable prospectus supplement will specify
                              whether the securities offered will constitute
                              "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended. If your investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities, then you may be subject to restrictions on investment in the securities. You should consult your own legal advisors for assistance in determining the suitability of and consequences to you of the purchase, ownership, and sale of the securities.

                              See "Legal Investment" in this prospectus and in the related prospectus supplement.

Use of Proceeds ...........   The depositor will use the net proceeds from the
                              sale of each series for one or more of the following purposes:

                              o to purchase the related assets of the trust fund;

                              o to repay indebtedness which was incurred to obtain funds to acquire the assets of the trust fund;

                              o to establish any reserve funds described in the related prospectus supplement; and

                              o to pay costs of structuring, guaranteeing and issuing the securities.

                              See "Use of Proceeds" in this prospectus and in the related prospectus supplement.

Ratings ...................   Prior to offering securities pursuant to this
                              prospectus and the related prospectus supplement, each offered class must be rated upon issuance in one of the four highest applicable rating categories of at least one nationally recognized statistical rating organization. The rating or ratings applicable to the securities of each series offered by this prospectus and by the related prospectus supplement will be set forth in the related prospectus supplement.

                              o A security rating is not a recommendation to buy, sell or hold the securities of any series.

                              o A security rating is subject to revision or withdrawal at any time by the assigning rating agency.

                              o A security rating does not address the effect of prepayments on the yield you may anticipate when you purchase your securities.

                                  RISK FACTORS

      Before making an investment decision, you should carefully consider the following risks and the risks described under "Risk Factors" in the prospectus supplement for the applicable series of securities. We believe these sections describe the principal factors that make an investment in the securities speculative or risky. In particular, distributions on your securities will depend on payments received on and other recoveries with respect to the mortgage loans. Therefore, you should carefully consider the risk factors relating to the mortgage loans and the properties.

Limited Liquidity of Securities May Adversely Affect the Market Value of Your Securities

      We cannot assure you that a secondary market for the securities of any series will develop or, if it does develop, that it will provide you with liquidity of investment or will continue for the life of your securities. The market value of your securities will fluctuate with changes in prevailing rates of interest. Consequently, if you sell your security in any secondary market that develops, you may have to sell it for less than par value or for less than your purchase price. You will have optional redemption rights only to the extent the related prospectus supplement so specifies. The prospectus supplement for any series may indicate that an underwriter intends to establish a secondary market in the securities, but no underwriter is required to do so.

Assets of Trust Fund Are Limited

      The trust fund for your series constitutes the sole source of payment for your securities. The trust fund will consist of, among other things:

      o     payments with respect to the assets of the trust fund; and

      o any amounts available pursuant to any credit enhancement for your series, for the payment of principal of and interest on the securities of your series.

      You will have no recourse to the depositor or any other person if you do not receive distributions on your securities. Furthermore, certain assets of the trust fund and/or any balance remaining in the trust account may be promptly released or remitted to the depositor, the master servicer, any credit enhancement provider or any other person entitled to these amounts immediately after making

      o     all payments due on the securities of your series;

      o adequate provision for future payments on certain classes of securities; and

      o     any other payments specified in the related prospectus supplement.

      You will no longer receive payments from these trust fund assets.

      The securities will not represent an interest in or obligation of the depositor, the sponsor, the master servicer, the underwriter, the trustee or any of their respective affiliates.

Credit Enhancement Is Limited in Amount and Coverage

      Credit enhancement reduces your risk of delinquent payments or losses. However, the amount of credit enhancement will be limited, as set forth in the related prospectus supplement, and may decline and could be depleted under certain circumstances before payment in full of your securities. As a result, you may suffer losses. Moreover, the credit enhancement may not cover all potential losses or risks. For example, it may or may not fully cover fraud or negligence by a loan originator or other parties. See "Description of Credit Support" in this prospectus.

Yield is Sensitive to Rate of Principal Prepayment

      The yield on the securities of each series will depend in part on the rate of principal payment on the assets of the trust fund. In particular, variations on this rate will include:

      o the extent of prepayments of the residential loans and, in the case of agency securities, the underlying loans, comprising the trust fund;

      o the allocation of principal and/or payment among the classes of securities of a series as specified in the related prospectus supplement;

      o     the exercise of any right of optional termination; and

      o the rate and timing of payment defaults and losses incurred with respect to the assets of the trust fund.

      Material breaches of representations and warranties by sellers of residential loans not affiliated with the depositor, the originator or the master servicer may result in repurchases of assets of the trust fund. These repurchases may lead to prepayments of principal. The rate of prepayment of the residential loans comprising or underlying the assets of the trust fund may affect the yield to maturity on your securities. See "Yield Considerations" and "Maturity and Prepayment Considerations" in this prospectus.

      The rate of prepayments is influenced by a number of factors, including:

      o     prevailing mortgage market interest rates;

      o     local and national interest rates;

      o     homeowner mobility; and

      o     the ability of the borrower to obtain refinancing.

      Interest payable on the securities on each distribution date will include all interest accrued during the period specified in the related prospectus supplement. If interest accrues over a period ending two or more days before a distribution date, your effective yield will be reduced from the yield you would have obtained if interest payable on the securities accrued through the day immediately before each distribution date. Consequently, your effective yield, at par, will be less than the indicated coupon rate. See "Description of the Securities -- Distributions" and "-- Principal and Interest on the Securities" in this prospectus.

Some of the Mortgage Loans Have an Initial Interest-Only Period, Which May Result in Increased Delinquencies and Losses.

      The trust fund for your series may include mortgage loans that have an initial interest-only period. During the interest-only period, the payment made by the related borrower will be less than it would be if the principal of the mortgage loan was required to amortize. In addition, the mortgage loan principal balance will not be reduced because there will be no scheduled monthly payments of principal during this period. As a result, no principal payments will be made on your securities with respect to these mortgage loans during their interest-only period unless there is a principal prepayment.

      After the initial interest-only period, the scheduled monthly payment on these mortgage loans will increase, which may result in increased delinquencies by the related borrowers, particularly if interest rates have increased and the borrower is unable to refinance. In addition, losses may be greater on these mortgage loans as a result of there being no principal amortization during the early years of these mortgage loans. Although the amount of principal included in each scheduled monthly payment for a traditional mortgage loan is relatively small during the first few years after the origination of a mortgage loan, in the aggregate the amount can be significant. Any resulting delinquencies and losses, to the extent not covered by credit enhancement, will be allocated to your securities

      Mortgage loans with an initial interest-only period are relatively new in the mortgage marketplace. The performance of these mortgage loans may be significantly different from mortgage loans that amortize from origination. In particular, there may be a greater expectation by these borrowers of refinancing their mortgage loans with a new mortgage loan, in particular, one with an initial interest-only period, which may result in higher or lower prepayment speeds than would otherwise be the case. In addition, the failure by the related borrower to build equity in the property may affect the delinquency, loss and prepayment experience with respect to these mortgage loans.

Prepayments on the Mortgage Loans Could Lead to Shortfalls in the Distribution of Interest on your Securities.

      When a voluntary principal prepayment is made by the borrower on a mortgage loan (excluding any payments made upon liquidation of any mortgage loan), the borrower is charged interest on the amount of prepaid principal only up to the date of the prepayment, instead of for a full month. However, principal prepayments will only be passed through to the holders of the securities once a month on the distribution date which follows the prepayment period - generally, from the 16th day of the month prior to the month in which the distribution occurs through the 15th day of the month in which that distribution date occurs - in which the prepayment was received by the master servicer. In the event the timing of any voluntary prepayments in full would cause there to be less than one full month's interest, at the applicable interest rates, available to be distributed to securityholders with respect to the prepaid mortgage loans, the master servicer is obligated to pay an amount, without any right of reimbursement, for those shortfalls in interest collections payable on the securities that are attributable to the difference between the interest paid by a borrower in connection with those principal prepayments in full and thirty days' interest on the prepaid mortgage loans, but only to the extent those shortfalls are not covered by prepayment interest excesses resulting from prepayments that occur from the first day of the distribution date month through the 15th day of that month and only to the extent of the servicing fees for that distribution date payable to the master servicer.

      If the master servicer fails to make such compensating interest payments or the shortfall exceeds the sum of the servicing fees and prepayment interest excesses for any distribution date, there will be fewer funds available for the distribution of interest on the securities. In addition, no such payments from the master servicer or prepayment interest excesses will be available to cover prepayment interest shortfalls resulting from partial prepayments or involuntary prepayments such as a liquidation of a defaulted mortgage loan. Such shortfalls of interest, if they result in the inability of the trust fund to pay the full amount of the current interest on the securities, will result in a reduction of the yield on your securities.

Borrower May Be Unable to Make Balloon Payment

      Some of the residential loans may not fully amortize over their terms to maturity and, thus, may require principal payments, i.e., balloon payments, at their stated maturity. Residential loans with balloon payments involve greater risk because a borrower's ability to make a balloon payment typically will depend on its ability to:

      o     timely refinance the loan; or

      o     timely sell the related residential property.

      A number of factors will affect a borrower's ability to accomplish either of these goals, including:

      o the level of available mortgage rates at the time of sale or refinancing;

      o     the borrower's equity in the related residential property;

      o     the financial condition of the borrower; and

      o     the tax laws.

A borrower's failure to make a balloon payment would increase the risk that you might not receive all payments to which you are entitled.

Nature of Mortgages Could Adversely Affect Value of Properties

      Several factors could adversely affect the value of the residential properties. As a result, the outstanding balance of the related residential loans, together with any senior financing on the residential properties, if applicable, may equal or exceed the value of the residential properties. Among these factors are:

      o an overall decline in the residential real estate market in the areas in which the residential properties are located;

      o a decline in the general condition of the residential properties as a result of failure of borrowers to adequately maintain the residential properties; or

      o a decline in the general condition of the residential properties as a result of natural disasters that are not necessarily covered by insurance, such as earthquakes and floods.

A decline that affects residential loans secured by junior liens could extinguish the value of the interest of a junior mortgagee in the residential property before having any effect on the interest of the related senior mortgagee. If a decline occurs, the actual rates of delinquencies, foreclosures and losses on all residential loans could be higher than those currently experienced in the mortgage lending industry in general.

      Even if the residential properties provide adequate security for the residential loans, the master servicer could encounter substantial delays in liquidating the defaulted residential loans. These delays in liquidating the loans could lead to delays in receiving your proceeds because:

      o foreclosures on residential properties securing residential loans are regulated by state statutes and rules;

      o foreclosures on residential properties are also subject to delays and expenses of other types of lawsuits if defenses or counterclaims are interposed, sometimes requiring several years to complete; and

      o in some states an action to obtain a deficiency judgment is not permitted following a nonjudicial sale of residential properties.

Therefore, if a borrower defaults, the master servicer may be unable to foreclose on or sell the residential property or obtain liquidation proceeds sufficient to repay all amounts due on the related residential loan. In addition, the master servicer will be entitled to deduct from related liquidation proceeds all expenses reasonably incurred in attempting to recover amounts due on defaulted residential loans and not yet reimbursed. These expenses may include payments to senior lienholders, legal fees and costs of legal action, real estate taxes and maintenance and preservation expenses.

      Liquidation expenses with respect to defaulted loans do not vary directly with the outstanding principal balances of the loan at the time of default. Therefore, assuming that a servicer took the same steps in realizing on a defaulted loan having a small remaining principal balance as it would in the case of a defaulted loan having a large remaining principal balance, the amount realized after expenses of liquidation would be smaller as a percentage of the outstanding principal of the small loan than would be the case with the larger defaulted loan having a large remaining principal balance. The mortgages and deeds of trust securing certain mortgage loans, multifamily loans and home improvement contracts may be junior liens subordinate to the rights of the senior lienholder. Consequently, the proceeds from the liquidation, insurance or condemnation proceeds will be available to satisfy the junior loan amount only to the extent that the claims of the senior mortgagees have been satisfied in full, including any related foreclosure costs.

      In addition, a junior mortgagee may not foreclose on the property securing a junior mortgage unless it forecloses subject to any senior mortgage. If a junior mortgagee forecloses, it must either pay the entire amount due on any senior mortgage at or prior to the foreclosure sale or undertake the obligation to make payments on the senior mortgage if the borrower defaults under the senior mortgage. The trust fund will not have any source of funds to satisfy any senior mortgages or make payments due to any senior mortgagees. However, the master servicer or sub-servicer may, at its option, advance these amounts to the extent deemed recoverable and prudent.

      If proceeds from a foreclosure or similar sale of the related mortgaged property are insufficient to satisfy all senior liens and the junior lien in the aggregate, the trust fund, as the holder of the junior lien, and, accordingly, holders of one or more classes of the securities, to the extent not covered by credit enhancement, are likely to:

      o incur losses in jurisdictions in which a deficiency judgment against the borrower is not available; and

      o     incur losses if any deficiency judgment obtained is not realized on.

In addition, the rate of default of junior loans may be greater than that of mortgage loans secured by first liens on comparable properties.

      Applicable state laws generally:

      o     regulate interest rates and other charges;

      o     require certain disclosures; and

      o require licensing of certain originators and servicers of residential loans.

In addition, most states have other laws, public policy and general principles of equity relating to the protection of consumers, unfair and deceptive practices and practices which may apply to the origination, servicing and collection of the residential loans. Violations of these laws, policies and principles:

      o may limit the ability of the master servicer to collect all or part of the principal of or interest on the residential loans;

      o     may entitle the borrower to a refund of amounts previously paid; and

      o could subject the master servicer to damages and administrative sanctions.

See "Certain Legal Aspects of Residential Loans" in this prospectus.

High Loan-to-Value Ratios Increase Risk of Loss

      A trust fund may include mortgage loans with original loan-to-value ratios of 80% or higher. Mortgage loans with higher original loan-to-value ratios may present a greater risk of loss than mortgage loans with original loan-to-value ratios of 80% or below.

      Additionally, the determination of the value of a mortgaged property used in the calculation of the loan-to-value ratios of the mortgage loans may differ from the appraised value of such mortgaged properties if current appraisals were obtained.

Violations of Environmental Laws May Reduce Recoveries on Properties

      Real property pledged as security to a lender may be subject to certain environmental risks. Under federal law and the laws of certain states, contamination of a property may result in a lien on the property to assure the costs of cleanup. In several states, this lien has priority over the lien of an existing mortgage against the property. In addition, under the laws of some states and under the federal Comprehensive Environmental Response, Compensation, and Liability Act of 1980, a lender may become liable, as an "owner or operator," for costs of addressing releases or threatened releases of hazardous substances that require remedy on a property. This liability could result if agents or employees of the lender have become sufficiently involved in the operations of the borrower, regardless of whether the environmental damage or threat was caused by a prior owner. A lender also risks this liability on foreclosure of the related property. If this liability is imposed on the trust fund there would be an increased risk that you might not receive all payments to which you are entitled. See "Certain Legal Aspects of Residential Loans -- Environmental Legislation" in this prospectus.

Violations of Federal Laws May Adversely Affect Ability to Collect on Loans

      The residential loans may also be subject to federal laws, including:

      o the federal Truth in Lending Act and Regulation Z promulgated under that act, which require certain disclosures to the borrowers regarding the terms of the residential loans;

      o the Equal Credit Opportunity Act and Regulation B promulgated under that act, which prohibit discrimination on the basis of age, race, color, sex, religion, marital status, national origin, receipt of public assistance or the exercise of any right under the Consumer Credit Protection Act, in the extension of credit;

      o the Fair Credit Reporting Act, which regulates the use and reporting of information related to the borrower's credit experience; and

      o the Home Equity Loan Consumer Protection Act of 1988, which requires additional disclosures, limits changes that may be made to the loan documents without the borrower's consent. This Act also restricts a lender's ability to declare a default or to suspend or reduce a borrower's credit limit to certain enumerated events.

      Certain mortgage loans may be subject to the Home Ownership and Equity Protection Act of 1994. These provisions may:

      o impose additional disclosure and other requirements on creditors with respect to non-purchase money mortgage loans with high interest rates or high up-front fees and charges;

      o impose specific statutory liabilities on creditors who fail to comply with their provisions; and

      o     affect the enforceability of the related loans.

In addition, any assignee of the creditor, including the trust fund would generally be subject to all claims and defenses that the consumer could assert against the creditor, including, without limitation, the right to rescind the mortgage loan.

      The Home Improvement Contracts are also subject to the Preservation of Consumers' Claims and Defenses regulations of the Federal Trade Commission and other similar federal and state statutes and regulations. These laws:

      o protect the homeowner from defective craftsmanship or incomplete work by a contractor;

      o permit the obligated party to withhold payment if the work does not meet the quality and durability standards agreed to by the homeowner and the contractor; and

      o subject any person to whom the seller assigns its consumer credit transaction to all claims and defenses which the obligated party in a credit sale transaction could assert against the seller of the goods.

      Violations of certain provisions of these federal laws may limit the ability of the master servicer to collect all or part of the principal of or interest on the residential loans. In addition, violations could subject the trust fund to damages and administrative enforcement. Accordingly, violations of these federal laws would increase the risk that you might not receive all payments to which you are entitled. See "Certain Legal Aspects of Residential Loans" in this prospectus.

Ratings of the Securities are Limited and May be Withdrawn or Lowered

      Each class of securities offered by this prospectus and the related prospectus supplement must be rated upon issuance in one of the four highest rating categories by one or more rating agencies. The rating will be based on, among other things:

      o     the adequacy of the value of the assets of the trust fund;

      o     any credit enhancement with respect to the class; and

      o the likelihood that you will receive payments to which you are entitled under the terms of your securities.

      The rating will not be based on:

      o the likelihood that principal prepayments on the related residential loans will be made;

      o the degree to which prepayments might differ from those originally anticipated; or

      o the likelihood of early optional termination of the series of securities.

      You should not interpret the rating as a recommendation to purchase, hold or sell securities, because it does not address market price or suitability for a particular investor. The rating will not address:

      o the possibility that prepayment at higher or lower rates than you anticipate may cause you to experience a lower than anticipated yield; or

      o the possibility that if you purchase your security at a significant premium, then you might fail to recoup your initial investment under certain prepayment scenarios.

      We cannot assure you that any rating will remain in effect for any given period of time or that a rating agency will not lower or withdraw its rating entirely in the future due to, among other reasons:

      o if in the judgment of the rating agency, circumstances in the future so warrant;

      o any erosion in the adequacy of the value of the assets of the trust fund or any credit enhancement with respect to a series; or

      o an adverse change in the financial or other condition of a credit enhancement provider or a change in the rating of the credit enhancement provider's long term debt.

      Each rating agency rating the securities will establish criteria to determine the amount, type and nature of credit enhancement, if any, established with respect to a class of securities. Rating agencies often determine the amount of credit enhancement required with respect to each class based on an actuarial analysis of the behavior of similar loans in a larger group. With respect to the rating, we cannot assure you:

      o that the historical data supporting the actuarial analysis will accurately reflect future experience;

      o that the data derived from a large pool of similar loans accurately predicts the delinquency, foreclosure or loss experience of any particular pool of residential loans; or

      o that the values of any residential properties have remained or will remain at their levels on the respective dates of origination of the related residential loans. See "Rating" in this prospectus.

A rating agency's withdrawal or reduction of a rating on your securities would increase the risk that the market value of your securities will decrease.

Adverse Conditions in the Residential Real Estate Markets May Result in a
  Decline in Property Values

      The residential real estate markets may experience an overall decline in property values. This decline could lead to a number of adverse results, including:

      o the outstanding principal balances of the residential loans in a particular trust fund are equal to or greater than the value of the residential properties;

      o any secondary financing on the related residential properties are equal to or greater than the value of the residential properties; and

      o the rate of delinquencies, foreclosures and losses are higher than those now generally experienced in the mortgage lending industry.

In addition, adverse economic conditions, which may or may not affect real property values, may affect the timely payment by borrowers of scheduled payments of principal and interest on the residential loans. Accordingly, these factors may also affect the rates of delinquencies, foreclosures and losses with respect to any trust fund. To the extent that these losses are not covered by credit enhancement, these losses may be borne, at least in part, by you.

Book-Entry System for Certain Classes May Decrease Liquidity and Delay Payment

      Transactions in the classes of book-entry securities of any series generally can be effected only through The Depository Trust Company and its participating members, securities intermediaries and certain banks. Therefore:

      o the liquidity of book-entry securities in the secondary trading market that may develop may be limited because investors may be unwilling to purchase securities for which they cannot obtain physical securities;

      o your ability to pledge a security to persons or entities that do not participate in the DTC system, or otherwise to take action in respect of the securities, may be limited due to lack of a physical security representing the securities; and

      o you may experience some delay in receiving distributions of interest and principal on your securities because the trustee will make distributions to DTC or its participating members. DTC will then be required to credit the distributions to the accounts of the participating members. Only then will they be credited to your account either directly or indirectly through Securities Intermediaries.

      See "Description of the Securities-- Book-Entry Registration of Securities" in this prospectus.

Your Yield May Be Subject to Any Negative Amortization on the Related Mortgage
  Loans

      A trust fund may include mortgage loans that are negative amortization loans. Generally, the interest rates on negative amortization loans adjust monthly but their monthly payments and amortization schedules adjust based on a different schedule (e.g., annually). In addition, in many cases, the amount by which a monthly payment may be adjusted on an adjustment date may be limited and may not be sufficient to amortize fully the unpaid principal balance of a mortgage loan over its remaining term to maturity. In addition, the initial interest rates on negative amortization loans may be lower than the sum of the indices applicable at origination and the related margins. During a period of rising interest rates, as well as prior to the applicable adjustment to the monthly payment, the amount of interest accruing on the principal balance of these mortgage loans may exceed the amount of the minimum monthly payment. As a result, a portion of the accrued interest on negatively amortizing loans may become deferred interest, which will be added to their principal balances and will also bear interest at the applicable interest rates. The amount of any deferred interest accrued on a mortgage loan during a due period will reduce the amount of interest available to be distributed on certain classes of securities.

      If the interest rates on negative amortization loans decrease prior to an adjustment in the monthly payment, a larger portion of the monthly payment will be applied to the unpaid principal balance of the mortgage loan, which may cause the certain classes of securities to amortize more quickly. Conversely, if the interest rates on negative amortization loans increase prior to an adjustment in the monthly payment, a smaller portion of the monthly payment will be applied to the unpaid principal balance of the mortgage loan, which may cause the certain classes of securities to amortize more slowly.

      In addition, as the principal balance of a negative amortization loan will increase by the amount of deferred interest allocated to such loan, the increasing principal balance of a negative amortization loan may approach or exceed the value of the related mortgaged property, thus increasing the likelihood of defaults as well as the amount of any loss experienced with respect to any such negative amortization that is required to be liquidated. Furthermore, each negative amortization loan will generally provide for the payment of any remaining unamortized principal balance (due to the addition of deferred interest, if any, to the principal balance of the loan) in a single payment at the maturity of such loan. Because the related borrowers may be required to make a larger single payment upon maturity, it is possible that the default risk associated with negative amortization loans is greater than associated with fully amortizing mortgage loans.

Bankruptcy of the Depositor or a Sponsor May Delay or Reduce Collections on
  Loans

      The depositor and the sponsor for each series of securities may be eligible to become a debtor under the United States Bankruptcy Code. If the depositor or a sponsor for any series of securities were to become a debtor under the United States Bankruptcy Code, the bankruptcy court could be asked to determine whether the mortgage assets that support your series of securities constitute property of the debtor, or whether they constitute property of the related issuing entity. If the bankruptcy court were to determine that the mortgage assets constitute property of the estate of the debtor, there could be delays in payments to securityholders of collections on the mortgage assets and/or reductions in the amount of the payments paid to securityholders. The mortgage assets would not constitute property of the estate of the depositor or of the sponsor if the transfer of the mortgage assets from the sponsor to the depositor and from the depositor to the related issuing entity are treated as true sales, rather than pledges, of the mortgage assets.

      The transactions contemplated by this prospectus and the related prospectus supplements will be structured so that, if there were to be a bankruptcy proceeding with respect to the sponsor or the depositor, the transfers should be treated as true sales, and not as pledges. The mortgage assets should accordingly be treated as property of the related issuing entity and not as part of the bankruptcy estate of the depositor or sponsor. In addition, the depositor is operated in a manner that should make it unlikely that it would become the subject of a bankruptcy filing.

      However, the can be no assurance that a bankruptcy court would not recharacterize the transfers as borrowings of the depositor or sponsor secured by pledges of the mortgage assets. Any request by the debtor (or any of its creditors) for such a recharacterization of the transfers, if successful, could result in delays in payments of collections on the mortgage assets and/or reductions in the amount of the payments paid to securityholders, which could result in losses on the related series of securities. Even if a request to recharacterize the transfers were to be denied, delays in payments on the mortgage assets and resulting delays or losses on the related series of securities could result.

Unsecured Home Improvement Contracts May Experience Relatively Higher Losses

      A borrower's obligations under an unsecured home improvement contract will not be secured by an interest in the related real estate or otherwise. A borrower's loan being unsecured would increase the risk that you might not receive all payments to which you are entitled because:

      o the related trust fund, as the owner of the unsecured home improvement contract, will be a general unsecured creditor to these obligations;

      o if a default occurs under an unsecured home improvement contract, the related trust fund will have recourse only against the borrower's assets generally, along with all other general unsecured creditors of the borrower;

      o in a bankruptcy or insolvency proceeding relating to a borrower on an unsecured home improvement contract, the borrower's obligations under this unsecured home improvement contract may be discharged in their entirety. This discharge may occur even if the portion of the borrower's assets made available to pay the amount due and owing to the related trust fund as a general unsecured creditor are sufficient to pay these amounts in whole or part; and

      o the borrower may not demonstrate the same degree of concern over performance of the borrower's obligations as if these obligations were secured by the real estate owned by the borrower.

Mortgage Loans Underwritten as Non-Conforming Credits May Experience Relatively
  Higher Losses

      The single family mortgage loans assigned and transferred to a trust fund may include mortgage loans underwritten in accordance with the underwriting standards for "non-conforming credits." These borrowers may include those whose creditworthiness and repayment ability do not satisfy Fannie Mae or Freddie Mac underwriting guidelines.

      A mortgage loan made to a "non-conforming credit" means a residential loan that is:

      o ineligible for purchase by Fannie Mae or Freddie Mac due to borrower credit characteristics, property characteristics, loan documentation guidelines or other characteristics that do not meet Fannie Mae or Freddie Mac underwriting guidelines;

      o made to a borrower whose creditworthiness and repayment ability do not satisfy the Fannie Mae or Freddie Mac underwriting guidelines; or

      o made to a borrower who may have a record of major derogatory credit items such as default on a prior residential loan, credit write-offs, outstanding judgments or prior bankruptcies.

      Mortgage loans made to borrowers who are characterized as "non-conforming credits" may experience greater delinquency and foreclosure rates than loans originated in accordance with the Fannie Mae or Freddie Mac underwriting guidelines. This may occur because these borrowers are less creditworthy than borrowers who meet the Fannie Mae or Freddie Mac underwriting guidelines. As a result, if the values of the mortgaged properties decline, then the rates of loss on mortgage loans made to "non-conforming credits" are more likely to increase than the rates of loss on mortgage loans made in accordance with the Fannie Mae or Freddie Mac guidelines and this increase may be substantial. As a result you may suffer losses. See "Residential Loans -- Underwriting Standards" in this prospectus.

Assets of the Trust Fund May Include Mortgage Loans Originated Under Less Stringent Underwriting Standards.

      The assets of the trust fund may include mortgage loans that were made, in part, to borrowers who, for one reason or another, are not able, or do not wish, to obtain financing from traditional sources. These mortgage loans may be considered to be of a riskier nature than mortgage loans made by traditional sources of financing, so that the holders of the certificates may be deemed to be at greater risk than if the mortgage loans were made to other types of borrowers.

      The underwriting standards used in the origination of these mortgage loans are generally less stringent than those of Fannie Mae or Freddie Mac with respect to a borrower's credit history and in certain other respects. Borrowers on the mortgage loans may have an impaired or unsubstantiated credit history. As a result of this less stringent approach to underwriting, these mortgage loans purchased by the trust may experience higher rates of delinquencies, defaults and foreclosures than mortgage loans underwritten in a manner which is more similar to the Fannie Mae and Freddie Mac guidelines.

Assets of the Trust Fund May Include Delinquent and Sub-Performing Residential Loans

      The assets of the trust fund may include residential loans that are delinquent or sub-performing. The credit enhancement provided with respect to your series of securities may not cover all losses related to these delinquent or sub-performing residential loans. You should consider the risk that including these residential loans in the trust fund could increase the risk that you will suffer losses because:

      o the rate of defaults and prepayments on the residential loans could increase; and

      o in turn, losses may exceed the available credit enhancement for the series and affect the yield on your securities.

      See "The Trust Funds -- Residential Loans" in this prospectus.

Value of Collateral Securing Cooperative Loans May Diminish in Value

      Certain of the mortgage loans included in the trust fund may be cooperative loans. The cooperative (1) owns all the real property that comprises the project, including the land and the apartment building comprised of separate dwelling units and common areas or (2) leases the land generally by a long term ground lease and owns the apartment building. The cooperative is directly responsible for project management and, in most cases, payment of real estate taxes and hazard and liability insurance. If there is a blanket mortgage on the property and/or underlying land, as is generally the case, the cooperative, as project mortgagor, is also responsible for meeting these mortgage obligations. Ordinarily, the cooperative incurs a blanket mortgage in connection with the construction or purchase of the cooperative's apartment building. The interest of the occupants under proprietary leases or occupancy agreements to which the cooperative is a party are generally subordinate to the interest of the holder of the blanket mortgage in that building. If the cooperative is unable to meet the payment obligations arising under its blanket mortgage, the mortgagee holding the blanket mortgage could foreclose on that mortgage and terminate all subordinate proprietary leases and occupancy agreements. In addition, the blanket mortgage on a cooperative may provide financing in the form of a mortgage that does not fully amortize with a significant portion of principal being due in one lump sum at final maturity. The inability of the cooperative to refinance this mortgage and its consequent inability to make such final payment could lead to foreclosure by the mortgagee providing the financing. A foreclosure in either event by the holder of the blanket mortgage could eliminate or significantly diminish the value of any collateral held by the lender who financed the purchase by an individual tenant stockholder of cooperative shares or, in the case of a trust fund including cooperative loans, the collateral securing the cooperative loans. See "Certain Legal Aspects of the Residential Loans - Cooperative Loans" in this prospectus.

Delay in Receipt of Liquidation Proceeds; Liquidation Proceeds May be Less than the Mortgage Loan Balance.

      Substantial delays could be encountered in connection with the liquidation of delinquent mortgage loans. Further, reimbursement of advances made on a mortgage loan, liquidation expenses such as legal fees, real estate taxes, hazard insurance and maintenance and preservation expenses may reduce the portion of liquidation proceeds payable on your securities. If a mortgaged property fails to provide adequate security for the mortgage loan, you will incur a loss on your investment if the credit enhancements are insufficient to cover the loss.

Changes in the Market Value of Properties May Adversely Affect Payments on the Securities

      We cannot assure you that the market value of the assets of the trust fund or any other assets of a trust fund will at any time be equal to or greater than the principal amount of the securities of the related series then outstanding, plus accrued interest on it. If the assets in the trust fund have to be sold for any reason, the net proceeds from the sale, after paying expenses of sale and unpaid fees and other amounts owing to the master servicer and the trustee, may be insufficient to pay in full the principal of and interest on your securities.

Increased Use of New Mortgage Loan Products by Borrowers May Result in Decline in Real Estate Values Generally

      In recent years, borrowers have increasingly financed their homes with new mortgage loan products, which in many cases have allowed them to purchase homes that they might otherwise have been unable to afford. Many of these new products feature low monthly payments during the initial years of the loan that can increase (in some cases, significantly) over the loan term. There is little historical data with respect to these new mortgage loan products. Consequently, as borrowers face potentially higher monthly payments for the remaining terms of their mortgage loans, it is possible that, combined with other economic conditions such as increasing interest rates and deterioration of home values, borrower delinquencies and defaults could exceed anticipated levels. In that event, the securities, and your investment in the securities, may not perform as you anticipate.

Servicing Fee May be Insufficient to Engage Replacement Master Servicers or Servicers

      To the extent that the prospectus supplement indicates that the fee payable to the master servicer or other servicer is based on a fee rate that is a percentage of the outstanding mortgage loan balances, no assurance can be made that such fee rate in the future will be sufficient to attract a replacement master servicer or other servicer to accept an appointment for the related series. In addition, to the extent the mortgage pool of any series has amortized significantly at the time that a replacement master servicer or other servicer is sought, the aggregate fee that would be payable to any such replacement may not be sufficient to attract a replacement to accept an appointment for the related series.

Your Investment May not be Liquid.

      The underwriters intend to make a secondary market in the securities, but they will have no obligation to do so. There is no assurance that such a secondary market will develop or, if it develops, that it will continue. Consequently, you may not be able to sell your securities readily or at prices that will enable you to realize your desired yield. The market values of the securities are likely to fluctuate; these fluctuations may be significant and could result in significant losses to you.

      The secondary markets for asset backed securities have experienced periods of illiquidity and can be expected to do so in the future. Illiquidity can have a severely adverse effect on the prices of securities that are especially sensitive to prepayment, credit, or interest rate risk, or that have been structured to meet the investment requirements of limited categories of investors.

      The prospectus supplement for a series may specify that the securities will not constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended. Accordingly, many institutions that lack the legal authority to invest in securities that do not constitute "mortgage related securities" will not be able to invest in those securities, thereby limiting the market for those securities. If your investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities, then you may be subject to restrictions on investment in the securities. You should consult your own legal advisors for assistance in determining the suitability of and consequence to you of the purchase, ownership, and sale of the securities. See "Legal Investment" in this prospectus and in the related prospectus supplement.

                                  DEFINED TERMS

      We define and use capitalized terms in this prospectus to assist you in understanding the terms of the offered securities and this offering. We define the capitalized terms used in this prospectus under the caption "Glossary of Terms" in this prospectus.

                                 THE TRUST FUNDS

      The depositor will select each asset of the trust fund to include in a trust fund from among those purchased, either directly or through affiliates, from unaffiliated sellers, or, from sellers affiliated with the depositor, as provided in the related prospectus supplement.

Residential Loans

      The residential loans may consist of any combination of:

      o Mortgage loans secured by first or junior liens on one-to four-family residential properties;

      o     Multifamily Loans;

      o     Home Improvement Contracts;

      o     Home Equity Loans;

      o     Cooperative Loans; or

      o     Manufactured Housing Contracts.

           The mortgaged properties, cooperative shares, the right to occupy a particular cooperative unit in any of these cooperative shares and manufactured homes may be located in any one of the fifty states, the District of Columbia, the Commonwealth of Puerto Rico or the territories of Guam or the United States Virgin Islands. Each trust fund may contain any combination of the following types of residential loans:

      (1) Fully amortizing loans with a fixed rate of interest and level monthly payments to maturity;

      (2) Fully amortizing loans with a fixed interest rate providing for level monthly payments, or for payments of interest only during the early years of the term, followed by monthly payments of principal and interest that increase annually at a predetermined rate until the loan is repaid or for a specified number of years, after which level monthly payments resume;

      (3) Fully amortizing loans with a fixed interest rate providing for monthly payments during the early years of the term that are calculated on the basis of an interest rate below the interest rate, followed by monthly payments of principal and interest that increase annually by a predetermined percentage over the monthly payments payable in the previous year until the loan is repaid or for a specified number of years, followed by level monthly payments;

      (4) Fixed interest rate loans providing for level payments of principal and interest on the basis of an assumed amortization schedule, or payments of interest only until maturity, and a balloon payment of principal at the end of a specified term;

      (5) Fully amortizing loans with an interest rate adjusted periodically, with corresponding adjustments in the amount of monthly payments, to equal the sum, that may be rounded, of a fixed margin and an index as described in the related prospectus supplement. These loans may provide for an election, at the borrower's option during a specified period after origination of the loan, to convert the adjustable interest rate to a fixed interest rate, as described in the related prospectus supplement;

      (6) Fully amortizing loans with an adjustable interest rate providing for monthly payments less than the amount of interest accruing on the loan and for the amount of interest accrued but not paid currently to be added to the principal balance of the loan;

      (7) Fully amortizing loans with an adjustable interest rate providing for an election at the borrower's option, if an adjustment to the interest rate occurs resulting in an interest rate in excess of the interest rate at origination of the loan, to extend the term to maturity for a period as will result in level monthly payments to maturity; or

      (8) Any other types of residential loans as may be described in the related prospectus supplement.

      Private Label Mortgage Securities. The related prospectus supplement may specify that the trust fund underlying a series of securities may include mortgage securities consisting of previously issued asset-backed certificates or collateralized mortgage obligations. The mortgage securities may:

      o evidence interests in, or be collateralized by, residential loans or agency securities as described in this prospectus and in the related prospectus supplement; or

      o     have been issued previously by:

            o     the depositor or an affiliate of the depositor;

            o     a financial institution; or

            o another entity engaged generally in the business of lending or a limited purpose corporation organized for the purpose of, among other things, establishing trusts, acquiring and depositing loans into the trusts, and selling beneficial interests in these trusts.

      If the mortgage securities were issued by an entity other than the depositor or its affiliates:

      o the mortgage securities will have been acquired in bona fide secondary market transactions from persons other than the issuer of the mortgage securities or its affiliates; and

            (1) offered and distributed to the public pursuant to an effective registration statement, or

            (2) purchased in a transaction not involving any public offering from a person who is not an affiliate of the issuer of those securities at the time of sale nor an affiliate of the issuer at any time during the preceding three months. However, a period of two years must have elapsed since the later of the date the securities were acquired from the issuer or from an affiliate of the issuer; or

      o the offering of securities backed by such mortgage securities pursuant to the prospectus and related prospectus supplement will satisfy the conditions set forth in Rule 190 under the Securities Act of 1933, as amended.

      Generally, the mortgage securities will be similar to securities offered by this prospectus. As to any series of securities of a trust fund that includes mortgage securities, the related prospectus supplement will include a description of:

      o     the mortgage securities;

      o     any related credit enhancement;

      o     the residential loans underlying the mortgage securities; and

      o any other residential loans included in the trust fund relating to the series.

References to advances to be made and other actions to be taken by the master servicer in connection with the residential loans underlying the mortgage securities may include the advances made and other actions taken pursuant to the terms of the mortgage securities.

      Mortgage Loans. The mortgage loans will be evidenced by promissory notes secured by mortgages or deeds of trust creating first or junior liens on the mortgaged properties. The mortgage loans will be secured by one- to four-family residences, including:

      o     detached and attached dwellings;

      o     townhouses;

      o     rowhouses;

      o     individual condominium units;

      o     individual units in planned-unit developments; and

      o     individual units in de minimis planned-unit developments.

The related prospectus supplement may specify that the mortgage loans will be insured by the FHA or partially guaranteed by the VA. See "The Trust Funds -- Residential Loans -- FHA Loans and VA Loans" and "Description of Primary Insurance Coverage -- FHA Insurance and VA Guarantees" in this prospectus.

      Certain of the mortgage loans may be secured by junior liens, and the related senior liens may not be included in the mortgage pool. The primary risk to holders of mortgage loans secured by junior liens is the possibility that adequate funds will not be received in connection with a foreclosure of the related senior lien to satisfy fully both the senior lien and the junior lien. This possibility could arise under any of a number of different circumstances:

      o If a holder of a senior lien forecloses on a mortgaged property, the proceeds of the foreclosure or similar sale will be applied:

            o first, to the payment of court costs and fees in connection with the foreclosure;

            o     second, to real estate taxes; and

            o third, in satisfaction of all principal, interest, prepayment or acceleration penalties, if any, and any other sums due and owing to the holder of the senior lien.

The claims of the holders of senior liens will be satisfied in full out of proceeds of the liquidation of the mortgage loan, if the proceeds are sufficient, before the trust fund as holder of the junior lien receives any payments in respect of the mortgage loan.

      o If the master servicer forecloses on any mortgage loan, it would do so subject to any related senior liens.

            o In order for the debt related to the mortgage loan included in the trust fund to be paid in full at the sale, a bidder at the foreclosure sale of the mortgage loan would have to bid an amount sufficient to pay off all sums due under the mortgage loan and any senior liens or purchase the related mortgaged property subject to any senior liens.

            o If the proceeds from a foreclosure or similar sale of the related mortgaged property are insufficient to satisfy all senior liens and the junior lien in the aggregate, the trust fund, as the holder of the junior lien, and accordingly, holders of one or more classes of the securities bear:

                  o the risk of delay in distributions while a deficiency judgment against the borrower is obtained;

                  o the risk of loss if the deficiency judgment is not realized on; and

                  o the risk that deficiency judgments may not be available in certain jurisdictions.

      o In addition, a junior mortgagee may not foreclose on the property securing a junior mortgage unless it forecloses subject to the senior mortgage.

      The related prospectus supplement may specify that residential loans contain provisions prohibiting prepayments for a specified Lockout Period.

      The related prospectus supplement may specify that the assets of a trust fund will include residential loans that are delinquent or sub-performing. The inclusion of these residential loans in the trust fund for a series may cause the rate of defaults and prepayments on the residential loans to increase. This, in turn, may cause losses to exceed the available credit enhancement for the series and affect the yield on the securities of the series. No trust fund will include non-performing residential loans.

      Liquidation expenses with respect to defaulted mortgage loans do not vary directly with the outstanding principal balance of the loan at the time of default. Therefore, assuming that a servicer took the same steps in realizing on a defaulted mortgage loan having a small remaining principal balance as it would in the case of a defaulted mortgage loan having a large remaining principal balance, the amount realized after expenses of liquidation of a loan with a smaller remaining balance would be smaller as a percentage of the loan amount than would be the case with the defaulted mortgage loan having a larger remaining balance.

      Multifamily Loans. The Multifamily Loan will be evidenced by mortgage notes secured by mortgages creating first or junior liens on rental apartment buildings or projects containing five or more dwelling units. The related prospectus supplement will specify the original terms to stated maturity of the Multifamily Loans, which are generally not more than 30 years. The related prospectus supplement may specify that the Multifamily Loans are FHA loans. Mortgaged properties which secure Multifamily Loans may include high-rise, mid-rise and garden apartments. See "The Trust Funds -- Residential Loans --

FHA Loans and VA Loans" and "Description of Primary Insurance Coverage -- FHA Insurance and VA Guarantees" in this prospectus.

      The related prospectus supplement may specify that the Multifamily Loans:

      o     contain a Lockout Period;

      o     prohibit prepayments entirely; or

      o require the payment of a prepayment penalty if prepayment in full or in part occurs.

If you are entitled to all or a portion of any prepayment penalties collected in respect of the related Multifamily Loans, the related prospectus supplement will specify the method or methods by which the prepayment penalties are calculated.

      Home Equity Loans and Home Improvement Contracts. The Home Equity Loans will be secured by first or junior liens on the related mortgaged properties for property improvement, debt consolidation or home equity purposes. The Home Improvement Contracts will either be unsecured or secured by mortgages on one- to four-family, multifamily properties or manufactured housing which mortgages are generally subordinate to other mortgages on the same property. The Home Improvement Contracts may be fully amortizing or may have substantial balloon payments due at maturity. They may also have fixed or adjustable rates of interest and may provide for other payment characteristics. The related prospectus supplement may specify that the Home Improvement Contracts are FHA loans. See "The Trust Funds -- Residential Loans -- FHA Loans and VA Loans" and "Description of Primary Insurance Coverage -- FHA Insurance and VA Guarantees" in this prospectus.

      Cooperative Loans. The Cooperative Loans will be evidenced by promissory notes secured by security interests in shares issued by cooperative housing corporations and in the related proprietary leases or occupancy agreements granting exclusive rights to occupy specific cooperative units in the related buildings.

      Manufactured Housing Contracts. The Manufactured Housing Contracts will consist of manufactured housing conditional sales contracts and installment loan agreements each secured by a manufactured home, or in the case of a Land Contract, by a lien on the real estate to which the manufactured home is deemed permanently affixed and, in some cases, the related manufactured home which is not real property under the applicable state law.

      The manufactured homes securing the Manufactured Housing Contracts will generally consist of manufactured homes within the meaning of 42 United States Code, Section 5402(6). Under Section 5402(6), a "manufactured home" is defined as "a structure, transportable in one or more sections, which in the traveling mode, is eight body feet or more in width or forty body feet or more in length, or, when erected on site, is three hundred twenty or more square feet, and which is built on a permanent chassis and designed to be used as a dwelling with or without a permanent foundation when connected to the required utilities, and includes the plumbing, heating, air conditioning, and electrical systems contained in the manufactured home. However, the term "manufactured home" shall include any structure which meets all the requirements of this paragraph except the size requirements and with respect to which the manufacturer voluntarily files a certification required by the Secretary of Housing and Urban Development and complies with the standards established under this chapter."

      The related prospectus supplement may specify that the Manufactured Housing Contracts are FHA loans or VA loans. See "The Trust Funds -- Residential Loans -- FHA Loans and VA Loans" and "Description of Primary Insurance Coverage -- FHA Insurance and VA Guarantees" in this prospectus.

      Buydown Loans. The related prospectus supplement may specify that residential loans are subject to temporary buydown plans. The monthly payments made by the borrower in the early years of these loans, known as the buydown period, will be less than the scheduled payments on these loans. The resulting difference will be recovered from:

      o an amount contributed by the borrower, the seller of the residential property or another source and placed in a custodial account (the "buydown funds"); and

      o investment earnings on the buydown funds to the extent that the related prospectus supplement provides for these earnings.

Generally, the borrower under each of these loans will be eligible for at a reduced interest rate. Accordingly, the repayment of these loans is dependent on the ability of the borrowers to make larger monthly payments after the buydown funds have been depleted and, for certain buydown loans, during the buydown period. See "Residential Loans -- Underwriting Standards" in this prospectus.

      FHA Loans and VA Loans. FHA loans will be insured by the FHA as authorized under the National Housing Act of 1934, as amended, and the United States Housing Act of 1937, as amended. One- to four-family FHA loans will be insured under various FHA programs including the standard FHA 203-b programs to finance the acquisition of one- to four-family housing units and the FHA 245 graduated payment mortgage program. The FHA loans generally require a minimum down payment of approximately 5% of the original principal amount of the FHA loan. No FHA loan may have an interest rate or original principal balance exceeding the applicable FHA limits at the time of origination of the FHA loan. See "Description of Primary Insurance Coverage -- FHA Insurance and VA Guarantees" in this prospectus.

      Home Improvement Contracts and Manufactured Housing Contracts that are FHA loans are insured by the FHA pursuant to Title I of the Housing Act. As described in the related prospectus supplement, these loans are insured up to an amount equal to 90% of the sum of the unpaid principal of the FHA loan, a portion of the unpaid interest and certain other liquidation costs.

      There are two primary FHA insurance programs that are available for Multifamily Loans:

      o Sections 221(d)(3) and (d)(4) of the Housing Act allow HUD to insure Multifamily Loans that are secured by newly constructed and substantially rehabilitated multifamily rental projects. Section 244 of the Housing Act provides for co-insurance of the loans made under Sections 221(d)(3) and (d)(4) by HUD/FHA and a HUD-approved co-insurer. Generally the term of these Multifamily Loans may be up to 40 years and the ratio of the loan amount to property replacement cost can be up to 90%.

      o Section 223(f) of the Housing Act allows HUD to insure Multifamily Loans made for the purchase or refinancing of existing apartment projects that are at least three years old. Section 244 also provides for co-insurance of mortgage loans made under Section 223(f). Under Section 223(f), the loan proceeds cannot be used for substantial rehabilitation work. However, repairs may be made for up to, in general, the greater of 15% of the value of the project and a dollar amount per apartment unit established from time to time by HUD. In general the loan term may not exceed 35 years and a loan-to-value ratio of no more than 85% is required for the purchase of a project and 70% for the refinancing of a project.

      VA loans will be partially guaranteed by the VA under the Servicemen's Readjustment Act of 1944, as amended. The Servicemen's Readjustment Act permits a veteran, or in certain instances the spouse of a veteran, to obtain a mortgage loan guarantee by the VA covering mortgage financing of the purchase of a one- to four-family dwelling unit at interest rates permitted by the VA. The program has no mortgage loan limits, requires no down payment from the purchasers and permits the guarantee of mortgage loans of up to 30 years' duration. However, no VA loan will have an original principal amount greater than five times the partial VA guarantee for the VA loan. The maximum guarantee that may be issued by the VA under this program will be set forth in the related prospectus supplement. See "Description of Primary Insurance Coverage -- FHA Insurance and VA Guarantees" in this prospectus.

      Loan-to-Value Ratio. The prospectus supplement for a series backed by residential loans will describe the Loan-to-Value Ratios of the loans.

      o Generally, for purposes of calculating the Loan-to-Value Ratio of a Manufactured Housing Contract relating to a new manufactured home, the Collateral Value is no greater than the sum of

            (1) a fixed percentage of the list price of the unit actually billed by the manufacturer to the dealer, exclusive of freight to the dealer site, including "accessories" identified in the invoice, plus

            (2) the actual cost of any accessories purchased from the dealer, a delivery and set-up allowance, depending on the size of the unit, and the cost of state and local taxes, filing fees and up to three years prepaid hazard insurance premiums.

      o Generally, with respect to used manufactured homes, the Collateral Value is the least of the sales price, appraised value, and National Automobile Dealer's Association book value plus prepaid taxes and hazard insurance premiums. The appraised value of a manufactured home is based on the age and condition of the manufactured housing unit and the quality and condition of the mobile home park in which it is situated, if applicable.

      Residential properties may be subject to subordinate financing at the time of origination. As is customary in residential lending, subordinate financing may be obtained with respect to a residential property after the origination of the residential loan without the lender's consent.

      We cannot assure you that values of the residential properties have remained or will remain at their historic levels on the respective dates of origination of the related residential loans. If the residential real estate market experiences an overall decline in property values such that the outstanding principal balances of the residential loans, and any other financing on the related residential properties, become equal to or greater than the value of the residential properties, the actual rates of delinquencies, foreclosures and losses may be higher than those now generally experienced in the mortgage lending industry. In addition, adverse economic conditions, which may or may not affect real property values, may affect the timely payment by borrowers of scheduled payments of principal and interest on the residential loans and, accordingly, the actual rates of delinquencies, foreclosures and losses. To the extent that the losses are not covered by the applicable insurance policies and other forms of credit support described in this prospectus and in the related prospectus supplement, the losses will be borne, at least in part, by you. See "Description of the Securities" and "Description of Credit Support" in this prospectus.

Agency Securities

      The agency securities will consist of any combination of "fully modified pass-through" mortgage-backed certificates guaranteed by GNMA and guaranteed mortgage pass-through securities issued by Fannie Mae.

      GNMA. Government National Mortgage Association is a wholly owned corporate instrumentality of the United States within the Department of Housing and Urban Development. Section 306(g) of Title III of the Housing Act authorizes GNMA to guarantee the timely payment of the principal of and interest on certificates that are based on and backed by a pool of FHA loans, VA loans or by pools of other eligible residential loans.

      Section 306(g) of the Housing Act provides that "the full faith and credit of the United States is pledged to the payment of all amounts which may be required to be paid under any guaranty under this subsection." In order to meet its obligations under the guaranty, GNMA is authorized, under Section 306(d) of the Housing Act, to borrow from the United States Treasury with no limitations as to amount, to perform its obligations under its guarantee.

      GNMA Certificates. Each GNMA Certificate will be a "fully modified pass-through" mortgage-backed certificate issued and serviced by an issuer approved by GNMA or Fannie Mae as a seller-servicer of FHA loans or VA loans, except as described below with respect to Stripped Agency Securities. The loans underlying GNMA Certificates may consist of FHA loans, VA loans and other loans eligible for inclusion in loan pools underlying GNMA Certificates. GNMA Certificates may be issued under either or both of the GNMA I program and the GNMA II program, as described in the related prospectus supplement. The prospectus supplement for certificates of each series evidencing interests in a trust fund including GNMA Certificates will set forth additional information regarding:

      o     the GNMA guaranty program;

      o     the characteristics of the pool underlying the GNMA Certificates;

      o     the servicing of the related pool;

      o the payment of principal and interest on GNMA Certificates to the extent not described in this prospectus; and

      o     other relevant matters with respect to the GNMA Certificates.

      Generally, with respect to Stripped Agency Securities, each GNMA Certificate will provide for the payment, by or on behalf of the issuer, to the registered holder of the GNMA Certificates. Generally, this payment shall be in an amount of monthly payments of principal and interest equal to the holder's proportionate interest in the aggregate amount of the monthly principal and interest payments on each related FHA loan or VA loan, less servicing and guaranty fees aggregating the excess of the interest on the FHA loan or VA loan over the GNMA Certificates' pass-through rate. In addition, each payment to a holder of a GNMA Certificate will include proportionate pass-through payments to the holder of any prepayments of principal of the FHA loans or VA loans underlying the GNMA Certificates and the holder's proportionate interest in the remaining principal balance if a foreclosure or other disposition of any the FHA loan or VA loan occurs.

      The GNMA Certificates do not constitute a liability of, or evidence any recourse against, the issuer of the GNMA Certificates, the depositor or any of their affiliates. The only recourse of a registered holder, such as the trustee, is to enforce the guaranty of GNMA.

      GNMA will have approved the issuance of each of the GNMA Certificates included in a trust fund in accordance with a guaranty agreement or contract between GNMA and the issuer of the GNMA Certificates. Pursuant to the agreement, the issuer, in its capacity as servicer, is required to perform customary functions of a servicer of FHA loans and VA loans, including:

      o collecting payments from borrowers and remitting the collections to the registered holder;

      o maintaining escrow and impoundment accounts of borrowers for payments of taxes, insurance and other items required to be paid by the borrower;

      o     maintaining primary hazard insurance; and

      o advancing from its own funds in order to make timely payments of all amounts due on the GNMA Certificates, even if the payments received by the issuer on the loans backing the GNMA Certificates are less than the amounts due on the loans.

If the issuer is unable to make payments on GNMA Certificates as they become due, it must promptly notify GNMA and request GNMA to make the payment. After the notification and request, GNMA will make the payments directly to the registered holder of the GNMA Certificate. If no payment is made by the issuer and the issuer fails to notify and request GNMA to make the payment, the registered holder of the GNMA Certificate has recourse against only GNMA to obtain the payment. The trustee or its nominee, as registered holder of the GNMA Certificates included in a trust fund, is entitled to proceed directly against GNMA under the terms of the guaranty agreement or contract relating to the GNMA Certificates for any amounts that are not paid when due under each GNMA Certificate.

      The GNMA Certificates included in a trust fund may have other characteristics and terms, different from those described above so long as the GNMA Certificates and underlying residential loans meet the criteria of the rating agency or agencies. The GNMA Certificates and underlying residential loans will be described in the related prospectus supplement.

      Fannie Mae. The Federal National Mortgage Association is a federally chartered and stockholder-owned corporation organized and existing under the Federal National Mortgage Association Charter Act, as amended. Fannie Mae was originally established in 1938 as a United States government agency to provide supplemental liquidity to the mortgage market and was transformed into a stockholder-owned and privately managed corporation by legislation enacted in 1968.

      Fannie Mae provides funds to the mortgage market by purchasing mortgage loans from lenders. Fannie Mae acquires funds to purchase loans from many capital market investors, thus expanding the total amount of funds available for housing. Operating nationwide, Fannie Mae helps to redistribute mortgage funds from capital-surplus to capital-short areas. In addition, Fannie Mae issues mortgage-backed securities primarily in exchange for pools of mortgage loans from lenders. Fannie Mae receives fees for its guaranty of timely payment of principal and interest on its mortgage-backed securities.

      Fannie Mae Certificates. Fannie Mae Certificates are guaranteed mortgage pass-through certificates typically issued pursuant to a prospectus which is periodically revised by Fannie Mae. Fannie Mae Certificates represent fractional undivided interests in a pool of mortgage loans formed by Fannie Mae. Each mortgage loan:

      o must meet the applicable standards of the Fannie Mae purchase program;

      o is either provided by Fannie Mae from its own portfolio or purchased pursuant to the criteria of the Fannie Mae purchase program; and

      o     is either a conventional mortgage loan, an FHA loan or a VA loan.

The prospectus supplement for securities of each series evidencing interests in a trust fund including Fannie Mae Certificates will set forth additional information regarding:

      o     the Fannie Mae program;

      o     the characteristics of the pool underlying the Fannie Mae
            Certificates;

      o     the servicing of the related pool;

      o payment of principal and interest on the Fannie Mae Certificates to the extent not described in this prospectus; and

      o     other relevant matters with respect to the Fannie Mae Certificates.

      Except as described below with respect to Stripped Agency Securities, Fannie Mae guarantees to each registered holder of a Fannie Mae Certificate that it will distribute amounts representing the holder's proportionate share of scheduled principal and interest at the applicable pass-through rate provided for by the Fannie Mae Certificate on the underlying mortgage loans, whether or not received. In addition, Fannie Mae will distribute the holder's proportionate share of the full principal amount of any prepayment or foreclosed or other finally liquidated mortgage loan, whether or not that principal amount is actually recovered.

      The obligations of Fannie Mae under its guarantees are obligations solely of Fannie Mae and are not backed by, nor entitled to, the full faith and credit of the United States. If Fannie Mae were unable to satisfy its obligations, distributions to the holders of Fannie Mae Certificates would consist solely of payments and other recoveries on the underlying loans. Accordingly, monthly distributions to the holders of Fannie Mae Certificates would be affected by delinquent payments and defaults on these loans. Fannie Mae Certificates evidencing interests in pools of mortgage loans formed on or after May 1, 1985, other than Fannie Mae Certificates backed by pools containing graduated payment mortgage loans or Multifamily Loans, are available in book-entry form only. With respect to a Fannie Mae Certificate issued in book-entry form, distributions on that certificate will be made by wire. With respect to a fully registered Fannie Mae Certificate, distributions on that certificate will be made by check.

      The Fannie Mae Certificates included in a trust fund may have other characteristics and terms, different from those described above, so long as the Fannie Mae Certificates and underlying mortgage loans meet the criteria of the rating agency or rating agencies rating the certificates of the related series. These Fannie Mae Certificates and underlying mortgage loans will be described in the related prospectus supplement.

      Freddie Mac. The Federal Home Loan Mortgage Corporation is a corporate instrumentality of the United States created pursuant to Title III of the Emergency Home Finance Act of 1970, as amended. Freddie Mac was established primarily for the purpose of increasing the availability of mortgage credit for the financing of needed housing. It seeks to provide an enhanced degree of liquidity for residential mortgage investments primarily by assisting in the development of secondary markets for conventional mortgages. The principal activity of Freddie Mac currently consists of purchasing first lien, conventional residential mortgage loans and reselling the mortgage loans so purchased in the form of mortgage securities, primarily Freddie Mac Certificates. Freddie Mac is confined to purchasing, so far as practicable, mortgage loans which it deems to be of a quality, type and class as to meet generally the purchase standards imposed by private institutional mortgage investors.

      Freddie Mac Certificates. Each Freddie Mac Certificate represents an undivided interest in a pool of residential loans that may consist of first lien conventional residential loans, FHA loans or VA loans. Each mortgage loan securing an Freddie Mac Certificate must meet the applicable standards set forth in Title III of the Emergency House Finance Act of 1970, as amended. A group of Freddie Mac Certificates may include whole loans and undivided interests in whole loans comprising another group of Freddie Mac Certificates. The prospectus supplement for securities of each series evidencing interests in a trust fund including Freddie Mac Certificates will set forth additional information regarding:

      o     the Freddie Mac guaranty program;

      o     the characteristics of the pool underlying the Freddie Mac
            Certificate;

      o     the servicing of the related pool;

      o payment of principal and interest on the Freddie Mac Certificate to the extent not described in this prospectus; and

      o     other relevant matters with respect to the Freddie Mac Certificates.

      Except as described below with respect to Stripped Agency Securities:

      o Freddie Mac guarantees to each registered holder of a Freddie Mac Certificate the timely payment of interest on the underlying mortgage loans. This guarantee is only to the extent of the applicable pass-through rate on the registered holder's pro rata share of the unpaid principal balance outstanding on the underlying mortgage loans in the group of Freddie Mac Certificates represented by the Freddie Mac Certificate, whether or not received.

      o Freddie Mac also guarantees to each registered holder of a Freddie Mac Certificate collection by the holder of all principal on the underlying mortgage loans, without any offset or deduction, to the extent of the holder's pro rata share. Freddie Mac's guarantee of timely payment of scheduled principal will be limited to the extent set forth in the prospectus supplement.

      o Freddie Mac also guarantees ultimate collection of scheduled principal payments, prepayments of principal and the remaining principal balance in the event of a foreclosure or other disposition of a mortgage loan. Freddie Mac may remit the amount due on account of its guarantee of collection of principal at any time after default on an underlying mortgage loan, but not later than 30 days following the latest of:

      o     foreclosure sale;

      o     payment of the claim by any mortgage insurer; and

      o the expiration of any right of redemption; but in any event no later than one year after demand has been made of the borrower for accelerated payment of principal.

      In taking actions regarding the collection of defaulted mortgage loans underlying Freddie Mac Certificates, including the timing of demand for acceleration, Freddie Mac reserves the right to exercise its servicing judgment in the same manner used for mortgage loans which it has purchased but not sold. The length of time necessary for Freddie Mac to determine that a mortgage loan should be accelerated varies with the particular circumstances of each borrower. Freddie Mac has not adopted servicing standards that require that the demand be made within any specified period.

      Freddie Mac Certificates are not guaranteed by the United States or by any Federal Home Loan Bank. Freddie Mac Certificates do not constitute debts or obligations of the United States or any Federal Home Loan Bank. The obligations of Freddie Mac under its guarantee are obligations solely of Freddie Mac and are not backed by, nor entitled to, the full faith and credit of the United States. If Freddie Mac were unable to satisfy the obligations, distributions to holders of Freddie Mac Certificates would consist solely of payments and other recoveries on the underlying mortgage loans. Accordingly, monthly distributions to holders of Freddie Mac Certificates would be affected by delinquent payments and defaults on the mortgage loans.

      The Freddie Mac Certificates included in a trust fund may have other characteristics and terms, different from those described above, so long as those Freddie Mac Certificates and underlying mortgage loans meet the criteria of the rating agency or rating agencies rating the securities of the related series.

The Freddie Mac Certificates and underlying mortgage loans will be described in the related prospectus supplement.

Stripped Agency Securities

      The GNMA Certificates, Fannie Mae Certificates or Freddie Mac Certificates may be issued in the form of certificates, known as Stripped Agency Securities, which represent:

      o an undivided interest in all or part of either the principal distributions, but not the interest distributions, or the interest distributions, but not the principal distributions; or

      o in some specified portion of the principal or interest distributions but not all of the distributions, on an underlying pool of mortgage loans or certain other GNMA Certificates, Fannie Mae Certificates or Freddie Mac Certificates.

      To the extent set forth in the related prospectus supplement, GNMA, Fannie Mae or Freddie Mac, as applicable, will guarantee each Stripped Agency Security to the same extent as the entity guarantees the underlying securities backing the Stripped Agency Securities or to the extent described above with respect to a Stripped Agency Security backed by a pool of mortgage loans. The prospectus supplement for each series of Stripped Agency Securities will set forth

      o additional information regarding the characteristics of the assets underlying the Stripped Agency Securities,

      o the payments of principal and interest on the Stripped Agency Securities and

      o     other relevant matters with respect to the Stripped Agency
            Securities.

Additional Information Concerning the Trust Funds

      Each prospectus supplement relating to a series of securities will contain information, as of the date of the prospectus supplement, if applicable and to the extent specifically known to the depositor, with respect to the residential loans or agency securities contained in the related trust fund, including, but not limited to:

      o the aggregate outstanding principal balance and the average outstanding principal balance of the assets of the trust fund as of the applicable Cut-Off Date;

      o     the types of related residential properties--e.g.,

            o     one- to four-family dwellings,

            o     multifamily residential properties,

            o shares in cooperative housing corporations and the related proprietary leases or occupancy agreements,

            o     condominiums and planned-unit development units,

            o     vacation and second homes, and

            o     new or used manufactured homes;

      o     the original terms to maturity;

      o     the outstanding principal balances;

      o     the years in which the loans were originated;

      o with respect to Multifamily Loans, the Lockout Periods and prepayment penalties;

      o the Loan-To-Value Ratios or, with respect to residential loans secured by a junior lien, the combined Loan-To-Value Ratios at origination;

      o the interest rates or range of interest rates borne by the residential loans or residential loans underlying the agency securities;

      o the geographical distribution of the residential properties on a state-by-state basis;

      o with respect to fully amortizing loans with an adjustable interest rate, the adjustment dates, the highest, lowest and weighted average margin, and the maximum interest rate variations at the time of adjustments and over the lives of these loans; and

      o information as to the payment characteristics of the residential loans.

      If specific information respecting the assets of the trust fund is not known to the depositor at the time a series of securities is initially offered, more general information of the nature described above will be provided in the related prospectus supplement. In addition, specific information will be set forth in a report made available at or before the issuance of those securities. This information will be included in a report on Form 8-K and will be available to purchasers of the related securities at or before the initial issuance of those securities. This report on Form 8-K will be filed with the SEC within four business days after the initial issuance of those securities.

      The depositor will cause the residential loans comprising each trust fund, or mortgage securities evidencing interests in the residential loans to be assigned to the trustee for the benefit of the holders of the securities of the related series. The master servicer will service the residential loans comprising any trust fund, either directly or through other servicing institutions, each a sub-servicer, pursuant to a pooling and servicing agreement or servicing agreement among itself, the depositor, the trustee and the other parties specified in the related prospectus supplement, and will receive a fee for these services. See "Residential Loans" and "Description of the Securities" in this prospectus. The related prospectus supplement will identify any master servicer, any servicer affiliated with the applicable sponsor, any servicer that services at least 10% of the mortgage loans underlying the related securities and any other material servicer that is responsible for performing an aspect of the servicing on which the securities would be materially dependent. With respect to residential loans serviced through a sub-servicer, the master servicer will remain liable for its servicing obligations under the related servicing agreement as if the master servicer alone were servicing the residential loans, unless the related prospectus supplement provides otherwise.

      The depositor will assign the residential loans to the related trustee on a non-recourse basis. The obligations of the depositor with respect to the residential loans will be limited to certain representations and warranties made by it, as specified in the related prospectus supplement. The related prospectus supplement will identify any other entity making representations and warranties and will specify what representations and warranties, if any, are being made by such entity. See "Description of the Securities -- Assignment of Assets of the Trust Fund" in this prospectus. The obligations of the master servicer with respect to the residential loans will consist principally of its contractual servicing obligations under the related servicing agreement, including its obligation to enforce purchases and other obligations of sub-servicers or Unaffiliated Sellers, or both, as more fully described in this prospectus under "Residential Loans -- Representations by Unaffiliated Sellers; Repurchases"; "-- Sub-Servicing" and "Description of the Securities -- Assignment of Assets of the Trust Fund." In addition, the related prospectus supplement may specify that the master servicer has an obligation to make certain cash advances in the event of delinquencies in payments on or with respect to the residential loans in amounts described in this prospectus under "Description of the Securities -- Advances" or pursuant to the terms of any mortgage securities. Any obligation of the master servicer to make advances may be subject to limitations, to the extent provided in this prospectus and in the related prospectus supplement.

      The depositor will cause the agency securities comprising each trust fund to be registered in the name of the trustee or its nominee on the books of the issuer or guarantor or its agent or, in the case of agency securities issued only in book-entry form, through the Federal Reserve System. The depositor will register the agency securities in accordance with the procedures established by the issuer or guarantor for registration of these securities with a member of the Federal Reserve System. Distributions on agency securities to which the trust fund is entitled will be made directly to the trustee.

      The trustee will administer the assets comprising any trust fund including agency securities pursuant to a trust agreement between the depositor and the trustee, and will receive a fee for these services. The agency securities and any moneys attributable to distributions on the agency securities will not be subject to any right, charge, security interest, lien or claim of any kind in favor of the trustee or any person claiming through it. The trustee will not have the power or authority to assign, transfer, pledge or otherwise dispose of any assets of any trust fund to any person, except to a successor trustee, to the depositor or the holders of the securities to the extent they are entitled to those assets of the trust fund or to other persons specified in the related prospectus supplement and except for its power and authority to invest assets of the trust fund in certain permitted instruments in compliance with the trust agreement. The trustee will have no responsibility for distributions on the securities, other than to pass through all distributions it receives with respect to the agency securities to the holders of the related securities without deduction, other than for

      o     any applicable trust administration fee payable to the trustee,

      o certain expenses of the trustee, if any, in connection with legal actions relating to the agency securities,

      o any applicable withholding tax required to be withheld by the trustee and

      o     as otherwise described in the related prospectus supplement.

                                 USE OF PROCEEDS

      The depositor will apply all or substantially all of the net proceeds from the sale of each series of securities for one or more of the following purposes:

      o     to purchase the related assets of the trust fund;

      o to repay indebtedness which was incurred to obtain funds to acquire the assets of the trust fund;

      o to establish any Reserve Funds or other funds described in the related prospectus supplement; and

      o to pay costs of structuring, guaranteeing and issuing the securities, including the costs of obtaining credit support, if any.

The purchase of the assets of the trust fund for a series may be effected by an exchange of securities with the seller of the assets of the trust fund.

                              YIELD CONSIDERATIONS

      The related prospectus supplement will specify the manner in which each monthly or other periodic interest payment on an asset of the trust fund is calculated--generally, one-twelfth of the applicable interest rate multiplied by the unpaid principal balance of the asset. In the case of Accrual Securities and interest-only securities, the distributions of interest will be made in the manner and amount described in the related prospectus supplement. The securities of each series may bear a fixed, variable or adjustable security interest rate.

      The effective yield to holders of the securities will be below the yield otherwise produced by the applicable security interest rate, or with respect to an interest-only security, the distributions of interest on the security, and purchase price paid by the investors of these securities. This is so because while interest will generally accrue on each asset of the trust fund from the first day of each month, the distribution of the interest, or the accrual of the interest in the case of Accrual Securities, will not be made until the distribution date occurring:

      o in the month or other periodic interval following the month or other period of accrual in the case of residential loans;

      o     in later months in the case of agency securities; or

      o in intervals occurring less frequently than monthly in the case of series of securities having distribution dates occurring at intervals less frequently than monthly.

      When a full prepayment is made on a residential loan, the borrower is generally charged interest only for the number of days actually elapsed from the due date of the preceding monthly payment up to the date of the prepayment, instead of for a full month. Accordingly, the effect of the prepayments is to reduce the aggregate amount of interest collected that is available for distribution to holders of the securities. However, the residential loans may contain provisions limiting prepayments of the loans or requiring the payment of a prepayment penalty if the loan is prepaid in full or in part. The related prospectus supplement may specify that any prepayment penalty collected with respect to the residential loans will be applied to offset the shortfalls in interest collections on the related distribution date. Holders of agency securities are entitled to a full month's interest in connection with prepayments in full of the underlying residential loans. The related prospectus supplement may specify that partial principal prepayments are applied on the first day of the month following receipt, with no resulting reduction in interest payable by the borrower for the month in which the partial principal prepayment is made. The related prospectus supplement may specify that neither the trustee, the master servicer nor the depositor will be obligated to fund shortfalls in interest collections resulting from full prepayments. Full and partial prepayments collected during the applicable Prepayment Period will be available for distribution to holders of the securities on the related distribution date. See "Maturity and Prepayment Considerations" and "Description of the Securities" in this prospectus.

      Even assuming that the mortgaged properties provide adequate security for the mortgage loans, substantial delays could be encountered in connection with the liquidation of defaulted mortgage loans. Accordingly, corresponding delays in the receipt of related proceeds by holders of the securities could occur. An action to foreclose on a mortgaged property securing a mortgage loan is regulated by state statutes and rules and is subject to many of the delays and expenses of other lawsuits if defenses or counterclaims are interposed, sometimes requiring several years to complete. Furthermore, in some states an action to obtain a deficiency judgment is not permitted following a nonjudicial sale of a property. If a default by a borrower occurs, these restrictions, among other things, may impede the ability of the master servicer to foreclose on or sell the mortgaged property or to obtain liquidation proceeds sufficient to repay all amounts due on the related mortgage loan. In addition, the master servicer will be entitled to deduct from related liquidation proceeds all expenses reasonably incurred in attempting to recover amounts due on defaulted mortgage loans and not yet reimbursed, including

      o     payments to senior lienholders,

      o     legal fees and costs of legal action,

      o     real estate taxes, and

      o     maintenance and preservation expenses.

      Liquidation expenses with respect to defaulted mortgage loans do not vary directly with the outstanding principal balance of the loan at the time of default. Therefore, assuming that a servicer took the same steps in realizing on a defaulted mortgage loan having a small remaining principal balance, the amount realized after expenses of liquidation of a mortgage loan with a small remaining balance would be smaller as a percentage of the loan than would be the case with the other defaulted mortgage loan having a larger remaining principal balance.

      Applicable state laws generally regulate interest rates and other charges, require certain disclosures, and require licensing of certain originators and servicers of residential loans. In addition, most states have other laws, public policy and general principles of equity relating to the protection of consumers, unfair and deceptive practices and practices which may apply to the origination, servicing and collection of the residential loans. Depending on the provisions of the applicable law and the specific facts and circumstances involved, violations of these laws, policies and principles may

      o limit the ability of the master servicer to collect all or part of the principal of or interest on the residential loans,

      o     entitle the borrower to a refund of amounts previously paid, and

      o subject the trustee or master servicer to damages and administrative sanctions which could reduce the amount of distributions available to holders of the securities.

      The prospectus supplement for each series of securities may set forth additional information regarding yield considerations.

                     MATURITY AND PREPAYMENT CONSIDERATIONS

      The original terms to maturity of the assets in a given trust fund may vary depending on the type of residential loans or the residential loans underlying the agency securities included in the trust fund. Each prospectus supplement will contain information with respect to the type and maturities of the assets of the trust fund. The related prospectus supplement may specify that the residential loans or residential loans underlying the agency securities may be prepaid in full or in part at any time without penalty. The prepayment experience on the residential loans or residential loans underlying the agency securities will affect the life of the related securities.

      The average life of a security refers to the average amount of time that will elapse from the date of issuance of a security until the principal amount of the security is reduced to zero. The average life of the securities will be affected by, among other things, the rate at which principal on the related residential loans is paid, which may be in the form of scheduled amortization payments or unscheduled prepayments and liquidations due to default, casualty, insurance, condemnation and similar sources. If substantial principal prepayments on the residential loans are received, the actual average life of the securities may be significantly shorter than would otherwise be the case. As to any series of securities, based on the public information with respect to the residential lending industry, it may be anticipated that a significant number of the related residential loans will be paid in full prior to stated maturity.

      Prepayments on residential loans are commonly measured relative to a prepayment standard or model. For certain series of securities comprised of more than one class, or as to other types of series where applicable, the prospectus supplement will describe the prepayment standard or model used in connection with the offering of the related series. If applicable, the prospectus supplement will also contain tables setting forth the projected weighted average life of the securities of the related series and the percentage of the initial security principal balance that would be outstanding on specified distribution dates based on the assumptions stated in the prospectus supplement. These assumptions include prepayments on the related residential loans or residential loans underlying the agency securities are made at rates corresponding to various percentages of the prepayment standard or model specified in the prospectus supplement.

      It is unlikely that prepayment of the assets of the trust fund will conform to any model specified in the related prospectus supplement. The rate of principal prepayments on pools of residential loans is influenced by a variety of economic, social, geographic, demographic and other factors, including:

      o     homeowner mobility;

      o     economic conditions;

      o     enforceability of due-on-sale clauses;

      o     market interest rates and the availability of funds;

      o     the existence of lockout provisions and prepayment penalties;

      o the inclusion of delinquent or sub-performing residential loans in the assets of the trust fund;

      o     the relative tax benefits associated with the ownership of property;
            and

      o in the case of Multifamily Loans, the quality of management of the property.

The rate of prepayments of conventional residential loans has fluctuated significantly in recent years. In general, however, if prevailing interest rates fall significantly below the interest rates on the assets of the trust fund, the assets of the trust fund are likely to be the subject of higher principal prepayments than if prevailing rates remain at or above the interest rates borne by the assets of the trust fund.

      Other factors that might be expected to affect the prepayment rate of securities backed by junior lien mortgage loans or Home Improvement Contracts include:

      o     the amounts of the underlying senior mortgage loans;

      o     the interest rates on the underlying senior mortgage loans;

      o the use of first mortgage loans as long-term financing for home purchase; and

      o the use of subordinate mortgage loans as shorter-term financing for a variety of purposes, including:

            o     home improvement;

            o     education expenses; and

            o     purchases of consumer durables such as automobiles.

In addition, any future limitations on the right of borrowers to deduct interest payments on junior liens that are home equity loans for federal income tax purposes may increase the rate of prepayments on the residential loans.

      In addition, acceleration of payments on the residential loans or residential loans underlying the agency securities as a result of certain transfers of the underlying properties is another factor affecting prepayment rates. The related prospectus supplement may specify that the residential loans, except for FHA loans and VA loans, contain or do not contain "due-on-sale" provisions permitting the lender to accelerate the maturity of the residential loan upon sale or certain transfers by the borrower with respect to the underlying residential property. Conventional residential loans that underlie Freddie Mac Certificates and Fannie Mae Certificates may contain, and in certain cases must contain, "due-on-sale" clauses permitting the lender to accelerate the unpaid balance of the loan upon transfer of the property by the borrower. FHA loans and VA loans and all residential loans underlying GNMA Certificates contain no clause of this type and may be assumed by the purchaser of the property.

      In addition, Multifamily Loans may contain "due-on-encumbrance" clauses permitting the lender to accelerate the maturity of the Multifamily Loan if there is a further encumbrance by the borrower of the underlying residential property. In general, where a "due-on-sale" or "due-on-encumbrance" clause is contained in a conventional residential loan under a Freddie Mac or the Fannie Mae program, the lender's right to accelerate the maturity of the residential loan if there is a transfer or further encumbrance of the property must be exercised, so long as the acceleration is permitted under applicable law.

      With respect to a series of securities evidencing interests in a trust fund including residential loans, the master servicer generally is required to enforce any provision limiting prepayments and any due-on-sale or due-on-encumbrance clause. The master servicer is required to enforce these provisions only to the extent it has knowledge of the conveyance or encumbrance or the proposed conveyance or encumbrance of the underlying residential property and reasonably believes that it is entitled to do so under applicable law. However, the master servicer will generally be prohibited from taking any enforcement action that would impair or threaten to impair any recovery under any related insurance policy. See "Description of the Securities -- Collection and Other Servicing Procedures" and "Certain Legal Aspects of Residential Loans -- Enforceability of Certain Provisions" and "--Prepayment Charges and Prepayments" in this prospectus for a description of provisions of each pooling and servicing agreement and legal developments that may affect the prepayment experience on the residential loans. See also "Description of the Securities -- Termination" in this prospectus for a description of the possible early termination of any series of securities. See also "Residential Loans -- Representations by Unaffiliated Sellers; Repurchases" and "Description of the Securities -- Assignment of Assets of the Trust Fund" in this prospectus for a description of the circumstances under which the Unaffiliated Sellers, the master servicer and the depositor are generally obligated to repurchase residential loans.

      With respect to a series of securities evidencing interests in a trust fund including agency securities, principal prepayments may also result from guaranty payments and from the exercise by the issuer or guarantor of the related agency securities of any right to repurchase the underlying residential loans. The prospectus supplement relating to each series of securities will describe the circumstances and the manner in which the optional repurchase right, if any, may be exercised.

      In addition, the mortgage securities included in the trust fund may be backed by underlying residential loans having differing interest rates. Accordingly, the rate at which principal payments are received on the related securities will, to a certain extent, depend on the interest rates on the underlying residential loans.

      The prospectus supplement for each series of securities may set forth additional information regarding related maturity and prepayment considerations.

                                  THE DEPOSITOR

      BCAP LLC, the depositor, is a Delaware limited liability company organized on August 25, 2005. The depositor is a direct wholly owned subsidiary of Barclays Bank PLC, a public limited company registered in England and Wales under company number 1026167. The depositor maintains its principal office at 200 Park Avenue, New York, New York 10166. Its telephone number is (212) 412-4000.

      Barclays Bank PLC together with its subsidiary undertakings (the "Barclays Bank Group" or the "Group") is a major global financial services provider engaged in retail and commercial banking, credit cards, investment banking, wealth management and investment management services. The Group also operates in many other countries around the world. The whole of the issued ordinary share capital of Barclays Bank PLC is beneficially owned by Barclays PLC, which is the ultimate holding company of the Group and one of the largest financial services companies in the world by market capitalization.

      The depositor does not have, nor is it expected in the future to have, any significant assets. We do not expect that the depositor will have any business operations other than acquiring and pooling residential loans and agency securities, offering securities or other mortgage- or asset-related securities, and related activities.

      Neither the depositor nor any of the depositor's affiliates, including Barclays Bank PLC, will insure or guarantee distributions on the securities of any series.

                                   THE SPONSOR

      The prospectus supplement for each series of securities will identify the sponsor or sponsors for the related series. If specified in the related prospectus supplement, the sponsor will be Barclays Bank PLC, incorporated in 1925 as a public limited company registered in England and Wales and regulated by the United Kingdom's Financial Services Authority ("Barclays"). Barclays is the parent of the depositor and holds 100% of the issued ordinary shares of Barclays Group US Inc., which in turn holds 100% of the issued ordinary shares of Barclays Capital Inc. Barclays is a wholly-owned subsidiary of Barclays PLC. The registered head office of Barclays is located at 1 Churchill Place, London, E14 5HP. Barclays maintains a branch office at 200 Park Avenue, New York, New York 10166 and its telephone number is (212) 412-4000. Barclays provides warehouse and repurchase financing to mortgage lenders and purchases closed, first- and subordinate-lien residential mortgage loans for securitization or resale, or for its own investment. Barclays does not service mortgage loans. Instead, Barclays contracts with other entities to service the mortgage loans on its behalf.

      Barclays acquires residential mortgage loans through bulk purchases, generally consisting of mortgage loan pools greater than $200 million. Prior to acquiring any residential mortgage loans, Barclays conducts a review of the related mortgage loan seller that is based upon the credit quality of the selling institution. Barclay's review process may include reviewing select financial information for credit and risk assessment and conducting an underwriting guideline review, senior level management discussion and/or background checks. The scope of the loan due diligence varies based on the credit quality of the mortgage loans.

      The underwriting guideline review entails a review of the mortgage loan origination processes and systems. In addition, such review may involve a consideration of corporate policy and procedures relating to state and federal predatory lending, origination practices by jurisdiction, historical loan level loss experience, quality control practices, significant litigation and/or material investors.

       Barclays has been the sponsor of securitizations backed by residential mortgage loans, including subprime mortgage loans, since 2004. Prior to the organization of BCAP LLC, Barclays had not sponsored any securitizations of non-subprime mortgage loans. The following table describes the approximate volume of subprime mortgage loan securitizations sponsored by Barclays since 2004.

                               Year   Approximate Volume
                               ----   ------------------
                               2004     $8.41 billion
                               2005    $10.24 billion

      As a sponsor, Barclays acquires mortgage loans and initiates their securitization by transferring the mortgage loans to the depositor or another entity that acts in a similar capacity as the depositor, which loans will ultimately be transferred to the issuing entity for the related securitization. In coordination with Barclays Capital Inc., Barclays works with rating agencies, loan sellers and servicers in structuring the securitization transaction.

                                RESIDENTIAL LOANS

Underwriting Standards

      The residential loans will have been purchased by the depositor, either directly or through affiliates, from loan sellers. The related prospectus supplement will specify the underwriting criteria generally used to originate the residential loans. The underwriting standards applicable to residential loans underlying mortgage securities may vary substantially from the underwriting standards set forth in the related prospectus supplement.

Representations by Unaffiliated Sellers; Repurchases

      Each Unaffiliated Seller made representations and warranties in respect of the residential loans sold by the Unaffiliated Seller. The related prospectus supplement will specify these representations and warranties which may include, among other things:

      o that the Unaffiliated Seller had good title to each residential loan and the residential loan was subject to no offsets, defenses, counterclaims or rights of rescission except to the extent that any buydown agreement may forgive certain indebtedness of a borrower;

      o if the trust fund includes mortgage loans, that each mortgage constituted a valid lien on the mortgaged property, subject only to permissible title insurance exceptions and senior liens, if any;

      o if the trust fund includes manufactured housing contracts, each manufactured housing contract creates a valid, subsisting and enforceable first priority security interest in the manufactured home covered by the contract;

      o that the residential property was free from damage and was in good repair;

      o that there were no delinquent tax or assessment liens against the residential property;

      o     that each residential loan was current as to all required payments;
            and

      o that each residential loan was made in compliance with, and is enforceable under, all applicable local, state and federal laws and regulations in all material respects.

      In certain cases, the representations and warranties of an Unaffiliated Seller in respect of a residential loan may have been made as of the date on which the Unaffiliated Seller sold the residential loan to the depositor or its affiliate. A substantial period of time may have elapsed between that date and the date of initial issuance of the series of securities evidencing an interest in the residential loan. Since the representations and warranties of an Unaffiliated Seller do not address events that may occur following the sale of a residential loan by the Unaffiliated Seller, its repurchase obligation will not arise if the relevant event that would otherwise have given rise to this type of obligation occurs after the date of the sale to or on behalf of the depositor.

      The master servicer or the trustee will be required to promptly notify the relevant Unaffiliated Seller of any breach of any representation or warranty made by it in respect of a residential loan which materially and adversely affects the interests of the holders of the securities in the residential loan. If the Unaffiliated Seller cannot cure the breach, then the Unaffiliated Seller will be obligated to repurchase this residential loan from the trustee at the purchase price for the loan. The related prospectus supplement will specify this purchase price, which is generally equal to the sum of:

      o     the unpaid principal balance of the residential loans;

      o unpaid accrued interest on the unpaid principal balance from the date as to which interest was last paid by the borrower to the end of the calendar month in which the purchase is to occur at a rate equal to the net mortgage rate minus the rate at which the sub-servicer's servicing fee is calculated if the sub-servicer is the purchaser; and

      o if applicable, any expenses reasonably incurred or to be incurred by the master servicer or the trustee in respect of the breach or defect giving rise to a purchase obligation.

      An Unaffiliated Seller, rather than repurchase a residential loan as to which a breach has occurred, may have the option to cause the removal of the breached residential loan from the trust fund and substitute in its place one or more other residential loans. This option must be exercised within a specified period after initial issuance of the related series of securities and be done in accordance with the standards described in the related prospectus supplement. The related prospectus supplement may specify that this repurchase or substitution obligation will constitute the sole remedy available to holders of securities or the trustee for a breach of representation by an Unaffiliated Seller.

      Neither the depositor nor the master servicer unless the master servicer is an Unaffiliated Seller will be obligated to purchase or substitute for a residential loan if an Unaffiliated Seller defaults on its obligation to do so. We cannot assure you that Unaffiliated Sellers will carry out their repurchase and substitution obligations with respect to residential loans. Any residential loan that is not repurchased or substituted for will remain in the related trust fund. Any resulting losses on that residential loan will be borne by holders of the securities, to the extent not covered by credit enhancement.

Sub-Servicing

      Any master servicer may delegate its servicing obligations in respect of a residential loan to sub-servicers pursuant to a sub-servicing agreement. The sub-servicing agreement must be consistent with the terms of the servicing agreement relating to the trust fund that includes the residential loan. Although each sub-servicing agreement will be a contract solely between the master servicer and the sub-servicer, the related pooling and servicing agreement pursuant to which a series of securities is issued may provide that, if for any reason the master servicer for the series of securities is no longer acting in that capacity, the trustee or any successor master servicer must recognize the sub-servicer's rights and obligations under any sub-servicing agreement.

                          DESCRIPTION OF THE SECURITIES

General

      The certificates of each series evidencing interests in a trust fund will be issued pursuant to a separate pooling and servicing agreement or trust agreement. Each series of notes, or, in certain instances, two or more series of notes, will be issued pursuant to an indenture, and the issuer of the notes will be a trust established by the depositor pursuant to an owner trust agreement or another entity as may be specified in the related prospectus supplement. As to each series of notes where the issuer is an owner trust, the ownership of the trust fund will be evidenced by equity certificates issued under the owner trust agreement, which may be offered by the related prospectus supplement.

      Forms of each of the agreements referred to above are filed as exhibits to the Registration Statement of which this prospectus is a part. The agreement relating to each series of securities will be filed as an exhibit to a report on Form 8-K to be filed with the SEC within fifteen days after the initial issuance of the securities and a copy of the agreement will be available for inspection at the corporate trust office of the trustee specified in the related prospectus supplement.

      As to each series, the securities will be issued in authorized denominations evidencing a portion of all of the securities of the related series as set forth in the related prospectus supplement. Each trust fund will consist of:

      o residential loans, including any mortgage securities, or agency securities, exclusive of:

            o any portion of interest payments relating to the residential loans retained by the depositor, any of its affiliates or its predecessor in interest ("Retained Interest") and

            o principal and interest due on or before the Cut-Off Date, as from time to time are subject to the agreement;

      o funds or assets as from time to time are deposited in the Trust Account described below and any other account held for the benefit of holders of the securities;

      o     with respect to trust funds that include residential loans:

            o property acquired by foreclosure or deed in lieu of foreclosure of mortgage loans on behalf of the holders of the securities, or, in the case of Manufactured Housing Contracts that are not Land Contracts, by repossession;

            o any Primary Credit Insurance Policies and Primary Hazard Insurance Policies;

            o any combination of a Pool Insurance Policy, a Bankruptcy Bond, a special hazard insurance policy or other type of credit support;

            o the rights of the trustee to any cash advance reserve fund or surety bond as described under "--Advances" in this prospectus;

            o if specified in the related prospectus supplement, the reserve fund; and

            o any other assets as described in the related prospectus supplement.

The securities will be transferable and exchangeable for securities of the same class and series in authorized denominations at the corporate trust office. No service charge will be made for any registration of exchange or transfer of securities on the Security Register maintained by the Security Registrar. However, the depositor or the trustee may require payment of a sum sufficient to cover any tax or other governmental charge.

      Each series of securities may consist of any combination of:

      o one or more classes of senior securities, one or more classes of which will be senior in right of payment to one or more of the other classes subordinate to the extent described in the related prospectus supplement;

      o     one or more classes of securities which will be entitled to:

            o principal distributions, with disproportionate, nominal or no interest distributions; or

            o interest distributions, with disproportionate, nominal or no principal distributions;

      o two or more classes of securities that differ as to the timing, sequential order or amount of distributions of principal or interest or both, which may include one or more classes of Accrual Securities; or

      o other types of classes of securities, as described in the related prospectus supplement.

      Each class of securities, other than certain interest-only securities, will have a security principal balance and, generally will be entitled to payments of interest based on a specified security interest rate as specified in the related prospectus supplement. See "--Principal and Interest on the Securities" in this prospectus. The security interest rates of the various classes of securities of each series may differ, and as to some classes may be in excess of the lowest Net Interest Rate in a trust fund. The specific percentage ownership interests of each class of securities and the minimum denomination per security will be set forth in the related prospectus supplement.

Assignment of Assets of the Trust Fund

      At the time of issuance of each series of securities, the depositor will cause the assets comprising the related trust fund or mortgage securities included in the related trust fund to be assigned to the trustee. The residential loan or agency security documents described below will be delivered to the trustee or to the custodian. The trustee will, concurrently with the assignment, deliver the securities to the depositor in exchange for the assets of the trust fund. Each asset of the trust fund will be identified in a schedule appearing as an exhibit to the related agreement. The schedule will include, among other things:

      o information as to the outstanding principal balance of each trust fund asset after application of payments due on or before the Cut-Off Date;

      o the maturity of the mortgage note, cooperative note, Manufactured Housing Contract or agency securities;

      o any Retained Interest, with respect to a series of securities evidencing interests in a trust fund including agency securities;

      o     the pass-through rate on the agency securities;

      o and with respect to a series of securities evidencing interests in residential loans, for each loan:

            o     information respecting its interest rate;

            o     its current scheduled payment of principal and interest;

            o     its Loan-to-Value Ratio; and

            o     certain other information.

      If so specified in the related prospectus supplement, and in accordance with the rules of membership of Merscorp. Inc. and/or Mortgage Electronic Registration Systems, Inc. or, MERS, assignments of the mortgages for the mortgage loans in the related trust will be registered electronically through Mortgage Electronic Registration Systems, Inc., or MERS(R) System. With respect to mortgage loans registered through the MERS(R) System, MERS shall serve as mortgagee of record solely as a nominee in an administrative capacity on behalf of the trustee and shall not have any interest in any of those mortgage loans.

      Mortgage Loans and Multifamily Loans. The depositor will be required, as to each mortgage loan, other than mortgage loans underlying any mortgage securities, and Multifamily Loan, to deliver or cause to be delivered to the trustee, or to the custodian, the mortgage file for each mortgage loan, containing legal documents relating to the mortgage loan, including:

      o the mortgage note endorsed without recourse to the order of the trustee or evidence that the mortgage is held for the trustee through the MERS(R) System;

      o the mortgage with evidence of recording indicated, except for any mortgage not returned from the public recording office, in which case the depositor will deliver or cause to be delivered a copy of the mortgage certified by the related Unaffiliated Seller that it is a true and complete copy of the original of that mortgage submitted for recording; and

      o     an assignment in recordable form of the mortgage to the trustee.

The related prospectus supplement may specify that the depositor or another party will be required to promptly cause the assignment of each related mortgage loan and Multifamily Loan (except for mortgages held under the MERS(R) System) to be recorded in the appropriate public office for real property records. However, recording of assignments will not be required in states where, in the opinion of counsel acceptable to the trustee, recording is not required to protect the trustee's interest in the mortgage loan or the Multifamily Loan against the claim of any subsequent transferee or any successor to or creditor of the depositor or the originator of the mortgage loan.

      Home Equity Loans and Home Improvement Contracts. The related prospectus supplement may specify that the depositor will:

      o as to each Home Equity Loan and Home Improvement Contract, cause to be delivered to the trustee or to the custodian the note endorsed to the order of the trustee;

      o with respect to Home Equity Loans and secured Home Improvement Contracts, the mortgage with evidence of recording indicated on it. If any mortgage is not returned from the public recording office, in which case the depositor will deliver or cause to be delivered a copy of the mortgage certified by the related Unaffiliated Seller that it is a true and complete copy of the original of the mortgage submitted for recording; and

      o with respect to Home Equity Loans and secured Home Improvement Contracts, an assignment in recordable form of the mortgage to the trustee.

      The related prospectus supplement may specify that the depositor or another party will be required to promptly cause the assignment of each related Home Equity Loan and secured Home Improvement Contract to be recorded in the appropriate public office for real property records. However, recording of assignments will not be required in states where, in the opinion of counsel acceptable to the trustee, recording is not required to protect the trustee's interest in the Home Equity Loan and Home Improvement Contract against the claim of any subsequent transferee or any successor to or creditor of the depositor or the originator of a Home Equity Loan or Home Improvement Contract.

      With respect to unsecured Home Improvement Contracts, the depositor will cause to be transferred physical possession of the Home Improvement Contracts to the trustee or a designated custodian or, if applicable, the Unaffiliated Seller may retain possession of the Home Improvement Contracts as custodian for the trustee. In addition, the depositor will be required to make or cause to be made, an appropriate filing of a UCC-1 financing statement in the appropriate jurisdictions to give notice of the trustee's ownership of or security interest in the Home Improvement Contracts. The related prospectus supplement may specify that the Home Improvement Contracts will not be stamped or otherwise marked to reflect their assignment from the Unaffiliated Seller or the depositor, as the case may be, to the trustee. Therefore, if through negligence, fraud or otherwise, a subsequent purchaser were able to take physical possession of the contracts without notice of an assignment, the trustee's interest in the contracts could be defeated.

      Cooperative Loans. The depositor will, as to each Cooperative Loan, deliver or cause to be delivered to the trustee or to the custodian:

      o     the related cooperative note;

      o     the original security agreement;

      o     the proprietary lease or occupancy agreement;

      o the related stock certificate and related stock powers endorsed in blank; and

      o a copy of the original filed financing statement together with an assignment of the financing statement to the trustee in a form sufficient for filing.

The depositor or another party will cause the assignment and financing statement of each related Cooperative Loan to be filed in the appropriate public office. However, a filing is not required in states where in the opinion of counsel acceptable to the trustee, filing is not required to protect the trustee's interest in the Cooperative Loan against the claim of any subsequent transferee or any successor to or creditor of the depositor or the originator of the Cooperative Loan.

      Manufactured Housing Contracts. The related prospectus supplement may specify that the depositor will be required, as to each Manufactured Housing Contract, to deliver or cause to be delivered to the trustee or to the custodian:

      o the original Manufactured Housing Contract endorsed to the order of the trustee; and

      o if applicable, copies of documents and instruments related to each Manufactured Housing Contract and the security interest in the manufactured home securing each Manufactured Housing Contract.

      The related prospectus supplement may specify that in order to give notice of the right, title and interest of the holders of securities in the Manufactured Housing Contracts, the depositor will be required to cause to be executed and delivered to the trustee a UCC-1 financing statement identifying the trustee as the secured party and identifying all Manufactured Housing Contracts as collateral of the trust fund.

      Agency Securities. Agency securities will be registered in the name of the trustee or its nominee on the books of the issuer or guarantor or its agent or, in the case of agency securities issued only in book-entry form, through the Federal Reserve System. Registration must be done in accordance with the procedures established by the issuer or guarantor for registration of the securities with a member of the Federal Reserve System. Distributions on the agency securities to which the trust fund is entitled will be made directly to the trustee.

      Review of Residential Loans. The trustee or the custodian will review the residential loan documents after receipt, and the trustee or custodian will hold the documents in trust for the benefit of the holders of securities. Generally, if any document is found to be missing or defective in any material respect, the trustee or custodian will immediately notify the master servicer and the depositor. The master servicer will then immediately notify the applicable Unaffiliated Seller. If the Unaffiliated Seller cannot cure the omission or defect, the Unaffiliated Seller will be obligated to repurchase the related residential loan from the trustee at the purchase price specified under "Residential Loans--Representations by Unaffiliated Sellers; Repurchases," or, in certain cases, substitute for the residential loan.

      We cannot assure you that an Unaffiliated Seller will fulfill this repurchase or substitution obligation. Although the master servicer or trustee is obligated to enforce this obligation to the extent described above under "Residential Loans -- Representations by Unaffiliated Sellers; Repurchases" neither the master servicer nor the depositor will be obligated to repurchase or substitute for the residential loan if the Unaffiliated Seller defaults on its obligation. Generally, this repurchase or substitution obligation, if applicable, will constitute the sole remedy available to the holders of securities or the trustee for omission of, or a material defect in, a constituent document.

      The trustee will be authorized to appoint a custodian pursuant to a custodial agreement to maintain possession of and review the documents relating to the residential loans as agent of the trustee.

Deposits to the Trust Account

      The master servicer or the trustee shall, as to each trust fund, establish and maintain or cause to be established and maintained a separate Trust Account or Trust Accounts for the collection of payments on the related assets of the trust fund. The Trust Account(s) must be maintained with a federal or state chartered depository institution, and in a manner, satisfactory to each rating agency rating the securities of the related series at the time any amounts are held on deposit in the Trust Account.

      The collateral eligible to secure amounts in the Trust Account is limited to United States government securities and other high quality investments. A Trust Account may be maintained as an interest bearing or non-interest bearing account. Alternatively, the funds held in the Trust Account may be invested pending the distribution on each succeeding distribution date in United States government securities and other high quality investments. The prospectus supplement will identify the party entitled to the interest or other income earned on funds in the Trust Account. In respect of any series of securities having distribution dates occurring less frequently than monthly, the master servicer may obtain from an entity named in the related prospectus supplement a guaranteed investment contract to assure a specified rate of return on funds held in the Trust Account. If permitted by each rating agency rating the securities of the series, a Trust Account may contain funds relating to more than one series of securities.

Pre-Funding Account

      The master servicer or the trustee may establish and maintain a pre-funding account, in the name of the related trustee on behalf of the related holders of the securities, into which the depositor will deposit the pre-funded amount on the related closing date. The pre-funded amount will be used by the related trustee to purchase mortgage loans from the depositor from time to time during the funding period. The funding period, if any, for a trust fund will begin on the related closing date and will end on the date specified in the related prospectus supplement, which in no event will be later than the date that is one year after the closing date and the portion of the proceeds for the related series that is to be used for the purchase of additional mortgage loans will not be in excess of 50% of the total proceeds from the offering of the related series. Any amounts remaining in the pre-funding account at the end of the funding period will be distributed to the related holders of securities in the manner and priority specified in the related prospectus supplement, as a prepayment of principal of the related securities.

Payments on Residential Loans

   The prospectus supplement may specify that the master servicer will be required to deposit or cause to be deposited in a Trust Account for each trust fund including residential loans or, in the case of advances on or before the applicable distribution date, the following payments and collections received or made by or on behalf of the master servicer subsequent to the Cut-Off Date. These payments will not include payments due on or before the Cut-Off Date and exclusive of any amounts representing a Retained Interest:

      (1) all payments on account of principal, including principal prepayments, on the residential loans;

      (2) all payments on account of interest on the residential loans, exclusive of any portion representing interest in excess of the Net Interest Rate, unless the excess amount is required to be deposited pursuant to the related agreement, and, if provided in the related prospectus supplement, prepayment penalties;

      (3) all proceeds of

            o any Primary Hazard Insurance Policies and any special hazard insurance policy, to the extent the proceeds are not applied to the restoration of the property or released to the borrower in accordance with the master servicer's normal servicing procedures, and

            o any Primary Credit Insurance Policy, any FHA Insurance, VA Guarantee, any Bankruptcy Bond and any Pool Insurance Policy, other than proceeds that represent reimbursement of the master servicer's costs and expenses incurred in connection with presenting claims under the related insurance policies;

      (4) all other cash amounts received, by foreclosure, eminent domain, condemnation or otherwise, in connection with the liquidation of defaulted residential loans. These amounts will also include the net proceeds on a monthly basis with respect to any properties acquired for the benefit of holders of securities by deed in lieu of foreclosure or repossession;

      (5) any advances made as described under "--Advances" in this prospectus;

      (6) all amounts required to be transferred to the Trust Account from a Reserve Fund, if any, as described below under "--Subordination" in this prospectus;

      (7) all proceeds of any residential loan or underlying mortgaged property purchased by any Unaffiliated Seller as described under "Residential Loans -- Representations by Unaffiliated Sellers; Repurchases," exclusive of any Retained Interest applicable to the loan;

      (8) all proceeds of any residential loan repurchased as described under "--Termination" in this prospectus;

      (9) any payments required to be deposited in the Trust Account with respect to any deductible clause in any blanket insurance policy described under "Description of Primary Insurance Coverage -- Primary Hazard Insurance Policies" in this prospectus;

      (10) any amount required to be deposited by the trustee or the master servicer in connection with losses realized on investments of funds held in the Trust Account;

      (11) any amounts required to be transferred to the Trust Account pursuant to any guaranteed investment contract; and

      (12) any distributions received on any mortgage securities included in the related trust fund.

Payments on Agency Securities

      The agency securities included in a trust fund will be registered in the name of the trustee or its nominee through the Federal Reserve system so that all distributions on the agency securities will be made directly to the trustee. The trustee will deposit or cause to be deposited into the Trust Account as and when received, unless otherwise provided in the related trust agreement, all distributions received by the trustee with respect to the related agency securities. The trustee will not be required to deposit payments due on or before the Cut-Off Date and any trust administration fee and amounts representing the Retained Interest, if any.

Distributions

      Distributions of principal and interest on the securities of each series will be made by or on behalf of the trustee or the master servicer on the distribution dates and at the intervals specified in the related prospectus supplement. These intervals may be monthly, quarterly, semi-annual or as specified in the related prospectus supplement. The trustee will make these distributions to the persons in whose names the securities are registered at the close of business on the record date specified in the related prospectus supplement. The amount of each distribution will be determined as of the close of business on each determination date specified in the related prospectus supplement.

      Distributions will be made either:

      o by wire transfer in immediately available funds to the account of a holder of securities at a bank or other entity having appropriate facilities for the transfer, if the holder of securities has so notified the trustee or the master servicer and holds securities in any requisite amount specified in the related prospectus supplement, or

      o by check mailed to the address of the person entitled to the check as it appears on the Security Register.

However, the final distribution in retirement of the securities will be made only if presentation and surrender of the securities has occurred at the office or agency of the Security Registrar specified in the notice to holders of securities of the final distribution. The related prospectus supplement may specify that distributions made to the holders of securities will be made on a pro rata basis among the holders of securities of record on the related record date, other than in respect of the final distribution, based on the aggregate percentage interest represented by their respective securities.

      Final Distribution Date. If specified in the prospectus supplement for any series consisting of classes having sequential priorities for distributions of principal, the final distribution date for each class of securities is the latest distribution date on which the security principal balance is expected to be reduced to zero. The final distribution date will be based on various assumptions, including the assumption that no prepayments or defaults occur with respect to the related assets of the trust fund. Since the rate of distribution of principal of any class of securities will depend on, among other things, the rate of payment, including prepayments, of the principal of the assets of the trust fund, the actual last distribution date for any class of securities could occur significantly earlier than its final distribution date.

      The rate of payments on the assets of the trust fund for any series of securities will depend on their particular characteristics, as well as on the prevailing level of interest rates from time to time and other economic factors. We cannot assure the actual prepayment experience of the assets of the trust fund. See "Maturity and Prepayment Considerations" in this prospectus. In addition, substantial losses on the assets of the trust fund in a given period, even though within the limits of the protection afforded by the instruments described under "Description of Credit Support," in this prospectus or by the subordinate securities in the case of a senior/subordinate series, may cause the actual last distribution date of certain classes of securities to occur after their final distribution date.

      Special Distributions. With respect to any series of securities with distribution dates occurring at intervals less frequently than monthly, the securities may be subject to special distributions under the circumstances and in the manner described below if and to the extent provided in the related prospectus supplement. If applicable, the master servicer may be required to make or cause to be made special distributions allocable to principal and interest on securities of a series out of, and to the extent of, the amount available for the distributions in the related Trust Account. The related prospectus supplement will specify the date the special distribution is to be made. Special distributions may be made if, as a result of

      o     substantial payments of principal on the assets of the trust fund,

      o low rates then available for reinvestment of payments on assets of the trust fund,

      o     substantial Realized Losses or

      o     some combination of the foregoing, and

      o     based on the assumptions specified in the related agreement,

it is determined that the amount anticipated to be on deposit in the Trust Account on the next distribution date, together with the amount available to be withdrawn from any related Reserve Fund, may be insufficient to make required distributions on the securities of the related series on the distribution date or the intervening date as may be provided in the related prospectus supplement.

      The amount of any special distribution that is allocable to principal will not exceed the amount that would otherwise be distributed as principal on the next distribution date from amounts then on deposit in the Trust Account. All special distributions will include interest at the applicable interest rate on the amount of the special distribution allocable to principal to the date specified in the related prospectus supplement.

      All special distributions of principal will be made in the same priority and manner as distributions in respect of principal on the securities on a distribution date. Special distributions of principal with respect to securities of the same class will be made on a pro rata basis. Notice of any special distributions will be given by the master servicer or trustee prior to the special distribution date.

Principal and Interest on the Securities

      Each class of securities, other than certain classes of interest-only securities, may have a different security interest rate, which may be a fixed, variable or adjustable security interest rate. The related prospectus supplement will specify the security interest rate for each class, or in the case of a variable or adjustable security interest rate, the method for determining the security interest rate. The related prospectus supplement will specify the basis on which interest on the securities will be calculated.

      Some classes of securities will not be entitled to interest payments.

      With respect to each distribution date, the accrued interest with respect to each security other than an interest-only security, will be equal to interest on the outstanding security principal balance immediately prior to the distribution date, at the applicable security interest rate, for a period of time corresponding to the intervals between the distribution dates for the related series. As to each interest-only security, the interest with respect to any distribution date will equal the amount described in the related prospectus supplement for the related period.

      The related prospectus supplement may specify that the Accrued Security Interest on each security of a series will be reduced, if shortfalls in collections of interest occur resulting from prepayments of residential loans that are not covered by payments by the master servicer out of its servicing fees or by application of prepayment penalties. This shortfall will be allocated among all of the securities of that series in proportion to the respective amounts of Accrued Security Interest that would have been payable on the securities absent the reductions and absent any delinquencies or losses. The related prospectus supplement may specify that neither the trustee, the master servicer nor the depositor will be obligated to fund shortfalls in interest collections resulting from prepayments. See "Yield Considerations" and "Maturity and Prepayment Considerations" in this prospectus.

      Distributions of Accrued Security Interest that would otherwise be payable on any class of Accrual Securities of a series will be added to the security principal balance of the Accrual Securities on each distribution date until the time specified in the related prospectus supplement on and after which payments of interest on the Accrual Securities will be made. See "--Distributions--Final Distribution Date" in this prospectus.

      Some securities will have a security principal balance that, at any time, will equal the maximum amount that the holder will be entitled to receive in respect of principal out of the future cash flow on the assets of the trust fund and other assets included in the related trust fund. With respect to each of those securities, distributions generally will be applied to accrued and currently payable interest, and then to principal. The outstanding security principal balance of a security will be reduced to the extent of distributions in respect of principal, and in the case of securities evidencing interests in a trust fund that includes residential loans, by the amount of any Realized Losses allocated to the securities.

      Some securities will not have a security principal balance and will not be entitled to principal payments. The initial aggregate security principal balance of a series and each class of the related series will be specified in the related prospectus supplement. The initial aggregate security principal balance of all classes of securities of a series may be based on the aggregate principal balance of the assets in the related trust fund. Alternatively, the initial security principal balance for a series of securities may equal the initial aggregate Cash Flow Value of the related assets of the trust fund as of the applicable Cut-Off Date.

      The aggregate of the initial Cash Flow Values of the assets of the trust fund included in the trust fund for a series of securities will be at least equal to the aggregate security principal balance of the securities of that series at the date of initial issuance of that series.

      With respect to any series as to which the initial security principal balance is calculated on the basis of Cash Flow Values of the assets of the trust fund, the amount of principal distributed for the series on each distribution date will be calculated in the manner set forth in the related prospectus supplement, which may be on the basis of:

      o the decline in the aggregate Cash Flow Values of the assets of the trust fund during the related Due Period, calculated in the manner prescribed in the related agreement; minus

      o with respect to any Realized Loss incurred during the related Due Period and not covered by any of the instruments described under "Description of Credit Support" in this prospectus, the portion of the Cash Flow Value of the assets of the trust fund corresponding to the Realized Loss.

      Generally, distributions in respect of principal will be made on each distribution date to the class or classes of security entitled to distributions of principal until the security principal balance of the class has been reduced to zero. In the case of two or more classes of securities in a series, the timing, sequential order and amount of distributions, including distributions among multiple classes of senior securities or subordinate securities, in respect of principal on each class will be as provided in the related prospectus supplement. Distributions in respect of principal of any class of securities will be made on a pro rata basis among all of the securities of the class.

Available Distribution Amount

      As more specifically set forth in the related prospectus supplement, all distributions on the securities of each series on each distribution date will generally be made from the "Available Distribution Amount" which consists of the following amounts:

      (1) the total amount of all cash on deposit in the related Trust Account as of a determination date specified in the related prospectus supplement, exclusive of certain amounts payable on future distribution dates and certain amounts payable to the master servicer, any applicable sub-servicer, the trustee or another person as expenses of the trust fund;

      (2) any principal and/or interest advances made with respect to the distribution date, if applicable;

      (3) any principal and/or interest payments made by the master servicer out of its servicing fee in respect of interest shortfalls resulting from principal prepayments, if applicable; and

      (4) all net income received in connection with the operation of any residential property acquired on behalf of the holders of securities through deed in lieu of foreclosure or repossession, if applicable.

      On each distribution date for a series of securities, the trustee or the master servicer will be required to withdraw or cause to be withdrawn from the Trust Account the entire Available Distribution Amount. The trustee or master servicer will then be required to distribute the withdrawn amount or cause the withdrawn amount to be distributed to the related holders of securities in the manner set forth in this prospectus and in the related prospectus supplement.

Subordination

      A senior/subordinate series will consist of one or more classes of securities senior in right of payment to one or more classes of subordinate securities, as specified in the related prospectus supplement. Subordination of the subordinate securities of any series will be effected by either of the two following methods, or by any other alternative method as may be described in the related prospectus supplement.

      Shifting Interest Subordination. With respect to any series of securities as to which credit support is provided by shifting interest subordination, the rights of the holders of certain classes of subordinate securities to receive distributions with respect to the residential loans will be subordinate to the rights of the holders of certain classes of senior securities. With respect to any defaulted residential loan that is finally liquidated, the amount of any Realized Loss will generally equal the portion of the unpaid principal balance remaining after application of all principal amounts recovered, net of amounts reimbursable to the master servicer for related expenses. With respect to certain residential loans the principal balances of which have been reduced in connection with bankruptcy proceedings, the amount of the reduction will be treated as a Realized Loss.

      All Realized Losses will be allocated first to the most subordinate securities of the related series as described in the related prospectus supplement, until the security principal balance of the most subordinate securities has been reduced to zero. Any additional Realized Losses will then be allocated to the more senior securities or, if the series includes more than one class of more senior securities, either on a pro rata basis among all of the more senior securities in proportion to their respective outstanding security principal balances, or as provided in the related prospectus supplement. With respect to certain Realized Losses resulting from physical damage to residential properties which are generally of the same type as are covered under a special hazard insurance policy, the amount that may be allocated to the subordinate securities of the related series may be limited to an amount specified in the related prospectus supplement. See "Description of Credit Support -- Special Hazard Insurance Policies" in this prospectus. If so, any Realized Losses which are not allocated to the subordinate classes may be allocated among all outstanding classes of securities of the related series, either on a pro rata basis in proportion to their outstanding security principal balances, regardless of whether any subordinate securities remain outstanding, or as provided in the related prospectus supplement.

      As set forth above, the rights of holders of the various classes of securities of any series to receive distributions of principal and interest is determined by the aggregate security principal balance of each class. The security principal balance of any security will be reduced by all amounts previously distributed on the security in respect of principal, and, if so provided in the related prospectus supplement, by any Realized Losses allocated to the security. However, to the extent so provided in the related prospectus supplement, holders of senior securities may be entitled to receive a disproportionately larger amount of prepayments received in certain circumstances. This will have the effect, in the absence of offsetting losses, of accelerating the amortization of the senior securities and increasing the respective percentage interest evidenced by the subordinate securities in the related trust fund, with a corresponding decrease in the percentage interest evidenced by the senior securities, as well as preserving the availability of the subordination provided by the subordinate securities. In addition, the Realized Losses will be first allocated to subordinate securities by reduction of their security principal balance, which will have the effect of increasing the respective ownership interest evidenced by the senior securities in the related trust fund. If there were no Realized Losses or prepayments of principal on any of the residential loans, the respective rights of the holders of securities of any series to future distributions would not change.

      Cash Flow Subordination. With respect to any series of securities as to which credit support is provided by cash flow subordination, if losses on the residential loans occur not in excess of the Available Subordination Amount, the rights of the holders of subordinate securities to receive distributions of principal and interest with respect to the residential loans will be subordinate to the rights of the holders of senior securities.

      The protection afforded to the holders of senior securities from the subordination provisions may be effected both by the preferential right of the holders of senior securities to receive current distributions from the trust fund, subject to the limitations described in this prospectus, and by the establishment and maintenance of any Reserve Fund. The Reserve Fund may be funded by an initial cash deposit on the date of the initial issuance of the related series of securities and by deposits of amounts otherwise due on the subordinate securities to the extent set forth in the related prospectus supplement.

      Amounts in the Reserve Fund, if any, other than earnings on the Reserve Funds, will be withdrawn for distribution to holders of senior securities as may be necessary to make full distributions to those holders on a particular distribution date, as described above. If on any distribution date, after giving effect to the distributions to the holders of senior securities on this date, the amount of the Reserve Fund exceeds the amount required to be held in the Reserve Fund, the excess will be withdrawn and distributed in the manner specified in the related prospectus supplement.

      If any Reserve Fund is depleted before the Available Subordination Amount is reduced to zero, the holders of senior securities will nevertheless have a preferential right to receive current distributions from the trust fund to the extent of the then Available Subordination Amount. However, under these circumstances, if current distributions are insufficient, the holders of senior securities could suffer shortfalls of amounts due to them. The holders of senior securities will bear their proportionate share of any losses realized on the trust fund in excess of the Available Subordination Amount.

      Amounts remaining in any Reserve Fund after the Available Subordination Amount is reduced to zero will no longer be subject to any claims or rights of the holders of senior securities of the series.

      Funds in any Reserve Fund may be invested in United States government securities and other high quality investments. The earnings or losses on those investments will be applied in the manner described in the related prospectus supplement.

      The time necessary for any Reserve Fund to reach the required Reserve Fund balance will be affected by the prepayment, foreclosure, and delinquency experience of the residential loans and therefore cannot accurately be predicted.

      Subordination and Cash Flow Values. The security principal balances of the various classes of securities comprising a senior/subordinate series may be based on the Cash Flow Value of the residential loans. If the percentage allocated to the senior securities of the decline in the Cash Flow Value of the residential loans during the related Deposit Period exceeds the remaining amount of collections and advances in respect of the residential loans after paying interest on the senior securities, the holders of the senior securities may not receive all amounts to which they are entitled. In addition, this may result in a loss being borne by the holders of the subordinate securities.

      Because the Cash Flow Value of a residential loan will never exceed the outstanding principal balance of the residential loan, prepayments in full and liquidations of the residential loans may result in proceeds attributable to principal in excess of the corresponding Cash Flow Value decline. Any excess will be applied to offset losses realized during the related Deposit Period, such as those described in the immediately preceding paragraph, in respect of other liquidated residential loans without affecting the remaining subordination. This excess may also be deposited in a Reserve Fund for future distributions.

Advances

      The related prospectus supplement, with respect to any series of securities evidencing interests in a trust fund that includes residential loans may specify that the master servicer will be obligated to advance on or before each distribution date, from its own funds, or from amounts held for future distribution in the Trust Account that are not included in the Available Distribution Amount for the distribution date. The amount of the advance will be equal to the aggregate of payments of principal and/or interest, adjusted to the applicable Net Interest Rate, on the residential loans that were due during the related Due Period and that were delinquent, and not advanced by any sub-servicer, on the applicable determination date. Any amounts held for future distribution and so used will be replaced by the master servicer on or before any future distribution date to the extent that funds in the Trust Account on the distribution date will be less than payments to holders of securities required to be made on the distribution date.

      The related prospectus supplement may specify that the obligation of the master servicer to make advances may be subject to the good faith determination of the master servicer that the advances will be reimbursable from related late collections, Insurance Proceeds or Liquidation Proceeds. See "Description of Credit Support" in this prospectus. As specified in the related prospectus supplement with respect to any series of securities as to which the trust fund includes mortgage securities, the master servicer's advancing obligations, if any, will be pursuant to the terms of the mortgage securities.

      Advances are intended to maintain a regular flow of scheduled interest and principal payments to holders of securities, rather than to guarantee or insure against losses. The related prospectus supplement may specify that advances will be reimbursable to the master servicer, with interest, out of related recoveries on the residential loans respecting which amounts were advanced, or, to the extent that the master servicer determines that any advance previously made will not be ultimately recoverable from Insurance Proceeds or Liquidation Proceeds, a nonrecoverable advance, from any cash available in the Trust Account. The related prospectus supplement may specify that the obligations of the master servicer to make advances may be secured by a cash advance reserve fund or a surety bond. Information regarding the characteristics of, and the identity of any borrower of, any surety bond, will be set forth in the related prospectus supplement.

Statements to Holders of Securities

      On each distribution date, the master servicer or the trustee will forward or cause to be forwarded to each holder of securities of the related series and to the depositor a statement including the information specified in the related prospectus supplement. This information may include the following:

      (1) the amount of the distribution, if any, allocable to principal, separately identifying the aggregate amount of principal prepayments and, if applicable, related prepayment penalties received during the related Prepayment Period;

      (2) the amount of the distribution, if any, allocable to interest;

      (3) the amount of administration and servicing compensation received by or on behalf of the trustee, master servicer and any sub-servicer with respect to the distribution date and other customary information as the master servicer or the trustee deems necessary or desirable to enable holders of securities to prepare their tax returns or which a holder of securities reasonably requests for this purpose;

      (4) if applicable, the aggregate amount of any advances included in this distribution and the aggregate amount of any unreimbursed advances as of the close of business on the distribution date;

      (5) the security principal balance of a minimum denomination security, and the aggregate security principal balance of all of the securities of that series, after giving effect to the amounts distributed on the distribution date;

      (6) the number and aggregate principal balance of any residential loans in the related trust fund (a) delinquent one month, (b) delinquent two or more months and (c) as to which repossession or foreclosure proceedings have been commenced;

      (7) with respect to any residential property acquired through foreclosure, deed in lieu of foreclosure or repossession during the preceding calendar month, the loan number and principal balance of the related residential loan as of the close of business on the distribution date in the month and the date of acquisition;

      (8) the book value of any residential property acquired through foreclosure, deed in lieu of foreclosure or repossession as of the close of business on the last business day of the calendar month preceding the distribution date;

      (9) the aggregate unpaid principal balance of the mortgage loans at the close of business on the related distribution date;

      (10) in the case of securities with a variable security interest rate, the security interest rate applicable to the distribution date, as calculated in accordance with the method specified in the prospectus supplement relating to the related series;

      (11) in the case of securities with an adjustable security interest rate, for statements to be distributed in any month in which an adjustment date occurs, the adjusted security interest rate applicable to the next succeeding distribution date;

      (12) as to any series including one or more classes of Accrual Securities, the interest accrued on each class with respect to the related distribution date and added to the security principal balance;

      (13) the amount remaining in the Reserve Fund, if any, as of the close of business on the distribution date, after giving effect to distributions made on the related distribution date;

      (14) as to any senior/subordinate series, information as to the remaining amount of protection against losses afforded to the holders of senior securities by the subordination provisions and information regarding any shortfalls in payments to the holder of senior securities which remain outstanding; and

      (15) with respect to any series of securities as to which the trust fund includes mortgage securities, certain additional information as required under the related pooling and servicing agreement or trust agreement, as applicable.

      Information furnished pursuant to clauses (1), (2) and (3) above may be expressed as a dollar amount per minimum denomination security.

      Within a reasonable period of time after the end of each calendar year, the master servicer or the trustee will furnish or cause to be furnished a report to every person who was a holder of record of a security at any time during the calendar year. This report will set forth the aggregate of amounts reported pursuant to clauses (1), (2) and (3) of the immediately preceding paragraph for the related calendar year or if the person was a holder of record during a portion of the calendar year, for the applicable portion of that year.

      The related prospectus supplement may provide that additional information with respect to a series of securities will be included in these statements. In addition, the master servicer or the trustee will file with the IRS and furnish to holders of securities the statements or information as may be required by the Code or applicable procedures of the IRS.

Book-Entry Registration of Securities

      If not issued in fully registered form, each class of securities will be registered as book-entry securities. Persons acquiring beneficial ownership interests in the securities will hold their securities through The Depository Trust Company in the United States, or if provided in the related prospectus supplement, Clearstream Banking, societe anonyme or Euroclear Bank, S.A./N/V., as operator of the Euroclear System in Europe, or indirectly through organizations that are Participants in these systems. The Depository Trust Company is referred to as "DTC." Clearstream Banking, societe anonyme is referred to as "Clearstream." The Euroclear System is referred to as "Euroclear."

      The book-entry securities will be issued in one or more certificates which equal the aggregate principal balance of the securities and will initially be registered in the name of Cede & Co., the nominee of DTC or one of the relevant depositories. If the aggregate principal amount of any book-entry security exceeds $500 million, one certificate will be issued with respect to each $500 million of principal amount and an additional certificate will be issued with respect to any remaining principal amount. Clearstream and Euroclear will hold omnibus positions on behalf of their Participants through customers' securities accounts in Clearstream's and Euroclear's names on the books of their respective depositaries which in turn will hold these positions in customers' securities accounts in the depositaries' names on the books of DTC. Except as described below, no Security Owner will be entitled to receive a Definitive Security. Unless and until Definitive Securities are issued, we anticipate that the only "holders" of the securities will be Cede & Co., as nominee of DTC or one of the relevant depositories. Security Owners are only permitted to exercise their rights indirectly through the Participants and DTC.

      DTC is a limited-purpose trust company organized under the New York Banking Law, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing agency" registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934. DTC holds securities that its Participants deposit with DTC. DTC also facilitates the settlement among Participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in Participants' accounts, thereby eliminating the need for physical movement of securities certificates. Participants include securities brokers and dealers, banks, trust companies, clearing corporations, and certain other organizations. DTC is owned by a number of its Participants and Members of the National Securities Clearing Corporation, Government Securities Clearing Corporation, MBS Clearing Corporation, and Emerging Markets Clearing Corporation, as well as by the New York Stock Exchange, Inc., the American Stock Exchange LLC, and the National Association of Securities Dealers, Inc. Access to the DTC system is also available to others such as securities brokers and dealers, banks, and trust companies that clear through or maintain a custodial relationship with a Direct Participant, either directly or indirectly. The Rules applicable to DTC and its Participants and indirect participants are on file with the Securities and Exchange Commission.

      Purchases of book-entry securities under the DTC system must be made by or through Participants, which will receive a credit for the book-entry securities on DTC's records. The ownership interest of each Security Owner is in turn to be recorded on the Participant's or Securities Intermediary's records. The Securities Intermediary's ownership of the book-entry security will be recorded on the records of DTC or of a participating firm that acts as agent for the Securities Intermediary, whose interest will in turn be recorded on the records of DTC, if the Security Owner's Securities Intermediary is not a Participant (and on the records of Clearstream or Euroclear, as appropriate). Security Owners will not receive written confirmation from DTC of their purchase, but Security Owners are expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the Participant or indirect participant through which the Security Owner entered into the transaction. Transfers of ownership interests in the book-entry securities are to be accomplished by entries made on the books of Participants and indirect participants acting on behalf of Security Owners. Security Owners will not receive certificates representing their ownership interests in the book-entry securities, except in the event that use of the book-entry system for the book-entry securities is discontinued.

      To facilitate subsequent transfers, all book-entry securities deposited by Participants with DTC are registered in the name of DTC's partnership nominee, Cede & Co. or such other name as may be requested by an authorized representative of DTC. The deposit of book-entry securities with DTC and their registration in the name of Cede & Co. or such other nominee do not effect any change in beneficial ownership. DTC has no knowledge of the actual Security Owners of the book-entry securities; DTC's records reflect only the identity of the Participants to whose accounts such book-entry securities are credited, which may or may not be the Security Owners. The Participants and indirect participants will remain responsible for keeping account of their holdings on behalf of their customers.

      Conveyance of notices and other communications by DTC to Participants, by Participants to indirect participants, and by Participants and indirect participants to Security Owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

      Neither DTC nor Cede & Co. (nor such other DTC nominee) will consent or vote with respect to the book-entry securities. Under its usual procedures, DTC mails an omnibus proxy to the issuer as soon as possible after the record date. The omnibus proxy assigns Cede & Co.'s consenting or voting rights to those Participants to whose accounts the book-entry securities are credited on the record date (identified in a listing attached to the omnibus proxy).

      Distributions on the book-entry securities will be made to Cede & Co., or such other nominee as may be requested by an authorized representative of DTC. DTC's practice is to credit Participants' accounts, upon DTC's receipt of funds and corresponding detail information from the issuer or agent on the payable date in accordance with their respective holdings shown on DTC's records. Payments by Participants to Security Owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in "street name," and will be the responsibility of such Participant and not of DTC, agent, or issuer, subject to any statutory or regulatory requirements as may be in effect from time to time. Payment of distributions to Cede & Co. (or such other nominee as may be requested by an authorized representative of DTC) is the responsibility of issuer or agent, disbursement of such payments to Participants shall be the responsibility of DTC, and disbursement of such payments to the Security Owners shall be the responsibility of Participants and indirect participants.

      Because of time zone differences, it is possible that credits of securities received in Clearstream or Euroclear as a result of a transaction with a Participant will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date. The credits or any transactions in the securities settled during this processing will be reported to the relevant Euroclear or Clearstream Participants on that business day. Cash received in Clearstream or Euroclear as a result of sales of securities by or through a Clearstream Participant or Euroclear Participant to a DTC Participant will be received with value on the DTC settlement date but, due to different time zones, may be available in the relevant Clearstream or Euroclear cash account only as of the business day following settlement in DTC.

      Transfers between Participants will occur in accordance with the rules creating and affecting DTC and its operations. Transfers between Clearstream Participants and Euroclear Participants will occur in accordance with their respective rules and operating procedures.

      Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Clearstream Participants or Euroclear Participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by the relevant depositary, each of which is a participating member of DTC. However, such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines. The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to the relevant depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving distribution in accordance with normal procedures for same day funds settlement applicable to DTC. Clearstream Participants and Euroclear Participants may not deliver instructions directly to the relevant depositories for Clearstream or Euroclear.

      Clearstream holds securities for its Participant organizations and facilitates the clearance and settlement of securities transactions between Clearstream Participants through electronic book-entry changes in accounts of Clearstream Participants, thus eliminating the need for physical movement of securities. Transactions may be settled through Clearstream in many currencies, including United States dollars. Clearstream provides to its Clearstream Participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream interfaces with domestic markets in several countries. Clearstream Participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. Indirect access to Clearstream is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Clearstream Participant, either directly or indirectly.

      Euroclear was created to hold securities for its Participants and to clear and settle transactions between its Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. The Euroclear System is owned by Euroclear plc and operated through a license agreement by Euroclear Bank S.A./N.V., a bank incorporated under the laws of the Kingdom of Belgium (the "Euroclear Operator"). The Euroclear Operator holds securities and book-entry interests in securities for participating organizations and facilitates the clearance and settlement of securities transactions between Euroclear Participants, and between Euroclear Participants and Participants of certain other securities intermediaries through electronic book-entry changes in accounts of such Participants or other securities intermediaries. Non-Participants of Euroclear may hold and transfer book-entry interests in the offered certificates through accounts with a direct Participant of Euroclear or any other securities intermediary that holds a book-entry interest in the offered certificates through one or more securities intermediaries standing between such other securities intermediary and the Euroclear Operator. Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System, and applicable Belgian law. All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts only on behalf of Euroclear Participants and has no record of or relationship with persons holding through Euroclear Participants.

      Under a book-entry format, beneficial owners of the book-entry securities may experience some delay in their receipt of payments, since the trustee will forward payments to Cede & Co. Distributions with respect to securities held through Clearstream or Euroclear will be credited to the cash accounts of Clearstream Participants or Euroclear Participants in accordance with the relevant system's rules and procedures, to the extent received by the relevant depositary. These distributions will be subject to tax reporting in accordance with the relevant United States tax laws and regulations. See "Federal Income Tax Consequences" in this prospectus. Because DTC can only act on behalf of Securities Intermediaries, the ability of a beneficial owner to pledge book-entry securities to persons or entities that do not participate in the depository system, or otherwise take actions in respect of the book-entry securities, may by limited due to the lack of physical certificates for the book-entry securities. In addition, issuance of the book-entry securities in book-entry form may reduce the liquidity of the securities in the secondary market since certain potential investors may be unwilling to purchase securities for which they cannot obtain physical certificates.

      The related prospectus supplement may specify that Cede & Co. will provide monthly and annual reports on the trust fund as nominee of DTC. Cede & Co. may make these reports available to beneficial owners if requested, in accordance with the rules, regulations and procedures creating and affecting the depository, and to the Securities Intermediaries to whose DTC accounts the book-entry securities of the beneficial owners are credited.

      We understand that, unless and until Definitive Securities are issued, DTC will take any action permitted to be taken by the holders of the book-entry securities under the terms of the securities only at the direction of one or more Securities Intermediaries to whose DTC accounts the book-entry securities are credited, to the extent that these actions are taken on behalf of Securities Intermediaries whose holdings include these book-entry securities. Clearstream or Euroclear, as the case may be, will take any other action permitted to be taken by a holder of securities under the terms of the securities on behalf of a Clearstream Participant or Euroclear Participant only in accordance with its relevant rules and procedures and subject to the ability of the relevant depositary to effect the actions on its behalf through DTC. DTC may take actions, at the direction of the related Participants, with respect to some securities which conflict with actions taken with respect to other securities.

      Definitive Securities will be delivered to beneficial owners of securities (or their nominees) only if:

      (1) DTC is no longer willing or able properly to discharge its responsibilities as depository with respect to the securities, and the depositor is unable to locate a qualified successor,

      (2) the depositor or trustee notifies DTC of its intent to terminate the book-entry system through DTC and, upon receipt of notice of such intent from DTC, the Participants holding beneficial interests in the securities agree to initiate such termination, or

      (3) after the occurrence of an event of default under the pooling and servicing agreement, Security Owners representing a majority in principal amount of the securities of any class then outstanding advise DTC through a Participant of DTC in writing that the continuation of a book-entry system through DTC or a successor thereto is no longer in the best interest of the Security Owners.

      If any of the events described in the immediately preceding paragraph occur, the trustee will notify all beneficial owners of the occurrence of the event and the availability through DTC of Definitive Securities. If the global certificate or certificates representing the book-entry securities and instructions for reregistration are surrendered by DTC, the trustee will issue Definitive Securities. The trustee will then recognize the holders of the Definitive Securities as holders of securities under the applicable agreement.

      Although DTC, Clearstream and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of securities among Participants of DTC, Clearstream and Euroclear, they are under no obligation to perform or continue to perform the procedures and may discontinue the procedures at any time.

      None of the master servicer, the depositor or the trustee will have any responsibility for any aspect of the records relating, to or payments made on account of beneficial ownership interests of the book-entry securities held by Cede & Co., as nominee for DTC, or for maintaining, supervising or reviewing any records relating to the beneficial ownership interests. We cannot assure you that Cede & Co., DTC or any Securities Intermediary will provide information to you or act in accordance with their respective rules, regulations, and procedures.

Collection and Other Servicing Procedures

      Residential Loans. The master servicer, directly or through sub-servicers, will be required to:

      o make reasonable efforts to collect all required payments under the residential loans and

      o follow or cause to be followed the collection procedures as it would follow with respect to the servicing of residential loans that are comparable to the residential loans and held for its own account. However, these procedures must be consistent with any insurance policy, bond or other instrument described under "Description of Primary Insurance Coverage" or "Description of Credit Support" in this prospectus.

With respect to any series of securities as to which the trust fund includes mortgage securities, the master servicer's servicing and administration obligations, if any, will be pursuant to the terms of these mortgage securities.

      In any case in which a residential property has been, or is about to be, conveyed, or in the case of a multifamily residential property, encumbered, by the borrower, the master servicer will, to the extent it has knowledge of the conveyance, encumbrance, or proposed conveyance or encumbrance, exercise or cause to be exercised its rights to accelerate the maturity of the residential loan under any applicable due-on-sale or due-on-encumbrance clause. The master servicer will accelerate the maturity only if the exercise of the rights is permitted by applicable law and will not impair or threaten to impair any recovery under any related Insurance Instrument. If these conditions are not met or if the master servicer or sub-servicer reasonably believes it is unable under applicable law to enforce the due-on-sale or due-on-encumbrance clause, the master servicer or sub-servicer will enter into or cause to be entered into an assumption and modification agreement with the person to whom the property has been conveyed, encumbered or is proposed to be conveyed or encumbered. Pursuant to the assumption and modification agreement, the person to whom the property has been conveyed becomes liable under the mortgage note, cooperative note, Home Improvement Contract or Manufactured Housing Contract. To the extent permitted by applicable law, the borrower remains liable on the mortgage note, cooperative note, Home Improvement Contract or Manufactured Housing Contract, provided that coverage under any Insurance Instrument with respect to the residential loan is not adversely affected.

      The master servicer can enter into a substitution of liability agreement with the person to whom the property is conveyed, pursuant to which the original borrower is released from liability and the person is substituted as the borrower and becomes liable under the mortgage note, cooperative note, Home Improvement Contract or Manufactured Housing Contract. In connection with any assumption, the interest rate, the amount of the monthly payment or any other term affecting the amount or timing of payment on the residential loan may not be changed. Any fee collected by or on behalf of the master servicer for entering into an assumption agreement may be retained by or on behalf of the master servicer as additional compensation for administering of the assets of the trust fund. See "Certain Legal Aspects of Residential Loans -- Enforceability of Certain Provisions" and "-- Prepayment Charges and

Prepayments" in this prospectus. The master servicer will be required to notify the trustee and any custodian that any assumption or substitution agreement has been completed.

      Agency Securities. The trustee will be required, if it has not received a distribution with respect to any agency security by the date specified in the related prospectus supplement in accordance with the terms of its agency security, to request the issuer or guarantor, if any, of the agency security to make this payment as promptly as possible. The trustee will be legally permitted to take legal action against the issuer or guarantor as the trustee deems appropriate under the circumstances, including the prosecution of any claims in connection with the agency securities. The reasonable legal fees and expenses incurred by the trustee in connection with the prosecution of the legal action will be reimbursable to the trustee out of the proceeds of the action and will be retained by the trustee prior to the deposit of any remaining proceeds in the Trust Account pending distribution to holders of securities of the related series. If the proceeds of the legal action may be insufficient to reimburse the trustee for its legal fees and expenses, the trustee will be entitled to withdraw from the Trust Account an amount equal to the expenses incurred by it, in which event the trust fund may realize a loss up to the amount so charged.

Realization on Defaulted Residential Loans

      As servicer of the residential loans, the master servicer, on behalf of itself, the trustee and the holders of securities, will present claims to the insurer under each Insurance Instrument, to the extent specified in the related prospectus supplement. The master servicer will be required to take reasonable steps as are necessary to receive payment or to permit recovery under the Insurance Instrument with respect to defaulted residential loans. The related prospectus supplement may specify that the master servicer will not receive payment under any letter of credit included as an Insurance Instrument with respect to a defaulted residential loan unless all Liquidation Proceeds and Insurance Proceeds which it deems to be finally recoverable have been realized. However, the master servicer may be entitled to reimbursement for any unreimbursed advances and reimbursable expenses for the defaulted residential loan.

      If any property securing a defaulted residential loan is damaged and proceeds, if any, from the related Primary Hazard Insurance Policy are insufficient to restore the damaged property to a condition sufficient to permit recovery under the related Primary Credit Insurance Policy, if any, the master servicer will not be required to expend its own funds to restore the damaged property unless it determines:

      (1) that the restoration will increase the proceeds to holders of securities on liquidation of the residential loan after reimbursement of the master servicer for its expenses; and

      (2) that the expenses will be recoverable by it from related Insurance Proceeds or Liquidation Proceeds.

      If recovery on a defaulted residential loan under any related Primary Credit Insurance Policy is not available for the reasons set forth in the preceding paragraph, or for any other reason, the master servicer nevertheless will be obligated to follow or cause to be followed the normal practices and procedures as it deems necessary, and appropriate for the type of defaulted residential loan, or advisable to realize on the defaulted residential loan. If the proceeds of any liquidation of the property securing the defaulted residential loan are less than:

      o the outstanding principal balance of the defaulted residential loan (or the Cash Flow Value of the mortgage loan if the security principal balances are based on Cash Flow Values);

      o the amount of any liens senior to the defaulted residential loan plus interest accrued on the defaulted residential loan at the Net Interest Rate; plus

      o the aggregate amount of expenses incurred by the master servicer in connection with the proceedings and which are reimbursable under the related agreement the trust fund will realize a loss in the amount of this difference.

      If the master servicer recovers Insurance Proceeds which, when added to any related Liquidation Proceeds and after deduction of certain expenses reimbursable to the master servicer, exceed the outstanding principal balance of the defaulted residential loan together with accrued interest at the Net Interest Rate, the master servicer will be entitled to withdraw or cause to be withdrawn from the Trust Account amounts representing its normal administration compensation on the related residential loan. If the master servicer has expended its own funds to restore damaged property and these funds have not been reimbursed under any Insurance Instrument, it will be entitled to withdraw from the Trust Account out of related Liquidation Proceeds or Insurance Proceeds an amount equal to the expenses incurred by it, in which event the trust fund may realize a loss up to the amount charged. Because Insurance Proceeds cannot exceed deficiency claims and certain expenses incurred by the master servicer, no payment or recovery will result in a recovery to the trust fund which exceeds the principal balance of the defaulted residential loan together with accrued interest on the defaulted residential loan at the Net Interest Rate.

      In addition, when property securing a defaulted residential loan can be resold for an amount exceeding the outstanding principal balance of the related residential loan together with accrued interest and expenses, it may be expected that, if retention of any amount is legally permissible, the insurer will exercise its right under any related pool insurance policy to purchase the property and realize for itself any excess proceeds. See "Description of Primary Insurance Coverage" and "Description of Credit Support" in this prospectus.

      With respect to collateral securing a Cooperative Loan, any prospective purchaser will generally have to obtain the approval of the board of directors of the relevant cooperative housing corporation before purchasing the shares and acquiring rights under the proprietary lease or occupancy agreement securing that Cooperative Loan. See "Certain Legal Aspects of Residential Loans -- Foreclosure on Cooperative Shares" in this prospectus. This approval is usually based on the purchaser's income and net worth and numerous other factors. The necessity of acquiring approval could limit the number of potential purchasers for those shares and otherwise limit the master servicer's ability to sell, and realize the value of, those shares.

Retained Interest, Administration Compensation and Payment of Expenses

      If the related prospectus supplement provides for Retained Interests, they may be established on a loan-by-loan or security-by-security basis and will be specified in the related agreement or in an exhibit to the related agreement. A Retained Interest in an asset of the trust fund represents a specified portion of the interest payable on the asset. The Retained Interest will be deducted from related payments as received and will not be part of the related trust fund. Any partial recovery of interest on a residential loan, after deduction of all applicable administration fees, may be allocated between Retained Interest, if any, and interest at the Net Interest Rate on a pro rata basis.

      The related prospectus supplement may specify that the primary administration compensation of the master servicer or the trustee with respect to a series of securities will generally come from the monthly payment to it, with respect to each interest payment on a trust fund asset. The amount of the compensation may be at a rate equal to one-twelfth of the difference between the interest rate on the asset and the sum of the Net Interest Rate and the Retained Interest Rate, if any, times the scheduled principal balance of the trust fund asset.

      With respect to a series of securities as to which the trust fund includes mortgage securities, the compensation payable to the master servicer for servicing and administering these mortgage securities on behalf of the holders of the securities may be based on a percentage per annum described in the related prospectus supplement of the outstanding balance of these mortgage securities and may be retained from distributions on the mortgage securities. Any sub-servicer may receive a portion of the master servicer's primary compensation as its sub-servicing compensation. Since any Retained Interest and the primary compensation of the master servicer or the trustee are percentages of the outstanding principal balance of each trust fund asset, these amounts will decrease as the assets of the trust fund amortize.

      As additional compensation in connection with a series of securities relating to residential loans, the master servicer or the sub-servicers may be entitled to retain all assumption fees and late payment charges and any prepayment fees collected from the borrowers and any excess recoveries realized on liquidation of a defaulted residential loan. Any interest or other income that may be earned on funds held in the Trust Account pending monthly, quarterly, semiannual or other periodic distributions, as applicable, or any sub-servicing account may be paid as additional compensation to the trustee, the master servicer or the sub-servicers, as the case may be. The prospectus supplement will further specify any allocations for these amounts.

      With respect to a series of securities relating to residential loans, the master servicer will pay from its administration compensation its regular expenses incurred in connection with its servicing of the residential loans, other than expenses relating to foreclosures and disposition of property acquired in foreclosure.

      We anticipate that the administration compensation will in all cases exceed these expenses. The master servicer is entitled to reimbursement for certain expenses incurred by it in connection with the liquidation of defaulted residential loans. The reimbursement includes under certain circumstances reimbursement of expenditures incurred by it in connection with the restoration of residential properties, this right of reimbursement being prior to the rights of holders of securities to receive any related Liquidation Proceeds. The master servicer may also be entitled to reimbursement from the Trust Account for advances, if applicable. With respect to a series of securities relating to agency securities, the trustee will be required to pay all of its anticipated recurring expenses.

Evidence as to Compliance

      The related prospectus supplement will identify each party that will be required to deliver annually to the trustee, master servicer or us, as applicable, on or before the date specified in the applicable pooling and servicing agreement or trust agreement, an officer's certificate stating that
(i) a review of that party's servicing activities during the preceding calendar year and of performance under the applicable pooling and servicing agreement or trust agreement has been made under the supervision of the officer, and (ii) to the best of the officer's knowledge, based on the review, such party has fulfilled all of its obligations under the applicable pooling and servicing agreement or trust agreement throughout the year, or, if there has been a default in the fulfillment of any obligation, specifying the default known to the officer and the nature and status of the default.

           In addition, each party that participates in the servicing and administration of more than 5% of the mortgage loans and other assets comprising a trust for any series will be required to deliver annually to us and/or the trustee, a report (an "Assessment of Compliance") that assesses compliance by that party with the servicing criteria set forth in Item 1122(d) of Regulation AB (17 CFR 229.1122) that contains the following:

      (a) a statement of the party's responsibility for assessing compliance with the servicing criteria applicable to it;

      (b) a statement that the party used the criteria in Item 1122(d) of Regulation AB to assess compliance with the applicable servicing criteria;

      (c) the party's assessment of compliance with the applicable servicing criteria during and as of the end of the prior calendar month, setting forth any material instance of noncompliance identified by the party; and

      (d) a statement that a registered public accounting firm has issued an attestation report on the party's assessment of compliance with the applicable servicing criteria during and as of the end of the prior calendar month.

      Each party that is required to deliver an Assessment of Compliance will also be required to simultaneously deliver a report (an "Attestation Report") of a registered public accounting firm, prepared in accordance with the standards for attestation engagements issued or adopted by the Public Company Accounting Oversight Board, that expresses an opinion, or states that an opinion cannot be expressed, concerning the party's assessment of compliance with the applicable servicing criteria.

Certain Matters Regarding the Master Servicer, the Depositor and the Trustee

      The Master Servicer. The master servicer under each servicing agreement will be identified in the related prospectus supplement. Each servicing agreement will generally provide that:

      o the master servicer may resign from its obligations and duties under the servicing agreement with the prior written approval of the depositor and the trustee; and

      o shall resign if a determination is made that its duties under the related agreement are no longer permissible under applicable law; and

      o the resignation will not become effective until a successor master servicer meeting the eligibility requirements set forth in the servicing agreement has assumed, in writing, the master servicer's obligations and responsibilities under the servicing agreement.

      Each servicing agreement will further provide that neither the master servicer nor any director, officer, employee, or agent of the master servicer shall be under any liability to the related trust fund or holders of securities for any action taken or for refraining from the taking of any action in good faith pursuant to the servicing agreement, or for errors in judgment. However, neither the master servicer nor any person shall be protected

      o against any liability for any breach of warranties or representations made in the servicing agreement; or

      o     against any specific liability imposed on the master servicer; or

            o     by the terms of the servicing agreement; or

            o by reason of willful misfeasance, bad faith or gross negligence in the performance of duties under the agreement; or

            o by reason of reckless disregard of obligations and duties under the related servicing agreement.

The master servicer and any director, officer, employee or agent of the master servicer will be entitled to rely in good faith on any document of any kind on its face properly executed and submitted by any person respecting any matters arising under the related servicing agreement. Each servicing agreement may further provide that the master servicer and any director, officer, employee or agent of the master servicer will be

      o     entitled to indemnification by the trust fund and

      o will be held harmless against any loss, liability, or expense incurred in connection with any legal action relating to the servicing agreement or the securities, the Pool Insurance Policy, the special hazard insurance policy and the Bankruptcy Bond, if any, other than

            o any loss, liability, or expense related to any specific residential loan or residential loans,

            o any loss, liability, or expense otherwise reimbursable pursuant to the servicing agreement, and

            o any loss, liability, or expense incurred by reason of willful misfeasance, bad faith or gross negligence in the performance of duties under the agreement or by reason of reckless disregard of obligations and duties under the agreement.

      In addition, each servicing agreement will provide that the master servicer will be under no obligation to appear in, prosecute, or defend any legal action which is not incidental to its duties under the servicing agreement and which in its opinion may involve it in any expense or liability. The master servicer may be permitted, however, in its discretion to undertake any action which it may deem necessary or desirable with respect to the servicing agreement and the rights and duties of the parties to the servicing agreement and the interests of the holders of securities under the servicing agreement. In that event, the legal expenses and costs of the action and any liability resulting from taking the actions will be expenses, costs and liabilities of the trust fund. The master servicer will be entitled to be reimbursed for these expenses out of the Trust Account. This right of reimbursement is prior to the rights of holders of securities to receive any amount in the Trust Account.

      Any entity into which the master servicer may be merged, consolidated or converted, or any entity resulting from any merger, consolidation or conversion to which the master servicer is a party, or any entity succeeding to the business of the master servicer, will be the successor of the master servicer under each servicing agreement. However, the successor or surviving entity must meet the qualifications specified in the related prospectus supplement.

      The related prospectus supplement may specify that the master servicer's duties may be terminated if a termination fee is paid, and the master servicer may be replaced with a successor meeting the qualifications specified in the related prospectus supplement.

      The Depositor. Each applicable agreement will provide that neither the depositor nor any director, officer, employee, or agent of the depositor shall be under any liability to the related trust fund or holders of securities for any action taken or for refraining from the taking of any action in good faith pursuant to the agreement, or for errors in judgment. However, neither the depositor nor any person will be protected against any liability for any breach of warranties or representations made in the agreement or against any specific liability imposed on the depositor by the terms of the agreement or by reason of willful misfeasance, bad faith or gross negligence in the performance of duties under the agreement or by reason of reckless disregard of obligations and duties under the agreement. The depositor and any director, officer, employee or agent of the depositor will be entitled to rely in good faith on any document of any kind on its face properly executed and submitted by any person respecting any matters arising under the related agreement.

      Each agreement will further provide that the depositor and any director, officer, employee or agent of the depositor will be entitled to indemnification by the trust fund and will be held harmless against any loss, liability, or expense incurred in connection with any legal action relating to:

      o     the agreement or the securities;

      o     any Pool Insurance Policy;

      o     any special hazard insurance policy and the Bankruptcy Bond; or

      o     any agency securities,

      other than any loss, liability, or expense incurred by reason of willful misfeasance, bad faith or gross negligence in the performance of duties under the related agreement or by reason of reckless disregard of obligations and duties under the related agreement.

      In addition, each agreement will provide that the depositor will be under no any obligation to appear in, prosecute, or defend any legal action which is not incidental to its duties under the related agreement and which in its opinion may involve it in any expense or liability. The depositor may be permitted, however, in its discretion to undertake any action which it may deem necessary or desirable with respect to the related agreement and the rights and duties of the parties to the related agreement and the interests of the holders of securities under the related agreement. In that event, the legal expenses and costs of the action and any liability resulting from taking these actions will be expenses, costs and liabilities of the trust fund. The depositor will be entitled to be reimbursed for those expenses out of the Trust Account. This right of reimbursement will be prior to the rights of holders of securities to receive any amount in the Trust Account.

      Any entity into which the depositor may be merged, consolidated or converted, or any entity resulting from any merger, consolidation or conversion to which the depositor is a party, or any entity succeeding to the business of the depositor will be the successor of the depositor under each agreement.

      The Trustees. Each trustee for any series of securities will be required to be an entity possessing corporate trust powers having a combined capital and surplus of at least $50,000,000 and subject to supervision or examination by federal or state authority as identified in the related prospectus supplement. The commercial bank or trust company serving as trustee may have normal banking relationships with the depositor and its affiliates and the master servicer, if any, and its affiliates. For the purpose of meeting the legal requirements of certain local jurisdictions, the depositor or the trustee may have the power to appoint co-trustees or separate trustees of all or any part of the trust fund. If the appointment occurs, all rights, powers, duties and obligations conferred or imposed on the trustee by the agreement relating to the series shall be conferred or imposed on the trustee and the separate trustee or co-trustee jointly. In any jurisdiction in which the trustee shall be incompetent or unqualified to perform certain acts, the rights, powers and duties shall be conferred or imposed on the separate trustee or co-trustee singly. The separate trustee or co-trustee will be required to exercise and perform these rights, powers, duties and obligations solely at the direction of the trustee.

      The trustee may resign at any time, in which event the depositor or the other party specified in the related agreements will be obligated to appoint a successor trustee. The depositor or the other party specified in the related agreements may also remove the trustee if the trustee ceases to be eligible to continue as such under the agreement or if the trustee becomes insolvent, incapable of acting or a receiver or similar person shall be appointed to take control of its affairs. In these circumstances, the depositor or the other party specified in the related agreements will be obligated to appoint a successor trustee. The holders of securities evidencing not less than a majority of the voting rights allocated to the securities may at any time remove the trustee and appoint a successor trustee by written instrument in accordance with additional procedures set forth in the related agreement. Any resignation or removal of the trustee and appointment of a successor trustee does not become effective until acceptance of the appointment by a successor trustee.

      Duties of the Trustees. The trustee will make no representations as to the validity or sufficiency of any agreement, the securities, any asset of the trust fund or related document other than the certificate of authentication on the forms of securities, and will not assume any responsibility for their correctness. The trustee under any agreement will not be accountable for the use or application by or on behalf of the master servicer of any funds paid to the master servicer in respect of the securities, the assets of the trust fund, or deposited into or withdrawn from the Trust Account or any other account by or on behalf of the depositor or the master servicer. If no event of default has occurred and is continuing, the trustee will be required to perform only those duties specifically required under the related agreement. However, when the trustee receives the various certificates, reports or other instruments required to be furnished to it under an agreement, the trustee will be required to examine those documents and to determine whether they conform to the requirements of the agreement.

      Each agreement may further provide that neither the trustee nor any director, officer, employee, or agent of the trustee shall be under any liability to the related trust fund or holders of securities for any action taken or for refraining from the taking of any action in good faith pursuant to the agreement, or for errors in judgment. However, neither the trustee nor any person shall be protected against specific liability imposed on the trustee by the terms of the agreement or by reason of willful misfeasance, bad faith or gross negligence in the performance of duties under the related agreement or by reason of reckless disregard of obligations and duties under the related agreement. The trustee and any director, officer, employee or agent of the trustee may rely in good faith on any document of any kind on its face properly executed and submitted by any person respecting any matters arising under the related agreement.

      Each agreement may further provide that the trustee and any director, officer, employee or agent of the trustee will be entitled to indemnification by the trust fund and will be held harmless against any loss, liability, or expense incurred in connection with any legal action relating to the agreement, the securities or the agency securities. However, the trustee may not be held harmless against any loss, liability, or expense incurred by reason of willful misfeasance, bad faith or gross negligence in the performance of duties under the related agreement or by reason of reckless disregard of obligations and duties under the related agreement.

Deficiency Events

      With respect to each series of securities with distribution dates occurring at intervals less frequently than monthly, and with respect to each series of securities including two or more classes with sequential priorities for distribution of principal, the following provisions may apply if specified in the related prospectus supplement.

      A deficiency event with respect to the securities of any of the series is the inability to distribute to holders of one or more classes of securities of these series, in accordance with the terms of the securities and the related agreement, any distribution of principal or interest on these securities when and as distributable, in each case because of the insufficiency for the purpose of the funds then held in the related trust fund.

      If a deficiency event occurs, the trustee or master servicer, as may be set forth in the related prospectus supplement, may be required to determine the sufficiency of funds available to make future required distributions on the securities.

      The trustee or master servicer may obtain and rely on an opinion or report of a firm of independent accountants of recognized national reputation as to the sufficiency of the amounts receivable with respect to the trust fund to make the distributions on the securities, which opinion or report will be conclusive evidence as to sufficiency. Prior to making this determination, distributions on the securities shall continue to be made in accordance with their terms.

      If the trustee or master servicer makes a positive determination, the trustee or master servicer will apply all amounts received in respect of the related trust fund, after payment of expenses of the trust fund, to distributions on the securities of the series in accordance with their terms. However, these distributions will be made monthly and without regard to the amount of principal that would otherwise be distributable on any distribution date. Under certain circumstances following the positive determination, the trustee or master servicer may resume making distributions on the securities expressly in accordance with their terms.

      If the trustee or master servicer is unable to make the positive determination described above, the trustee or master servicer will apply all amounts received in respect of the related trust fund, after payment of expenses, to monthly distributions on the securities of the series pro rata, without regard to the priorities as to distribution of principal set forth in these securities. Also, these securities will, to the extent permitted by applicable law, accrue interest at the highest security interest rate borne by any security of the series. Alternatively, if any class of the series shall have an adjustable or variable security interest rate, interest will accrue at the weighted average security interest rate, calculated on the basis of the maximum security interest rate applicable to the class having the initial security principal balance of the securities of that class. In this case, the holders of securities evidencing a majority of the voting rights allocated to the securities may direct the trustee to sell the related trust fund. Any direction to sell the trust fund will be irrevocable and binding on the holders of all securities of the series and on the owners of any residual interests in the trust fund. In the absence of this direction, the trustee may not sell all or any portion of the trust fund.

Events of Default

      Pooling and Servicing Agreements. Events of default under each pooling and servicing agreement will be specified in the related prospectus supplement and will generally consist of:

      o any failure by the master servicer to distribute or cause to be distributed to holders of the certificates, or the failure of the master servicer to remit funds to the trustee for this distribution, which continues unremedied for five days or another period specified in the servicing agreement after the giving of written notice of the failure in accordance with the procedures described in the agreement;

      o any failure by the master servicer duly to observe or perform in any material respect any of its other covenants or agreements in the agreement which continues unremedied for sixty days or another period specified in the pooling and servicing agreement after the giving of written notice of the failure in accordance with the procedures described in the agreement;

      o certain events of insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings and certain actions by or on behalf of the master servicer indicating its insolvency or inability to pay its obligations; and

      o any other event of default specified in the pooling and servicing agreement.

      A default pursuant to the terms of any mortgage securities included in any trust fund will not constitute an event of default under the related pooling and servicing agreement.

      So long as an event of default under a pooling and servicing agreement remains unremedied, the depositor or the trustee may, and at the direction of holders of certificates evidencing a percentage of the voting rights allocated to the certificates as may be specified in the pooling and servicing agreement will be required to terminate all of the rights and obligations of the master servicer under the pooling and servicing agreement and in and to the residential loans and the proceeds of the residential loans. The trustee or another successor servicer will then succeed to all responsibilities, duties and liabilities of the master servicer and will be entitled to similar compensation arrangements.

      If the trustee would be obligated to succeed the master servicer but is unwilling to act as master servicer, it may, or if it is unable so to act, it shall, appoint, or petition a court of competent jurisdiction for the appointment of, an approved mortgage servicing institution with a net worth of at least $10,000,000, or other amount as may be specified in the related agreement, to act as successor to the master servicer under the pooling and servicing agreement. Pending the appointment, the trustee is obligated to act in this capacity. The trustee and the successor may agree on the administration compensation to be paid, which in no event may be greater than the compensation to the master servicer under the pooling and servicing agreement.

      No holder of the certificate will have the right under any pooling and servicing agreement to institute any proceeding with respect to its certificates unless permitted in the related agreement and:

      o the holder previously has given to the trustee written notice of an event of default or of a default by the depositor or the trustee in the performance of any obligation under the pooling and servicing agreement, and of the continuance of the event of default;

      o the holders of certificates evidencing not less than 25% of the voting rights allocated to the certificates, or other percentages specified in the agreement, have made written request to the trustee to institute the proceeding in its own name as trustee and have offered to the trustee reasonable indemnity as it may require against the costs, expenses and liabilities to be incurred by instituting the proceedings; and

      o the trustee for sixty days after receipt of notice, request and offer of indemnity has neglected or refused to institute any proceeding.

      The trustee, however, is generally under no obligation to

      o exercise any of the trusts or powers vested in it by any pooling and servicing agreement or to make any investigation of matters arising under the pooling and servicing agreement or

      o institute, conduct, or defend any litigation under, or in relation to, the pooling and servicing agreement, at the request, order or direction of any of the holders of certificates covered by the pooling and servicing agreement, unless the holders of the certificates have offered to the trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred in the undertaking.

      Servicing Agreement. Servicing defaults under the related servicing agreement will be specified in the related prospectus supplement and will generally include:

      o any failure by the master servicer to pay or cause to be paid to holders of the notes, or the failure of the master servicer to remit funds to the trustee for the payment which continues unremedied for the period specified in the servicing agreement after the giving of written notice of the failure in accordance with the procedures described in the agreement;

      o any failure by the master servicer duly to observe or perform in any material respect any of its other covenants or agreements in the agreement which continues unremedied for the period specified in the pooling and servicing agreement after the giving of written notice of the failure in accordance with the procedures described in the agreement;

      o certain events of insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings and certain actions by or on behalf of the master servicer indicating its insolvency or inability to pay its obligations; and

      o     any other servicing default specified in the servicing agreement.

      So long as a servicing default remains unremedied, either the depositor or the trustee may, by written notification to the master servicer and to the issuer or the trustee or trust fund, as applicable, terminate all of the rights and obligations of the master servicer under the servicing agreement. However, the right of the master servicer as noteholder or as holder of the Equity Certificates and the right to receive servicing compensation and expenses for servicing the mortgage loans during any period prior to the date of the termination may not be terminated. The trustee or another successor servicer will then succeed to all responsibilities, duties and liabilities of the master servicer and will be entitled to similar compensation arrangements.

      If the trustee would be obligated to succeed the master servicer but is unwilling so to act, it may appoint, or if it is unable so to act, it shall appoint, or petition a court of competent jurisdiction for the appointment of an approved mortgage servicing institution with a net worth of an amount specified in the related agreement, to act as successor to the master servicer under the servicing agreement. Pending this appointment, the trustee is obligated to act in that capacity. The trustee and the successor may agree on the servicing compensation to be paid, which in no event may be greater than the compensation to the initial master servicer under the servicing agreement.

      Indenture. Events of default under the indenture will be specified in the related prospectus supplement and will generally include:

      o a default for five days or more, or another period of time specified in the related indenture, in the payment of any principal of or interest on any note of the related series;

      o failure to perform any other covenant of the issuer or the trust fund in the indenture which continues for the period specified in the related indenture, after notice of the event of default is given in accordance with the procedures described in the related indenture;

      o any representation or warranty made by the issuer or the trust fund in the indenture or in any other writing delivered in connection with the indenture having been incorrect in a material respect as of the time made, and the breach is not cured within the period specified in the related indenture, after notice of the breach is given in accordance with the procedures described in the related indenture;

      o certain events of bankruptcy, insolvency, receivership or liquidation of the issuer or the trust fund; and

      o any other event of default provided with respect to notes of that series.

      If an event of default with respect to the notes of any series at the time outstanding occurs and is continuing, the trustee or the holders of a majority of the voting rights allocable to the notes, or another percentage specified in the indenture, may declare the principal amount of all the notes of the series to be due and payable immediately. This declaration may, under certain circumstances, be rescinded and annulled by the holders of a majority in aggregate outstanding amount of the related notes.

      If following an event of default with respect to any series of notes, the notes of the series have been declared to be due and payable, the trustee may, in its discretion, regardless of acceleration, elect to

      o maintain possession of the collateral securing the notes of the series and

      o continue to apply payments on the collateral as if there had been no declaration of acceleration.

      The trustee may only do so if the collateral continues to provide sufficient funds for the payment of principal of and interest on the notes of the series as they would have become due if there had not been a declaration.

      In addition, the trustee may not sell or otherwise liquidate the collateral securing the notes of a series following an event of default, unless

      o the holders of 100% of the voting rights allocated to the notes of the series consent to the sale,

      o the proceeds of the sale or liquidation are sufficient to pay in full the principal of and accrued interest, due and unpaid, on the outstanding notes of the series at the date of the sale,

      o the trustee determines that the collateral would not be sufficient on an ongoing basis to make all payments on the notes as the payments would have become due if the related notes had not been declared due and payable, and the trustee obtains the consent of the holders of 66-2/3 % of the then aggregate outstanding amount of the notes of the series, or

      o the trustee satisfies the other requirements as may be set forth in the related indenture.

      If the trustee liquidates the collateral in connection with an event of default under the indenture, the indenture provides that the trustee will have a prior lien on the proceeds of any liquidation for unpaid fees and expenses. As a result, if an event of default occurs under the indenture, the amount available for payments to the noteholders would be less than would otherwise be the case. However, the trustee will not be permitted to institute a proceeding for the enforcement of its lien except in connection with a proceeding for the enforcement of the lien of the indenture for the benefit of the noteholders after the occurrence of an event of default under the indenture.

      If the principal of the notes of a series is declared due and payable, the holders of any notes issued at a discount from par may be entitled to receive no more than an amount equal to the unpaid principal amount of the related note less the amount of the discount that is unamortized.

      No noteholder generally will have any right under an indenture to institute any proceeding with respect to the related agreement unless permitted by the indenture and

      o the holder previously has given to the trustee written notice of default and the continuance of a default;

      o the holders of notes or Equity Certificates of any class evidencing not less than 25% of the voting rights allocated to the notes, or another percentage specified in the indenture:

            o have made written request to the trustee to institute the proceeding in its own name as trustee; and

            o     have offered to the trustee reasonable indemnity;

      o the trustee has neglected or refused to institute any proceeding for 60 days after receipt of a request and indemnity; and

      o no direction inconsistent with the written request has been given to the trustee during the 60-day period by the holders of a majority of the note principal balances of the related class.

However, the trustee will generally be under no obligation to

      o exercise any of the trusts or powers vested in it by the indenture or

      o institute, conduct or defend any litigation under the indenture or in relation to the indenture at the request, order or direction of any of the holders of notes covered by the agreement,

unless those holders have offered to the trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred in this undertaking.

Amendment

      With respect to each series of securities, each agreement governing the rights of the holders of the securities may generally be amended by the parties to the agreement, without the consent of any of the holders of securities:

      (1) to cure any ambiguity;

      (2) to correct or supplement any provision in any agreement which may be inconsistent with any other provision in any agreement;

      (3) to make any other provisions with respect to matters or questions arising under the agreement; and

      (4) if the amendment, as evidenced by an opinion of counsel, is reasonably necessary to comply with any requirements imposed by the Code or any successor or mandatory statutes or any temporary or final regulation, revenue ruling, revenue procedure or other written official announcement or interpretation relating to federal income tax law or any proposed action which, if made effective, would apply retroactively to the trust fund at least from the effective date of the amendment, provided that the required action, other than an amendment described in clause
(4) above, will not adversely affect in any material respect the interests of any holder of the securities covered by the agreement. Each agreement may also be amended, subject to certain restrictions to continue favorable tax treatment of the entity by the parties to this agreement, with the consent of the holders of securities evidencing not less than 51% of the voting rights allocated to the securities, or another percentage specified in the indenture, for any purpose. However, no amendment may

            (a) reduce in any manner the amount of, or delay the timing of, payments received on assets of the trust fund which are required to be distributed on any security without the consent of the holder of the security; or

            (b) reduce the aforesaid percentage of voting rights required for the consent to the amendment without the consent of the holders of all securities of the related series then outstanding, or as otherwise provided in the related agreement.

Termination

      The obligations created by the agreement for each series of securities will generally terminate when any of the following first occurs

      o the payment to the holders of securities of that series of all amounts held in the Trust Account and required to be paid to the holders of securities pursuant to the agreement,

      o the final payment or other liquidation, including the disposition of all property acquired upon foreclosure or repossession, of the last trust fund asset remaining in the related trust fund or,

      o the purchase of all of the assets of the trust fund by the party entitled to effect the termination,

in each case, under the circumstances and in the manner set forth in the related prospectus supplement.

      In no event, however, will the trust created by the agreement continue beyond the period specified in the related prospectus supplement. Written notice of termination of the agreement will be given to each holder of securities. The final distribution will be made only after surrender and cancellation of the securities at an office or agency appointed by the trustee which will be specified in the notice of termination.

      The exercise of the right to purchase the assets of the trust fund as set forth in the preceding paragraph will effect early retirement of the securities of that series.

Voting Rights

      Voting rights allocated to securities of a series will generally be based on security principal balances. Any other method of allocation will be specified in the related prospectus supplement. The prospectus supplement may specify that a provider of credit support may be entitled to direct certain actions of the master servicer and the trustee or to exercise certain rights of the master servicer, the trustee or the holders of securities.

                    DESCRIPTION OF PRIMARY INSURANCE COVERAGE

      The prospectus supplement may specify that each residential loan may be covered by a Primary Hazard Insurance Policy and, if required as described in the related prospectus supplement, a Primary Credit Insurance Policy. In addition, the prospectus supplement may specify that a trust fund may include any combination of a Pool Insurance Policy, a special Hazard Insurance Policy, a bankruptcy bond or another form of credit support, as described under "Description of Credit Support."

      The following is only a brief description of certain insurance policies and does not purport to summarize or describe all of the provisions of these policies. This insurance is subject to underwriting and approval of individual residential loans by the respective insurers.

Primary Credit Insurance Policies

      The prospectus supplement will specify whether the master servicer will be required to maintain or cause to be maintained in accordance with the underwriting standards adopted by the depositor a Primary Credit Insurance Policy with respect to each residential loan, other than Multifamily Loans, FHA loans, and VA loans, for which this insurance is required, as described under "Description of the Securities -- Realization on Defaulted Residential Loans" in this prospectus.

      The master servicer will be required to cause to be paid the premium for each Primary Credit Insurance Policy to be paid on a timely basis. The master servicer, or the related sub-servicer, if any, will be required to exercise its best reasonable efforts to be named the insured or a loss payee under any Primary Credit Insurance Policy. The ability to assure that Insurance Proceeds are appropriately applied may be dependent on its being so named, or on the extent to which information in this regard is furnished by borrowers. All amounts collected by the master servicer under any policy will be required to be deposited in the Trust Account. The master servicer will generally not be permitted to cancel or refuse to renew any Primary Credit Insurance Policy in effect at the time of the initial issuance of the securities that is required to be kept in force under the related agreement. However, the master servicer may cancel or refuse to renew any Primary Credit Insurance Policy, if it uses its best efforts to obtain a replacement Primary Credit Insurance Policy for the canceled or nonrenewed policy maintained with an insurer the claims-paying ability of which is acceptable to the rating agency or agencies for pass-through certificates or notes having the same rating as the securities on their date of issuance.

      As conditions precedent to the filing or payment of a claim under a Primary Credit Insurance Policy, the insured typically will be required, if a default by the borrower occurs, among other things, to:

      o     advance or discharge

            o     hazard insurance premiums; and

            o as necessary and approved in advance by the insurer, real estate taxes, protection and preservation expenses and foreclosure and related costs;

      o if any physical loss or damage to the residential property occurs, have the residential property restored to at least its condition at the effective date of the Primary Credit Insurance Policy, with ordinary wear and tear excepted; and

      o tender to the insurer good and merchantable title to, and possession of, the residential property.

FHA Insurance and VA Guarantees

      Residential loans designated in the related prospectus supplement as insured by the FHA will be insured by the FHA as authorized under the United States Housing Act of 1934, as amended. Certain residential loans will be insured under various FHA programs including the standard FHA 203(b) program to finance the acquisition of one- to four-family housing units, the FHA 245 graduated payment mortgage program and the FHA Title I Program. These programs generally limit the principal amount and interest rates of the mortgage loans insured. The prospectus supplement relating to securities of each series evidencing interests in a trust fund including FHA loans will set forth additional information regarding the regulations governing the applicable FHA insurance programs. The following, together with any further description in the related prospectus supplement, describes FHA insurance programs and regulations as generally in effect with respect to FHA loans.

      The insurance premiums for FHA loans are collected by lenders approved by the Department of Housing and Urban Development or by the master servicer or any sub-servicer and are paid to the FHA. The regulations governing FHA single-family mortgage insurance programs provide that insurance benefits are payable either upon foreclosure or other acquisition of possession and conveyance of the mortgage premises to the United States of America or upon assignment of the defaulted loan to the United States of America. With respect to a defaulted FHA-insured residential loan, the master servicer or any sub-servicer will be limited in its ability to initiate foreclosure proceedings. When it is determined, either by the master servicer or any sub-servicer or HUD, that default was caused by circumstances beyond the borrower's control, the master servicer or any sub-servicer is expected to make an effort to avoid foreclosure by entering, if feasible, into one of a number of available forms of forbearance plans with the borrower. These forbearance plans may involve the reduction or suspension of regular mortgage payments for a specified period, with the payments to be made on or before the maturity date of the mortgage, or the recasting of payments due under the mortgage up to or, other than residential loans originated under the Title I Program of the FHA, beyond the maturity date. In addition, when a default caused by circumstances beyond a borrower's control is accompanied by certain other criteria, HUD may provide relief by making payments. These payments are to be repaid to HUD by borrower, to the master servicer or any sub-servicer in partial or full satisfaction of amounts due under the residential loan or by accepting assignment of the loan from the master servicer or any sub-servicer. With certain exceptions, at least three full monthly installments must be due and unpaid under the FHA loan, and HUD must have rejected any request for relief from the borrower before the master servicer or any sub-servicer may initiate foreclosure proceedings.

      HUD has the option, in most cases, to pay insurance claims in cash or in debentures issued by HUD. Currently, claims are being paid in cash, and claims have not been paid in debentures since 1965. HUD debentures issued in satisfaction of FHA insurance claims bear interest at the applicable HUD debentures interest rate. The master servicer or any sub-servicer of each FHA-insured single family loan will generally be obligated to purchase any debenture issued in satisfaction of the residential loan if a default occurs for an amount equal to the principal amount of any debenture.

      Other than in relation to the Title I Program of the FHA, the amount of insurance benefits generally paid by the FHA is equal to the entire unpaid principal amount of the defaulted residential loan adjusted to reimburse the master servicer or sub-servicer for certain costs and expenses and to deduct certain amounts received or retained by the master servicer or sub-servicer after default. When entitlement to insurance benefits results from foreclosure or other acquisition of possession and conveyance to HUD, the master servicer or sub-servicer will be compensated for no more than two-thirds of its foreclosure costs, and will be compensated for interest accrued and unpaid prior to this date but in general only to the extent it was allowed pursuant to a forbearance plan approved by HUD. When entitlement to insurance benefits results from assignment of the residential loan to HUD, the insurance payment will include full compensation for interest accrued and unpaid to the assignment date. The insurance payment itself, upon foreclosure of an FHA-insured residential loan, bears interest from a date 30 days after the borrower's first uncorrected failure to perform any obligation to make any payment due under the mortgage and, upon assignment, from the date of assignment to the date of payment of the claim, in each case at the same interest rate as the applicable HUD debenture interest rate as described above.

      Residential loans designated in the related prospectus supplement as guaranteed by the VA will be partially guaranteed by the VA under the Serviceman's Readjustment Act of 1944, as amended. The Serviceman's Readjustment Act of 1944, as amended, permits a veteran, or in certain instances the spouse of a veteran, to obtain a mortgage loan guarantee by the VA covering mortgage financing of the purchase of a one- to four-family dwelling unit at interest rates permitted by the VA. The program has no mortgage loan limits, requires no down payment from the purchaser and permits the guarantee of mortgage loans of up to 30 years' duration. However, no residential loan guaranteed by the VA will have an original principal amount greater than five times the partial VA guarantee for the related residential loan. The prospectus supplement relating to securities of each series evidencing interests in a trust fund including VA loans will set forth additional information regarding the regulations governing the applicable VA insurance programs.

      With respect to a defaulted VA guaranteed residential loan, the master servicer or sub-servicer will be, absent exceptional circumstances, authorized to announce its intention to foreclose only when the default has continued for three months. Generally, a claim for the guarantee will be submitted after liquidation of the residential property.

      The amount payable under the guarantee will be the percentage of the VA-insured residential loan originally guaranteed applied to indebtedness outstanding as of the applicable date of computation specified in the VA regulations. Payments under the guarantee will generally be equal to the unpaid principal amount of the residential loan, interest accrued on the unpaid balance of the residential loan to the appropriate date of computation and limited expenses of the mortgagee, but in each case only to the extent that these amounts have not been recovered through liquidation of the residential property. The amount payable under the guarantee may in no event exceed the amount of the original guarantee.

Primary Hazard Insurance Policies

      The related prospectus supplement may specify that the related servicing agreement will require the master servicer to cause the borrower on each residential loan to maintain a Primary Hazard Insurance Policy. This coverage will be specified in the related prospectus supplement, and in general will equal the lesser of the principal balance owing on the residential loan and the amount necessary to fully compensate for any damage or loss to the improvements on the residential property on a replacement cost basis. In either case, the coverage may not be less than the amount necessary to avoid the application of any co-insurance clause contained in the policy. The master servicer, or the related sub-servicer, if any, will be required to exercise its best reasonable efforts to be named as an additional insured under any Primary Hazard Insurance Policy and under any flood insurance policy referred to below. The ability to assure that hazard Insurance Proceeds are appropriately applied may be dependent on its being so named, or on the extent to which information in this regard is furnished by borrowers. All amounts collected by the master servicer under any policy, except for amounts to be applied to the restoration or repair of the residential property or released to the borrower in accordance with the master servicer's normal servicing procedures, subject to the terms and conditions of the related mortgage and mortgage note, will be deposited in the Trust Account.

      Each servicing agreement provides that the master servicer may satisfy its obligation to cause each borrower to maintain a hazard insurance policy by the master servicer's maintaining a blanket policy insuring against hazard losses on the residential loans. If the blanket policy contains a deductible clause, the master servicer will generally be required to deposit in the Trust Account all sums which would have been deposited in the Trust Account but for this clause. The master servicer will also generally be required to maintain a fidelity bond and errors and omissions policy with respect to its officers and employees. This policy will generally provide coverage against losses that may be sustained as a result of an officer's or employee's misappropriation of funds or errors and omissions in failing to maintain insurance, subject to limitations as to amount of coverage, deductible amounts, conditions, exclusions and exceptions.

      In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements of the property by fire, lightning, explosion, smoke, windstorm and hail, and riot, strike and civil commotion, subject to the conditions and exclusions specified in each policy. The policies relating to the residential loans will be underwritten by different insurers under different state laws in accordance with different applicable state forms. Therefore, the policies will not contain identical terms and conditions. The basic terms of those policies are dictated by respective state laws, and most policies typically do not cover any physical damage resulting from the following:

      o     war,

      o     revolution,

      o     governmental actions,

      o     floods and other water-related causes,

      o     earth movement, including earthquakes, landslides and mudflows,

      o     nuclear reactions,

      o     wet or dry rot,

      o     vermin, rodents, insects or domestic animals,

      o     theft, and

      o     in certain cases, vandalism.

      The foregoing list is merely indicative of certain kinds of uninsured risks and is not intended to be all-inclusive.

      When a residential property is located at origination in a federally designated flood area, each servicing agreement may require the master servicer to cause the borrower to acquire and maintain flood insurance in an amount equal in general to the lesser of:

      (1) the amount necessary to fully compensate for any damage or loss to the improvements which are part of the residential property on a replacement cost basis; and

      (2) the maximum amount of insurance available under the federal flood insurance program, whether or not the area is participating in the program.

      The hazard insurance policies covering the residential properties typically contain a co-insurance clause that in effect requires the insured at all times to carry insurance of a specified percentage of the full replacement value of the improvements on the property in order to recover the full amount of any partial loss. If the insured's coverage falls below this specified percentage, this clause generally provides that the insurer's liability if a partial loss occurs does not exceed the greater of:

      (1) the replacement cost of the improvements less physical depreciation;
and

      (2) that proportion of the loss as the amount of insurance carried bears to the specified percentage of the full replacement cost of the improvements.

      The related agreement will generally not require that a hazard or flood insurance policy be maintained for any Cooperative Loan. Generally, the cooperative housing corporation is responsible for maintenance of hazard insurance for the property owned by it and the tenant-stockholders of that cooperative housing corporation do not maintain individual hazard insurance policies. To the extent, however, that a cooperative housing corporation and the related borrower on a cooperative note do not maintain similar insurance or do not maintain adequate coverage or any insurance proceeds are not applied to the restoration of the damaged property, damage to the borrower's cooperative apartment or the building could significantly reduce the value of the collateral securing the cooperative note.

      The effect of co-insurance if a partial loss occurs on improvements securing residential loans may be that hazard Insurance Proceeds may be insufficient to restore fully the damaged property because:

      (1) the amount of hazard insurance the master servicer will be required to cause to be maintained on the improvements securing the residential loans will decline as the principal balances owing on them decrease, and

      (2) residential properties have historically appreciated in value over time.

      Under the terms of the residential loans, borrowers are generally required to present claims to insurers under hazard insurance policies maintained on the residential properties.

      The master servicer, on behalf of the trustee and holders of securities, is obligated to present or cause to be presented claims under any blanket insurance policy insuring against hazard losses on residential properties. The ability of the master servicer to present or cause to be presented these claims is dependent on the extent to which information in this regard is furnished to the master servicer by borrowers. However, the related prospectus supplement may specify that to the extent of the amount available to cover hazard losses under the special hazard insurance policy for a series, holders of securities may not suffer loss by reason of delinquencies or foreclosures following hazard losses, whether or not subject to co-insurance claims.

                          DESCRIPTION OF CREDIT SUPPORT

      The related prospectus supplement will specify if the trust fund that includes residential loans for a series of securities includes credit support for this series or for one or more classes of securities comprising this series, which credit support may consist of any combination of the following separate components, any of which may be limited to a specified percentage of the aggregate principal balance of the residential loans covered by this credit support or a specified dollar amount:

      o     a Pool Insurance Policy;

      o     a special hazard insurance policy;

      o     a Bankruptcy Bond; or

      o     a reserve fund.

Alternatively, the prospectus supplement relating to a series of securities will specify if credit support may be provided by subordination of one or more classes of securities or by overcollateralization, in combination with or in lieu of any one or more of the instruments set forth above. See "Description of the Securities -- Subordination" and "Description of Credit Support--Overcollateralization" in this prospectus. The amount and type of credit support with respect to a series of securities or with respect to one or more classes of securities comprising the related series, and the borrowers on the credit support, will be set forth in the related prospectus supplement.

      To the extent provided in the related prospectus supplement and the agreement, credit support may be periodically reduced based on the aggregate outstanding principal balance of the residential loans covered by the credit support.

Pool Insurance Policies

      The prospectus supplement relating to a series of securities may specify that the master servicer will exercise its best reasonable efforts to maintain or cause to be maintained a Pool Insurance Policy in full force and effect, unless coverage under the Pool Insurance Policy has been exhausted through payment of claims. The Pool Insurance Policy for any series of securities will be issued by the pool insurer named in the related prospectus supplement. The master servicer will be required to pay the premiums for each Pool Insurance Policy on a timely basis unless, as described in the related prospectus supplement, the payment of these fees is otherwise provided. The master servicer will be required to present or cause to be presented claims under each Pool Insurance Policy to the pool insurer on behalf of itself, the trustee and the holders of securities. Pool Insurance Policies, however, are not blanket policies against loss, since claims under these policies may be made only if certain conditions are satisfied, as described below and, if applicable, in the related prospectus supplement.

      Pool Insurance Policies do not cover losses arising out of the matters excluded from coverage under Primary Credit Insurance Policies, FHA Insurance or VA Guarantees or losses due to a failure to pay or denial of a claim under a Primary Credit Insurance Policy, FHA Insurance or VA Guarantee, irrespective of the reason for the failure.

      Pool Insurance Policies in general provide that no claim may be validly presented under Pool Insurance Policies with respect to a residential loan unless:

      o an acceptable Primary Credit Insurance Policy, if the initial Collateral Value of the residential loan exceeded 80%, has been kept in force until the Collateral Value is reduced to 80%;

      o premiums on the Primary Hazard Insurance Policy have been paid by the insured and real estate taxes (if applicable) and foreclosure, protection and preservation expenses have been advanced by or on behalf of the insured, as approved by the pool insurer;

      o if there has been physical loss or damage to the residential property, it has been restored to its physical condition at the time the residential loan became insured under the Pool Insurance Policy, subject to reasonable wear and tear; and

      o the insured has acquired good and merchantable title to the residential property, free and clear of all liens and encumbrances, except permitted encumbrances, including any right of redemption by or on behalf of the borrower, and if required by the pool insurer, has sold the property with the approval of the pool insurer.

      Assuming the satisfaction of these conditions, the pool insurer typically has the option to either

      (1) acquire the property securing the defaulted residential loan for a payment equal to the principal balance of the loan plus accrued and unpaid interest at its interest rate to the date of acquisition and certain expenses described above advanced by or on behalf of the insured. This option is conditioned on the pool insurer being provided with good and merchantable title to the residential property, unless the property has been conveyed pursuant to the terms of the applicable Primary Credit Insurance Policy; or

      (2) pay the amount by which the sum of the principal balance of the defaulted residential loan and accrued and unpaid interest at its interest rate to the date of the payment of the claim and these expenses exceeds the proceeds received from a sale of the residential property that the pool insurer has approved.

In both (1) and (2), the amount of payment under a Pool Insurance Policy will generally be reduced by the amount of the loss paid under any Primary Credit Insurance Policy.

      Unless earlier directed by the pool insurer, a claim under a Pool Insurance Policy generally must be filed

      (1) in the case when a Primary Credit Insurance Policy is in force, within a specified number of days after the claim for loss has been settled or paid under a Primary Credit Insurance Policy, or after acquisition by the insured or a sale of the property approved by the pool insurer, whichever is later; or

      (2) in the case when a Primary Credit Insurance Policy is not in force, within a specified number of days after acquisition by the insured or a sale of the property approved by the pool insurer.

      A claim must be paid within a specified period after the claim is made by the insured.

      The prospectus supplement relating to a series of securities will specify whether the amount of coverage under each Pool Insurance Policy will be reduced over the life of the securities of the series by the aggregate dollar amount of claims paid less the aggregate of the net amounts realized by the pool insurer upon disposition of all acquired properties. The amount of claims paid will generally include certain expenses incurred by the master servicer as well as accrued interest on delinquent residential loans to the date of payment of the claim. However, holders of securities may experience a shortfall in the amount of interest distributed in connection with the payment of claims under a Pool Insurance Policy. This shortfall may result because the pool insurer will be required to remit only unpaid interest through the date a claim is paid, rather than unpaid interest through the end of the month in which the claim is paid.

      In addition, holders of securities may experience losses in connection with payments made under a Pool Insurance Policy to the extent that the master servicer expends funds for the purpose of enabling it to make a claim under the Pool Insurance Policy. These expenditures by the master servicer could include amounts necessary to cover real estate taxes and to repair the related residential property. The master servicer will be reimbursed for the expenditures from amounts that otherwise would be distributed to holders of securities, and the expenditures will not be covered by payments made under the related Pool Insurance Policy. See "Certain Legal Aspects of Residential Loans--Foreclosure on Mortgages" and "--Repossession with respect to Manufactured Housing Contracts that are not Land Contracts" in this prospectus. Accordingly, if aggregate net claims paid under a Pool Insurance Policy reach the applicable policy limit, coverage under that Pool Insurance Policy will be exhausted. As a result, any further losses will be borne by holders of securities of the related series.

      If a pool insurer ceases to be a Qualified Insurer, the master servicer will be required to use its best reasonable efforts to obtain or cause to be obtained from another Qualified Insurer a replacement insurance policy comparable to the Pool Insurance Policy with a total coverage equal to the then outstanding coverage of the Pool Insurance Policy. However, the related prospectus supplement will specify whether if the cost of the replacement policy is greater than the cost of the Pool Insurance Policy, the coverage of the replacement policy may be reduced to a level such that its premium rate does not exceed the premium rate on the Pool Insurance Policy. However, if the pool insurer ceases to be a Qualified Insurer solely because it ceases to be approved as an insurer by Freddie Mac, Fannie Mae, or any successor entity, the master servicer will be required to review, or cause to be reviewed, the financial condition of the pool insurer with a view towards determining whether recoveries under the Pool Insurance Policy are jeopardized for reasons related to the financial condition of the pool insurer. If the master servicer determines that recoveries are so jeopardized, it will be required to exercise its best reasonable efforts to obtain from another Qualified Insurer a replacement policy as described above, subject to the same cost limitation.

      Because each Pool Insurance Policy will require that the property subject to a defaulted residential loan be restored to its original condition prior to claiming against the pool insurer, this policy will not provide coverage against hazard losses. As set forth under "Description of Primary Insurance Coverage--Primary Hazard Insurance Policies" in this prospectus, the Primary Hazard Insurance Policies covering the residential loans typically exclude from coverage physical damage resulting from a number of causes. Even when the damage is covered, the Primary Hazard Insurance Policies may afford recoveries that are significantly less than full replacement cost of the losses. Further, a special hazard insurance policy will not cover all risks, and the coverage under this type of policy will be limited in amount. Certain hazard risks will, as a result, be uninsured and will therefore be borne by you.

Special Hazard Insurance Policies

      The prospectus supplement with respect to a series of securities may specify that the master servicer will be required to obtain a special hazard insurance policy for the series. This policy will be issued by the special hazard insurer specified in the prospectus supplement and cover any special hazard amount as described in the immediately succeeding paragraph. The master servicer will be obligated to exercise its best reasonable efforts to keep or cause to be kept a special hazard insurance policy in full force and effect, unless coverage under the policy has been exhausted through payment of claims. However, the master servicer will be under no obligation to maintain the policy if a Pool Insurance Policy covering the series is no longer in effect. The master servicer will be obligated to pay the premiums on each special hazard insurance policy on a timely basis unless, as described in the related prospectus supplement, payment of these premiums is otherwise provided for.

      Claims under each special hazard insurance policy will generally be limited to:

      (1) a percentage set forth in the related prospectus supplement, which is generally not greater than 1%, of the aggregate principal balance as of the Cut-Off Date of the residential loans comprising the related trust fund;

      (2) twice the unpaid principal balance as of the Cut-Off Date of the largest residential loan in the trust fund; or

      (3) the greatest aggregate principal balance of residential loans secured by residential properties located in any one California postal zip code area, whichever is the greatest.

      As more specifically provided in the related prospectus supplement, each special hazard insurance policy will, subject to limitations of the kind described below, typically protect holders of securities of the related series from:

      o loss by reason of damage to residential properties caused by certain hazards, including earthquakes and mudflows, not insured against under the Primary Hazard Insurance Policies or a flood insurance policy if the property is in a federally designated flood area; and

      o loss from partial damage caused by reason of the application of the co-insurance clause contained in the Primary Hazard Insurance Policies.

      Special hazard insurance policies will typically not cover losses such as those occasioned by

      o     normal wear and tear,

      o     war,

      o     civil insurrection,

      o     certain governmental actions,

      o     errors in design,

      o     faulty workmanship or materials,

      o except under certain circumstances, nuclear or chemical reaction or contamination,

      o flood, if the property is located in a federally designated flood area, and

      o     certain other risks.

      Subject to the foregoing limitations, each special hazard insurance policy will typically provide that, when there has been damage to property securing a defaulted residential loan acquired by the insured and to the extent the damage is not covered by the related Primary Hazard Insurance Policy or flood insurance policy, the insurer will pay the lesser of:

      (1) the cost of repair to the property; and

      (2) when transfer of the property to the insurer occurs, the unpaid principal balance of the residential loan at the time of acquisition of the property by foreclosure, deed in lieu of foreclosure or repossession, plus

            (a) accrued interest at the interest rate to the date of claim settlement and

            (b) certain expenses incurred by or on behalf of the master servicer with respect to the property.

      The amount of coverage under the special hazard insurance policy will be reduced by the sum of:

            (a) the unpaid principal balance plus accrued interest and certain expenses paid by the insurer, less any net proceeds realized by the insurer from the sale of the property, plus

            (b) any amount paid as the cost of repair of the property.

      Typically, restoration of the property with the proceeds described under clause (1) of the immediately preceding paragraph will satisfy the condition under a Pool Insurance Policy that the property be restored before a claim under this type of policy may be validly presented with respect to the defaulted residential loan secured by the property. The payment described under clause (2) of the immediately preceding paragraph will render unnecessary presentation of a claim in respect of the residential loan under a Pool Insurance Policy. Therefore, so long as the Pool Insurance Policy remains in effect, the payment by the insurer of either of the above alternative amounts will not affect the total Insurance Proceeds paid to holders of securities, but will affect the relative amounts of coverage remaining under any special hazard insurance policy and any Pool Insurance Policy.

      The special hazard insurer must typically approve the sale of a residential property under any special hazard insurance policy. The funds received by the insured in excess of the unpaid principal balance of the residential loan plus interest on that balance to the date of sale, plus certain expenses incurred by or on behalf of the master servicer with respect to the property, not to exceed the amount actually paid by the special hazard insurer, must be refunded to the special hazard insurer. To the extent funds are refunded to the special hazard insurer, coverage under the special hazard insurance policy will be restored. If aggregate claim payments under a special hazard insurance policy reach the policy limit, coverage under the policy will be exhausted and any further losses will be borne by the holders of securities.

      A claim under a special hazard insurance policy generally must be filed within a specified number of days after the insured has acquired good and merchantable title to the property, and a claim payment is generally payable within a specified number of days after a claim is accepted by the special hazard insurer. Special hazard insurance policies generally provide that no claim may be paid unless

      o     Primary Hazard Insurance Policy premiums,

      o flood insurance premiums, if the property is located in a federally designated flood area, and, as approved by the special hazard insurer,

      o     real estate property taxes, if applicable,

      o     property protection and preservation expenses and

      o     foreclosure costs
have been paid by or on behalf of the insured, and unless the insured has maintained the Primary Hazard Insurance Policy.

      If a special hazard insurance policy is canceled or terminated for any reason, other than the exhaustion of total policy coverage, the master servicer will be obligated to use its best reasonable efforts to obtain or cause to be obtained from another insurer a replacement policy comparable to the special hazard insurance policy. The replacement policy must have total coverage that is equal to the then existing coverage of the special hazard insurance policy. However, if the cost of the replacement policy is greater than the cost of the special hazard insurance policy, the coverage of the replacement policy may be reduced to a level so that the premium rate does not exceed the premium rate on the special hazard insurance policy as provided in the related prospectus supplement.

      Each special hazard insurance policy is designed to permit full recoveries under a Pool Insurance Policy in circumstances in which the recoveries would otherwise be unavailable because property has been damaged by a cause not insured against by a Primary Hazard Insurance Policy and thus would not be restored. Therefore, each pooling and servicing agreement will generally provide that, if the related Pool Insurance Policy shall have lapsed or terminated or been exhausted through payment of claims, the master servicer will be under no further obligation to maintain the special hazard insurance policy.

Bankruptcy Bonds

      The prospectus supplement with respect to a series of securities may specify that the master servicer will be required to obtain a Bankruptcy Bond for the series. The obligor on, and the amount of coverage of, any Bankruptcy Bond will be set forth in the related prospectus supplement. The master servicer will be required to exercise its best reasonable efforts to maintain or cause to be maintained the Bankruptcy Bond in full force and effect, unless coverage under the Bankruptcy Bond has been exhausted through payment of claims. The master servicer will be required to pay or cause to be paid the premiums for each Bankruptcy Bond on a timely basis, unless, as described in the related prospectus supplement, payment of the premiums is otherwise provided for.

Reserve Funds

      The related prospectus supplement may specify that the depositor will deposit or cause to be deposited in an account any combination of cash, one or more irrevocable letters of credit or one or more United States government securities and other high quality investments in specified amounts, or any other instrument satisfactory to the rating agency or agencies. These deposits will be applied and maintained in the manner and under the conditions specified in the prospectus supplement. In the alternative or in addition to the deposit, to the extent described in the related prospectus supplement, a Reserve Fund may be funded through application of a portion of the interest payment on each mortgage loan or of all or a portion of amounts otherwise payable on the subordinate securities. Amounts in a Reserve Fund may be distributed to holders of securities, or applied to reimburse the master servicer for outstanding advances, or may be used for other purposes, in the manner and to the extent specified in the related prospectus supplement. The related prospectus supplement may specify that any Reserve Fund will not be deemed to be part of the related trust fund.

      Amounts deposited in any Reserve Fund for a series will be invested in certain permitted investments by, or at the direction of, the master servicer or any other person named in the related prospectus supplement.

Cross-Support Provisions

      The related prospectus supplement may specify that the residential loans for a series of securities may be divided into separate groups, each supporting a separate class or classes of securities of a series. In addition, credit support may be provided by cross-support provisions requiring that distributions be made on securities evidencing interests in one group of mortgage loans prior to distributions on securities evidencing interests in a different group of mortgage loans within the trust fund. The prospectus supplement relating to a series that includes a cross-support provision will describe the manner and conditions for applying the provisions.

Letter of Credit

      The prospectus supplement relating to a series of securities may specify that the residential loans in the related trust fund may be covered by one or more letters of credit, issued by a bank or financial institution specified in the prospectus supplement. Under a letter of credit, the issuing bank or financial institution will be obligated to honor draws in an aggregate fixed dollar amount, net of unreimbursed payments, equal to the percentage specified in the related prospectus supplement of the aggregate principal balance of the residential loans on the related Cut-Off Date or one or more classes of securities. Any letter of credit may permit draws only if certain types of losses occur. The amount available under the letter of credit will, in all cases, be reduced to the extent of the unreimbursed payments under the letter of credit.

Insurance Policies and Surety Bonds

      The prospectus supplement relating to a series of securities may specify that one or more classes of securities of the series will be covered by insurance policies and/or surety bonds provided by one or more insurance companies or sureties. The instruments may cover timely distributions of interest and/or full distributions of principal on the basis of a schedule of principal distributions set forth in or determined in the manner specified in the related prospectus supplement.

Excess Spread

      The prospectus supplement may specify that a portion of the interest payments on residential loans may be applied to reduce the principal balance of one or more classes of securities to provide or maintain a cushion against losses on the residential loans.

Overcollateralization

      The related prospectus supplement may specify that the subordination provisions of a trust fund may be used to accelerate to a limited extent the amortization of one or more classes of securities relative to the amortization of the related assets of the trust fund. The accelerated amortization is achieved by the application of certain excess interest to the payment of principal of one or more classes of securities. This acceleration feature creates, with respect to the assets of the trust fund, overcollateralization which results from the excess of the aggregate principal balance of the related assets of the trust fund, over the principal balance of the related class or classes of securities. This acceleration may continue for the life of the related security, or may be limited. In the case of limited acceleration, once the required level of overcollateralization is reached, and subject to certain provisions specified in the related prospectus supplement, the limited acceleration feature may cease, unless necessary to maintain the required level of overcollateralization.

Derivative Products

      If specified in the related prospectus supplement, a trust fund may acquire the benefit of derivative products. For any series that includes derivative products, the particular derivatives may provide support only to certain specified classes of securities and will be subject to limitations and conditions, all of which will be described in the prospectus supplement.

      The derivative products that may be used will be limited to currency swaps, interest rate swaps and interest rate caps, floors and collars, in each case the purpose of which will be to minimize the risk to securityholders of adverse changes in interest rates. An interest rate swap is an agreement between two parties to exchange a stream of interest payments on an agreed hypothetical or "notional" principal amount. No principal amount is exchanged between the counterparties to an interest rate swap. In the typical swap, one party agrees to pay a fixed rate on a notional principal amount, while the counterparty pays a floating rate based on one or more reference interest rates including LIBOR, a specified bank's prime rate or U.S. Treasury Bill rates. Interest rate swaps also permit counterparties to exchange a floating rate obligation based on one reference interest rate (such as LIBOR) for a floating rate obligation based on another referenced interest rate (such as U.S. Treasury Bill rates).

                   CERTAIN LEGAL ASPECTS OF RESIDENTIAL LOANS

      The following discussion contains general summaries of certain legal aspects of loans secured by residential properties. Because the legal aspects are governed by applicable state law, which may differ substantially, the summaries do not purport to be complete nor to reflect the laws of any particular state, nor to encompass the laws of all states in which the security for the residential loans is situated. The summaries are qualified in their entirety by reference to the applicable federal and state laws governing the residential loans. In this regard, the following discussion does not fully reflect federal regulations with respect to FHA loans and VA loans. See "The Trust Funds--Residential Loans" and "Description of Primary Insurance Coverage--FHA Insurance and VA Guarantees" in this prospectus.

General

      All of the residential loans are generally loans to homeowners. All of the mortgage loans and Multifamily Loans are evidenced by notes or bonds and secured by instruments which may be mortgages, deeds of trust, security deeds or deeds to secure debt, depending on the type of security instrument customary to grant a security interest in real property in the state in which the residential property is located. The prospectus supplement relating to a series of securities may specify that a trust fund also contains:

      (1) Home Improvement Contracts evidenced by promissory notes, which may be secured by an interest in the related mortgaged property or may be unsecured;

      (2) Cooperative Loans evidenced by promissory notes secured by security interests in shares issued by private, cooperative housing corporations and in the related proprietary leases or occupancy agreements granting exclusive rights to occupy specific dwelling units in the related buildings; or

      (3) Manufactured Housing Contracts evidencing both

            o the obligation of the borrower to repay the loan evidenced by the Manufactured Housing Contract; and

            o the grant of a security interest in the related manufactured home or with respect to Land Contracts, a lien on the real estate to which the related manufactured homes are deemed to be affixed, and including in some cases a security interest in the related manufactured home, to secure repayment of this loan.

      Generally, any of the foregoing types of encumbrance will create a lien on, or grant a title interest in, the subject property. The priority of the lien will depend on the terms of the particular security instrument, if any, the knowledge of the parties to the instruments, as well as the order of recordation or filing of the instrument in the appropriate public office. This lien is generally not prior to the lien for real estate taxes and assessments and other charges imposed under governmental police powers.

Mortgage Loans

      The mortgage loans and Multifamily Loans will generally be secured by either mortgages, deeds of trust, security deeds or deeds to secure debt depending on the type of security instrument customary to grant a security interest according to the prevailing practice in the state in which the property subject to a mortgage loan or Multifamily Loan is located. Any of the foregoing types of encumbrance creates a lien on or conveys title to the real property encumbered by this instrument and represents the security for the repayment of an obligation that is customarily evidenced by a promissory note. This lien is generally not prior to the lien for real estate taxes and assessments and other charges imposed under governmental police powers. Priority with respect to these security instruments depends on their terms and generally on the order of recording with the applicable state, county or municipal office.

      There are two parties to a mortgage, the mortgagor, who is the borrower and usually the owner of the subject property or the land trustee, and the mortgagee, who is the lender. Under the mortgage instrument, the mortgagor delivers to the mortgagee a note or bond and the mortgage. However, in the case of a land trust, title to the property is held by a land trustee under a land trust agreement, while the owner is the beneficiary of the land trust; at origination of a mortgage loan, the borrower executes a separate undertaking to make payments on the mortgage note.

      Although a deed of trust is similar to a mortgage, a deed of trust normally has three parties, the trustor, who is similar to a mortgagor and who is the owner of the subject property and may or may not be the borrower, the beneficiary who is similar to a mortgagee and who is the lender, and the trustee, a third-party grantee. Under a deed of trust, the trustor grants the property, irrevocably until the debt is paid, in trust, generally with a power of sale, to the trustee to secure payment of the obligation. A security deed and a deed to secure debt are special types of deeds which indicate on their face that they are granted to secure an underlying debt. By executing a security deed or deed to secure debt, the grantor conveys title to, as opposed to merely creating a lien on, the subject property to the grantee until a time when the underlying debt is repaid. The mortgagee's authority under a mortgage and the trustee's authority under a deed of trust, security deed or deed to secure debt are governed by

      o     the law of the state in which the real property is located,

      o the express provisions of the mortgage, deed of trust, security deed or deed to secure debt and,

      o in some cases, with respect to deeds of trust, the directions of the beneficiary.

Cooperative Loans

      The Cooperative owns all the real property or some interest in the real property sufficient to permit it to own the building and all separate dwelling units in the building. The Cooperative is directly responsible for property management and, in most cases, payment of real estate taxes, other governmental impositions and hazard and liability insurance. If there is a blanket mortgage on the cooperative apartment building and/or underlying land, or an underlying lease of the land, the Cooperative, as mortgagor, or lessee, as the case may be, is also responsible for meeting these blanket mortgage or rental obligations. A blanket mortgage is ordinarily incurred by the Cooperative in connection with either the construction or purchase of the Cooperative's apartment building or the obtaining of capital by the Cooperative. The interests of the occupants under proprietary leases or occupancy agreements as to which the Cooperative is the landlord are generally subordinate to the interests of the holder of the blanket mortgage and to the interest of the holder of a land lease.

      If the Cooperative is unable to meet the payment obligations

      (1) arising under its blanket mortgage, the mortgagee holding the blanket mortgage could foreclose on that mortgage and terminate all subordinate proprietary leases and occupancy agreements; or

      (2) arising under its land lease, the holder of the landlord's interest under the land lease could terminate it and all subordinate proprietary leases and occupancy agreements.

Also, a blanket mortgage on a Cooperative may provide financing in the form of a mortgage that does not fully amortize, with a significant portion of principal being due in one final payment at final maturity. The inability of the Cooperative to refinance the mortgage and its consequent inability to make the final payment could lead to foreclosure by the mortgagee. Similarly, a land lease has an expiration date and the inability of the Cooperative to extend its term or, in the alternative, to purchase the land could lead to termination of the Cooperative's interest in the property and termination of all proprietary leases and occupancy agreements. In either event, foreclosure by the holder of the blanket mortgage or the termination of the underlying lease could eliminate or significantly diminish the value of any collateral held by the lender that financed the purchase by an individual tenant-stockholder of Cooperative shares or, in the case of the trust fund, the collateral securing the Cooperative Loans.

      The Cooperative is owned by tenant-stockholders who, through ownership of stock, shares or membership certificates in the corporation, receive proprietary leases or occupancy agreements which confer exclusive rights to occupy specific units. Generally, a tenant-stockholder of a Cooperative must make a monthly payment to the Cooperative representing the tenant-stockholder's pro rata share of the Cooperative's payments for its blanket mortgage, real property taxes, maintenance expenses and other capital or ordinary expenses. An ownership interest in a Cooperative and accompanying occupancy rights is financed through a Cooperative share loan evidenced by a promissory note and secured by an assignment of and a security interest in the occupancy agreement or proprietary lease and in the related Cooperative shares. The lender generally takes possession of the share certificate and a counterpart of the proprietary lease or occupancy agreement and a financing statement covering the proprietary lease or occupancy agreement and the Cooperative shares is filed in the appropriate state and local offices to perfect the lender's interest in its collateral. If a default of the tenant-stockholder occurs, the lender may generally sue for judgment on the promissory note, dispose of the collateral at a public or private sale or otherwise proceed against the collateral or tenant-stockholder as an individual as provided in the security agreement covering the assignment of the proprietary lease or occupancy agreement and the pledge of Cooperative shares. See "--Foreclosure on Cooperative Shares" below.

Tax Aspects of Cooperative Ownership

      In general, a "tenant-stockholder," as defined in Section 216(b)(2) of the Code, of a "cooperative housing corporation" within the meaning of Section 216(b)(1) of the Code, is allowed a deduction for amounts paid or accrued within his taxable year to the corporation. These amounts paid or accrued represent his proportionate share of certain interest expenses and certain real estate taxes allowable as a deduction under Section 216(a) of the Code to the corporation under Sections 163 and 164 of the Code. In order for a corporation to qualify under Section 216(b)(1) of the Code for its taxable year in which the items are allowable as a deduction to the corporation, this section requires, among other things, that at least 80% of the gross income of the corporation be derived from its tenant-stockholders. By virtue of this requirement, the status of a corporation for purposes of Section 216(b)(1) of the Code must be determined on a year-to-year basis. Consequently, there can be no assurance that cooperatives relating to the Cooperative Loans will qualify under this section for any particular year. If a Cooperative of this type fails to qualify for one or more years, the value of the collateral securing any related Cooperative Loans could be significantly impaired because no deduction would be allowable to tenant-stockholders under Section 216(a) of the Code with respect to those years. In view of the significance of the tax benefits accorded tenant-stockholders of a corporation that qualifies under Section 216(b)(1) of the Code, the likelihood that this failure would be permitted to continue over a period of years appears remote.

Manufactured Housing Contracts Other Than Land Contracts

      Under the laws of most states, manufactured housing constitutes personal property and is subject to the motor vehicle registration laws of the state or other jurisdiction in which the unit is located. In states where a certificate of title is not required for the perfection of security interests in manufactured homes, security interests are perfected by the filing of a financing statement under Article 9 of the UCC, which has been adopted by all states. A financing statement is effective for five years and must be renewed at the end of each five years. The certificate of title laws adopted by virtually all states provide that ownership of motor vehicles and manufactured housing shall be evidenced by a certificate of title issued by the motor vehicles department, or a similar entity, of the responsible state. In any state which has not enacted a certificate of title law, a security interest in a unit of manufactured housing, so long as it is not attached to land in so permanent a fashion as to become a fixture, is generally perfected by the recording of the interest on the certificate of title to the unit in the appropriate motor vehicle registration office or by delivery of the required documents and payment of a fee to the office, depending on state law.

      The master servicer will generally be required to obtain possession of the certificate of title, but, the related prospectus supplement may specify if it will not be required to effect the notation or delivery of the required documents and fees. The failure to effect the notation or delivery, or the taking of action under the wrong law, under a motor vehicle title statute rather than under the UCC, is likely to cause the trustee not to have a perfected security interest in the manufactured home securing a Manufactured Housing Contract.

      As manufactured homes have become larger and often have been attached to their sites without any apparent intention to move them, courts in many states have held that manufactured homes may, under certain circumstances, become subject to real estate title and recording laws. As a result, a security interest in a manufactured home could be rendered subordinate to the interests of other parties, including a trustee in bankruptcy claiming an interest in the home under applicable state real estate law, regardless of compliance with the requirements described above. In order to perfect a security interest in a manufactured home under real estate laws, the holder of the security interest must file either a "fixture filing" under the provisions of the UCC or a real estate mortgage under the real estate laws of the state where the home is located. These filings must be made in the real estate records office of the county where the home is located.

      Generally, Manufactured Housing Contracts will contain provisions prohibiting the borrower from permanently attaching the manufactured home to its site. So long as the borrower does not violate this agreement, a security interest in the manufactured home will be governed by the certificate of title laws or the UCC, and the notation of the security interest on the certificate of title or the filing of a UCC financing statement will be effective to perfect the security interest in the manufactured home. If, however, a manufactured home is permanently attached to its site, other parties, including a trustee in bankruptcy, could obtain an interest in the manufactured home which is prior to the security interest originally retained by the seller and transferred to the depositor.

      The depositor will assign or cause to be assigned a security interest in the manufactured homes to the trustee, on behalf of the holders of securities. The related prospectus supplement may specify that neither the depositor, the master servicer nor the trustee will amend the certificates of title to identify the trustee, on behalf of the holders of securities, as the new secured party. Accordingly, the depositor or the Unaffiliated Seller will continue to be named as the secured party on the certificates of title relating to the manufactured homes. The assignment of a Manufactured Housing Contract is effective to assign the security interest in the related manufactured home without amendment of any lien noted on the related certificate of title and the new secured party, therefore, succeeds to the depositor's rights as the secured party. However, there exists a risk that, in the absence of an amendment to the certificate of title, the exercise of remedies by the trustee against a manufactured home could be complicated and that, through fraud or mistake, the lien noted on the certificate of title could be released by the depositor or the Unaffiliated Seller.

      In the absence of fraud, forgery or permanent affixation of the manufactured home to its site by the manufactured home owner, or administrative error by state recording officials, the following actions should be sufficient to protect the trustee against the rights of subsequent purchasers of a manufactured home or subsequent lenders who take a security interest in the manufactured home:

      o the notation of the lien of the depositor on the certificate of title or delivery of the required documents and fees or,

      o in states where a security interest in manufactured homes is perfected pursuant to Article 9 of the UCC, the filing of a financing statement, and continuation statements before the end of each five year period.

If there are any manufactured homes as to which the depositor has failed to perfect or cause to be perfected the security interest assigned to the trust fund, the security interest would be subordinate to, among others, subsequent purchasers for value of manufactured homes, holders of perfected security interests, and a trustee in bankruptcy. There also exists a risk in not identifying the trustee, on behalf of the holders of securities as the new secured party on the certificate of title that, through fraud or negligence, the security interest of the trustee could be released.

      If the owner of a manufactured home moves it to a state other than the state in which the manufactured home initially is registered, under the laws of most states the perfected security interest in the manufactured home would continue for four months after the relocation and after that period until the owner re-registers the manufactured home in the new state. If the owner were to relocate a manufactured home to another state and re-register the manufactured home in the other state, and if the depositor did not take steps to re-perfect its security interest in the new state, the security interest in the manufactured home would cease to be perfected.

      A majority of states generally require surrender of a certificate of title to re-register a manufactured home. Accordingly, if the depositor holds the certificate of title to this manufactured home, it must surrender possession of the certificate. In the case of manufactured homes registered in states which provide for notation of lien, the depositor would receive notice of surrender if the security interest in the manufactured home is noted on the certificate of title. Accordingly, the depositor could re-perfect its security interest in the manufactured home in the state of relocation. In states which do not require a certificate of title for registration of a manufactured home, re-registration could defeat perfection. Similarly, when a borrower under a manufactured housing conditional sales contract sells a manufactured home, the lender must surrender possession of the certificate of title or it will receive notice as a result of its lien noted thereon. Accordingly, the lender will have an opportunity to require satisfaction of the related manufactured housing conditional sales contract before release of the lien. The master servicer will be obligated to take the steps, at the master servicer's expense, as are necessary to maintain perfection of security interests in the manufactured homes.

      Under the laws of most states, statutory liens, such as liens for repairs performed on a manufactured home and liens for personal property taxes take priority even over a perfected security interest. In addition, certain liens arising as a matter of federal law, such as federal tax liens, also take priority over a perfected security interest. The depositor will obtain the representation of the Unaffiliated Seller that it has no knowledge of any liens with respect to any manufactured home securing a contract. However, these types of liens could arise at any time during the term of a mortgage note or Manufactured Housing Contract. No notice will be given to the trustee or holders of securities if this type of a lien arises.

Foreclosure on Mortgages

      Foreclosure of a mortgage is generally accomplished by judicial action. Generally, the action is initiated by serving legal pleadings on all parties having an interest of record in the real property. Delays in completion of the foreclosure may occasionally result from difficulties in locating necessary party defendants. When the mortgagee's right to foreclose is contested, the legal proceedings necessary to resolve the issue can be time consuming. After the completion of a judicial foreclosure, the court generally issues a judgment of foreclosure and appoints a referee or other court officer to conduct the sale of the property.

      An action to foreclose a mortgage is an action to recover the mortgage debt by enforcing the mortgagee's rights under the mortgage in and to the mortgaged property. It is regulated by statutes and rules and subject throughout to the court's equitable powers. Generally, a borrower is bound by the terms of the mortgage note and the mortgage as made and cannot be relieved from its own default. A foreclosure action is equitable in nature and is addressed to a court of equity. Accordingly, the court may relieve a borrower of a default and deny the mortgagee foreclosure on proof that the borrower's default was neither willful nor in bad faith and that the mortgagee's action was meant to establish a waiver, or fraud, bad faith, oppressive or unconscionable conduct to warrant a court of equity to refuse affirmative relief to the mortgagee. Under certain circumstances a court of equity may relieve the borrower from an entirely technical default where the default was not willful.

      A foreclosure action or sale pursuant to a power of sale is subject to most of the delays and expenses of other lawsuits if defenses or counterclaims are interposed, sometimes requiring up to several years to complete. Moreover, a non-collusive, regularly conducted foreclosure sale or sale pursuant to a power of sale may be challenged as a fraudulent conveyance, regardless of the parties' intent. The challenge could be successful if a court determines that the sale was for less than fair consideration and the sale occurred while the borrower was insolvent and within one year, or within the state statute of limitations if the trustee in bankruptcy elects to proceed under state fraudulent conveyance law, of the filing of bankruptcy. Similarly, a suit against the debtor on the mortgage note may take several years and, generally, is a remedy alternative to foreclosure, the mortgagee being precluded from pursuing both at the same time. In some states, mortgages may also be foreclosed by advertisement in accordance with a power of sale provided in the mortgage. Foreclosure of a mortgage by advertisement is essentially similar to foreclosure of a deed of trust by nonjudicial power of sale.

      Foreclosure of a deed of trust is generally accomplished by a non-judicial trustee's sale under a specific provision in the deed of trust which authorizes the trustee to sell the property if the borrower defaulted under the terms of the note or deed of trust. In some states, prior to the sale, the trustee must record a notice of default and send a copy to the borrower-trustor and to any person who has recorded a request for a copy of a notice of default and notice of sale. In addition, in some states the trustee must provide notice to any other individual having an interest in the real property, including any junior lienholder. In some states, the trustor, borrower, or any person having a junior encumbrance on the real estate, may, during a reinstatement period, cure the default by paying the entire amount in arrears plus the costs and expenses incurred in enforcing the obligation to the extent allowed by applicable law. Generally, state law controls the amount of foreclosure expenses and costs, including attorneys' fees, which may be recovered by a lender. Certain states require that a notice of sale must be posted in a public place and, in most states, published for a specific period of time in a specified manner prior to the date of the trustee's sale. In addition, some state laws require posting of a copy of the notice of sale on the property, recording and sending the notice to all parties having an interest in the real property. In certain states, foreclosure under a deed of trust may also be accomplished by judicial action in the manner provided for foreclosure of mortgages.

      In case of foreclosure under either a mortgage or a deed of trust, the sale by the referee or other designated officer or by the trustee is generally a public sale. It is uncommon for a third party to purchase the property at the foreclosure sale because:

      (1) of the difficulty potential third party purchasers at the sale might have in determining the exact status of title and

      (2) the physical condition of the property may have deteriorated during the foreclosure proceedings.

      In some states, potential buyers may be further unwilling to purchase a property at a foreclosure sale as a result of the 1980 decision of the United States Court of Appeals for the Fifth Circuit in Durrett v. Washington National Insurance Company. The court in Durrett held that even a non-collusive, regularly conducted foreclosure sale was a fraudulent transfer under section 67 of the former Bankruptcy Act and section 548 of the current Bankruptcy Code, and, therefore, could be rescinded in favor of the bankrupt's estate, if:

      (1) the foreclosure sale was held while the debtor was insolvent and not more than one year prior to the filing of the bankruptcy petition; and

      (2) the price paid for the foreclosed property did not represent "fair consideration," which is "reasonably equivalent value" under the Bankruptcy Code.

However, on May 23, 1994, Durrett was effectively overruled by the United States Supreme Court in BFP v. Resolution Trust Corporation, as Receiver for Imperial Federal Savings and Loan Association, et al., in which the Court held that "`reasonably equivalent value', for foreclosed property, is the price in fact received at the foreclosure sale, so long as all the requirements of the State's foreclosure law have been complied with." The Supreme Court decision, however, may not be controlling as to whether a non-collusive, regularly conducted foreclosure can be avoided as a fraudulent conveyance under applicable state law, if a court determines that the sale was for less than "fair consideration" under applicable state law. For these reasons, it is common for the lender to purchase the property from the trustee or referee for an amount equal to the principal amount of the mortgage or deed of trust plus accrued and unpaid interest and the expenses of foreclosure.

      Generally, state law controls the amount of foreclosure costs and expenses, including attorneys' and trustee's fees, which may be recovered by a lender. In some states there is a statutory minimum purchase price which the lender may offer for the property. Thereafter, subject to the right of the borrower in some states to remain in possession during the redemption period, the lender will assume ownership of the mortgaged property. The burdens of ownership include obtaining casualty insurance, paying taxes and making repairs at the lender's own expense as are necessary to render the property suitable for sale. Depending on market conditions, the ultimate proceeds of the sale of the property may not equal the lender's investment in the property. Any loss may be reduced by the receipt of any mortgage Insurance Proceeds, if any.

      A junior mortgagee may not foreclose on the property securing a junior mortgage unless it forecloses subject to the senior mortgages. If it does foreclose, the junior mortgagee must either pay the entire amount due on the senior mortgages to the senior mortgagees prior to or at the time of the foreclosure sale or undertake the obligation to make payments on the senior mortgages if the borrower is in default under the senior mortgage. In either event the junior mortgagee would add the amounts expended to the balance due on the junior loan, and it may be subrogated to the rights of the senior mortgagees. In addition, if the foreclosure of a junior mortgage triggers the enforcement of a "due-on-sale" clause, the junior mortgagee may be required to pay the full amount of the senior mortgages to the senior mortgagees. Accordingly, with respect to those mortgage loans which are junior mortgage loans, if the lender purchases the property, the lender's title will be subject to all senior liens and claims and certain governmental liens.

      The proceeds received by the referee or trustee from the sale are applied first to the costs, fees and expenses of sale and then in satisfaction of the indebtedness secured by the mortgage or deed of trust under which the sale was conducted. Any remaining proceeds are generally payable to the holders of junior mortgages or deeds of trust and other liens and claims in order of their priority, whether or not the borrower is in default. Any additional proceeds are generally payable to the borrower or trustor. The payment of the proceeds to the holders of junior mortgages may occur in the foreclosure action of the senior mortgagee or may require the institution of separate legal proceedings.

      In foreclosure, courts have imposed general equitable principles. The equitable principles are generally designed to relieve the borrower from the legal effect of his defaults under the loan documents. Examples of judicial remedies that have been fashioned include judicial requirements that the lender undertake affirmative and expensive actions to determine the causes for the borrower's default and the likelihood that the borrower will be able to reinstate the loan. The courts have taken a number of different approaches:

      o in some cases, courts have substituted their judgment for the lender's judgment and have required that lenders reinstate loans or recast payment schedules in order to accommodate borrowers who are suffering from temporary financial disability;

      o in other cases, courts have limited the right of a lender to foreclose if the default under the mortgage instrument is not monetary, such as the borrower's failure to adequately maintain the property or the borrower's execution of a second mortgage or deed of trust affecting the property;

      o finally, some courts have been faced with the issue of whether or not federal or state constitutional provisions reflecting due process concerns for adequate notice require that borrowers under deeds of trust or mortgages receive notices in addition to the statutorily-prescribed minimums. For the most part, these cases have upheld the notice provisions as being reasonable or have found that the sale by a trustee under a deed of trust, or under a mortgage having a power of sale, does not involve sufficient state action to afford constitutional protections to the borrower.

      In addition, certain states impose a statutory lien for associated costs on property that is the subject of a cleanup action by the state on account of hazardous wastes or hazardous substances released or disposed of on the property. This statutory lien may have priority over all subsequent liens on the property and, in certain of these states, will have priority over prior recorded liens, including the lien of a mortgage. In addition, under federal environmental law and possibly under state law in a number of states, a secured party that takes a deed in lieu of foreclosure or acquires a mortgaged property at a foreclosure sale may become liable for the costs of cleaning up a contaminated site. Although these costs could be substantial, it is unclear when they would be imposed on a secured lender on residential properties. If title to a residential property was acquired on behalf of holders of securities and cleanup costs were incurred in respect of the residential property, the holders of securities might realize a loss if these costs were required to be paid by the related trust fund.

Foreclosure on Cooperative Shares

      The Cooperative shares and proprietary lease or occupancy agreement owned by the tenant-stockholder and pledged to the lender are, in almost all cases, subject to restrictions on transfer as set forth in the Cooperative's Certificate of Incorporation and By-laws, as well as in the proprietary lease or occupancy agreement. These agreements may be canceled by the Cooperative, even while pledged, for failure by the tenant-stockholder to pay rent or other obligations or charges owed by the tenant-stockholder, including mechanics' liens against the Cooperative apartment building incurred by the tenant-stockholder. Commonly, rent and other obligations and charges arising under a proprietary lease or occupancy agreement which are owed to the cooperative are made liens on the shares to which the proprietary lease or occupancy agreement relates.

      In addition, the proprietary lease or occupancy agreement generally permits the Cooperative to terminate this lease or agreement if the tenant-stockholder fails to make payments or defaults in the performance of covenants required under the related agreement. Typically, the lender and the Cooperative enter into a recognition agreement which, together with any lender protection provisions contained in the proprietary lease, establishes the rights and obligations of both parties if a default by the tenant-stockholder occurs on its obligations under the proprietary lease or occupancy agreement. A default by the tenant-stockholder under the proprietary lease or occupancy agreement will usually constitute a default under the security agreement between the lender and the tenant-stockholder.

      The recognition agreement generally provides that, if the tenant-stockholder has defaulted under the proprietary lease or occupancy agreement, the Cooperative will take no action to terminate the proprietary lease or agreement until the lender has been provided with notice of and an opportunity to cure the default. The recognition agreement typically provides that if the proprietary lease or occupancy agreement is terminated, the Cooperative will recognize the lender's lien against proceeds from a sale of the Cooperative apartment. However, the Cooperative will retain its right to sums due under the proprietary lease or occupancy agreement or which have become liens on the shares relating to the proprietary lease or occupancy agreement. The total amount owed to the Cooperative by the tenant-stockholder, which the lender generally cannot restrict and does not monitor, could reduce the value of the collateral below the outstanding principal balance of the Cooperative Loan and accrued and unpaid interest on the Cooperative Loan.

      Recognition agreements also provide that if a foreclosure occurs on a Cooperative Loan, the lender must obtain the approval or consent of the Cooperative as required by the proprietary lease before transferring the Cooperative shares or assigning the proprietary lease. Generally, the lender is not limited in any rights it may have to dispossess the tenant-stockholders.

      Foreclosure on the Cooperative shares is accomplished by a sale in accordance with the provisions of Article 9 of the UCC and the security agreement relating to those shares. Article 9 of the UCC requires that a sale be conducted in a "commercially reasonable" manner. Whether a sale has been conducted in a "commercially reasonable" manner will depend on the facts in each case. In determining commercial reasonableness, a court will look to the notice given the debtor and the method, manner, time, place and terms of the sale. Generally, a sale conducted according to the usual practice of similar parties selling similar collateral will be considered reasonably conducted.

      Article 9 of the UCC provides that the proceeds of the sale will be applied first to pay the costs and expenses of the sale and then to satisfy the indebtedness secured by the lender's security interest. The recognition agreement, however, generally provides that the lender's right to reimbursement is subject to the right of the Cooperative to receive sums due under the proprietary lease or occupancy agreement. If there are proceeds remaining, the lender must account to the tenant-stockholder for the surplus. Conversely, if a portion of the indebtedness remains unpaid, the tenant-stockholder is generally responsible for the deficiency. See "--Anti-Deficiency Legislation, Bankruptcy Laws and Other Limitations on Lenders" below.

Repossession with respect to Manufactured Housing Contracts that are not Land Contracts

      Repossession of manufactured housing is governed by state law. So long as a manufactured home has not become so attached to real estate that it would be treated as a part of the real estate under the law of the state where it is located, repossession of the home, if a default occurs by the borrower, will generally be governed by the UCC. Article 9 of the UCC provides the statutory framework for the repossession of manufactured housing. While the UCC as adopted by the various states may vary in certain small particulars, the general repossession procedure established by the UCC is as follows:

      (1) Except in those few states where the debtor must receive notice of his right to cure his default -typically 30 days to bring the account current-repossession can commence immediately when a default occurs without prior notice. Repossession may be effected either through self-help, which is the peaceable retaking without court order, voluntary repossession or through judicial process, which is the repossession pursuant to court-issued writ of replevin. The self-help and/or voluntary repossession methods are more commonly employed, and are accomplished simply by retaking possession of the manufactured home. In cases where the debtor objects or raises a defense to repossession, a court order must be obtained from the appropriate state court, and the manufactured home must then be repossessed in accordance with that order. Whether the method employed is self-help, voluntary repossession or judicial repossession, the repossession can be accomplished either by an actual physical removal of the manufactured home to a secure location for refurbishment and resale or by removing the occupants and their belongings from the manufactured home and maintaining possession of the manufactured home on the location where the occupants were residing. Various factors may affect whether the manufactured home is physically removed or left on location, such as the nature and term of the lease of the site on which it is located and the condition of the unit. In many cases, leaving the manufactured home on location is preferable, if the home is already set up, because the expenses of retaking and redelivery will be saved. However, in those cases where the home is left on location, expenses for site rentals will usually be incurred.

      (2) Once repossession has been achieved, preparation for the subsequent disposition of the manufactured home can commence. The disposition may be by public or private sale, if notice to the debtor is given, and the method, manner, time, place and terms of the sale must be commercially reasonable. The UCC and consumer protection laws in most states place restrictions on repossession sales, including requiring prior notice to the debtor.

      (3) Sale proceeds are to be applied first to repossession expenses --expenses incurred in retaking, storage, preparing for sale to include refurbishing costs and selling-- and then to satisfaction of the indebtedness. While some states impose prohibitions or limitations on deficiency judgments if the net proceeds from resale do not cover the full amount of the indebtedness, the deficiency may be sought from the debtor in the form of a deficiency judgment in those states which do not prohibit or limit judgments. The deficiency judgment is a personal judgment against the debtor for the shortfall. Occasionally, after resale of a manufactured home and payment of all expenses and indebtedness, there is a surplus of funds. In that case, the UCC requires the secured party to remit the surplus to the debtor. Because the defaulting owner of a manufactured home generally has very little capital or income available following repossession, a deficiency judgment may not be sought in many cases or, if obtained, will be settled at a significant discount in light of the defaulting owner's strained financial condition.

Rights of Redemption with respect to Residential Properties

      The purposes of a foreclosure action are to enable the mortgagee to realize on its security and to bar the borrower, and all persons who have an interest in the property which is subordinate to the foreclosing mortgagee, from exercising their "equity of redemption." The doctrine of equity of redemption provides that, until the property covered by a mortgage has been sold in accordance with a properly conducted foreclosure and foreclosure sale, parties having an interest which is subordinate to that of the foreclosing mortgagee may redeem the property by paying the entire debt with interest. In addition, in some states, when a foreclosure action has been commenced, the redeeming party must pay certain costs of the foreclosure action. Parties having an equity of redemption must generally be made parties and duly summoned to the foreclosure action in order for their equity of redemption to be barred.

      Equity of redemption which is a non-statutory right that must be exercised prior to foreclosure sale, should be distinguished from statutory rights of redemption. In some states, after sale pursuant to a deed of trust or foreclosure of a mortgage, the trustor or borrower and certain foreclosed junior lienors are given a statutory period in which to redeem the property from the foreclosure sale. In some states, redemption may occur only after payment of the foreclosure sales price, accrued interest and expenses of foreclosure. In other states, redemption may be authorized if the former borrower pays only a portion of the sums due. The effect of a statutory right of redemption is to diminish the ability of the lender to sell the foreclosed property. The exercise of a right of redemption would defeat the title of any purchaser subsequent to foreclosure or sale under a deed of trust. Consequently, the practical effect of a right of redemption is to force the lender to retain the property and pay the expenses of ownership and maintenance of the property until the redemption period has expired. In some states, there is no right to redeem property after a trustee's sale under a deed of trust.

Notice of Sale; Redemption Rights with respect to Manufactured Homes

      While state laws do not usually require notice to be given debtors prior to repossession, many states do require delivery of a notice of default and of the debtor's right to cure defaults before repossession State law also requires that the debtor be given notice of sale prior to the resale of the home so that the owner may redeem at or before resale. In addition, the sale must comply with the requirements, including the notice requirements, of the UCC.

Anti-Deficiency Legislation, Bankruptcy Laws and Other Limitations on Lenders

      States have taken a number of approaches to anti-deficiency and related legislation:

      o Certain states have imposed statutory prohibitions which limit the remedies of a beneficiary under a deed of trust or a mortgagee under a mortgage.

      o In some states, statutes limit the right of the beneficiary or mortgagee to obtain a deficiency judgment against the borrower following foreclosure or sale under a deed of trust. A deficiency judgment is a personal judgment against the former borrower equal in most cases to the difference between the net amount realized from the public sale of the real property and the amount due to the lender.

      o Other statutes require the beneficiary or mortgagee to exhaust the security afforded under a deed of trust or mortgage by foreclosure in an attempt to satisfy the full debt before bringing a personal action against the borrower.

      o In certain other states, the lender has the option of bringing a personal action against the borrower on the debt without first exhausting its security. However in some of these states, the lender, following judgment on the personal action, may be deemed to have elected a remedy and may be precluded from exercising remedies with respect to the security. Consequently, the practical effect of the election requirement, in those states permitting election, is that lenders will usually proceed against the security first rather than bringing a personal action against the borrower.

      o Finally, other statutory provisions limit any deficiency judgment against the former borrower following a judicial sale to the excess of the outstanding debt over the fair market value of the property at the time of the public sale. The purpose of these statutes is generally to prevent a beneficiary or a mortgagee from obtaining a large deficiency judgment against the former borrower as a result of low or no bids at the judicial sale.

      In addition to anti-deficiency and related legislation, numerous other federal and state statutory provisions, including the Bankruptcy Code and state laws affording relief to debtors, may interfere with or affect the ability of a secured mortgage lender to obtain payment of a mortgage loan, to realize on collateral and/or enforce a deficiency judgment. For example, under the Bankruptcy Code, virtually all actions, including foreclosure actions and deficiency judgment proceedings, are automatically stayed when a bankruptcy petition is filed, and, usually, no interest or principal payments are made during the course of the bankruptcy case. Foreclosure of an interest in real property of a debtor in a case under the Bankruptcy Code can typically occur only if the bankruptcy court vacates the stay; an action the bankruptcy court may be reluctant to take, particularly if the debtor has the prospect of restructuring his or her debts and the mortgage collateral is not deteriorating in value. The delay and the consequences caused by the automatic stay can be significant. Also, under the Bankruptcy Code, the filing of a petition in bankruptcy by or on behalf of a subordinate lender secured by a mortgage on the property may stay the senior lender from taking action to foreclose out the junior lien.

      A homeowner may file for relief under the Bankruptcy Code under any of three different chapters of the Bankruptcy Code. Under Chapter 7, the assets of the debtor are liquidated and a lender secured by a lien may "bid in," i.e., bid up to the amount of the debt, at the sale of the asset. See "--Foreclosure on Mortgages" above. A homeowner may also file for relief under Chapter 11 of the Bankruptcy Code and reorganize his or her debts through his or her reorganization plan. Alternatively, a homeowner may file for relief under Chapter 13 of the Bankruptcy Code and address his or her debts in a rehabilitation plan. Chapter 13 is often referred to as the "wage earner chapter" or "consumer chapter" because most individuals seeking to restructure their debts file for relief under Chapter 13 rather than under Chapter 11.

      A reorganization plan under Chapter 11 and a rehabilitation plan under Chapter 13 of the Bankruptcy Code may each allow a debtor to cure a default with respect to a mortgage loan on the debtor's residence by paying arrearages within a reasonable time period and to deaccelerate and reinstate the original mortgage loan payment schedule. This cure is allowed even though the lender accelerated the loan and a final judgment of foreclosure had been entered in state court provided no sale of the property had yet occurred, prior to the filing of the debtor's petition under the Bankruptcy Code. Courts have approved Chapter 11 plans that have allowed curing of defaults over a number of years. In certain circumstances, defaults may be cured over a number of years even if the full amount due under the original loan is never repaid, even if the mortgagee objects. Under a Chapter 13 plan, curing of defaults must be accomplished within the five year maximum term permitted for repayment plans.

      Generally, a repayment plan filed in a case under Chapter 13 may not modify the claim of a mortgage lender if the borrower elects to retain the property, the property is the borrower's principal residence and the property is the lender's only collateral. If the last payment on the original payment schedule of a mortgage loan secured only by the debtor's principal residence is due before the final date for payment under a debtor's Chapter 13 plan --which date could be up to five years after the debtor emerges from bankruptcy--under a case recently decided by an intermediate appellate court, the debtor's rehabilitation plan could modify the terms of the loan by bifurcating an undersecured lender's claim into a secured and an unsecured component in the same manner as if the debtor were a debtor in a case under Chapter 11. While this decision is contrary to a prior decision of a more senior appellate court in another jurisdiction, it is possible that the intermediate court's decision will become the accepted interpretation in view of the language of the applicable statutory provision. If this interpretation is adopted by a court considering the treatment in a Chapter 13 repayment plan of a home equity loan, the home equity loan could be restructured as if the bankruptcy case were under Chapter 11 if the final payment is due within five years of the debtor's emergence from bankruptcy.

      In a case under Chapter 11, provided certain substantive and procedural safeguards are met, the amount and terms of a mortgage loan secured by property of the debtor, including the debtor's principal residence, may be modified. Under the Bankruptcy Code, the outstanding amount of a loan secured by the real property may be reduced to the then-current value of the property as determined by the court, with a corresponding partial reduction of the amount of the lender's security interest, if the value is less than the amount due on the loan. This reduction will leave the lender a general unsecured creditor for the difference between the value of the collateral and the outstanding balance of the loan. A borrower's unsecured indebtedness will typically be discharged in full when payment of a substantially reduced amount is made.

      Other modifications may include a reduction in the amount of each scheduled payment, and/or an extension or reduction of the final maturity date. State statutes and general principles of equity may also provide a borrower with means to halt a foreclosure proceeding or sale and to force a restructuring of a mortgage loan on terms a lender would not otherwise accept. Because many of the mortgage loans will have loan-to-value ratios in excess of 100% at origination, or the loan-to-value ratios otherwise may exceed 100% in cases where the market value declined subsequent to origination, a potentially significant portion of the unpaid principal amount of the related mortgage loan would likely be treated as unsecured indebtedness in a case under Chapter 11.

      In a bankruptcy or similar proceeding of a borrower, action may be taken seeking the recovery, as a preferential transfer or on other grounds, of any payments made by the borrower under the related mortgage loan. Payments on long-term debt may be protected from recovery as preferences if they are payments in the ordinary course of business made on debts incurred in the ordinary course of business or if the value of the collateral exceeds the debt on the date the case is commenced if within the applicable preference period. Whether any particular payment would be protected depends on the facts specific to a particular transaction.

      A trustee in bankruptcy, in some cases, may be entitled to collect its costs and expenses in preserving or selling the mortgaged property ahead of payment to the lender. In certain circumstances, subject to the court's approval, a debtor in a case under Chapter 11 of the Bankruptcy Code may have the power to grant liens senior to the lien of a mortgage. Moreover, the laws of certain states also give priority to certain tax and mechanics liens over the lien of a mortgage. Under the Bankruptcy Code, if the court finds that actions of the mortgagee have been unreasonable and inequitable, the lien of the related mortgage may be subordinated to the claims of unsecured creditors.

      Various proposals to amend the Bankruptcy Code in ways that could adversely affect the value of the mortgage loans have been considered by Congress, and more proposed legislation may be considered in the future. No assurance can be given that any particular proposal will or will not be enacted into law, or that any provision so enacted will not differ materially from the proposals described above.

      The Code provides priority to certain tax liens over the lien of the mortgage. This may have the effect of delaying or interfering with the enforcement of rights in respect of a defaulted mortgage loan.

Junior Mortgages

      Some of the mortgage loans, Multifamily Loans and Home Improvement Contracts may be secured by junior mortgages or deeds of trust, which are junior to senior mortgages or deeds of trust which are not part of the trust fund. The rights of the holders of securities as the holders of a junior deed of trust or a junior mortgage are subordinate in lien priority and in payment priority to those of the holder of the senior mortgage or deed of trust. These rights include the prior rights of the senior mortgagee or beneficiary to receive and apply hazard insurance and condemnation proceeds and, if the borrower defaults, to cause a foreclosure on the property. When the foreclosure proceedings are completed by the holder of the senior mortgage or the sale pursuant to the deed of trust, the junior mortgagee's or junior beneficiary's lien will be extinguished unless the junior lienholder satisfies the defaulted senior loan or asserts its subordinate interest in a property in foreclosure proceedings. See "-- Foreclosure on Mortgages" in this prospectus.

      Furthermore, the terms of the junior mortgage or deed of trust are subordinate to the terms of the senior mortgage or deed of trust. If a conflict exists between the terms of the senior mortgage or deed of trust and the junior mortgage or deed of trust, the terms of the senior mortgage or deed of trust will govern generally. If the borrower or trustor fails to perform any of its obligations, the senior mortgagee or beneficiary, subject to the terms of the senior mortgage or deed of trust, may have the right to perform the obligation itself. Generally, all sums so expended by the mortgagee or beneficiary become part of the indebtedness secured by the mortgage or deed of trust. To the extent a senior mortgagee makes these expenditures, the expenditures will generally have priority over all sums due under the junior mortgage.

Consumer Protection Laws

      Numerous federal consumer protection laws impose substantial requirements on creditors involved in consumer finance. These laws include:

      o     the federal Truth-in-Lending Act and Regulation Z,

      o     Real Estate Settlement Procedures Act and Regulation X,

      o     Equal Credit Opportunity Act and Regulation B,

      o     Fair Credit Billing Act,

      o     Fair Credit Reporting Act,

      o     Fair Housing Act, Housing and Community Development Act,

      o     Home Mortgage Disclosure Act,

      o     Federal Trade Commission Act,

      o     Fair Debt Collection Practices Act,

      o     Uniform Consumer Credit Code,

      o     Consumer Credit Protection Act,

      o     Riegle Act,

      o     Depository Institutions Deregulation and Monetary Control Act,

      o     Gramm-Leach-Bliley Act, and

      o     related statutes and regulations.

      In addition state consumer protection laws also impose substantial requirements on creditors involved in consumer finance. The applicable state laws generally regulate:

      o     the disclosures required to be made to borrowers,

      o     licensing of originators of residential loans,

      o     debt collection practices,

      o     origination practices, and

      o     servicing practices.

      These federal and state laws can impose specific statutory liabilities on creditors who fail to comply with their provisions and may affect the enforceability of a residential loan. In particular, a violation of these consumer protection laws may:

      o limit the ability of the master servicer to collect all or part of the principal of or interest on the loan,

      o subject the trust, as an assignee of the loans, to liability for expenses, damages and monetary penalties resulting from the violation,

      o     subject the trust to an administrative enforcement action,

      o     provide the borrower with the right to rescind the loan, and

      o     provide the borrower with set-off rights against the trust.

      Residential loans often contain provisions obligating the borrower to pay late charges if payments are not timely made. In certain cases, federal and state law may specifically limit the amount of late charges that may be collected. The related prospectus supplement may specify that late charges will be retained by the master servicer as additional servicing compensation, and any inability to collect these amounts will not affect payments to holders of securities.

      Courts have imposed general equitable principles upon repossession and litigation involving deficiency balances. These equitable principles are generally designed to relieve a consumer from the legal consequences of a default.

      In several cases, consumers have asserted that the remedies provided secured parties under the UCC and related laws violate the due process protections provided under the 14th Amendment to the Constitution of the United States. For the most part, courts have upheld the notice provisions of the UCC and related laws as reasonable or have found that the repossession and resale by the creditor does not involve sufficient state action to afford constitutional protection to consumers.

      The so-called "Holder-in-Due-Course" Rules of the Federal Trade Commission have the effect of subjecting a seller, and certain related creditors and their assignees in a consumer credit transaction and any assignee of the creditor to all claims and defenses which the debtor in the transaction could assert against the seller of the goods. Liability under the Holder-in-Due-Course Rules is subject to any applicable limitations implied by the Riegle Act and is limited to the amounts paid by a debtor on the residential loan, and the holder of the residential loan may also be unable to collect amounts still due under those rules.

      If a residential loan is subject to the requirements of the Holder-in-Due-Course-Rules, the trustee will be subject to any claims or defenses that the debtor may assert against the seller.

"High Cost" Loans and Predatory Lending Laws

      Mortgage Loans. Some of the mortgage loans, known as High Cost Loans, may be subject to the Home Ownership and Equity Protection Act of 1994, or Homeownership Act, which amended TILA to provide new requirements applicable to loans that exceed certain interest rates and/or points and fees thresholds. Purchasers or assignees of any High Cost Loan, including any trust, could be liable under federal law for all claims and subject to all defenses that the borrower could assert against the originator of the High Cost Loan. Remedies available to the borrower include monetary penalties, as well as rescission rights if the appropriate disclosures were not given as required. The maximum damages that may be recovered under these provisions from an assignee, including the trust, is the remaining amount of indebtedness plus the total amount paid by the borrower in connection with the mortgage loan and plus attorneys fees.

      In addition to the Homeownership Act, a number of states and local governments have enacted, and other states or local governments may enact, laws that impose requirements and restrictions greater than those in the Homeownership Act. Among other things, these laws prohibit inclusion of some provisions in mortgage loans that have interest rates or origination costs in excess of prescribed levels, and require that borrowers be given certain disclosures prior to the consummation of the mortgage loans. Purchasers or assignees of a mortgage loan, including the related trust, could be exposed to all claims and defenses that the mortgagor could assert against the originator of the mortgage loan for a violation of state law. Claims and defenses available to the borrower could include monetary penalties, rescission and defenses to a foreclosure action or an action to collect.

      Lawsuits have been brought in various states making claims against assignees of High Cost Loans for violations of federal and state law allegedly committed by the originator. Named defendants in these cases include numerous participants within the secondary mortgage market, including some securitization trusts.

      Cooperative Loans. Generally, Article 9 of the UCC governs foreclosure on Cooperative shares and the related proprietary lease or occupancy agreement. Some courts have interpreted section 9-504 of the UCC to prohibit a deficiency award unless the creditor establishes that the sale of the collateral, which, in the case of a Cooperative Loan, would be the shares of the Cooperative and the related proprietary lease or occupancy agreement, was conducted in a commercially reasonable manner.

Enforceability of Certain Provisions

      Generally, residential loans, except for FHA loans and VA loans, contain due-on-sale clauses. These clauses permit the lender to accelerate the maturity of the loan if the borrower sells, transfers, or conveys the property without the prior consent of the mortgagee. The enforceability of these clauses has been impaired in various ways in certain states by statute or decisional law. The ability of mortgage lenders and their assignees and transferees to enforce due-on-sale clauses was addressed by the Garn-St Germain Depository Institutions Act of 1982 which was enacted on October 15, 1982. Section 341(b) of the Garn-St Germain Act permits a lender, subject to certain conditions, to "enter into or enforce a contract containing a due-on-sale clause with respect to a real property loan," notwithstanding any contrary state law.. The Garn-St Germain Act gave states that previously had enacted "due-on-sale" restrictions a three-year window to reenact the previous restrictions or enact new restrictions. Only six states acted within this window period: Arizona, Florida, Michigan, Minnesota, New Mexico and Utah. Consequently, due-on-sale provisions in documents governed by the law of those states are not preempted by federal law.

      The Garn-St Germain Act also sets forth nine specific instances in which a mortgage lender covered by the Garn-St Germain Act, including federal savings and loan associations and federal savings banks, may not exercise a due-on-sale clause, regardless of the fact that a transfer of the property may have occurred. These include intra-family transfers, certain transfers by operation of law, leases of fewer than three years, the creation of a junior encumbrance and other instances where regulations promulgated by the Director of the Office of Thrift Supervision, successor to the Federal Home Loan Bank Board, prohibit the enforcement of due-on-sale clauses. To date none of these regulations have been issued. Regulations promulgated under the Garn-St Germain Act prohibit the imposition of a prepayment penalty if a loan is accelerated pursuant to a due-on-sale clause.

      The inability to enforce a due-on-sale clause may result in a mortgage loan bearing an interest rate below the current market rate being assumed by a new home buyer rather than being paid off. As a result, this inability to enforce due-on-sale clauses may have an impact on the average life of the mortgage loans related to a series and the number of those mortgage loans which may be outstanding until maturity.

      Transfer of Manufactured Homes. Generally, Manufactured Housing Contracts contain provisions prohibiting the sale or transfer of the related manufactured homes without the consent of the lender on the contract and permitting the acceleration of the maturity of the related contracts by the lender on the contract if any sale or transfer occurs that is not consented to. The related prospectus supplement may specify that the master servicer will, to the extent it has knowledge of this conveyance or proposed conveyance, exercise or cause to be exercised its rights to accelerate the maturity of the related Manufacturing Housing Contracts through enforcement of "due-on-sale" clauses, subject to applicable state law. In certain cases, the transfer may be made by a delinquent borrower in order to avoid a repossession proceeding with respect to a manufactured home.

      In the case of a transfer of a manufactured home as to which the master servicer desires to accelerate the maturity of the related Manufactured Housing Contract, the master servicer's ability to do so will depend on the enforceability under state law of the "due-on-sale" clause. The Garn-St. Germain Act preempts, subject to certain exceptions and conditions, state laws prohibiting enforcement of "due-on-sale" clauses applicable to the manufactured homes. Consequently, some states may prohibit the master servicer from enforcing a "due-on-sale" clause in respect of certain manufactured homes.

Prepayment Charges and Prepayments

      Generally, conventional mortgage loans, Cooperative Loans, Home Improvement Contracts and Manufactured Housing Contracts, residential owner occupied FHA loans and VA loans may be prepaid in full or in part without penalty. Generally, multifamily residential loans, including multifamily FHA loans, may contain provisions limiting prepayments on these loans, including

      o     prohibiting prepayment for a specified period after origination,

      o     prohibiting partial prepayments entirely or

      o requiring the payment of a prepayment penalty if a prepayment in full or in part occurs.

      The laws of certain states may

      o render prepayment fees unenforceable after a mortgage loan is outstanding for a certain number of years, or

      o limit the amount of any prepayment fee to a specified percentage of the original principal amount of the mortgage loan, to a specified percentage of the outstanding principal balance of a mortgage loan, or to a fixed number of months' interest on the prepaid amount.

In certain states, prepayment fees payable on default or other involuntary acceleration of a residential loan may not be enforceable against the related borrower. Some state statutory provisions may also treat certain prepayment fees as usurious if in excess of statutory limits.

      Some state laws restrict the imposition of prepayment charges and late fees even when the loans expressly provide for the collection of those charges. Although the Alternative Mortgage Transaction Parity Act 1982, or the Parity Act, permits the collection of prepayment charges and late fees in connection with some types of eligible loans preempting any contrary state law prohibitions, some states may not recognize the preemptive authority of the Parity Act or have formally opted of the Parity Act. As a result, it is possible that prepayment charges and late fees may not be collected even on loans that provide for the payment of those charges unless otherwise specified in the accompanying prospectus supplement. The master servicer or another entity identified in the accompanying prospectus supplement will be entitled to all prepayment charges and late payment charges received on the loans and these amounts will not be available for payment on the certificates. Effective July 1, 2003, the Office of Thrift Supervision, referred to as the "OTS", the agency that administers the Parity Act for unregulated housing creditors, has withdrawn its favorable Parity Act regulations and Chief Counsel legal opinions that have authorized lenders to charge prepayment charges and late fees in certain circumstances notwithstanding contrary state law. However, the OTS's ruling does not have retroactive effect on loans originated before July 1, 2003.

Subordinate Financing

      When the borrower encumbers mortgaged property with one or more junior liens, the senior lender is subjected to additional risk. First, the borrower may have difficulty servicing and repaying multiple loans. In addition, if the junior loan permits recourse to the borrower --as junior loans often do-- and the senior loan does not, a borrower may be more likely to repay sums due on the junior loan than those on the senior loan. Second, acts of the senior lender that prejudice the junior lender or impair the junior lender's security may create a superior equity in favor of the junior lender. For example, if the borrower and the senior lender agree to an increase in the principal amount of or the interest rate payable on the senior loan, the senior lender may lose its priority to the extent an existing junior lender is harmed or the borrower is additionally burdened. Third, if the borrower defaults on the senior loan and/or any junior loan or loans, the existence of junior loans and actions taken by junior lenders can impair the security available to the senior lender and can interfere with or delay the taking of action by the senior lender. Moreover, the bankruptcy of a junior lender may operate to stay foreclosure or similar proceedings by the senior lender.

Applicability of Usury Laws

      Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980, provides that state usury limitations shall not apply to certain types of residential first mortgage loans originated by certain lenders after March 31, 1980. A similar federal statute was in effect with respect to mortgage loans made during the first three months of 1980. The statute authorized any state to reimpose interest rate limits by adopting, before April 1, 1983, a law or constitutional provision which expressly rejects application of the federal law. In addition, even where Title V is not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on mortgage loans covered by Title V. Certain states have taken action to reimpose interest rate limits and/or to limit discount points or other charges.

      The depositor believes that a court interpreting Title V would hold that mortgage loans related to a series are subject to federal preemption. Therefore, in a state that has not taken the requisite action to reject application of Title V or to adopt a provision limiting discount points or other charges prior to origination of the mortgage loans, any limitation under the state's usury law would not apply to the mortgage loans.

      In any state in which application of Title V has been expressly rejected or a provision limiting discount points or other charges is adopted, no mortgage loans originated after the date of this state action will be eligible for inclusion in a trust fund if the mortgage loans bear interest or provide for discount points or charges in excess of permitted levels.

Alternative Mortgage Instruments

      Adjustable rate mortgage loans originated by non-federally chartered lenders have historically been subject to a variety of restrictions. These restrictions differed from state to state, resulting in difficulties in determining whether a particular alternative mortgage instrument originated by a state-chartered lender complied with applicable law. These difficulties were simplified substantially as a result of the enactment of Title VIII of the Garn-St Germain Act. Title VIII of the Garn-St Germain Act which provides that, regardless of any state law to the contrary,

      (1) state-chartered banks may originate "alternative mortgage instruments," including adjustable rate mortgage loans, in accordance with regulations promulgated by the Comptroller of the Currency with respect to origination of alternative mortgage instruments by national banks;

      (2) state-chartered credit unions may originate alternative mortgage instruments in accordance with regulations promulgated by the National Credit Union Administration with respect to origination of alternative mortgage instruments by federal credit unions; and

      (3) all other non-federally chartered housing creditors, including without limitation

            o     state-chartered savings and loan associations,

            o     savings banks and mutual savings banks and

            o     mortgage banking companies

may originate alternative mortgage instruments in accordance with the regulations promulgated by the Federal Home Loan Bank Board, predecessor to the Office of Thrift Supervision, with respect to origination of alternative mortgage instruments by federal savings and loan associations.

      Title VIII of the Garn-St. Germain Act further provides that a state does not need to apply the provisions of Title VIII by adopting, prior to October 15, 1985, a law or constitutional provision expressly rejecting the applicability of these provisions. Certain states have done this.

Environmental Legislation

      Under the federal Comprehensive Environmental Response, Compensation, and Liability Act, as amended, and under state law in certain states, a secured party which takes a deed-in-lieu of foreclosure, purchases a mortgaged property at a foreclosure sale, or operates a mortgaged property may become liable in certain circumstances for the costs of cleaning up hazardous substances regardless of whether the secured party contaminated the property. CERCLA imposes strict, as well as joint and several, liability on several classes of potentially responsible parties, including current owners and operators of the property who did not cause or contribute to the contamination. Furthermore, liability under CERCLA is not limited to the original or unamortized principal balance of a loan or to the value of the property securing a loan. Lenders may be held liable under CERCLA as owners or operators unless they qualify for the secured creditor exemption to CERCLA. This exemption exempts from the definition of owners and operators those who, without participating in the management of a facility, hold indicia of ownership primarily to protect a security interest in the facility.

      Recent amendments to CERCLA help clarify the actions that may be undertaken by a lender holding security in a contaminated facility without exceeding the bounds of the secured creditor exemption. The amendments offer protection to lenders by defining certain activities in which a lender can engage and still have the benefit of the secured creditor exemption. A lender will be deemed to have participated in the management of a mortgaged property, and will lose the secured creditor exemption, if it actually participates in the management or operational affairs of the property of the borrower. The amendments provide that "merely having the capacity to influence, or the unexercised right to control" operations does not constitute participation in management. A lender will lose the protection of the secured creditor exemption if it exercises decision-making control over the borrower's environmental compliance or hazardous substance handling and disposal practices, or assumes management of substantially all operational functions of the mortgaged property. The amendments also provide that a lender may continue to have the benefit of the secured creditor exemption even if it forecloses on a mortgaged property, purchases it at a foreclosure sale, or accepts a deed-in-lieu of foreclosure provided that the lender seeks to sell the mortgaged property at the earliest practicable commercially reasonable time on commercially reasonable terms. However, the protections afforded lenders under the amendments are subject to conditions that have not been clarified by the courts.

      Other federal and state laws in certain circumstances may impose liability on a secured party which takes a deed-in-lieu of foreclosure, purchases a mortgaged property at a foreclosure sale, or operates a mortgaged property on which contaminants or other substances are present, including petroleum, agricultural chemicals, hazardous wastes, asbestos, radon, and lead-based paint. The cleanup costs or other liabilities may be substantial. It is possible that the costs could become a liability of a trust fund and reduce the amounts otherwise distributable to the holders of the related series of securities. Moreover, certain federal statutes and certain states by statute impose an environmental lien for any cleanup costs incurred by the government on the property that is the subject of these types of cleanup costs. All subsequent liens on the property generally are subordinated to the environmental lien. In some states, even prior recorded liens are subordinated to environmental liens. In the latter states, the security interest of the trustee in a related parcel of real property that is subject to an environmental lien could be adversely affected.

      The related prospectus supplement may specify that the mortgage loan seller will make representations as to the material compliance of the related residential property with applicable environmental laws and regulations as of the date of transfer and assignment of the mortgage loan to the trustee. In addition, the related agreement may provide that the master servicer and any special servicer acting on behalf of the trustee, may not acquire title to a residential property or take over its operation unless the master servicer or special servicer has previously determined, based on a report prepared by a person who regularly conducts environmental audits, that:

            (a) there are no circumstances present at the residential property relating to substances for which some action relating to their investigation or clean-up could be required or that it would be in the best economic interest of the trust fund to take these actions with respect to the affected residential property; and

            (b) that the residential property is in compliance with applicable environmental laws or that it would be in the best economic interest of the trust fund to take the actions necessary to comply with these laws.

See "Description of the Securities--Realization on Defaulted Residential Loans" in this prospectus.

Servicemembers Civil Relief Act and the California Military and Veterans Code

      Generally, under the terms of the Servicemembers Civil Relief Act, a borrower who enters military service after the origination of the borrower's residential loan, including a borrower who was in reserve status and is called to active duty after origination of the mortgage loan, upon notification by such borrower, shall not be charged interest, including fees and charges, in excess of 6% per annum during the period of the borrower's active duty status. In addition to adjusting the interest, the lender must forgive any such interest in excess of 6%, unless a court or administrative agency orders otherwise upon application of the lender. In addition, the Relief Act provides broad discretion for a court to modify a mortgage loan upon application by the borrower. The Relief Act applies to borrowers who are members of the Army, Navy, Air Force, Marines, National Guard, Reserves, Coast Guard, and officers of the U.S. Public Health Service or the National Oceanic and Atmospheric Administration assigned to duty with the military. The California Military and Veterans Code provides protection equivalent to that provided by the Relief Act to California national guard members called up to active service by the Governor, California national guard members called up to active service by the President and reservists called to active duty, and also allows such eligible borrowers to defer any obligation on their residential mortgage loans for a period of up to 180 days (or a lesser period equivalent to such borrower's period of active duty plus 60 calendar days). Because the Relief Act and the California Military Code apply to borrowers who enter military service, no information can be provided as to the number of mortgage loans that may be affected by the Relief Act or the California Military Code. Application of the Relief Act or the California Military Code would adversely affect, for an indeterminate period of time, the ability of a servicer to collect full amounts of interest or principal on certain of the mortgage loans.

      Any shortfalls in interest or principal collections resulting from the application of the Relief Act or the California Military Code would result in a reduction of the amounts distributable to the holders of the related series of securities, and the prospectus supplement may specify that the shortfalls would not be covered by advances or, any form of credit support provided in connection with the securities. In addition, the Relief Act and the California Military Code impose limitations that would impair the ability of a servicer to foreclose on an affected mortgage loan or enforce rights under a Home Improvement Contract or Manufactured Housing Contract during the borrower's period of active duty status, and, under certain circumstances, during an additional three month period after that period. Thus, if a mortgage loan or Home Improvement Contract or Manufactured Housing Contract goes into default, there may be delays and losses occasioned as a result.

Forfeiture for Drug, RICO and Money Laundering Violations

      Federal law provides that property purchased or improved with assets derived from criminal activity or otherwise tainted, or used in the commission of certain offenses, can be seized and ordered forfeited to the United States of America. The offenses which can trigger such a seizure and forfeiture include, among others, violations of the Racketeer Influenced and Corrupt Organizations Act, the Bank Secrecy Act, the anti-money laundering laws and regulations, including the USA Patriot Act of 2001 and the regulations issued pursuant to that Act, as well as the narcotic drug laws. In many instances, the United States may seize the property even before a conviction occurs.

      In the event of a forfeiture proceeding, a lender may be able to establish its interest in the property by proving that (1) its mortgage was executed and recorded before the commission of the illegal conduct from which the assets used to purchase or improve the property were derived or before the commission of any other crime upon which the forfeiture is based, or (2) the lender, at the time of the execution of the mortgage, "did not know or was reasonably without cause to believe that the property was subject to forfeiture." However, there is no assurance that such a defense will be successful.

                         FEDERAL INCOME TAX CONSEQUENCES

General

      The following is a general discussion of the anticipated material federal income tax consequences of the purchase, ownership and disposition of the securities offered by this prospectus. This discussion is directed solely to holders of securities that hold the securities as capital assets within the meaning of Section 1221 of the Code. This discussion does not purport to discuss all federal income tax consequences that may be applicable to particular categories of investors, some of which, such as banks, insurance companies and foreign investors, may be subject to special rules. Further, the authorities on which this discussion, and the opinion referred to below, are based are subject to change or differing interpretations, which could apply retroactively. In addition to the federal income tax consequences described in this prospectus, potential investors should consider the state and local tax consequences, if any, of the purchase, ownership and disposition of the securities. See "State and Other Tax Consequences" in this prospectus. Prospective investors in the securities are encouraged to consult their own tax advisors concerning the federal, state, local or other tax consequences to them of the purchase, ownership and disposition of the securities offered under this prospectus.

      The following discussion addresses securities of four general types:

      (1) REMIC Securities,

      (2) Grantor Trust Securities,

      (3) Partnership Securities, and

      (4) Debt Securities.

      The prospectus supplement relating to each series of securities will indicate which of the foregoing treatments will apply to the series. If a REMIC election or elections will be made for the related trust fund, the prospectus supplement will identify all "regular interests" and "residual interests" in the REMIC. For purposes of this tax discussion:

      (1) references to a "holder of securities" or a "holder" are to the beneficial owner of a security,

      (2) references to "REMIC Pool" are to an entity or portion of an entity as to which a REMIC election will be made, and

      (3) references to mortgage loans include agency securities and private mortgage-backed securities as specified in the related prospectus supplement.

      The following discussion is based in part on the OID Regulations, and in part on the REMIC Provisions. The OID Regulations do not adequately address certain issues relevant to, and in some instances provide that they are not applicable to, debt instruments such as the securities.

REMICs

      General

      Classification of REMICs. When each series of REMIC Securities is issued, Cadwalader, Wickersham & Taft LLP or such other counsel to the depositor specified in the related prospectus supplement ("Tax Counsel"), will deliver an opinion. This opinion will generally be to the effect that, assuming compliance with all provisions of the related pooling and servicing agreement,

      (1) the related trust fund, or each applicable portion of the related trust fund, will qualify as a REMIC, and

      (2) the REMIC securities offered with respect to the related trust fund will be considered to evidence ownership of "regular interests" or "residual interests" in that REMIC within the meaning of the REMIC Provisions.

      In order for the REMIC Pool to qualify as a REMIC, there must be ongoing compliance on the part of the REMIC Pool with the requirements set forth in the Code. The REMIC Pool must fulfill an asset test, which requires that no more than a de minimis portion of the assets of the REMIC Pool, as of the close of the third calendar month beginning after the Startup Day and at all times after that date, may consist of assets other than "qualified mortgages" and "permitted investments." The REMIC Regulations provide a safe harbor pursuant to which the de minimis requirement will be met if at all times the aggregate adjusted basis of the nonqualified assets is less than 1% of the aggregate adjusted basis of all the REMIC Pool's assets. An entity that fails to meet the safe harbor may nevertheless demonstrate that it holds no more than a de minimis amount of nonqualified assets. A REMIC Pool also must provide "reasonable arrangements" to prevent its residual interests from being held by "disqualified organizations" or their agents and must furnish applicable tax information to transferors or agents that violate this requirement. The pooling and servicing agreement with respect to each series of REMIC certificates will contain provisions meeting these requirements. See "--Taxation of Owners of Residual Securities--Tax-Related Restrictions on Transfer of Residual Securities--Disqualified Organizations" in this prospectus.

      A qualified mortgage is any obligation that is principally secured by an interest in real property and that is either transferred to the REMIC Pool on the Startup Day in exchange for regular or residual interests, or is either purchased by the REMIC Pool within a three-month period thereafter or represents an increase in the loan advanced to the obligor under its original terms, in each case pursuant to a fixed price contract in effect on the Startup Day. Qualified mortgages include whole mortgage loans, and, generally, certificates of beneficial interest in a grantor trust that holds mortgage loans and regular interests in another REMIC, such as lower-tier regular interests in a tiered REMIC. The REMIC Regulations specify that loans secured by timeshare interests and shares held by a tenant stockholder in a cooperative housing corporation can be qualified mortgages. A qualified mortgage includes a qualified replacement mortgage, which is any property that would have been treated as a qualified mortgage if it were transferred to the REMIC Pool on the Startup Day and that is received either

            (i) in exchange for any qualified mortgage within a three-month period after that date; or

            (ii) in exchange for a "defective obligation" within a two-year period thereafter.

      A "defective obligation" includes

            (i) a mortgage in default or as to which default is reasonably foreseeable;

            (ii) a mortgage as to which a customary representation or warranty made at the time of transfer to the REMIC Pool has been breached;

            (iii) a mortgage that was fraudulently procured by the borrower; and

            (iv) a mortgage that was not in fact principally secured by real property, but only if that mortgage is disposed of within 90 days of discovery.

      A mortgage loan that is "defective," as described in clause (iv), and is not sold or, if within two years of the Startup Day, exchanged, within 90 days of discovery, ceases to be a qualified mortgage after the 90-day period.

      Permitted investments include cash flow investments, qualified reserve assets, and foreclosure property. A cash flow investment is an investment, earning a return in the nature of interest, of amounts received on or with respect to qualified mortgages for a temporary period, not exceeding 13 months, until the next scheduled distribution to holders of interests in the REMIC Pool. A qualified reserve asset is any intangible property held for investment that is part of any reasonably required reserve maintained by the REMIC Pool to provide for payments of expenses of the REMIC Pool or amounts due on the regular or residual interests if defaults occur, including delinquencies, on the qualified mortgages, lower than expected reinvestment returns, prepayment interest shortfalls and certain other contingencies. In addition, a reserve fund (limited to not more than 50% of the REMIC's initial assets) may be used to provide a source of funds for the purchase of increases in the balances of qualified mortgages pursuant to their terms. A Reserve Fund will be disqualified if more than 30% of the gross income from the assets in that fund for the year is derived from the sale or other disposition of property held for less than three months, unless required to prevent a default on the regular interests caused by a default on one or more qualified mortgages. A Reserve Fund must be reduced "promptly and appropriately" to the extent no longer required. Foreclosure property is real property acquired by the REMIC Pool in connection with the default or imminent default of a qualified mortgage. Foreclosure property is generally not held beyond the close of the third calendar year following the year of acquisition, with one extension available from the IRS.

      (1) one or more classes of regular interests or

      (2) a single class of residual interests on which distributions, if any, are made pro rata.

A regular interest is an interest in a REMIC Pool that is

      o     issued on the Startup Day with fixed terms,

      o     designated as a regular interest,

      o unconditionally entitles the holder to receive a specified principal amount, or other similar amount, and

      o provides that interest payments, or other similar amounts, if any, at or before maturity either are payable based on a fixed rate or a qualified variable rate, or consist of a specified, nonvarying portion of the interest payments on qualified mortgages. The specified portion may consist of a fixed number of basis points, a fixed percentage of the total interest, or a qualified variable rate, inverse variable rate or difference between two fixed or qualified variable rates on some or all of the qualified mortgages. The specified principal amount of a regular interest that provides for interest payments consisting of a specified, nonvarying portion of interest payments on qualified mortgages may be zero.

      A residual interest is an interest in a REMIC Pool other than a regular interest that is issued on the Startup Day and that is designated as a residual interest. An interest in a REMIC Pool may be treated as a regular interest even if payments of principal with respect to that interest are subordinated to payments on other regular interests or the residual interest in the REMIC Pool, and are dependent on the absence of defaults or delinquencies on qualified mortgages or permitted investments, lower than reasonably expected returns on permitted investments, unanticipated expenses incurred by the REMIC Pool or prepayment interest shortfalls. Accordingly, the Regular Securities of a series will constitute one or more classes of regular interests, and the Residual Securities with respect to that series will constitute a single class of residual interests with respect to each REMIC Pool.

      If an entity electing to be treated as a REMIC fails to comply with one or more of the ongoing requirements of the Code for REMIC status during any taxable year, the Code provides that the entity will not be treated as a REMIC for that year and after that year. In that event, the entity may be taxable as a corporation under Treasury regulations, and the related REMIC Securities may not be accorded the status or given the tax treatment described below. Although the Code authorizes the Treasury Department to issue regulations providing relief in the event of an inadvertent termination of REMIC status, no regulations have been issued. Any relief, moreover, may be accompanied by sanctions, such as the imposition of a corporate tax on all or a portion of the trust fund's income for the period in which the requirements for REMIC status are not satisfied. The agreement pursuant to which each REMIC Pool is formed will include provisions designed to maintain the trust fund's status as a REMIC under the REMIC Provisions. We do not anticipate that the status of any trust fund as a REMIC will be terminated.

      Characterization of Investments in REMIC Securities. In general, the REMIC Securities will be treated as "real estate assets" within the meaning of Section 856(c)(5)(B) of the Code and assets described in Section 7701(a)(19)(C) of the Code in the same proportion that the assets of the REMIC Pool underlying REMIC Securities would be treated. Moreover, if 95% or more of the assets of the REMIC Pool qualify for either of the foregoing treatments at all times during a calendar year, the REMIC Securities will qualify for the corresponding status in their entirety for that calendar year. If the assets of the REMIC Pool include Buydown Loans, it is possible that the percentage of assets constituting "loans
.. . . secured by an interest in real property which is . . . residential real property" for purposes of Code Section 7701(a)(19)(C)(v) may be required to be reduced by the amount of the related funds paid on those mortgage loans. Interest, including original issue discount, on the Regular Securities and income allocated to the class of Residual Securities will be interest described in Section 856(c)(3)(B) of the Code to the extent that those securities are treated as "real estate assets" within the meaning of Section 856(c)(5)(B) of the Code.

      In addition, the Regular Securities will be "qualified mortgages" within the meaning of Section 860G(a)(3) of the Code if transferred to another REMIC on its Startup Day in exchange for regular or residual interests in the REMIC. The determination as to the percentage of the REMIC Pool's assets that constitute assets described in the foregoing sections of the Code will be made with respect to each calendar quarter based on the average adjusted basis of each category of the assets held by the REMIC Pool during that calendar quarter. The REMIC will report those determinations to holders of securities in the manner and at the times required by applicable Treasury regulations.

      The assets of the REMIC Pool will include, in addition to mortgage loans, payments on mortgage loans held pending distribution on the REMIC Securities and property acquired by foreclosure held pending sale, and may include amounts in reserve accounts. It is unclear whether property acquired by foreclosure held pending sale and amounts in reserve accounts would be considered to be part of the mortgage loans, or whether that property, to the extent not invested in assets described in the foregoing sections, otherwise would receive the same treatment as the mortgage loans for purposes of all of the foregoing sections. The REMIC Regulations do provide, however, that payments on mortgage loans held pending distribution are considered part of the mortgage loans for purposes of
Section 856(c)(4)(A) of the Code. Furthermore, foreclosure property will qualify as "real estate assets" for purposes of Section 856(c)(4)(A) of the Code.

      Tiered REMIC Structures. For certain series of REMIC Securities, tiered REMICs may be effected by two or more separate elections being made to treat designated portions of the related trust fund as REMICs for federal income tax purposes. When any series of REMIC Securities is issued, Tax Counsel will deliver an opinion. This opinion will generally be to the effect that, assuming compliance with all provisions of the related agreement governing the REMIC Securities, the tiered REMICs will each qualify as a REMIC and the REMIC Securities issued by the tiered REMICs, respectively, will be considered to evidence ownership of Regular Securities or Residual Securities in the related REMIC within the meaning of the REMIC Provisions.

      Solely for purposes of determining whether the REMIC Securities will be "real estate assets" within the meaning of Section 856(c)(5)(B) of the Code and "loans secured by an interest in real property" under Section 7701(a)(19)(C) of the Code, and whether the income on those securities is interest described in
Section 856(c)(3)(B) of the Code, the tiered REMICs will be treated as one
REMIC.

      Taxation of Owners of Regular Securities

      General. Regular securities will be treated as newly originated debt instruments for federal income tax purposes. In general, interest, original issue discount, and market discount on a Regular Security will be treated as ordinary income to a Regular Securityholder. In addition, principal payments on a Regular Security will generally be treated as a return of capital to the extent of the Regular Securityholder's basis in the Regular Security allocable thereto. Regular Securityholders must use the accrual method of accounting with regard to Regular Securities, regardless of the method of accounting otherwise used by the Regular Securityholder.

      To the extent provided in the applicable prospectus supplement, a security may represent not only the ownership of a Regular Security but also an interest in a notional principal contract. This can occur, for instance, if the applicable pooling and servicing agreement provides that the rate of interest payable by the REMIC on the Regular Security is subject to a cap based on the weighted average of the net interest rates payable on the qualified mortgages held by the REMIC. In these instances, the pooling and servicing agreement may provide for a reserve fund that will be held as part of the trust fund but not as an asset of any REMIC created pursuant to the pooling and servicing agreement (an "outside reserve fund"). The outside reserve fund would typically be funded from monthly excess cashflow. If the interest payments on a Regular Security were limited due to the above-described cap, payments of any interest shortfall due to application of that cap would be made to the Regular Securityholder to the extent of funds on deposit in the outside reserve fund. For federal income tax purposes, payments from the outside reserve fund will be treated as payments under a notional principal contract written by the owner of the outside reserve fund in favor of the Regular Securityholders.

      Original Issue Discount. Regular Securities may be issued with "original issue discount" within the meaning of Code Section 1273(a). Holders of any class or subclass of Regular Securities having original issue discount generally must include original issue discount in ordinary income for federal income tax purpose as it accrues. Original issue discount is determined in accordance with a constant yield method that takes into account the compounding of interest, in advance of the receipt of the cash attributable to income. The following discussion is based in part on the OID Regulations and in part on the legislative history of the 1986 Act. Regular Securityholders should be aware, however, that the OID Regulations do not adequately address certain issues relevant to prepayable securities, such as the Regular Securities. To the extent certain issues are not addressed in the regulations, it is anticipated that the trustee will apply the methodology described in the conference committee report to the 1986 Act. We cannot assure you that the IRS will not take a different position as to those matters not currently addressed by the OID Regulations. Moreover, the OID Regulations include an anti-abuse rule allowing the IRS to apply or depart from the OID Regulations where necessary or appropriate to ensure a reasonable tax result in light of the applicable statutory provisions. A tax result will not be considered unreasonable under the anti-abuse rule in the absence of a substantial effect on the present value of a taxpayer's tax liability. Investors are advised to consult their own tax advisors as to the discussion in the OID Regulations and the appropriate method for reporting interest and original issue discount with respect to the Regular Securities.

      Each Regular Security, except to the extent described below with respect to a Non-Pro Rata Security, will be treated as a single installment obligation for purposes of determining the original issue discount includible in a Regular Securityholder's income. The total amount of original issue discount on a Regular Security is the excess of the "stated redemption price at maturity" of the Regular Security over its "issue price." The issue price of a class of Regular Securities offered pursuant to this prospectus generally is the first price at which a substantial amount of a particular class is sold to the public, excluding bond houses, brokers and underwriters. Although unclear under the OID Regulations, it is anticipated that the trustee will treat the issue price of a class as to which there is no substantial sale as of the issue date, or that is retained by the depositor, as the fair market value of the class as of the issue date. The issue price of a Regular Security also includes any amount paid by an initial Regular Securityholder for accrued interest that relates to a period prior to the issue date of the Regular Security, unless the Regular Securityholder elects on its federal income tax return to exclude that amount from the issue price and to recover it on the first distribution date. The stated redemption price at maturity of a Regular Security always includes the original principal amount of the Regular Security, but generally will not include distributions of interest if those distributions constitute "qualified stated interest."

      Under the OID Regulations, qualified stated interest generally means interest payable at a single fixed rate or a qualified variable rate provided that interest payments are unconditionally payable at intervals of one year or less during the entire term of the Regular Security. Because there is no penalty or default remedy in the case of nonpayment of interest with respect to a Regular Security, it is possible that no interest on any class of Regular Securities will be treated as qualified stated interest. However, except as provided in the following three sentences or in the related prospectus supplement, because the underlying mortgage loans provide for remedies if a default occurs, it is anticipated that the trustee will treat interest with respect to the Regular Securities as qualified stated interest. Distributions of interest on Regular Securities with respect to which deferred interest will accrue, will not constitute qualified stated interest, in which case the stated redemption price at maturity of those Regular Securities includes all distributions of interest as well as principal on such Regular Securities. Likewise, it is anticipated that the trustee will treat an interest-only class or a class on which interest is substantially disproportionate to its principal amount --a so-called "super-premium" class-- as having no qualified stated interest. Where the interval between the issue date and the first distribution date on a Regular Security is shorter than the interval between subsequent distribution dates and shorter than the number of days of interest due on such distribution date, the interest attributable to the additional days will be included in the stated redemption price at maturity.

      Under a de minimis rule, original issue discount on a Regular Security will be considered to be zero if the original issue discount is less than 0.25% of the stated redemption price at maturity of the Regular Security multiplied by the weighted average maturity of the Regular Security. For this purpose, the weighted average maturity of the Regular Security is computed as the sum of the amounts determined by multiplying the number of full years, rounding down partial years, from the issue date until each distribution in reduction of stated redemption price at maturity is scheduled to be made by a fraction, the numerator of which is the amount of each distribution included in the stated redemption price at maturity of the Regular Security and the denominator of which is the stated redemption price at maturity of the Regular Security. The conference committee report to the 1986 Act provides that the schedule of distributions should be determined in accordance with the Prepayment Assumption and the anticipated reinvestment rate, if any, relating to the Regular Securities. The Prepayment Assumption with respect to a series of Regular Securities will be set forth in the related prospectus supplement. Holders generally must report de minimis original issue discount pro rata as principal payments are received, and that income will be capital gain if the Regular Security is held as a capital asset. Under the OID Regulations, however, Regular Securityholders may elect to accrue all de minimis original issue discount as well as market discount and market premium, under the constant yield method. See "--Election to Treat All Interest Under the Constant Yield Method" below.

      A Regular Securityholder generally must include in gross income for any taxable year the sum of the "daily portions," as defined below, of the original issue discount on the Regular Security accrued during an accrual period for each day on which it holds the Regular Security, including the date of purchase but excluding the date of disposition. The trustee will treat the monthly period ending on the day before each distribution date as the accrual period. With respect to each Regular Security, a calculation will be made of the original issue discount that accrues during each successive full accrual period, or shorter period from the date of original issue, that ends on the day before the related distribution date on the Regular Security. The Conference Committee Report to the Code states that the rate of accrual of original issue discount is intended to be based on the Prepayment Assumption. The original issue discount accruing in a full accrual period would be the excess, if any, of:

      (1) the sum of:

            (a) the present value of all of the remaining distributions to be made on the Regular Security as of the end of that accrual period, and

            (b) the distributions made on the Regular Security during the accrual period that are included in the Regular Security's stated redemption price at maturity, over

      (2) the adjusted issue price of the Regular Security at the beginning of the accrual period.

      The present value of the remaining distributions referred to in the preceding sentence is calculated based on:

      (1) the yield to maturity of the Regular Security at the issue date,

      (2) events, including actual prepayments, that have occurred prior to the end of the accrual period, and

      (3) the Prepayment Assumption.

      For these purposes, the adjusted issue price of a Regular Security at the beginning of any accrual period equals the issue price of the Regular Security, increased by the aggregate amount of original issue discount with respect to the Regular Security that accrued in all prior accrual periods and reduced by the amount of distributions included in the Regular Security's stated redemption price at maturity that were made on the Regular Security in prior periods. The original issue discount accruing during any accrual period, as determined in this paragraph, will then be divided by the number of days in the period to determine the daily portion of original issue discount for each day in the period. With respect to an initial accrual period shorter than a full accrual period, the daily portions of original issue discount must be determined according to an appropriate allocation under any reasonable method.

      Under the method described above, the daily portions of original issue discount required to be included in income by a Regular Securityholder generally will increase to take into account prepayments on the Regular Securities as a result of prepayments on the mortgage loans that exceed the Prepayment Assumption, and generally will decrease, but not below zero for any period, if the prepayments are slower than the Prepayment Assumption. An increase in prepayments on the mortgage loans with respect to a series of Regular Securities can result in both a change in the priority of principal payments with respect to certain classes of Regular Securities and either an increase or decrease in the daily portions of original issue discount with respect to those Regular Securities.

           In the case of a Non-Pro Rata Security, we anticipate that the trustee will determine the yield to maturity of this type of security based on the anticipated payment characteristics of the class as a whole under the Prepayment Assumption. In general, the original issue discount accruing on each Non-Pro Rata

Security in a full accrual period would be its allocable share of the original issue discount with respect to the entire class, as determined in accordance with the preceding paragraph. However, in the case of a distribution in retirement of the entire unpaid principal balance of any Non-Pro Rata Security, or portion of its unpaid principal balance:

      (1) the remaining unaccrued original issue discount allocable to the security, or to that portion, will accrue at the time of distribution, and

      (2) the accrual of original issue discount allocable to each remaining security of that class will be adjusted by reducing the present value of the remaining payments on that class and the adjusted issue price of that class to the extent attributable to the portion of the unpaid principal balance of that security that was distributed.

      The depositor believes that the foregoing treatment is consistent with the "pro rata prepayment" rules of the OID Regulations, but with the rate of accrual of original issue discount determined based on the Prepayment Assumption for the class as a whole. You are advised to consult your tax advisors as to this treatment.

      The IRS proposed regulations on August 24, 2004 that create a special rule for accruing original issue discount on Regular Securities providing for a delay between record and payment dates, such that the period over which original issue discount accrues coincides with the period over which the right of Regular Securityholders to interest payment accrues under the governing contract provisions rather than over the period between distribution dates. If the proposed regulations are adopted in the same form as proposed, Regular Securityholders would be required to accrue interest from the issue date to the first record date, but would not be required to accrue interest after the last record date. The proposed regulations are limited to Regular Securities with delayed payment for periods of fewer than 32 days. The proposed regulations are proposed to apply to any Regular Security issued after the date the final regulations are published in the Federal Register.

           Acquisition Premium. A purchaser of a Regular Security at a price greater than its adjusted issue price but less than its stated redemption price at maturity must include in gross income the daily portions of the original issue discount on the Regular Security reduced pro rata by a fraction,

      (1) the numerator of which is the excess of its purchase price over the adjusted issue price, and

      (2) the denominator of which is the excess of the remaining stated redemption price at maturity over the adjusted issue price.

Alternatively, a subsequent purchaser may elect to treat all acquisition premium under the constant yield method, as described below under the heading "--Election to Treat All Interest Under the Constant Yield Method."

      Variable Rate Regular Securities. Regular Securities may provide for interest based on a variable rate. Under the OID Regulations, interest is treated as payable at a variable rate if, generally:

      (1) the issue price does not exceed the original principal balance by more than a specified amount, and

      (2) the interest compounds or is payable at least annually at current values of:

            (a) one or more "qualified floating rates,"

            (b) a single fixed rate and one or more qualified floating rates,

            (c) a single "objective rate," or

            (d) a single fixed rate and a single objective rate that is a "qualified inverse floating rate."

      A floating rate is a qualified floating rate if variations can reasonably be expected to measure contemporaneous variations in the cost of newly borrowed funds, where the rate is subject to a fixed multiple that is greater that 0.65 but not more than 1.35. This floating rate may also be increased or decreased by a fixed spread or subject to a fixed cap or floor, or a cap or floor that is not reasonably expected as of the issue date to affect the yield of the instrument significantly. An objective rate is any rate, other than a qualified floating rate, that is determined using a single fixed formula and that is based on objective financial or economic information, provided that the information is not

      (1) within the control of the issuer or a related party, or

      (2) unique to the circumstances of the issuer or a related party.

      A qualified inverse floating rate is a rate equal to a fixed rate minus a qualified floating rate that inversely reflects contemporaneous variations in the cost of newly borrowed funds. An inverse floating rate that is not a qualified inverse floating rate may nevertheless be an objective rate. A class of Regular Securities may be issued under this prospectus that does not have a variable rate under the foregoing rules, for example, a class that bears different rates at different times during the period it is outstanding such that it is considered significantly "front-loaded" or "back-loaded" within the meaning of the OID Regulations. It is possible that this type of class may be considered to bear "contingent interest" within the meaning of the OID Regulations. The OID Regulations, as they relate to the treatment of contingent interest, are by their terms not applicable to Regular Securities. However, if final regulations dealing with contingent interest with respect to Regular Securities apply the same principles as the OID Regulations, these regulations may lead to different timing of income inclusion than would be the case under the OID Regulations. Furthermore, application of these principles could lead to the characterization of gain on the sale of contingent interest Regular Securities as ordinary income. Investors should consult their tax advisors regarding the appropriate treatment of any Regular Security that does not pay interest at a fixed rate or variable rate as described in this paragraph.

      Under the REMIC Regulations, a Regular Security bearing the following interest rates will qualify as a regular interest in a REMIC:

      (1) a fixed rate, or

      (2) a variable rate that is:

            (a) a qualified floating rate under the OID Regulations that is tied to current values of a variable rate,

            (b) the highest, lowest, or average of two or more qualified floating rates, including a rate based on the average cost of funds of one or more financial institutions,

            (c) the weighted average of rates on some or all of the qualified mortgages,

            (d) the product:

                  (i) of a rate in (a) through (c) above and a fixed multiplier,
            or

                  (ii) plus or minus a constant number of basis points, of a rate in (a) through (c) above and a positive or negative fixed multiplier,

            (e) a rate in (a) through (c) above plus or minus a constant number of basis points,

            (f) a rate in (a) through (e) above that is subject to one or more caps or floors,

            (g) a fixed rate during one or more periods, and a different fixed rate or rates (or a rate in (a) through (f) above) during other periods, or

            (h) a rate in (a) through (f) above during one or more periods, and a fixed rate or rates (or a different rate in (a) through (f) above) during other periods.

      Accordingly, it is anticipated that the trustee will treat Regular Securities that qualify as regular interests under this rule in the same manner as obligations bearing a variable rate for original issue discount reporting purposes.

      The amount of original issue discount with respect to a Regular Security bearing a variable rate of interest will accrue in the manner described above under "--Original Issue Discount." The yield to maturity and future payments on the Regular Security will generally be determined by assuming that interest will be payable for the life of the Regular Security based on the initial rate or, if different, the value of the applicable variable rate as of the pricing date, for the relevant class. Unless required otherwise by applicable final regulations, it is anticipated that the trustee will treat variable interest as qualified stated interest, other than variable interest on an interest-only or super-premium class, which will be treated as non-qualified stated interest includible in the stated redemption price at maturity. Ordinary income reportable for any period will be adjusted based on subsequent changes in the applicable interest rate index.

      Although unclear under the OID Regulations, unless required otherwise by applicable final regulations, we anticipate that the trustee will treat Regular Securities bearing an interest rate that is a weighted average of the net interest rates on mortgage loans as having qualified stated interest, except to the extent that initial "teaser" rates cause sufficiently "back-loaded" interest to create more than de minimis original issue discount. The yield on Regular Securities for purposes of accruing original issue discount will be a hypothetical fixed rate based on the fixed rates, in the case of fixed rate mortgage loans, and initial "teaser" rates followed by fully indexed rates, in the case of adjustable rate mortgage loans. In the case of adjustable rate mortgage loans, the applicable index used to compute interest on the mortgage loans in effect on the pricing date or possibly the issue date will be deemed to be in effect beginning with the period in which the first weighted average adjustment date occurring after the issue date occurs. Adjustments will be made in each accrual period either increasing or decreasing the amount of ordinary income reportable to reflect the actual pass-through rate on the Regular Securities.

      Market Discount. A purchaser of a Regular Security also may be subject to the market discount rules of Code Sections 1276 through 1278. Under these sections and the principles applied by the OID Regulations in the context of original issue discount, "market discount" is the amount by which the purchaser's original basis in the Regular Security:

      (1) is exceeded by the then-current principal amount of the Regular Security, or

      (2) in the case of a Regular Security having original issue discount, is exceeded by the adjusted issue price of that Regular Security at the time of purchase.

      Any purchaser generally will be required to recognize ordinary income to the extent of accrued market discount on Regular Security as distributions includible in the stated redemption price at maturity of the Regular Securities are received, in an amount not exceeding any distribution. Any market discount would accrue in a manner to be provided in Treasury regulations and should take into account the

Prepayment Assumption. The Conference Committee Report to the 1986 Act provides that until the regulations are issued, market discount would accrue either:

      (1) on the basis of a constant interest rate, or

      (2) in the ratio of stated interest allocable to the relevant period to the sum of the interest for the period plus the remaining interest as of the end of the period, or in the case of a Regular Security issued with original issue discount, in the ratio of original issue discount accrued for the relevant period to the sum of the original issue discount accrued for the period plus the remaining original issue as of the end of the period.

      Any purchaser also generally will be required to treat a portion of any gain on a sale or exchange of the Regular Security as ordinary income to the extent of the market discount accrued to the date of disposition under one of the foregoing methods, less any accrued market discount previously reported as ordinary income as partial distributions in reduction of the stated redemption price at maturity were received. Any purchaser will be required to defer deduction of a portion of the excess of the interest paid or accrued on indebtedness incurred to purchase or carry a Regular Security over the interest distributable on that security. The deferred portion of interest expense in any taxable year generally will not exceed the accrued market discount on the Regular Security for the year. Any deferred interest expense is, in general, allowed as a deduction not later than the year in which the related market discount income is recognized or the Regular Security is disposed of. As an alternative to the inclusion of market discount in income on the foregoing basis, the Regular Securityholder may elect to include market discount in income currently as it accrues on all market discount instruments acquired by the Regular Securityholder in that taxable year or thereafter, in which case the interest deferral rule will not apply. See "--Election to Treat All Interest Under the Constant Yield Method" below regarding an alternative manner in which an election may be deemed to be made.

      By analogy to the OID Regulations, market discount with respect to a Regular Security will be considered to be zero if the market discount is less than 0.25% of the remaining stated redemption price at maturity of the Regular Security multiplied by the weighted average maturity of the Regular Security, determined as described in the fourth paragraph under "--Original Issue Discount," remaining after the date of purchase. It appears that de minimis market discount would be reported in a manner similar to de minimis original issue discount. See "--Original Issue Discount" above. Treasury regulations implementing the market discount rules have not yet been issued. Therefore investors should consult their own tax advisors regarding the application of these rules. Investors should also consult Revenue Procedure 92-67 concerning the elections to include market discount in income currently and to accrue market discount on the basis of the constant yield method.

      Premium. A Regular Security purchased at a cost greater than its remaining stated redemption price at maturity generally is considered to be purchased at a premium. If the Regular Securityholder holds a Regular Security as a "capital asset" within the meaning of Code Section 1221, the Regular Securityholder may elect under Code Section 171 to amortize the premium under the constant yield method. This election will apply to all debt obligations acquired by the Regular Securityholder at a premium held in that taxable year or after that taxable year, unless revoked with the permission of the IRS. Final Treasury regulations with respect to amortization of bond premiums do not by their terms apply to obligations, such as the Regular Securities, which are prepayable as described in Code Section 1272(a)(6). However, the Conference Committee Report to the 1986 Act indicates a Congressional intent that the same rules that apply to the accrual of market discount on installment obligations will also apply to amortizing bond premium under Code Section 171 on installment obligations such as the Regular Securities. It is unclear whether the alternatives to the constant interest method described above under "--Market Discount" are available. Amortizable bond premium will be treated as an offset to interest income on a Regular Security, rather than as a separate deductible item. See

"--Election to Treat All Interest Under the Constant Yield Method" below regarding an alternative manner in which the Code Section 171 election may be deemed to be made.

      Election to Treat All Interest Under the Constant Yield Method. A holder of a debt instrument such as a Regular Security may elect to treat all interest that accrues on the instrument using the constant yield method, with none of the interest being treated as qualified stated interest. For purposes of applying the constant yield method to a debt instrument subject to this election:

      (1) "interest" includes stated interest, original issue discount, de minimis original issue discount, market discount and de minimis market discount, as adjusted by any amortizable bond premium or acquisition premium and

      (2) the debt instrument is treated as if the instrument were issued on the holder's acquisition date in the amount of the holder's adjusted basis immediately after acquisition.

It is unclear whether, for this purpose, the initial Prepayment Assumption would continue to apply or if a new Prepayment Assumption as of the date of the holder's acquisition would apply. A holder generally may make this election on an instrument by instrument basis or for a class or group of debt instruments. However, if the holder makes this election with respect to a debt instrument with amortizable bond premium or with market discount, the holder is deemed to have made elections to amortize bond premium or to report market discount income currently as it accrues under the constant yield method, respectively, for all premium bonds held or market discount bonds acquired by the holder in the same taxable year or thereafter. The election is made on the holder's federal income tax return for the year in which the debt instrument is acquired and is irrevocable except with the approval of the IRS. You should consult your own tax advisors regarding the advisability of making this type of an election.

      Treatment of Losses. Regular Securityholders will be required to report income with respect to Regular Securities on the accrual method of accounting, without giving effect to delays or reductions in distributions attributable to defaults or delinquencies on the mortgage loans, except to the extent it can be established that those losses are uncollectible. Accordingly, the holder of a Regular Security, particularly a subordinate security, may have income, or may incur a diminution in cash flow as a result of a default or delinquency. However, the holder of a Regular Security may not be able to take a deduction, subject to the discussion below, for the corresponding loss until a subsequent taxable year. In this regard, investors are cautioned that while they may generally cease to accrue interest income if it reasonably appears that the interest will be uncollectible, the IRS may take the position that original issue discount must continue to be accrued in spite of its uncollectibility until the debt instrument is disposed of in a taxable transaction or becomes worthless in accordance with the rules of Code Section 166.

      Under Code Section 166, it appears that Regular Securityholders that are corporations or that otherwise hold the Regular Securities in connection with a trade or business should in general be allowed to deduct as an ordinary loss a loss with respect to principal sustained during the taxable year on account of any Regular Securities becoming wholly or partially worthless. In general, Regular Securityholders that are not corporations and do not hold the Regular Securities in connection with a trade or business should be allowed to deduct as a short-term capital loss any loss sustained during the taxable year on account of a portion of any Regular Securities becoming wholly worthless. Although the matter is not free from doubt, the non-corporate Regular Securityholders should be allowed a bad debt deduction at a time when the principal balance of the Regular Securities is reduced to reflect losses resulting from any liquidated mortgage loans. The IRS, however, could take the position that non-corporate holders will be allowed a bad debt deduction to reflect losses only after all the mortgage loans remaining in the trust fund have been liquidated or the applicable class of Regular Securities has been otherwise retired. The IRS could also assert that losses on the Regular Securities are deductible based on some other method that may defer deductions for all holders, such as reducing future cashflow for purposes of computing original issue discount. This may have the effect of creating "negative" original issue discount which would be deductible only against future positive original issue discount or otherwise if the class is terminated. Regular Securityholders are urged to consult their own tax advisors regarding the appropriate timing, amount and character of any loss sustained with respect to Regular Securities.

      While losses attributable to interest previously reported as income should be deductible as ordinary losses by both corporate and non-corporate holders, the IRS may take the position that losses attributable to accrued original issue discount may only be deducted as capital losses in the case of non-corporate holders who do not hold the Regular Securities in connection with a trade or business. Special loss rules are applicable to banks and thrift institutions, including rules regarding reserves for bad debts. You are advised to consult your tax advisors regarding the treatment of losses on Regular Securities.

      Sale or Exchange of Regular Securities. If a Regular Securityholder sells or exchanges a Regular Security, the Regular Securityholder will recognize gain or loss equal to the difference, if any, between the amount received and its adjusted basis in the Regular Security. The adjusted basis of a Regular Security generally will equal:

      (1) the cost of the Regular Security to the seller,

      (2) increased by any original issue discount or market discount previously included in the seller's gross income with respect to the Regular Security and

      (3) reduced by amounts included in the stated redemption price at maturity of the Regular Security that were previously received by the seller, by any amortized premium and by any recognized losses.

      Except as described above with respect to market discount, and except as provided in this paragraph, any gain or loss on the sale or exchange of a Regular Security realized by an investor who holds the Regular Security as a capital asset will be capital gain or loss and will be long-term or short-term depending on whether the Regular Security has been held for the applicable holding period described below. Gain will be treated as ordinary income:

      (1) if a Regular Security is held as part of a "conversion transaction" as defined in Code Section 1258(c), up to the amount of interest that would have accrued on the Regular Securityholder's net investment in the conversion transaction at 120% of the appropriate applicable federal rate under Code
Section 1274(d) in effect at the time the taxpayer entered into the transaction minus any amount previously treated as ordinary income with respect to any prior disposition of property that was held as part of the transaction,

      (2) in the case of a non-corporate taxpayer, to the extent the taxpayer has made an election under Code Section 163(d)(4) to have net capital gains taxed as investment income at ordinary income rates, or

      (3) to the extent that the gain does not exceed the excess, if any, of:

            (a) the amount that would have been includible in the gross income of the holder if its yield on the Regular Security were 110% of the applicable federal rate as of the date of purchase, over

            (b) the amount of income actually includible in the gross income of the holder with respect to the Regular Security.

      In addition, gain or loss recognized from the sale of a Regular Security by certain banks or thrift institutions will be treated as ordinary income or loss pursuant to Code Section 582(c). Capital gains of non-corporate taxpayers generally are subject to a lower maximum tax rate than ordinary income of those taxpayers for capital assets held for more than one year. The maximum tax rate for corporations is the same with respect to both ordinary income and capital gains.

      Taxation of Owners of Residual Securities

      Taxation of REMIC Income. Generally, the "daily portions" of REMIC taxable income or net loss will be includible as ordinary income or loss in determining the federal taxable income of holders of Residual Securities, and will not be taxed separately to the REMIC Pool. The daily portions of REMIC taxable income or net loss of a Residual Securityholder are determined by allocating the REMIC Pool's taxable income or net loss for each calendar quarter ratably to each day in the quarter and by allocating each daily portion among the Residual Securityholders in proportion to their respective holdings of Residual Securities in the REMIC Pool on that day. REMIC taxable income is generally determined in the same manner as the taxable income of an individual using the accrual method of accounting, except that:

      (1) the limitations on deductibility of investment interest expense and expenses for the production of income do not apply,

      (2) all bad mortgage loans will be deductible as business bad debts, and

      (3) the limitation on the deductibility of interest and expenses related to tax-exempt income will apply.

      The REMIC Pool's gross income includes:

      (1) interest, original issue discount income and market discount income, if any, on the mortgage loans,

      (2) reduced by amortization of any premium on the mortgage loans,

      (3) plus income from amortization of issue premium, if any, on the Regular Securities,

      (4) plus income on reinvestment of cash flows and reserve assets, and

      (5) plus any cancellation of indebtedness income if realized losses are allocated to the Regular Securities.

      The REMIC Pool's deductions include:

      (1) interest and original issue discount expense on the Regular
Securities,

      (2) servicing fees on the mortgage loans,

      (3) other administrative expenses of the REMIC Pool, and

      (4) realized losses on the mortgage loans.

      The requirement that Residual Securityholders report their pro rata share of taxable income or net loss of the REMIC Pool will continue until there are no securities of any class of the related series outstanding.

      The taxable income recognized by a Residual Securityholder in any taxable year will be affected by, among other factors, the relationship between the timing of recognition of interest, original issue discount or market discount income or amortization of premium with respect to the mortgage loans, on the one hand, and the timing of deductions for interest, including original issue discount, or income from amortization of issue premium on the Regular Securities, on the other hand. If an interest in the mortgage loans is acquired by the REMIC Pool at a discount, and one or more of the mortgage loans is prepaid, the prepayment may be used in whole or in part to make distributions in reduction of principal on the Regular Securities. The discount on the mortgage loans which is includible in income may exceed the deduction allowed upon distributions on those Regular Securities on account of any unaccrued original issue discount relating to those Regular Securities. When more than one class of Regular Securities distributes principal sequentially, this mismatching of income and deductions is particularly likely to occur in the early years following issuance of the Regular Securities when distributions in reduction of principal are being made in respect of earlier classes of Regular Securities to the extent that those classes are not issued with substantial discount or are issued at a premium.

      If taxable income attributable to a mismatching is realized, in general, losses would be allowed in later years as distributions on the later maturing classes of Regular Securities are made. Taxable income may also be greater in earlier years than in later years as a result of the fact that interest expense deductions, expressed as a percentage of the outstanding principal amount of a series of Regular Securities, may increase over time as distributions in reduction of principal are made on the lower yielding classes of Regular Securities. By contrast, to the extent the REMIC Pool consists of fixed rate mortgage loans, interest income with respect to any given mortgage loan will remain constant over time as a percentage of the outstanding principal amount of that mortgage loan. Consequently, Residual Securityholders must have sufficient other sources of cash to pay any federal, state, or local income taxes due as a result of any mismatching or unrelated deductions against which to offset income, subject to the discussion of "excess inclusions" below under "-- Limitations on Offset or Exemption of REMIC Income." The timing of any mismatching of income and deductions described in this paragraph, if present with respect to a series of securities, may have a significant adverse effect on a Residual Securityholder's after-tax rate of return.

      Basis and Losses. The amount of any net loss of the REMIC Pool that may be taken into account by the Residual Securityholder is limited to the adjusted basis of the Residual Security as of the close of the quarter, or time of disposition of the Residual Security, if earlier, determined without taking into account the net loss for the quarter. The initial adjusted basis of a purchaser of a Residual Security is the amount paid for the Residual Security. The adjusted basis will be increased by the amount of taxable income of the REMIC Pool reportable by the Residual Securityholder and will be decreased, but not below zero,

      (1) first, by a cash distribution from the REMIC Pool, and

      (2) second, by the amount of loss of the REMIC Pool reportable by the Residual Securityholder.

      Any loss that is disallowed on account of this limitation may be carried over indefinitely with respect to the Residual Securityholder as to whom a loss was disallowed and may be used by the Residual Securityholder only to offset any income generated by the same REMIC Pool.

      A Residual Securityholder will not be permitted to amortize directly the cost of its Residual Security as an offset to its share of the taxable income of the related REMIC Pool. However, the taxable income will not include cash received by the REMIC Pool that represents a recovery of the REMIC Pool's basis in its assets. This recovery of basis by the REMIC Pool will have the effect of amortization of the issue price of the Residual Securities over their life. However, in view of the possible acceleration of the income of Residual Securityholders described above under "--Taxation of REMIC Income," the period of time over which the issue price is effectively amortized may be longer than the economic life of the Residual Securities.

      A Residual Security may have a negative value if the net present value of anticipated tax liabilities exceeds the present value of anticipated cash flows. The REMIC Regulations appear to treat the issue price of a residual interest as zero rather than a negative amount for purposes of determining the REMIC Pool's basis in its assets. Regulations have been issued addressing the federal income tax treatment of "inducement fees" received by transferees of non-economic Residual Securities. These regulations require inducement fees to be included in income over a period reasonably related to the period in which the related Residual Security is expected to generate taxable income or net loss to its holder. Under two safe harbor methods, inducement fees are permitted to be included in income (i) in the same amounts and over the same period that the taxpayer uses for financial reporting purposes, provided that such period is not shorter than the period the REMIC Pool is expected to generate taxable income or (ii) ratably over the remaining anticipated weighted average life of all the regular and residual interests issued by the REMIC Pool, determined based on actual distributions projected as remaining to be made on such interests under the Prepayment Assumption. If the holder of a non-economic Residual Security sells or otherwise disposes of the non-economic residual interest, any unrecognized portion of the inducement fee would be required to be taken into account at the time of the sale or disposition. The regulations also provide that inducement fees constitute income from sources within the United States. Prospective purchasers of the Residual Securities should consult with their tax advisors regarding the effect of these regulations.

      Further, to the extent that the initial adjusted basis of a Residual Securityholder, other than an original holder, in the Residual Security is greater than the corresponding portion of the REMIC Pool's basis in the mortgage loans, the Residual Securityholder will not recover a portion of that basis until termination of the REMIC Pool unless future Treasury regulations provide for periodic adjustments to the REMIC income otherwise reportable by the holder. The REMIC Regulations currently in effect do not so provide. See "--Treatment of Certain Items of REMIC Income and Expense" and "--Market Discount" below regarding the basis of mortgage loans to the REMIC Pool and "--Sale or Exchange of a Residual Security" below regarding possible treatment of a loss on termination of the REMIC Pool as a capital loss.

      Treatment of Certain Items of REMIC Income and Expense. Although it is anticipated that the trustee will compute REMIC income and expense in accordance with the Code and applicable regulations, the authorities regarding the determination of specific items of income and expense are subject to differing interpretations. The depositor makes no representation as to the specific method that will be used for reporting income with respect to the mortgage loans and expenses with respect to the Regular Securities. Different methods could result in different timing or reporting of taxable income or net loss to Residual Securityholders or differences in capital gain versus ordinary income.

      Original Issue Discount and Premium. Generally, the REMIC Pool's deductions for original issue discount and income from amortization of issue premium on the Regular Securities will be determined in the same manner as original issue discount income on Regular Securities as described above under "--Taxation of Owners of Regular Securities -- Original Issue Discount" and "-- Variable Rate Regular Securities," without regard to the de minimis rule described in this prospectus, and "-- Premium," below.

      Market Discount. The REMIC Pool will have market discount income in respect of mortgage loans if, in general, the basis of the REMIC Pool in the mortgage loans is exceeded by their unpaid principal balances. The REMIC Pool's basis in the mortgage loans is generally the fair market value of the mortgage loans immediately after the transfer of the mortgage loans to the REMIC Pool. The REMIC Regulations provide that in the REMIC Pool's basis in the mortgage loans is equal in the aggregate to the issue prices of all regular and residual interests in the REMIC Pool. The accrued portion of the market discount would be recognized currently as an item of ordinary income in a manner similar to original issue discount. Market discount income generally should accrue in the manner described above under "--Taxation of Owners of Regular Securities--Market Discount."

      Premium. Generally, if the basis of the REMIC Pool in the mortgage loans exceeds their unpaid principal balances, the REMIC Pool will be considered to have acquired the mortgage loans at a premium equal to the amount of the excess. As stated above, the REMIC Pool's basis in mortgage loans is the fair market value of the mortgage loans, based on the aggregate of the issue prices of the regular and residual interests in the REMIC Pool immediately after the transfer of the mortgage loans to the REMIC Pool. In a manner analogous to the discussion above under "--Taxation of Owners of Regular Securities--Premium," a person that holds a mortgage loan as a capital asset under Code Section 1221 may elect under Code Section 171 to amortize premium on mortgage loans originated after September 27, 1985 under the constant yield method. Amortizable bond premium will be treated as an offset to interest income on the mortgage loans, rather than as a separate deduction item. Because substantially all of the borrowers on the mortgage loans are expected to be individuals, Code Section 171 will not be available for premium on mortgage loans originated on or prior to September 27, 1985. Premium with respect to those mortgage loans may be deductible in accordance with a reasonable method regularly employed by the holder of the mortgage loans. The allocation of a premium pro rata among principal payments should be considered a reasonable method. However, the IRS may argue that a premium should be allocated in a different manner, such as allocating the premium entirely to the final payment of principal.

      Limitations on Offset or Exemption of REMIC Income. A portion or all of the REMIC taxable income includible in determining the federal income tax liability of a Residual Securityholder will be subject to special treatment. That portion, referred to as the "excess inclusion," is equal to the excess of REMIC taxable income for the calendar quarter allocable to a Residual Security over the daily accruals for each quarterly period of:

      (1) 120% of the long-term applicable federal rate that would have applied to the Residual Security if it were a debt instrument on the Startup Day under Code Section 1274(d), multiplied by

      (2) the adjusted issue price of the Residual Security at the beginning of each quarterly period.

      For this purpose, the adjusted issue price of a Residual Security at the beginning of a quarter is the issue price of the Residual Security, plus the amount of the daily accruals of REMIC income described in this paragraph for all prior quarters, decreased by any distributions made with respect to the Residual Security prior to the beginning of each quarterly period. Accordingly, the portion of the REMIC Pool's taxable income that will be treated as excess inclusions will be a larger portion of income as the adjusted issue price of the Residual Securities diminishes.

      The portion of a Residual Securityholder's REMIC taxable income consisting of the excess inclusions generally may not be offset by other deductions, including net operating loss carryforwards, on the Residual Securityholder's return. However, net operating loss carryovers are determined without regard to excess inclusion income. Further, if the Residual Securityholder is an organization subject to the tax on unrelated business income imposed by Code
Section 511, the Residual Securityholder's excess inclusions will be treated as unrelated business taxable income of that Residual Securityholder for purposes of Code Section 511. In addition, REMIC taxable income is subject to 30% withholding tax with respect to certain persons who are not U.S. Persons and the portion of the REMIC taxable income attributable to excess inclusions is not eligible for any reduction in the rate of withholding tax, by treaty or otherwise. See "--Taxation of Certain Foreign Investors -- Residual Securities" below. Finally, if a real estate investment trust or a regulated investment company owns a Residual Security, a portion, allocated under Treasury regulations yet to be issued, of dividends, paid by the real estate investment trust or regulated investment company

      (1) could not be offset by net operating losses of its shareholders,

      (2) would constitute unrelated business taxable income for tax-exempt shareholders, and

      (3) would be ineligible for reduction of withholding to certain persons who are not U.S. Persons.

      Alternative minimum taxable income for a Residual Securityholder is determined without regard to the special rule, discussed above, that taxable income cannot be less than excess inclusions. A Residual Securityholder's alternative minimum taxable income for a taxable year cannot be less than the excess inclusions for the year. The amount of any alternative minimum tax net operating loss deduction must be computed without regard to any excess inclusions.

      Tax-Related Restrictions on Transfer of Residual Securities. Disqualified Organizations. If any legal or beneficial interest in a Residual Security is transferred to a Disqualified Organization, as defined below, a tax would be imposed in an amount equal to the product of:

      (1) the present value of the total anticipated excess inclusions with respect to a Residual Security for periods after the transfer, and

      (2) the highest marginal federal income tax rate applicable to corporations.

      The REMIC Regulations provide that the anticipated excess inclusions are based on actual prepayment experience to the date of the transfer and projected payments based on the Prepayment Assumption. The present value rate equals the applicable federal rate under Code Section 1274(d) as of the date of the transfer for a term ending with the last calendar quarter in which excess inclusions are expected to accrue. This rate is applied to the anticipated excess inclusions from the end of the remaining calendar quarters in which they arise to the date of the transfer. This tax generally would be imposed on the transferor of the Residual Security, except that where a transfer is through an agent, including a broker, nominee, or other middleman, for a Disqualified Organization, the tax would instead be imposed on the agent. However, a transferor of a Residual Security would in no event be liable for this tax with respect to a transfer if the transferee furnished to the transferor an affidavit stating that the transferee is not a Disqualified Organization and, as of the time of the transfer, the transferor does not have actual knowledge that the affidavit is false. The tax also may be waived by the IRS if the Disqualified Organization promptly disposes of the Residual Security and the transferor pays income tax at the highest corporate rate on the excess inclusion for the period the Residual Security is actually held by the Disqualified Organization.

      In addition, if a Pass-Through Entity, as defined below, has excess inclusion income with respect to a Residual Security during a taxable year and a Disqualified Organization is the record holder of an equity interest in that entity, then a tax is imposed on that entity equal to the product of:

      (1) the amount of excess inclusions that are allocable to the interest in the Pass-Through Entity during the period that interest is held by the Disqualified Organization, and

      (2) the highest marginal federal corporate income tax rate.

That tax would be deductible from the ordinary gross income of the Pass-Through Entity for the taxable year. The Pass-Through Entity would not be liable for the tax if it received an affidavit from the record holder that it is not a Disqualified Organization or stating the holder's taxpayer identification number and, during the period the person is the record holder of the Residual Security, the Pass-Through Entity does not have actual knowledge that the affidavit is false.

      If an electing large partnership, as defined below, holds a Residual Security, all interests in the electing large partnership are treated as held by Disqualified Organizations for purposes of the tax imposed on a Pass-Through Entity by Section 860E(c) of the Code. An exception to this tax, otherwise available to a Pass-Through Entity that is furnished certain affidavits by record holders of interests in the entity and that does not know the affidavits are false, is not available to an electing large partnership.

      For these purposes,

      (1) "Disqualified Organization" means:

            (a) the United States,

            (b) any state or political subdivision of the United States or any state,

            (c) any foreign government,

            (d) any international organization,

            (e) any agency or instrumentality of any of the foregoing (but not an instrumentality if all of its activities are subject to tax and a majority of its board of directors is not selected by the governmental entity),

            (f) any cooperative organization furnishing electric energy or providing telephone service or persons in rural areas as described in Code
      Section 1381(a)(2)(C), and

            (g) any organization, other than a farmers' cooperative described in Code Section 531, that is exempt from taxation under the Code unless the organization is subject to the tax on unrelated business income imposed by Code Section 511.

      (2) "Pass-Through Entity" means any regulated investment company, real estate investment trust, common trust fund, partnership, trust or estate and certain corporations operating on a cooperative basis. Except as may be provided in Treasury regulations, any person holding an interest in a Pass-Through Entity as a nominee for another will, with respect to the interest, be treated as a Pass-Through Entity; and

      (3) an "electing large partnership" means any partnership having more than 100 members during the preceding tax year, other than certain service partnerships and commodity pools, which elects to apply certain simplified reporting provisions under the Code.

      The applicable agreement with respect to a series will provide that no legal or beneficial interest in a Residual Security may be transferred or registered unless:

      (1) the proposed transferee furnished to the transferor and the trustee an affidavit providing its taxpayer identification number and stating that the transferee is the beneficial owner of the Residual Security and is not a Disqualified Organization and is not purchasing the Residual Security on behalf of a Disqualified Organization, i.e., as a broker, nominee or middleman of the Disqualified Organization; and

      (2) the transferor provides a statement in writing to the trustee that it has no actual knowledge that the affidavit is false.

      Moreover, the related agreement will provide that any attempted or purported transfer in violation of these transfer restrictions will be null and void and will vest no rights in any purported transferee. Each Residual Security with respect to a series will bear a legend referring to the restrictions on transfer. Each Residual Securityholder will be deemed to have agreed, as a condition of ownership of a Residual Security, to any amendments to the related agreement required under the Code or applicable Treasury regulations to effectuate the foregoing restrictions. Information necessary to compute an applicable excise tax must be furnished to the IRS and to the requesting party within 60 days of the request, and the depositor or the trustee may charge a fee for computing and providing this information.

      Noneconomic Residual Interests. The REMIC Regulations would disregard certain transfers of Residual Securities, in which case the transferor would continue to be treated as the owner of the Residual Securities and thus would continue to be subject to tax on its allocable portion of the net income of the REMIC Pool. Under the REMIC Regulations, a transfer of a "noneconomic residual interest," as defined in the following sentence, to a Residual Securityholder, other than a Residual Securityholder who is not a U.S. Person, is disregarded for all federal income tax purposes if a significant purpose of the transferor is to impede the assessment or collection of tax. A residual interest in a REMIC, including a residual interest with a positive value at issuance, is a "noneconomic residual interest" unless, at the time of the transfer:

      (1) the present value of the expected future distributions on the residual interest at least equals the product of the present value of the anticipated excess inclusions and the highest corporate income tax rate in effect for the year in which the transfer occurs, and

      (2) the transferor reasonably expects that the transferee will receive distributions from the REMIC at or after the time at which taxes accrue on the anticipated excess inclusions in an amount sufficient to satisfy the accrued taxes on each excess inclusion.

      The anticipated excess inclusions and the present value rate are determined in the same manner as set forth above under "--Tax-Related Restrictions on Transfer of Residual Securities--Disqualified Organizations." The REMIC Regulations explain that a significant purpose to impede the assessment or collection of tax exists if the transferor, at the time of the transfer, either knew or should have known that the transferee would be unwilling or unable to pay taxes due on its share of the taxable income of the REMIC. A safe harbor is provided if:

      (1) the transferor

            (a) conducted, at the time of the transfer, a reasonable investigation of the financial condition of the transferee,

            (b) found that the transferee historically paid its debts as they came due, and

            (c) found no significant evidence to indicate that the transferee would not continue to pay its debts as they came due in the future,

      (2) the transferee represents to the transferor that it understands that, as the holder of the non-economic residual interest, the transferee may incur liabilities in excess of any cash flows generated by the interest and that the transferee intends to pay taxes associated with holding the residual interest as they become due, and

      (3) the transferee represents to the transferor that it will not cause income from the Residual Security to be attributable to a foreign permanent establishment or fixed base, within the meaning of an applicable income tax treaty, of the transferee or any other person, and the Residual Security, is, in fact, not transferred to such permanent establishment or fixed base, and

      (4) one of the following two tests is satisfied: either

            (a) the present value of the anticipated tax liabilities associated with holding the noneconomic residual interest does not exceed the sum of:

                  (i) the present value of any consideration given to the
            transferee to acquire the interest;

                  (ii) the present value of the expected future distributions on the interest; and

                  (iii) the present value of the anticipated tax savings
            associated with holding the interest as the REMIC generates losses.

For purposes of the computations under this alternative, the transferee is presumed to pay tax at the highest corporate rate (currently 35%) or, in certain circumstances the alternative minimum tax rate.

Further, present values generally are computed using a discount rate equal to the short-term federal rate set forth in Section 1274(d) of the Code, for the month of such transfer and the compounding period used by the transferee; or

            (b) (i) the transferee must be a domestic "C" corporation (other than a corporation exempt from taxation or a regulated investment company or real estate investment trust) that meets certain gross and net asset tests (generally, $100 million of gross assets and $10 million of net assets for the current year and the two preceding fiscal years);

                  (ii) the transferee must agree in writing that it will
            transfer the residual interest only to a subsequent transferee that is an eligible corporation and meets the requirements for a safe harbor transfer; and

                  (iii) the facts and circumstances known to the transferor on or before the date of the transfer must not reasonably indicate that the taxes associated with ownership of the residual interest will not be paid by the transferee.

      Because these rules are not mandatory but would provide safe harbor protection, the related pooling and servicing agreement will not require that clause (a) or (b) be met as a condition to transfer of a Residual Security. Holders of Residual Securities are advised to consult their tax advisors as to whether or in what amount any such payment should be made upon transfer thereof.

      Foreign Investors. The REMIC Regulations provide that the transfer of a Residual Security that has "tax avoidance potential" to a "foreign person" will be disregarded for all federal tax purposes. This rule appears intended to apply to a transferee who is not a U.S. Person, unless that transferee's income is effectively connected with the conduct of a trade or business within the United States. A Residual Security is deemed to have tax avoidance potential unless, at the time of the transfer:

      (1) the future value of expected distributions equals at least 30% of the anticipated excess inclusions after the transfer, and

      (2) the transferor reasonably expects that the transferee will receive sufficient distributions from the REMIC Pool at or after the time at which the excess inclusions accrue and prior to the end of the next succeeding taxable year for the accumulated withholding tax liability to be paid.

      If the non-U.S. Person transfers the Residual Security back to a U.S. Person, the transfer will be disregarded and the foreign transferor will continue to be treated as the owner unless arrangements are made so that the transfer does not have the effect of allowing the transferor to avoid tax on accrued excess inclusions.

      The prospectus supplement relating to the securities of a series may provide that a Residual Security may not be purchased by or transferred to any person that is not a U.S. Person or may describe the circumstances and restrictions pursuant to which a transfer may be made.

      Sale or Exchange of a Residual Security. If the sale or exchange of a Residual Security occurs, the Residual Securityholder will recognize gain or loss equal to the excess, if any, of the amount realized over the adjusted basis, as described above under "--Taxation of Owners of Residual Securities--Basis and Losses," of a Residual Securityholder in a Residual Security at the time of the sale or exchange. In addition to reporting the taxable income of the REMIC Pool, a Residual Securityholder will have taxable income to the extent that any cash distribution to it from the REMIC Pool exceeds the adjusted basis on that distribution date. Income will be treated as gain from the sale or exchange of the Residual Securityholder's Residual Security. As a result, if the Residual Securityholder has an adjusted basis in its Residual Security remaining when its interest in the REMIC Pool terminates, and if it holds the Residual

Security as a capital asset under Code Section 1221, then it will recognize a capital loss at that time in the amount of the remaining adjusted basis.

      Any gain on the sale of a Residual Security will be treated as ordinary income:

      (1) if a Residual Security is held as part of a "conversion transaction" as defined in Code Section 1258(c), up to the amount of interest that would have accrued on the Residual Securityholder's net investment in the conversion transaction at 120% of the appropriate applicable federal rate in effect at the time the taxpayer entered into the transaction minus any amount previously treated as ordinary income with respect to any prior disposition of property that was held as a part of the transaction or

      (2) in the case of a non-corporate taxpayer, to the extent that taxpayer has made an election under Code Section 163(d)(4) to have net capital gains taxed as investment income at ordinary income rates.

In addition, gain or loss recognized from the sale of a Residual Security by certain banks or thrift institutions will be treated as ordinary income or loss pursuant to Code Section 582(c).

      The Conference Committee Report to the 1986 Act provides that, except as provided in Treasury regulations yet to be issued, the wash sale rules of Code
Section 1091 will apply to dispositions of Residual Securities. These wash sale rules will apply where the seller of the Residual Security, during the period beginning six months before the sale or disposition of the Residual Security and ending six months after the sale or disposition of the Residual Security, acquires any residual interest in any REMIC or any interest in a "taxable mortgage pool," or enters into any other transaction that results in the application of Code Section 1091, such as a non-REMIC owner trust, that is economically comparable to a Residual Security.

      Mark to Market Regulations. Regulations under Code Section 475 relating to the requirement that a securities dealer mark to market securities held for sale to customers provide that a Residual Security is not treated as a security and thus may not be marked to market.

      Taxes That May Be Imposed on the REMIC Pool

      Prohibited Transactions. Income from certain transactions by the REMIC Pool, called prohibited transactions, will not be part of the calculation of income or loss includible in the federal income tax returns of Residual Securityholders, but rather will be taxed directly to the REMIC Pool at a 100% rate. Prohibited transactions generally include:

      (1) the disposition of a qualified mortgage other than for:

            (a) substitution within two years of the Startup Day for a defective, including a defaulted, obligation, or repurchase in lieu of substitution of a defective, including a defaulted, obligation at any time, or for any qualified mortgage within three months of the Startup Day,

            (b) foreclosure, default, or imminent default of a qualified mortgage,

            (c) bankruptcy or insolvency of the REMIC Pool, or

            (d) a qualified (complete) liquidation,

      (2) the receipt of income from assets that are not the type of mortgages or investments that the REMIC Pool is permitted to hold,

      (3) the receipt of compensation for services, or

      (4) the receipt of gain from disposition of cash flow investments other than pursuant to a qualified liquidation.

      Regardless of clauses (1) and (4) above, it is not a prohibited transaction to sell REMIC Pool property to prevent a default on Regular Securities as a result of a default on qualified mortgages or to facilitate a clean-up call --generally, an optional termination to save administrative costs when no more than a small percentage of the securities is outstanding. The REMIC Regulations indicate that the modification of a mortgage loan generally will not be treated as a disposition if it is occasioned by:

      (1) a default or reasonably foreseeable default,

      (2) an assumption of the mortgage loan,

      (3) the waiver of a due-on-sale or due-on-encumbrance clause, or

      (4) the conversion of an interest rate by a borrower pursuant to the terms of a convertible adjustable rate mortgage loan.

      Contributions to the REMIC Pool After the Startup Day. In general, the REMIC Pool will be subject to a tax at a 100% rate on the value of any property contributed to the REMIC Pool after the Startup Day. Exceptions are provided for cash contributions to the REMIC Pool:

      (1) during the three months following the Startup Day,

      (2) made to a qualified Reserve Fund by a Residual Securityholder,

      (3) in the nature of a guarantee,

      (4) made to facilitate a qualified liquidation or clean-up call, and

      (5) as otherwise permitted in Treasury regulations yet to be issued.

We do not anticipate that there will be any contributions to the REMIC Pool after the Startup Day.

      Net Income from Foreclosure Property. The REMIC Pool will be subject to federal income tax at the highest corporate rate on "net income from foreclosure property," determined by reference to the rules applicable to real estate investment trusts. Generally, property acquired by deed in lieu of foreclosure would be treated as "foreclosure property" until the close of the third calendar year following the year of acquisition, with a possible extension. Net income from foreclosure property generally means gain from the sale of a foreclosure property that is inventory property and gross income from foreclosure property other than qualifying rents and other qualifying income for a real estate investment trust. We do not anticipate that the REMIC Pool will have any taxable net income from foreclosure property.

      Liquidation of the REMIC Pool

      If a REMIC Pool adopts a plan of complete liquidation, within the meaning of Code Section 860F(a)(4)(A)(i), which may be accomplished by designating in the REMIC Pool's final tax return a date on which the adoption is deemed to occur, and sells all of its assets, other than cash, within a 90-day period beginning on that date, the REMIC Pool will not be subject to the prohibited transaction rules on the sale of its assets, provided that the REMIC Pool credits or distributes in liquidation all of the sale proceeds plus its cash, other than amounts retained to meet claims, to Regular Securityholders and Residual Securityholders within the 90-day period.

      Administrative Matters

      The REMIC Pool will be required to maintain its books on a calendar year basis and to file federal income tax returns for federal income tax purposes in a manner similar to a partnership. The form for the income tax return is Form 1066, U.S. Real Estate Mortgage Investment Conduit Income Tax Return. The trustee will be required to sign the REMIC Pool's returns. Treasury regulations provide that, except where there is a single Residual Securityholder for an entire taxable year, the REMIC Pool will be subject to the procedural and administrative rules of the Code applicable to partnerships, including the determination by the IRS of any adjustments to, among other things, items of REMIC income, gain, loss, deduction, or credit in a unified administrative proceeding. The master servicer will be obligated to act as "tax matters person," as defined in applicable Treasury regulations, with respect to the REMIC Pool as agent of the Residual Securityholder holding the largest percentage interest in the Residual Securities. If the Code or applicable Treasury regulations do not permit the master servicer to act as tax matters person in its capacity as agent of the Residual Securityholder, the Residual Securityholder or the other person specified pursuant to Treasury regulations will be required to act as tax matters person.

      Limitations on Deduction of Certain Expenses

      An investor who is an individual, estate, or trust will be subject to limitation with respect to certain itemized deductions described in Code Section 67, to the extent that these itemized deductions, in the aggregate, do not exceed 2% of the investor's adjusted gross income. In addition, Code Section 68 provides that itemized deductions otherwise allowable for a taxable year of an individual taxpayer will be reduced by the lesser of:

      (1) 3% of the excess, if any, of adjusted gross income over a threshold amount adjusted annually for inflation, or

      (2) 80% of the amount of itemized deductions otherwise allowable for the year.

However, the Code Section 68 reduction of allowable itemized deductions will be phased out beginning in 2006 and eliminated after 2009.

      In the case of a REMIC Pool, these deductions may include deductions under Code Section 212 for the servicing fee and all administrative and other expenses relating to the REMIC Pool, or any similar expenses allocated to the REMIC Pool with respect to a regular interest it holds in another REMIC. These investors who hold REMIC Securities either directly or indirectly through certain Pass-Through Entities may have their pro rata share of expenses allocated to them as additional gross income, but may be subject to a limitation on deductions. In addition, these expenses are not deductible at all for purposes of computing the alternative minimum tax, and may cause investors of this type to be subject to significant additional tax liability. Temporary Treasury regulations provide that the additional gross income and corresponding amount of expenses generally are to be allocated entirely to the holders of Residual Securities in the case of a REMIC Pool that would not qualify as a fixed investment trust in the absence of a REMIC election. However, this additional gross income and limitation on deductions will apply to the allocable portion of these expenses to holders of Regular Securities, as well as holders of Residual Securities, where Regular Securities are issued in a manner that is similar to pass-through certificates in a fixed investment trust. Generally, all these expenses will be allocable to the Residual Securities. In general, the allocable portion will be determined based on the ratio that a REMIC Securityholder's income, determined on a daily basis, bears to the income of all holders of Regular Securities and Residual Securities with respect to a REMIC Pool. As a result, individuals, estates or trusts holding REMIC Securities, either directly or indirectly through a grantor trust, partnership, S corporation, REMIC, or certain other Pass-Through Entities described in the foregoing temporary Treasury regulations, may have taxable income in excess of the interest income at the pass-through rate on Regular Securities that are issued in a single class or otherwise consistently with fixed investment trust status or in excess of cash distributions for the related period on Residual Securities.

      Taxation of Certain Foreign Investors

      Regular Securities. Interest, including original issue discount, distributable to Regular Securityholders who are non-resident aliens, foreign corporations, or other non-U.S. Persons, will be considered "portfolio interest" and, therefore, generally will not be subject to 30% United States withholding tax, provided that the non-U.S. Person:

      (1) is not a "10-percent shareholder" within the meaning of Code Section 871(h)(3)(B) or a controlled foreign corporation described in Code Section 881(c)(3)(C), and

      (2) provides the trustee, or the person who would otherwise be required to withhold tax from the distributions under Code Section 1441 or 1442, with an appropriate statement, signed under penalties of perjury, identifying the beneficial owner and stating, among other things, that the beneficial owner of the Regular Security is a non-U.S. Person.

      If the signed statement, or any other required statement, is not provided, 30% withholding will apply unless reduced or eliminated pursuant to an applicable tax treaty or unless the interest on the Regular Security is effectively connected with the conduct of a trade or business within the United States by the non-U.S. Person. In the latter case, the non-U.S. Person will be subject to United States federal income tax at regular rates.

      In the case of Regular Securities held by a foreign partnership, Treasury regulations require that:

      (1) the certification described above be provided by the partners rather than by the foreign partnership and

      (2) the partnership provide certain information, including a United States taxpayer identification number.

      In addition, a look-through rule applies in the case of tiered partnerships. Investors who are non-U.S. Persons should consult their own tax advisors regarding the specific tax consequences to them of owning a Regular Security and the certification requirements of the Code and Treasury regulations.

      Residual Securities. The Conference Committee Report to the 1986 Act indicates that amounts paid to Residual Securityholders who are non-U.S. Persons generally should be treated as interest for purposes of the 30%, or lower treaty rate, United States withholding tax. Treasury regulations provide that amount distributed to Residual Securityholders may qualify as "portfolio interest," subject to the conditions described in "Regular Securities" above, but only to the extent that:

      (1) the mortgage loans were issued after July 18, 1984, and

      (2) the trust fund or segregated pool of assets in that trust fund, as to which a separate REMIC election will be made, to which the Residual Security relates, consists of obligations issued in "registered form" within the meaning of Code Section 163(f)(1).

      Generally, mortgage loans will not be, but regular interests in another REMIC Pool will be, considered obligations issued in registered form. Furthermore, Residual Securityholders will not be entitled to any exemption from the 30% withholding tax, or lower treaty rate to the extent of that portion of REMIC taxable income that constitutes an "excess inclusion." See "--Taxation of Owners of Residual Securities--Limitations on Offset or Exemption of REMIC Income" in this prospectus. If the amounts paid to Residual Securityholders who are non-U.S. Persons are effectively connected with the conduct of a trade or business within the United States by non-U.S. Persons, 30% or lower treaty rate withholding will not apply. Instead, the amounts paid to the non-U.S. Persons will be subject to United States federal income tax at regular rates. If 30% or lower treaty rate withholding is applicable, those amounts generally will be taken into account for purposes of withholding only when paid or otherwise distributed, or when the Residual Security is disposed of, under rules similar to withholding upon disposition of debt instruments that have original issue discount. See "--Tax-Related Restrictions on Transfer of Residual Securities--Foreign Investors" above concerning the disregard of certain transfers having "tax avoidance potential." Investors who are non-U.S. Persons should consult their own tax advisors regarding the specific tax consequences to them of owning Residual Securities.

      Backup Withholding

      Distributions made on the Regular Securities, and proceeds from the sale of the Regular Securities to or through certain brokers, may be subject to a "backup" withholding tax under Code Section 3406 of 28% (which rate will be increased to 31% after 2010) on "reportable payments." Reportable payments include interest distributions, original issue discount, and, under certain circumstances, principal distributions, unless the Regular Securityholder complies with certain reporting and/or certification procedures. These reporting and/or certification procedures include the provision of its taxpayer identification number to the trustee, its agent or the broker who effected the sale of the Regular Security, or the holder is otherwise an exempt recipient under applicable provisions of the Code. Any amounts to be withheld from distribution on the Regular Securities would be refunded by the IRS or allowed as a credit against the Regular Securityholder's federal income tax liability. The Treasury regulations provide other rules relating to certain presumptions relating to information reporting and backup withholding. Prospective investors are urged to contact their own tax advisors regarding the application to them of backup withholding and information reporting.

      Reporting Requirements

      Reports of accrued interest, original issue discount and information necessary to compute the accrual of market discount will be made annually to the IRS and to individuals, estates, non-exempt and non-charitable trusts, and partnerships who are either holders of record of Regular Securities or beneficial owners who own Regular Securities through a broker or middleman as nominee. All brokers, nominees and all other non-exempt holders of record of Regular Securities, including:

      o     corporations,

      o     non-calendar year taxpayers,

      o     securities or commodities dealers,

      o     real estate investment trusts,

      o     investment companies,

      o     common trust funds,

      o     thrift institutions and

      o     charitable trusts,
may request information for any calendar quarter by telephone or in writing by contacting the person designated in IRS Publication 938 with respect to a particular series of Regular Securities. Holders through nominees must request information from the nominee.

      The IRS Form 1066 has an accompanying Schedule Q, Quarterly Notice to Residual Interest Holders of REMIC Taxable Income or Net Loss Allocation.

      Treasury regulations require that Schedule Q be furnished by the REMIC Pool to each Residual Securityholder by the end of the month following the close of each calendar quarter --41 days after the end of a quarter under proposed Treasury regulations-- in which the REMIC Pool is in existence. Treasury regulations require that, in addition to the foregoing requirements, information must be furnished quarterly to Residual Securityholders, furnished annually, if applicable, to holders of Regular Securities, and filed annually with the IRS concerning Code Section 67 expenses as, as described under "--Limitations on Deduction of Certain Expenses" above, allocable to the holders. Furthermore, under the regulations, information must be furnished quarterly to Residual Securityholders, furnished annually to holders of Regular Securities, and filed annually with the IRS concerning the percentage of the REMIC Pool's assets meeting the qualified asset tests described above under "Characterization of Investments in REMIC Securities."

Grantor Trust Funds

      Classification of Grantor Trust Funds

      With respect to each series of Grantor Trust Securities, Tax Counsel will deliver an opinion. The opinion will be to the effect that, assuming compliance with all provisions of the applicable agreement, the related Grantor Trust Fund will be classified as a grantor trust under subpart E, part I of subchapter J of Chapter 1 of Subtitle A of the Code and not as a partnership, an association taxable as a corporation, or a "taxable mortgage pool" within the meaning of Code Section 7701(i). Accordingly, each holder of a Grantor Trust Security generally will be treated as the beneficial owner of an undivided interest in the mortgage loans included in the Grantor Trust Fund.

      Standard Securities

      General. Where there is no Retained Interest with respect to the mortgage loans underlying the securities of a series, and where these securities are not designated as "Stripped Securities," as defined below under "--Stripped Securities," the holder of each security in the series, referred to in this prospectus as "Standard Securities," will be treated as the owner of a pro rata undivided interest in the ordinary income and corpus portions of the Grantor Trust Fund represented by its Standard Security. As a result, the holder of these securities will be considered the beneficial owner of a pro rata undivided interest in each of the mortgage loans, subject to the discussion below under "--Recharacterization of Servicing Fees." Accordingly, the holder of a Standard Security of a particular series will be required to report on its federal income tax return, in accordance with the holder's method of accounting, its pro rata share of the entire income from the mortgage loans represented by its Standard Security, including:

      (1) interest at the coupon rate on the mortgage loans,

      (2) original issue discount, if any,

      (3) prepayment fees,

      (4) assumption fees, and

      (5) late payment charges received by the master servicer.

      A holder of a Standard Security generally will be able to deduct its share of the servicing fee and all administrative and other expenses of the trust fund in accordance with its method of accounting, provided that the amounts are reasonable compensation for services rendered to that Grantor Trust Fund. However, investors who are individuals, estates or trusts who own securities, either directly or indirectly through certain pass-through entities, will be subject to limitation with respect to certain itemized deductions described in Code Section 67, including deductions under Code Section 212 for the servicing fee and all administrative and other expenses of the Grantor Trust Fund, to the extent that the deductions, in the aggregate, do not exceed two percent of an investor's adjusted gross income. In addition, Code Section 68 provides that itemized deductions otherwise allowable for a taxable year of an individual taxpayer will be reduced by the lesser of:

      (1) 3% of the excess, if any, of adjusted gross income over a threshold amount adjusted annually for inflation, or

      (2) 80% of the amount of itemized deductions otherwise allowable for that year.

However, the Code Section 68 reduction of allowable itemized deductions will be phased out beginning in 2006 and eliminated after 2009.

      As a result, investors holding Standard Securities, directly or indirectly through a Pass-Through Entity, may have aggregate taxable income in excess of the aggregate amount of cash received on those Standard Securities with respect to interest at the pass-through rate or as discount income on those Standard Securities. In addition, the expenses are not deductible at all for purposes of computing the alternative minimum tax, and may cause the investors to be subject to significant additional tax liability. Moreover, where there is Retained Interest with respect to the mortgage loans underlying a series of securities or where the servicing fees are in excess of reasonable servicing compensation, the transaction will be subject to the application of the "stripped bond" and "stripped coupon" rules of the Code, as described below under "--Stripped Securities" and "--Recharacterization of Servicing Fees," respectively.

      Tax Status. Tax Counsel has advised the depositor that:

      (1) A Standard Security owned by a "domestic building and loan association" within the meaning of Code Section 7701(a)(19) will be considered to represent "loans. . . secured by an interest in real property which is. . . residential real property" within the meaning of Code Section 7701(a)(19)(C)(v), provided that the real property securing the mortgage loans represented by that Standard Security is of the type described in that section of the Code.

      (2) A Standard Security owned by a real estate investment trust will be considered to represent "real estate assets" within the meaning of Code Section 856(c)(5)(B) to the extent that the assets of the related Grantor Trust Fund consist of qualified assets. Interest income on the assets will be considered "interest on obligations secured by mortgages on real property" to that extent within the meaning of Code Section 856(c)(3)(B).

      (3) A Standard Security owned by a REMIC will be considered to represent an "obligation, including any participation or certificate of beneficial ownership in the REMIC, which is principally secured by an interest in real property" within the meaning of Code Section 860G(a)(3)(A) to the extent that the assets of the related Grantor Trust Fund consist of "qualified mortgages" within the meaning of Code Section 860G(a)(3).

      Premium and Discount. We advise you to consult with your tax advisors as to the federal income tax treatment of premium and discount arising either at the time of initial issuance of Standard Securities or subsequent acquisition.

      Premium. The treatment of premium incurred at the time of the purchase of a Standard Security will be determined generally as described above under "--REMICs--Taxation of Owners of Residual Securities --Premium."

      Original Issue Discount. The original issue discount rules of Code Section 1271 through 1275 will be applicable to a holder's interest in those mortgage loans as to which the conditions for the application of those sections are met. Rules regarding periodic inclusion of original issue discount income are applicable to mortgages of corporations originated after May 27, 1969, mortgages of noncorporate borrowers, other than individuals, originated after July 1, 1982, and mortgages of individuals originated after March 2, 1984. Under the OID Regulations, an original issue discount could arise by the charging of points by the originator of the mortgages in an amount greater than the statutory de minimis exception, including a payment of points that is currently deductible by the borrower under applicable Code provisions or, under certain circumstances, by the presence of "teaser" rates on the mortgage loans. See "--Stripped Securities" below regarding original issue discount on Stripped Securities.

      Original issue discount generally must be reported as ordinary gross income as it accrues under a constant interest method that takes into account the compounding of interest, in advance of the cash attributable to the income. Unless indicated otherwise in the related prospectus supplement, no prepayment assumption will be assumed for purposes of the accrual. However, Code Section 1272 provides for a reduction in the amount of original issue discount includible in the income of a holder of an obligation that acquires the obligation after its initial issuance at a price greater than the sum of the original issue price and the previously accrued original issue discount, less prior payments of principal. Accordingly, if the mortgage loans acquired by a holder of securities are purchased at a price equal to the then unpaid principal amount of those mortgage loans, no original issue discount attributable to the difference between the issue price and the original principal amount of those mortgage loans, i.e., points, will be includible by the related holder.

      Market Discount. Holders of securities also will be subject to the market discount rules to the extent that the conditions for application of those sections are met. Market discount on the mortgage loans will be determined and will be reported as ordinary income generally in the manner described above under "--REMICs -- Taxation of Owners of Regular Securities -- Market Discount," except that the ratable accrual methods described in those sections will not apply. Rather, the holder will accrue market discount pro rata over the life of the mortgage loans, unless the constant yield method is elected. The related prospectus supplement will specify what, if any, prepayment assumption will be assumed for purposes of accrual.

      Recharacterization of Servicing Fees. If the servicing fees paid to a servicer were deemed to exceed reasonable servicing compensation, the amount of excess would represent neither income nor a deduction to holders of securities. In this regard, there are no authoritative guidelines for federal income tax purposes as to either the maximum amount of servicing compensation that may be considered reasonable in the context of this or similar transactions or whether, in the case of Standard Securities, the reasonableness of servicing compensation should be determined on a weighted average or loan-by-loan basis. If a loan-by-loan basis is appropriate, the likelihood that the applicable amount would exceed reasonable servicing compensation as to some of the mortgage loans would be increased. IRS guidance indicates that a servicing fee in excess of reasonable compensation -"excess servicing"-- will cause the mortgage loans to be treated under the "stripped bond" rules. This guidance provides safe harbors for servicing deemed to be reasonable and requires taxpayers to demonstrate that the value of servicing fees in excess of these applicable amounts is not greater than the value of the services provided.

      Accordingly, if the IRS approach is upheld, a servicer who receives a servicing fee in excess of those amounts would be viewed as retaining an ownership interest in a portion of the interest payments on the mortgage loans. Under the rules of Code Section 1286, the separation of ownership of the right to receive some or all of the interest payments on an obligation from the right to receive some or all of the principal payments on the obligation would result in treatment of those mortgage loans as "stripped coupons" and "stripped bonds." Subject to the de minimis rule discussed below under "--Stripped Securities," each stripped bond or stripped coupon could be considered for this purpose as a non-interest bearing obligation issued on the date of issue of the Standard Securities, and the original issue discount rules of the Code would apply to the holder of those securities. While holders of securities would still be treated as owners of beneficial interests in a grantor trust for federal income tax purposes, the corpus of the trust could be viewed as excluding the portion of the mortgage loans the ownership of which is attributed to the master servicer, or as including the portion as a second class of equitable interest. Applicable Treasury regulations treat an arrangement of this type as a fixed investment trust, since the multiple classes of trust interests should be treated as merely facilitating direct investments in the trust assets and the existence of multiple classes of ownership interests is incidental to that purpose. In general, a recharacterization should not have any significant effect on the timing or amount of income reported by a holder of securities, except that the income reported by a cash method holder may be slightly accelerated. See "--Stripped Securities" below for a further description of the federal income tax treatment of stripped bonds and stripped coupons.

      Sale or Exchange of Standard Securities. If a sale or exchange of a Standard Security occurs, a holder of such a security will recognize gain or loss equal to the difference between the amount realized on the sale and its aggregate adjusted basis in the mortgage loans and other assets represented by the security. In general, the aggregate adjusted basis will equal the holder's cost for the Standard Security, exclusive of accrued interest, increased by the amount of any income previously reported with respect to the Standard Security and decreased by the amount of any losses previously reported with respect to the Standard Security and the amount of any distributions other than accrued interest received on those securities. Except as provided above with respect to market discount on any mortgage loans, and except for certain financial institutions subject to the provisions of Code Section 582(c), any gain or loss generally would be capital gain or loss if the Standard Security was held as a capital asset. However, gain on the sale of a Standard Security will be treated as ordinary income:

      (1) if a Standard Security is held as part of a "conversion transaction" as defined in Code Section 1258(c), up to the amount of interest that would have accrued on the holder's net investment in the conversion transaction at 120% of the appropriate applicable federal rate in effect at the time the taxpayer entered into the transaction minus any amount previously treated as ordinary income with respect to any prior disposition of property that was held as part of that transaction, or

      (2) in the case of a non-corporate taxpayer, to the extent the taxpayer has made an election under Code Section 163(d)(4) to have net capital gains taxed as investment income at ordinary income rates.

      Capital gains of noncorporate taxpayers generally are subject to a lower maximum tax rate than ordinary income of the taxpayers for capital assets held for more than one year. The maximum tax rate for corporations is the same with respect to both ordinary income and capital gains.

      Stripped Securities

      General. Pursuant to Code Section 1286, the separation of ownership of the right to receive some or all of the principal payments on an obligation from ownership of the right to receive some or all of the interest payments results in the creation of "stripped bonds" with respect to principal payments and "stripped coupons" with respect to interest payments. For purposes of this discussion, securities that are subject to those rules will be referred to as "Stripped Securities." The securities will be subject to those rules if:

      (1) the depositor or any of its affiliates retains, for its own account or for purposes of resale, in the form of Retained Interest, or otherwise, an ownership interest in a portion of the payments on the mortgage loans,

      (2) the depositor or any of its affiliates is treated as having an ownership interest in the mortgage loans to the extent it is paid or retains servicing compensation in an amount greater than reasonable consideration for servicing the mortgage loans (see "--Standard Securities -- Recharacterization of Servicing Fees"), and

      (3) a class of securities are issued in two or more classes or subclasses representing the right to non-pro-rata percentages of the interest and principal payments on the mortgage loans.

      In general, a holder of a Stripped Security will be considered to own "stripped bonds" with respect to its pro rata share of all or a portion of the principal payments on each mortgage loan and/or "stripped coupons" with respect to its pro rata share of all or a portion of the interest payments on each mortgage loan, including the Stripped Security's allocable share of the servicing fees paid to a servicer, to the extent that those fees represent reasonable compensation for services rendered. See the discussion above under "--Standard Securities--Recharacterization of Servicing Fees." Although not free from doubt, for purposes of reporting to holders of Stripped Securities, the servicing fees will be allocated to the classes of Stripped Securities in proportion to the distributions to the classes for the related period or periods. The holder of a Stripped Security generally will be entitled to a deduction each year in respect of the servicing fees, as described above under "--Standard Securities--General," subject to the limitation described in that section.

      Code Section 1286 treats a stripped bond or a stripped coupon generally as an obligation issued on the date that the stripped interest is purchased. Although the treatment of Stripped Securities for federal income tax purposes is not clear in certain respects, particularly where Stripped Securities are issued with respect to a mortgage pool containing variable-rate mortgage loans, the depositor has been advised by counsel that:

      (1) the Grantor Trust Fund will be treated as a grantor trust under subpart E, Part I of subchapter J of Chapter 1 of Subtitle A of the Code and not as an association taxable as a corporation or a "taxable mortgage pool" within the meaning of Code Section 7701(i), and

      (2) each Stripped Security should be treated as a single installment obligation for purposes of calculating original issue discount and gain or loss on disposition.

      This treatment is based on the interrelationship of Code Section 1286, Code Sections 1272 through 1275, and the OID Regulations. Although it is possible that computations with respect to Stripped Securities could be made in one of the ways described below under "--Possible Alternative Characterizations," the OID Regulations state, in general, that two or more debt instruments issued by a single issuer to a single investor in a single transaction should be treated as a single debt instrument. Accordingly, for original issue discount purposes, all payments on any Stripped Securities should be aggregated and treated as though they were made on a single debt instrument. The applicable agreement will require that the trustee make and report all computations described below using this aggregate approach, unless substantial legal authority requires otherwise.

      Furthermore, Treasury regulations provide for treatment of a Stripped Security as a single debt instrument issued on the date it is purchased for purposes of calculating any original issue discount. In addition, under those regulations, a Stripped Security that represents a right to payments of both interest and principal may be viewed either as issued with original issue discount or market discount, as described below, at a de minimis original issue discount, or, presumably, at a premium. This treatment indicates that the interest component of a Stripped Security of this type would be treated as qualified stated interest under the OID Regulations, assuming it is not an interest-only or super-premium Stripped Security. Further, these regulations provide that the purchaser of a Stripped Security will be required to account for any discount as market discount rather than original issue discount if either:

      (1) the initial discount with respect to the Stripped Security was treated as zero under the de minimis rule, or

      (2) no more than 100 basis points in excess of reasonable servicing is stripped off the related mortgage loans. Any market discount would be reportable as described above under "--REMICs--Taxation of Owners of Regular Securities--Market Discount," without regard to the de minimis rule described in this prospectus, assuming that a prepayment assumption is employed in that computation.

      Status of Stripped Securities. No specific legal authority exists as to whether the character of the Stripped Securities, for federal income tax purposes, will be the same as that of the mortgage loans. Although the issue is not free from doubt, counsel has advised the depositor that Stripped Securities owned by applicable holders should be considered to represent

      (1) "real estate assets" within the meaning of Code Section 856(c)(5)(B),

      (2) "obligation[s]. . . principally secured by an interest in real property" within the meaning of Code Section 860G(a)(3)(A), and

      (3) "loans. . . secured by an interest in real property" within the meaning of Code Section 7701(a)(19)(C)(v).

Interest including original issue discount income attributable to Stripped Securities should be considered to represent "interest on obligations secured by mortgages on real property" within the meaning of Code Section 856(c)(3)(B), provided that in each case the mortgage loans and interest on those mortgage loans qualify for this tax treatment. See "--Standard Securities -- Tax Status" above.

      Taxation of Stripped Securities. Original Issue Discount. Except as described above under "--General," each Stripped Security will be considered to have been issued at an original issue discount for federal income tax purposes. Original issue discount with respect to a Stripped Security must be included in ordinary income as it accrues, in accordance with a constant yield method that takes into account the compounding of interest, which may be prior to the receipt of the cash attributable to that income. Based in part on the issue discount required to be included in the income of a holder of a Stripped Security in any taxable year likely will be computed generally as described above under "--REMICs--Taxation of Owner of Regular Securities -- Original Issue Discount" and "-- Variable Rate Regular Securities." However, with the apparent exception of a Stripped Security qualifying as a market discount obligation as described above under "-- General," the issue price of a Stripped Security will be the purchase price paid by each holder of the Stripped Security. The stated redemption price at maturity will include the aggregate amount of the payments to be made on the Stripped Security to the holder of securities, presumably under the Prepayment Assumption, other than qualified stated interest.

      If the mortgage loans prepay at a rate either faster or slower than that under the Prepayment Assumption, a holder's recognition of original issue discount will be either accelerated or decelerated and the amount of the original issue discount will be either increased or decreased depending on the relative interests in principal and interest on each mortgage loan represented by the holder's Stripped Security. While the matter is not free from doubt, the holder of a Stripped Security should be entitled in the year that it becomes certain, assuming no further prepayments, that the holder will not recover a portion of its adjusted basis in that Stripped Security to recognize a loss, which may be a capital loss, equal to that portion of unrecoverable basis.

      As an alternative to the method described above, the fact that some or all of the interest payments with respect to the Stripped Securities will not be made if the mortgage loans are prepaid could lead to the interpretation that those interest payments are "contingent" within the meaning of the OID Regulations. The OID Regulations, as they relate to the treatment of contingent interest, are by their terms not applicable to prepayable securities such as the Stripped Securities. However, if final regulations dealing with contingent interest with respect to the Stripped Securities apply the same principles as the OID Regulations, those regulations may lead to different timing of income inclusion that would be the case under the OID Regulations. Furthermore, application of those principles could lead to the characterization of gain on the sale of contingent interest Stripped Securities as ordinary income. Prospective investors should consult their tax advisors regarding the appropriate tax treatment of Stripped Securities.

      In light of the application of Section 1286 of the Code, a beneficial owner of a Stripped Security generally will be required to compute accruals of original issue discount based on its yield, possibly taking into account its own prepayment assumption. The information necessary to perform the related calculations for information reporting purposes, however, generally will not be available to the trust administrator. Accordingly, any information reporting provided by the trust administrator with respect to these Stripped Securities, which information will be based on pricing information as of the closing date, will largely fail to reflect the accurate accruals of original issue discount for these securities. Prospective investors therefore should be aware that the timing of accruals of original issue discount applicable to a Stripped Security generally will be different than that reported to holders and the IRS. Prospective investors should consult their own tax advisors regarding their obligation to compute and include in income the correct amount of original issue discount accruals and any possible tax consequences to them if they should fail to do so.

      Sale or Exchange of Stripped Securities. Sale or exchange of a Stripped Security prior to its maturity will result in gain or loss equal to the difference, if any, between the amount received and the holder's adjusted basis in that Stripped Security, as described above under "--REMICs--Taxation of Owners of Regular Securities -- Sale or Exchange of Regular Securities." To the extent that a subsequent purchaser's purchase price is exceeded by the remaining payments on the Stripped Securities, the subsequent purchaser will be required for federal income tax purposes to accrue and report the excess as if it were original issue discount in the manner described above. It is not clear for this purpose whether the assumed prepayment rate that is to be used in the case of a holder of securities other than an original holder of securities should be the Prepayment Assumption or a new rate based on the circumstances at the date of subsequent purchase.

      Purchase of More Than One Class of Stripped Securities. When an investor purchases more than one class of Stripped Securities, it is currently unclear whether for federal income tax purposes the classes of Stripped Securities should be treated separately or aggregated for purposes of the rules described above.

      Possible Alternative Characterizations. The characterizations of the Stripped Securities discussed above are not the only possible interpretations of the applicable Code provisions. For example, the holder of securities may be treated as the owner of:

      (1) one installment obligation consisting of the Stripped Security's pro rata share of the payments attributable to principal on each mortgage loan and a second installment obligation consisting of the respective Stripped Security's pro rata share of the payments attributable to interest on each mortgage loan,

      (2) as many stripped bonds or stripped coupons as there are scheduled payments of principal and/or interest on each mortgage loan, or

      (3) a separate installment obligation for each mortgage loan, representing the Stripped Security's pro rata share of payments of principal and/or interest to be made with respect to that Stripped Security.

      Alternatively, the holder of one or more classes of Stripped Securities may be treated as the owner of a pro rata fractional undivided interest in each mortgage loan to the extent that the related Stripped Security, or classes of Stripped Securities in the aggregate, represent the same pro rata portion of principal and interest on each mortgage loan, and a stripped bond or stripped coupon, as the case may be, treated as an installment obligation or contingent payment obligation, as to the remainder. Treasury regulations regarding original issue discount on stripped obligations make the foregoing interpretations less likely to be applicable. The preamble to these regulations states that they are premised on the assumption that an aggregation approach is appropriate for determining whether original issue discount on a stripped bond or stripped coupon is de minimis, and solicits comments on appropriate rules for aggregating stripped bonds and stripped coupons under Code Section 1286.

      Because of these possible varying characterizations of Stripped Securities and the resultant differing treatment of income recognition, holders of such securities are urged to consult their own tax advisors regarding the proper treatment of Stripped Securities for federal income tax purposes.

      Reporting Requirements and Backup Withholding

      The trustee will furnish, within a reasonable time after the end of each calendar year, to each holder of Grantor Trust Securities at any time during that calendar year, information, prepared on the basis described above, as is necessary to enable the holder of those securities to prepare its federal income tax returns. The information will include the amount of original issue discount accrued on Grantor Trust Securities held by persons other than holders of securities exempted from the reporting requirements. However, the amount required to be reported by the trustee may not be equal to the proper amount of original issue discount required to be reported as taxable income by a holder of Grantor Trust Securities, other than an original holder of securities that purchased at the issue price. In particular, in the case of Stripped Securities, the reporting will be based on a representative initial offering price of each class of Stripped Securities or some price as set forth in the related prospectus supplement. The trustee will also file original issue discount information with the IRS. If a holder of securities fails to supply an accurate taxpayer identification number or if the Secretary of the Treasury determines that a holder of securities has not reported all interest and dividend income required to be shown on his federal income tax return, 28% backup withholding (which rate will be increased to 31% after 2010) may be required in respect of any reportable payments, as described above under "--REMICs--Backup Withholding."

      On June 20, 2002, the IRS published proposed regulations which will, when effective, establish a reporting framework for interests in "widely held fixed investment trusts" that will place the responsibility of reporting on the person in the ownership chain who holds an interest for a beneficial owner. A widely-held fixed investment trust is defined as an entity classified as a "trust" under Treasury Regulations Section 301.7701-4(c), in which any interest is held by a middleman, which includes, but is not limited to (i) a custodian of a person's account, (ii) a nominee and (iii) a broker holding an interest for a customer in "street name." These regulations were proposed to be effective beginning January 1, 2004, but such date passed and the regulations have not been finalized. It is unclear when, or if, these regulations will become final.

      Taxation of Certain Foreign Investors. To the extent that a Grantor Trust Security evidences ownership in mortgage loans that are issued on or before July 18, 1984, interest or original issue discount paid by the person required to withhold tax under Code Section 1441 or 1442 to nonresident aliens, foreign corporations, or other non-U.S. Persons generally will be subject to 30% United States withholding tax, or any lower rate as may be provided for interest by an applicable tax treaty. Accrued original issue discount recognized by the holder of Grantor Trust Securities on the sale or exchange of that security also will be subject to federal income tax at the same rate.

      Treasury regulations provide that interest or original issue discount paid by the trustee or other withholding agent to a non-U.S. Person evidencing ownership interest in mortgage loans issued after July 18, 1984 will be "portfolio interest" and will be treated in the manner, and these persons will be subject to the same certification requirements, described above under "--REMICs--Taxation of Certain Foreign Investors--Regular Securities."

Partnership Trust Funds

      Classification of Partnership Trust Funds

      With respect to each series of Partnership Securities or Debt Securities, Tax Counsel will deliver its opinion that the trust fund will not be a taxable mortgage pool or an association, or publicly traded partnership, taxable as a corporation for federal income tax purposes. This opinion will be based on the assumption that the terms of the applicable agreement and related documents will be complied with, and on counsel's conclusion that the nature of the income of the trust fund will exempt it from the rule that certain publicly traded partnerships are taxable as corporations.

      Characterization of Investments in Partnership Securities and Debt Securities

      For federal income tax purposes:

      (1) Partnership Securities and Debt Securities held by a thrift institution taxed as a domestic building and loan association will not constitute "loans . . . secured by an interest in real property which is . . . residential real property" within the meaning of Code Section 7701(a)(19)(C)(v), and

      (2) interest on Debt Securities held by a real estate investment trust will not be treated as "interest on obligations secured by mortgages on real property or on interests in real property" within the meaning of Code Section 856(c)(3)(B), and Debt Securities held by a real estate investment trust will not constitute "real estate assets" within the meaning of Code Section 856(c)(5)(B). However, Partnership Securities held by a real estate investment trust will qualify under those sections based on the real estate investments trust's proportionate interest in the assets of the Partnership Trust Fund based on capital accounts unless the Partnership Security is not treated as equity in the issuing trust.

      Taxation of Holder of Debt Securities

      Treatment of the Debt Securities as Indebtedness. The depositor will agree, and the holders of securities will agree by their purchase of Debt Securities, to treat the Debt Securities as debt for federal income tax purposes. No regulations, published rulings, or judicial decisions exist that discuss the characterization for federal income tax purposes of securities with terms substantially the same as the Debt Securities. However, with respect to each series of Debt Securities, Tax Counsel will deliver its opinion that, unless otherwise specified in the related prospectus supplement, the Debt Securities will be classified as indebtedness for federal income tax purposes. The discussion below assumes this characterization of the Debt Securities is correct.

      If, contrary to the opinion of counsel, the IRS successfully asserted that the Debt Securities were not debt for federal income tax purposes, the Debt Securities might be treated as equity interests in the Partnership Trust Fund. As a result, the timing and amount of income allocable to holders of the Debt Securities may be different than as described in the following paragraph.

      Debt Securities generally will be subject to the same rules of taxation as Regular Securities issued by a REMIC, as described above, except that:

      (1) income reportable on Debt Securities is not required to be reported under the accrual method unless the holder otherwise uses the accrual method,

      (2) the special rule treating a portion of the gain on sale or exchange of a Regular Security as ordinary income is inapplicable to Debt Securities. See "--REMICs--Taxation of Owners of Regular Securities--Sale or Exchange of Regular Securities" above, and

      (3) the character and timing of any Realized Losses may be governed by Code Section 165(g) relating to worthless securities rather than by Code Section 166 relating to bad debts if the Debt Securities are considered issued by a corporation. This could occur, for example, if the issuing trust were disregarded as separate from a single holder of the residual interest in the trust that was a corporation.

      Taxation of Owners of Partnership Securities

      Treatment of the Partnership Trust Fund as a Partnership. The prospectus supplement may specify that the depositor will agree, and the holders of Partnership Securities will agree by their purchase of Partnership Securities, to treat the Partnership Trust Fund:

      (1) as a partnership for purposes of federal and state income tax, franchise tax and any other tax measured in whole or in part by income, with the assets of the partnership being the assets held by the Partnership Trust Fund, the partners of the partnership being the holders of Partnership Securities, including the depositor, and the Debt Securities, if any, being debt of the partnership, or

      (2) if a single beneficial owner owns all of the Partnership Securities in a trust fund, the trust fund will be ignored for federal income tax purposes and the assets and Debt Securities of the trust fund will be treated as assets and indebtedness of this beneficial owner.

      A variety of alternative characterizations are possible. For example, because one or more of the classes of Partnership Securities have certain features characteristic of debt, the Partnership Securities might be considered debt of the depositor or the Partnership Trust Fund. A characterization of this type would not result in materially adverse tax consequences to holders of securities as compared to the consequences from treatment of the Partnership Securities as equity in a partnership, described below. The following discussion assumes that the Partnership Securities represent equity interests in a partnership.

      Partnership Taxation. As a partnership, the Partnership Trust Fund will not be subject to federal income tax. Rather, each holder of Partnership Securities will be required to separately take into account each holder's allocated share of income, gains, losses, deductions and credits of the Partnership Trust Fund. We anticipate that the Partnership Trust Fund's income will consist primarily of interest earned on the mortgage loans, including appropriate adjustments for market discount, original issue discount and bond premium, as described above under "--Grantor Trust Funds--Standard Securities--General," and "--Premium and Discount" and any gain upon collection or disposition of mortgage loans. The Partnership Trust Fund's deductions will consist primarily of interest and original issue discount accruing with respect to the Debt Securities and servicing and other fees.

      The tax items of a partnership are allocable to the partners in accordance with the Code, Treasury regulations and the partnership agreement, i.e., the applicable governing agreement and related documents. The partnership agreement will provide, in general, that the holders of securities will be allocated gross income of the Partnership Trust Fund for each Due Period equal to the sum of:

      (1) the interest that accrues on the Partnership Securities in accordance with their terms for the Due Period, including interest accruing at the applicable pass-through rate for the applicable Due Period and interest on amounts previously due on the Partnership Securities but not yet distributed;

      (2) any Partnership Trust Fund income attributable to discount on the mortgage loans that corresponds to any excess of the principal amount of the Partnership Securities over their initial issue price; and

      (3) any other amounts of income payable to the holders of securities for the applicable Due Period.

      That allocation will be reduced by any amortization by the Partnership Trust Fund of premium on mortgage loans that corresponds to any excess of the issue price of Partnership Securities over their principal amount. All remaining taxable income or net loss of the Partnership Trust Fund will be allocated to the depositor and any remaining net loss will be allocated to the depositor to the extent of the depositor's capital account and then will be allocated to holders of Partnership Securities in the order in which they bear losses. Based on the economic arrangement of the parties, this approach for allocating Partnership Trust Fund income should be permissible under applicable Treasury regulations. No assurance can be given that the IRS would not require a greater amount of income to be allocated to Partnership Securities. Moreover, even under the foregoing method of allocation, holders of Partnership Securities may be allocated income equal to the entire pass-through rate plus the other items described above even though the trust fund might not have sufficient cash to make current cash distributions of that amount. Thus, cash basis holders will in effect be required to report income from the Partnership Securities on the accrual basis and holders of Partnership Securities may become liable for taxes on Partnership Trust Fund income even if they have not received cash from the Partnership Trust Fund to pay these taxes.

      All of the taxable income allocated to a holder of Partnership Securities that is a pension, profit-sharing or employee benefit plan or other tax-exempt entity, including an individual retirement account, will constitute "unrelated business taxable income" generally taxable to a holder under the Code.

      A share of expenses of the Partnership Trust Fund, including fees of the master servicer but not interest expense, allocable to an individual, estate or trust holder of Partnership Securities would be miscellaneous itemized deductions subject to the limitations described above under "--Grantor Trust Funds--Standard Securities -- General." Accordingly, these deductions might be disallowed to the individual in whole or in part and might result in the holder of the Partnership Securities being taxed on an amount of income that exceeds the amount of cash actually distributed to the holder of the securities over the life of the Partnership Trust Fund.

      Discount income or premium amortization with respect to each mortgage loan would be calculated in a manner similar to the description above under "--Grantor Trust Funds--Standard Securities -- General" and "-- Premium and Discount." Regardless of that description, it is intended that the Partnership Trust Fund will make all tax calculations relating to income and allocations to holders of Partnership Securities on an aggregate basis with respect to all mortgage loans held by the Partnership Trust Fund rather than on a mortgage loan-by-mortgage loan basis. If the IRS required calculations to be made separately for each mortgage loan, the Partnership Trust Fund might be required to incur additional expense, but we believe that there would not be a material adverse effect on holders of Partnership Securities.

      Discount and Premium. The prospectus supplement may provide that the mortgage loans will have been issued with original discount. However, it is not anticipated that the mortgage loans will have been issued with original issue discount and, therefore, the Partnership Trust Fund should not have original issue discount income. However, the purchase price paid by the Partnership Trust Fund for the mortgage loans may be greater or less than the remaining principal balance of the mortgage loans at the time of purchase. If so, the mortgage loans will have been acquired at a premium or discount, as the case may be. See "--Grantor Trust Funds--Standard Securities--Premium and Discount" in this prospectus. As previously indicated above, the Partnership Trust Fund will make this calculation on an aggregate basis, but might be required to recompute it on a mortgage loan-by-mortgage loan basis.

      If the Partnership Trust Fund acquires the mortgage loans at a market discount or premium, the Partnership Trust Fund will elect to include any discount in income currently as it accrues over the life of the mortgage loans or to offset any premium against interest income on the mortgage loans. As indicated above, a portion of any market discount income or premium deduction may be allocated to holders of Partnership Securities.

      Section 708 Termination. Under Section 708 of the Code, the Partnership Trust Fund will be deemed to terminate for federal income tax purposes if 50% or more of the capital and profits interests in the Partnership Trust Fund are sold or exchanged within a 12-month period. A termination of this type would cause a deemed contribution of the assets of a Partnership Trust Fund --the "old partnership"-- to a new Partnership Trust Fund --the "new partnership"-- in exchange for interests in the new partnership. The interests in a new Partnership Trust Fund would be deemed distributed to the partners of the old partnership in liquidation of the old partnership, which would not constitute a sale or exchange. The Partnership Trust Fund will not comply with certain technical requirements that might apply when a constructive termination occurs. As a result, the Partnership Trust Fund may be subject to certain tax penalties and may incur additional expenses if it is required to comply with those requirements. Furthermore, the Partnership Trust Fund might not be able to comply due to lack of data.

      Disposition of Securities. Generally, capital gain or loss will be recognized on a sale of Partnership Securities in an amount equal to the difference between the amount realized and the seller's tax basis in the Partnership Securities sold. A holder's tax basis in a Partnership Security will generally equal the holder's cost increased by the holder's share of Partnership Trust Fund income (includible in income) and decreased by any distributions received with respect to a Partnership Security. In addition, both the tax basis in the Partnership Securities and the amount realized on a sale of a Partnership Security would include the holder's share of the Debt Securities and other liabilities of the Partnership Trust Fund. A holder acquiring Partnership Securities at different prices may be required to maintain a single aggregate adjusted tax basis in the Partnership Securities. If a sale or other disposition of some of the Partnership Securities occurs, the holder may be required to allocate a portion of the aggregate tax basis to the Partnership Securities sold, rather than maintaining a separate tax basis in each Partnership Security for purposes of computing gain or loss on a sale of that Partnership Security.

      Any gain on the sale of a Partnership Security attributable to the holder's share of unrecognized accrued market discount on the mortgage loans would generally be treated as ordinary income to the holder and would give rise to special tax reporting requirements. The Partnership Trust Fund does not expect to have any other assets that would give rise to similar special reporting considerations. Thus, to avoid those special reporting requirements, the Partnership Trust Fund will elect to include market discount in income as it accrues.

      If a holder of Partnership Securities is required to recognize an aggregate amount of income, not including income attributable to disallowed itemized deductions described above, over the life of the Partnership Securities that exceeds the aggregate cash distributions with respect to those Partnership Securities, the excess will generally give rise to a capital loss if the retirement of the Partnership Securities occurs.

      Allocations Between Transferors and Transferees. In general, the Partnership Trust Fund's taxable income and losses will be determined each Due Period and the tax items for a particular Due Period will be apportioned among the holders of securities in proportion to the principal amount of Partnership Securities owned by them as of the close of the last day of the related Due Period. As a result, a holder purchasing Partnership Securities may be allocated tax items attributable to periods before the actual transaction, which will affect its tax liability and tax basis.

      The use of this Due Period convention may not be permitted by existing regulations. If a Due Period convention is not allowed, or only applies to transfers of less than all of the partner's interest, taxable income or losses of the Partnership Trust Fund might be reallocated among the holders of Partnership Securities. The depositor will be authorized to revise the Partnership Trust Fund's method of allocation between transferors and transferees to conform to a method permitted by future regulations.

      Section 731 Distributions. In the case of any distribution to a holder of Partnership Securities, no gain will be recognized to that holder of securities to the extent that the amount of any money distributed with respect to that holder's Partnership Security exceeds the adjusted basis of that holder's interest in the security. To the extent that the amount of money distributed exceeds that holder's adjusted basis, gain will be currently recognized. In the case of any distribution to a holder of Partnership Securities, no loss will be recognized except if a distribution in liquidation of a holder's interest occurs. Any gain or loss recognized by a holder of Partnership Securities will be capital gain or loss.

      Section 754 Election. If a holder of Partnership Securities sells its securities at a profit or loss, the purchasing holder of Partnership Securities will have a higher or lower basis, as applicable, in the Partnership Securities than the selling holder of Partnership Securities had. The tax basis of the Partnership Trust Fund's assets would not be adjusted to reflect that higher or lower basis unless the Partnership Trust Fund were to file an election under
Section 754 of the Code. In order to avoid the administrative complexities that would be involved in keeping accurate accounting records, as well as potentially onerous information reporting requirements, the Partnership Trust Fund will not make that election. As a result, holders of Partnership Securities might be allocated a greater or lesser amount of Partnership Trust Fund income than would be appropriate based on their own purchase price for Partnership Securities.

      The American Jobs Creation Act of 2004 added a provision to the Code that would require a partnership with a "substantial built-in loss" immediately after a transfer of a partner's interest in such partnership to make the types of basis adjustments that would be required if an election under Section 754 of the Code were in effect. This new provision does not apply to a "securitization partnership." The applicable prospectus supplement will address whether any partnership in which a security represents an interest will constitute a securitization partnership for this purpose.

      Administrative Matters. The trustee is required to keep or have kept complete and accurate books of the Partnership Trust Fund. The books will be maintained for financial reporting and tax purposes on an accrual basis and the fiscal year of the Partnership Trust Fund will be the calendar year. The trustee will file a partnership information return on IRS Form 1065 with the IRS for each taxable year of the Partnership Trust Fund and will report each holder's allocable share of items of Partnership Trust Fund income and expense to holders and the IRS on Schedule K-1 to Form 1065. The trustee will provide the Schedule K-1 information to nominees that fail to provide the Partnership Trust Fund with the information statement described below and those nominees will be required to forward the information to the beneficial owners of the Partnership Securities. Generally, holders must file tax returns that are consistent with the information return filed by the Partnership Trust Fund or be subject to penalties unless the holder notifies the IRS of all inconsistencies.

      Under Section 6031 of the Code, any person that holds Partnership Securities as a nominee at any time during a calendar year is required to furnish the Partnership Trust Fund with a statement containing certain information on the nominee, the beneficial owners and the Partnership Securities so held. This information includes:

      (1) the name, address and taxpayer identification number of the nominee and

      (2) as to each beneficial owner:

      (x) the name, address and identification number of the beneficial owner,

      (y) whether the beneficial owner is a U.S. Person, a tax-exempt entity or a foreign government, an international organization, or any wholly owned agency or instrumentality of either of the foregoing, and

      (z) certain information on Partnership Securities that were held, bought or sold on behalf of the beneficial owner throughout the year.

      In addition, brokers and financial institutions that hold Partnership Securities through a nominee are required to furnish directly to the trustee information as to themselves and their ownership of Partnership Securities. A clearing agency registered under Section 17A of the Exchange Act is not required to furnish any information statement of this type to the Partnership Trust Fund. The information referred to above for any calendar year must be furnished to the Partnership Trust Fund on or before the following January 31. Nominees, brokers and financial institutions that fail to provide the Partnership Trust Fund with the information described above may be subject to penalties.

      The person specified in the applicable agreement as the tax matters partner will be responsible for representing the holders of securities in any dispute with the IRS. The Code provides for administrative examination of a partnership as if the partnership were a separate and distinct taxpayer. Generally, the statute of limitations for partnership items does not expire until three years after the date on which the partnership information return is filed. Any adverse determination following an audit of the return of the Partnership Trust Fund by the appropriate taxing authorities could result in an adjustment of the returns of the holders of Partnership Securities, and, under certain circumstances, a holder of securities may be precluded from separately litigating a proposed adjustment to the items of the Partnership Trust Fund. An adjustment could also result in an audit of a holder's returns and adjustments of items not related to the income and losses of the Partnership Trust Fund.

      Tax Consequences to Foreign Holders of Partnership Securities. It is not clear whether the Partnership Trust Fund would be considered to be engaged in a trade or business in the United States for purposes of federal withholding taxes with respect to non-U.S. Persons. This is so because there is no clear authority dealing with that issue under facts substantially similar to those described in this prospectus. However, securityholders who are non-U.S. Persons would in any event not be treated as engaged in a trade or business in the United States if holding the Partnership Security, or other investing or trading in stock or securities for the holder's own account, is the only activity of the securityholder within the United States and the securityholder is not a dealer in securities. Accordingly, the securityholders will not be subject to withholding tax pursuant to Section 1446 of the Code, at the highest marginal rate applicable to U.S. corporations for non-U.S. Persons that are taxable as corporations and at the highest marginal rate applicable to U.S. individuals for all other foreign holders. The prospectus supplement relating to an applicable series will describe whether an exception to the 30% United States withholding tax on interest may apply to securityholders.

      Backup Withholding. Distributions made on the Partnership Securities and proceeds from the sale of the Partnership Securities will be subject to a "backup" withholding tax of 28% (which rate will be increased to 31% after 2010) if, in general, the holder of Partnership Securities fails to comply with certain identification procedures, unless the holder is an exempt recipient under applicable provisions of the Code.

      The federal tax discussions set forth above are included for general information only and may not be applicable depending on a securityholder's particular tax situation. Prospective purchasers should consult their tax advisors with respect to the tax consequences to them of the purchase, ownership and disposition of REMIC Securities, Grantor Trust Securities, Partnership Securities and Debt Securities, including the tax consequences under state, local, foreign and other tax laws and the possible effects of changes in federal or other tax laws.

      Reportable Transactions

      Any holder of a security that reports any item or items of income, gain, expense, or loss in respect of a security for tax purposes in an amount that differs from the amount reported for book purposes by more than $10 million, on a gross basis, in any taxable year may be subject to certain disclosure requirements for "reportable transactions." Prospective investors should consult with their tax advisers concerning any possible tax return disclosure obligation with respect to the securities.

                        STATE AND OTHER TAX CONSEQUENCES

      In addition to the federal income tax consequences described in "Federal Income Tax Consequences" in this prospectus, potential investors should consider the state and local tax consequences of the acquisition, ownership, and disposition of the securities offered under this prospectus. State and local tax law may differ substantially from the corresponding federal tax law, and the discussion above does not purport to describe any aspect of the tax laws of any state or other jurisdiction. Therefore, prospective investors are encouraged to consult their own tax advisors with respect to the various tax consequences of investments in the securities offered under this prospectus.

                              ERISA CONSIDERATIONS

      Title I of ERISA and Section 4975 of the Code impose certain requirements on ERISA Plans and on persons who are fiduciaries with respect to ERISA Plans. Certain employee benefit plans, such as governmental plans as defined in Section 3(32) of ERISA, and, if no election has been made under Section 410(d) of the Code, church plans as defined in Section 3(33) of ERISA, are not subject to the ERISA requirements discussed in this prospectus. However, assets of such plans (collectively with ERISA Plans, "Plans") may be subject to the provisions of applicable federal, state or local law that is materially similar to the foregoing provisions of ERISA or the Code. Moreover, any such plan which is qualified and exempt from taxation under Sections 401(a) and 501(a) of the Code is subject to the prohibited transaction rules set forth in Section 503 of the Code.

      In addition to the imposition of general fiduciary requirements, including those of investment prudence and diversification and the requirement that a Plan's investment be made in accordance with the documents governing the Plan,
Section 406(a) of ERISA and Section 4975(c)(1)(A), (B), (C) and (D) of the Code prohibit a broad range of transactions involving assets of a Plan and persons who have certain specified relationships to the Plan. In addition, Section 406(b) of ERISA and Section 4975(c)(1)(E) and (F) of the Code impose certain prohibitions on Parties in Interest who are fiduciaries with respect to the Plan. Certain Parties in Interest that participate in a prohibited transaction may be subject to a penalty imposed under Section 502(i) of ERISA or an excise tax pursuant to Sections 4975(a) and (b) of the Code, unless a statutory or administrative exemption is available.

      Certain transactions involving a trust fund might be deemed to constitute prohibited transactions under ERISA and Section 4975 of the Code with respect to a Plan that purchases securities if the residential loans, agency securities, mortgage securities and other assets included in the trust fund are deemed to be assets of the Plan. The U.S. Department of Labor has promulgated regulations at 29 C.F.R.

ss. 2510.3-101 defining the term "plan assets" for purposes of applying the general fiduciary responsibility provisions of ERISA and the prohibited transaction provisions of ERISA and the Code. Under these regulations, generally, when a Plan acquires an equity interest in an entity such as a trust fund, the Plan's assets include the investment in the entity and an undivided interest in each of the underlying assets of the entity, unless certain exceptions not applicable here apply, or unless the equity participation in the entity by Benefit Plan Investors is not significant. For this purpose, in general, equity participation is considered "significant" on any date if 25% or more of the value of any class of equity interests is held by Benefit Plan Investors. "Benefit Plan Investors" include ERISA Plans, as well as any "employee benefit plan," as defined in Section 3(3) of ERISA, which is not subject to Title I of ERISA, such as governmental plans, as defined in Section 3(32) of ERISA, and church plans, as defined in Section 3(33) of ERISA, which have not made an election under Section 410(d) of the Code, and any entity whose underlying assets include plan assets by reason of a Plan's investment in the entity. Because of the factual nature of certain of the rules set forth in these regulations, neither Plans nor persons investing plan assets should acquire or hold securities in reliance on the availability of any exception under the regulations.

      In addition, the regulations provide that the term "equity interest" means any interest in an entity other than an instrument which is treated as indebtedness under applicable local law and which has no "substantial equity features." If notes of a particular series are deemed to be indebtedness under applicable local law without any substantial equity features, an investing Plan's assets would include notes of this type, but would not, by reason of the purchase, include the underlying assets of the related trust fund. However, without regard to whether notes of this type are treated as an equity interest for these purposes, the purchase or holding of notes by or on behalf of a Plan could be considered to result in a prohibited transaction. A prohibited transaction may result if the Issuer, the holder of an Equity Certificate or any of their respective affiliates is or becomes a Party in Interest with respect to the Plan, or if the depositor, the master servicer, any sub-servicer or any trustee has investment authority with respect to the assets of the Plan.

      Any person who has discretionary authority or control respecting the management or disposition of plan assets, and any person who provides investment advice with respect to the assets for a fee, is a fiduciary of the investing Plan. If the residential loans, agency securities, mortgage securities and other assets included in a trust fund constitute plan assets, then any party exercising management or discretionary control regarding those assets, such as the master servicer or any sub-servicer, may be deemed to be a Plan "fiduciary" subject to the fiduciary requirements of ERISA and the prohibited transaction provisions of ERISA and the Code or similar provisions of Similar Law with respect to the investing Plan. In addition, if the assets included in a trust fund constitute plan assets, the purchase or holding of securities by a Plan, as well as the operation of the related trust fund, may constitute or involve a prohibited transaction under ERISA, the Code or Similar Law.

      Some of the transactions involving the securities that might otherwise constitute prohibited transactions under ERISA or the Code might qualify for relief from the prohibited transaction rules under certain administrative exemptions, which may be individual or class exemptions. The United States Department of Labor issued individual exemptions, referred to in this prospectus as an "Exemption," to certain underwriters. The applicable prospectus supplement will indicate whether an Exemption will apply to a series. The Exemption generally exempts from the application of the prohibited transaction provisions of Section 406 of ERISA, and the excise taxes and civil penalties imposed on the prohibited transactions pursuant to Section 4975(a) and (b) of the Code and
Section 502(i) of ERISA, certain transactions, among others, relating to the servicing and operation of mortgage pools and the purchase, sale and holding of pass-through certificates underwritten by an underwriter, provided that certain conditions set forth in the Exemption are satisfied. For purposes of this Section "ERISA Considerations," the term "underwriter" shall include:

      (1) the underwriter to whom the Exemption was issued,

      (2) any person directly or indirectly, through one or more intermediaries, controlling, controlled by or under common control with the underwriter, and

      (3) any member of the underwriting syndicate or selling group of which a person described in (a) or (b) is a manager or co-manager with respect to a class of certificates.

      The Exemption sets forth five general conditions which must be satisfied for a transaction involving the purchase, sale and holding of certificates of the type issued pursuant to this prospectus to be eligible for exemptive relief under the Exemption:

      (1) the acquisition of certificates by an ERISA Plan must be on terms that are at least as favorable to the Plan as they would be in an arm's-length transaction with an unrelated party;

      (2) the certificates at the time of acquisition by the ERISA Plan must be rated in one of the four highest generic rating categories by Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc., Moody's Investors Service, Inc. or Fitch, Inc.;

      (3) the trustee cannot be an affiliate of any other member of the "Restricted Group" other than an underwriter. The Restricted Group consists of any underwriter, the depositor, the trustee, the master servicer, any sub-servicer, the obligor on credit support and any borrower with respect to assets of the trust fund constituting more than 5% of the aggregate unamortized principal balance of the assets of the trust fund in the related trust fund as of the date of initial issuance of the certificates;

      (4) (a) the sum of all payments made to and retained by the underwriter(s) must represent not more than reasonable compensation for underwriting the certificates;

            (b) the sum of all payments made to and retained by the depositor pursuant to the assignment of the assets of the trust fund to the related trust fund must represent not more than the fair market value of those obligations; and

            (c) the sum of all payments made to and retained by the master servicer and any sub-servicer must represent not more than reasonable compensation for that person's services and reimbursement of that person's reasonable expenses in connection with those services;

      (5) the investing ERISA Plan must be an accredited investor as defined in Rule 501(a)(1) of Regulation D of the Securities and Exchange Commission under the Securities Act of 1933, as amended.

      The Exemption also requires that the trust fund meet the following requirements:

      (1) the trust fund must consist solely of assets of the type that have been included in other investment pools;

      (2) certificates evidencing interests in such other investment pools must have been rated in one of the four highest categories of one of Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc., Moody's Investors Service, Inc. or Fitch, Inc. for at least one year prior to the acquisition of certificates by or on behalf of an ERISA Plan or with plan assets; and

      (3) certificates evidencing interests in those other investment pools must have been purchased by investors other than ERISA Plans for at least one year prior to any acquisition of certificates by or on behalf of an ERISA Plan or with plan assets.

      A fiduciary of an ERISA Plan contemplating purchasing a certificate must make its own determination that the general conditions set forth above will be satisfied with respect to its certificate.

The Exemption will not apply to an investment by a Plan during a Funding Period unless certain additional conditions specified in the related prospectus supplement are satisfied.

      If the general conditions of the Exemption are satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(a) and 407(a) of ERISA, as well as the excise taxes imposed by Sections 4975(a) and (b) of the Code by reason of Section 4975(c) of the Code, in connection with the direct or indirect sale, exchange, transfer, holding or the direct or indirect acquisition or disposition in the secondary market of certificates by ERISA Plans. However, no exemption is provided from the restrictions of Sections 406(a)(1)(E), 406(a)(2) and 407 of ERISA for the acquisition or holding of a certificate on behalf of an Excluded Plan by any person who has discretionary authority or renders investment advice with respect to the assets of the Excluded Plan. For purposes of the certificates, an "Excluded Plan" is an ERISA Plan sponsored by any member of the Restricted Group.

      If certain specific conditions of the Exemption are also satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(b)(1) and (b)(2) of ERISA and the taxes imposed by Section 4975(c)(1)(E) of the Code in connection with:

      (1) the direct or indirect sale, exchange or transfer of certificates in the initial issuance of certificates between an underwriter and an ERISA Plan when the person who has discretionary authority or renders investment advice with respect to the investment of ERISA Plan assets in the certificates is

            (a) a borrower with respect to 5% or less of the fair market value of the assets of the trust fund or

            (b) an affiliate of that person,

      (2) the direct or indirect acquisition or disposition in the secondary market of certificates by an ERISA Plan and

      (3) the holding of certificates by an ERISA Plan.

      Further, if certain specific conditions of the Exemption are satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(a), 406(b) and 407(a) of ERISA, and the taxes imposed by Sections 4975(a) and (b) of the Code by reason of Section 4975(c) of the Code for transactions in connection with the servicing, management and operation of the related trust fund. Satisfaction of these conditions would provide an exemption from the restrictions imposed by Sections 406(a) and (b) of ERISA, as well as the excise taxes imposed by Sections 4975(a) and (b) of the Code by reason of Section 4975(c) of the Code, for transactions in connection with the servicing, management and operation of the related trust fund, provided that the general conditions of the Exemption are satisfied.

      The Exemption also may provide an exemption from the restrictions imposed by Sections 406(a) and 407(a) of ERISA, and the taxes imposed by Sections 4975(a) and (b) of the Code by reason of Section 4975(c) of the Code if the restrictions are deemed to otherwise apply merely because a person is deemed to be a Party in Interest with respect to an investing ERISA Plan by virtue of providing services to the ERISA Plan, or by virtue of having certain specified relationships to a person of that type, solely as a result of the ERISA Plan's ownership of certificates.

      Before purchasing a certificate, a fiduciary of an ERISA Plan should itself confirm:

      (1) that the certificates constitute "certificates" for purposes of the Exemption and

      (2) that the specific and general conditions and other applicable requirements set forth in the Exemption would be satisfied. In addition to making its own determination as to the availability of the exemptive relief provided in the Exemption, the ERISA Plan fiduciary should consider its general fiduciary obligations under ERISA in determining whether to purchase any certificates on behalf of an ERISA Plan.

      In addition, based on the reasoning of the United States Supreme Court's decision in John Hancock Life Ins. Co. v. Harris Trust and Sav. Bank, 510 U.S. 86 (1993), under certain circumstances assets in the general account of an insurance company may be deemed to be plan assets for certain purposes, and under such reasoning a purchase of investor certificates with assets of an insurance company's general account might be subject to the prohibited transaction rules described above. Insurance companies investing assets of their general accounts should also consider the potential effects of the enactment of
Section 401(c) of ERISA, PTCE 95 60, Labor Department Regulation 29 CFR ss. 2550.401c 1, and the fact that the Exemption (discussed above) has been designated by the Department of Labor as an "Underwriter Exemption" for purposes of Section V(h) of Prohibited Transaction Exemption 95 60.

      Any plan fiduciary which proposes to cause an ERISA Plan to purchase securities should consult with its counsel with respect to the potential applicability of ERISA, Section 4975 of the Code and Similar Law to that investment and the availability of the Exemption or any other exemption in connection with that investment. We cannot assure you that the Exemption or any other individual or class exemption will apply with respect to any particular ERISA Plan that acquires or holds securities or, even if all of the conditions specified in the Exemption or class exemption were satisfied, that the exemption would apply to all transactions involving the trust fund. The prospectus supplement with respect to a series of securities may contain additional information regarding the application of the Exemption or any other exemption with respect to the securities offered.

                                LEGAL INVESTMENT

      If so specified in the prospectus supplement, certain classes of securities will constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended ("SMMEA"). Generally, the only classes of securities which will qualify as "mortgage related securities" will be those that (1) are rated in one of the two highest rating categories by at least one nationally recognized statistical rating organization; and (2) are part of a series evidencing interests in a trust fund consisting of mortgage loans originated by certain types of originators specified in SMMEA and secured by first liens on real estate. The appropriate characterization of those securities not qualifying as "mortgage related securities" for purposes of SMMEA ("Non-SMMEA Securities") under various legal investment restrictions, and thus the ability of investors subject to these restrictions to purchase such securities, may be subject to significant interpretive uncertainties. Accordingly, all investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities should consult with their own legal advisors in determining whether and to what extent the Non-SMMEA Securities constitute legal investments for them.

Those classes of securities qualifying as "mortgage related securities" will constitute legal investments for persons, trusts, corporations, partnerships, associations, business trusts, and business entities, including depository institutions, insurance companies, trustees, and pension funds, created pursuant to or existing under the laws of the United States or of any state, including the District of Columbia and Puerto Rico, whose authorized investments are subject to state regulation, to the same extent that, under applicable law, obligations issued by or guaranteed as to principal and interest by the United States or any of its agencies or instrumentalities constitute legal investments for those entities.

      Under SMMEA, a number of states enacted legislation, on or prior to the October 3, 1991 cut off for those enactments, limiting to varying extents the ability of certain entities (in particular, insurance companies) to invest in "mortgage related securities" secured by liens on residential, or mixed residential and commercial properties, in most cases by requiring the affected investors to rely solely upon existing state law, and not SMMEA. Pursuant to Section 347 of the Riegle Community Development and Regulatory Improvement Act of 1994, which amended the definition of "mortgage related security" to include, in relevant part, securities satisfying the rating and qualified originator requirements for "mortgage related securities," but evidencing interests in a trust fund consisting, in whole or in part, of first liens on one or more parcels of real estate upon which are located one or more commercial structures, states were authorized to enact legislation, on or before September 23, 2001, specifically referring to Section 347 and prohibiting or restricting the purchase, holding or investment by state regulated entities in those types of securities. Accordingly, the investors affected by any state legislation overriding the preemptive effect of SMMEA will be authorized to invest in securities qualifying as "mortgage related securities" only to the extent provided in that legislation.

      SMMEA also amended the legal investment authority of federally chartered depository institutions as follows: federal savings and loan associations and federal savings banks may invest in, sell, or otherwise deal in "mortgage related securities" without limitation as to the percentage of their assets represented thereby, federal credit unions may invest in those securities, and national banks may purchase those securities for their own account without regard to the limitations generally applicable to investment securities set forth in 12 U.S.C. ss. 24 (Seventh), subject in each case to those regulations as the applicable federal regulatory authority may prescribe. In this connection, the Office of the Comptroller of the Currency (the "OCC") has amended 12 C.F.R. Part 1 to authorize national banks to purchase and sell for their own account, without limitation as to a percentage of the bank's capital and surplus (but subject to compliance with certain general standards in 12 C.F.R. ss. 1.5 concerning "safety and soundness" and retention of credit information), certain "Type IV securities," defined in 12 C.F.R. ss. 1.2(m) to include certain "residential mortgage related securities." As so defined, "residential mortgage related security" means, in relevant part, "mortgage related security" within the meaning of SMMEA. The National Credit Union Administration (the "NCUA") has adopted rules, codified at 12 C.F.R. Part 703, which permit federal credit unions to invest in "mortgage related securities," other than stripped mortgage related securities (unless the credit union complies with the requirements of 12 C.F.R. ss. 703.16(e) for investing in those securities) and residual interests in mortgage related securities, subject to compliance with general rules governing investment policies and practices; however, credit unions approved for the NCUA's "investment pilot program" under 12 C.F.R. ss. 703.19 may be able to invest in those prohibited forms of securities. The OTS has issued Thrift Bulletin 13a (December 1, 1998), "Management of Interest Rate Risk, Investment Securities, and Derivatives Activities," and Thrift Bulletin 73a (December 18, 2001), "Investing in Complex Securities," which thrift institutions subject to the jurisdiction of the OTS should consider before investing in any of the securities.

      All depository institutions considering an investment in the securities should review the "Supervisory Policy Statement on Investment Securities and End-User Derivatives Activities" (the "1998 Policy Statement") of the Federal Financial Institutions Examination Council, which has been adopted by the Board of Governors of the Federal Reserve System, the OCC, the Federal Deposit Insurance Corporation, and the OTS effective May 26, 1998, and by the NCUA, effective October 1, 1998. The 1998 Policy Statement sets forth general guidelines which depository institutions must follow in managing risks (including market, credit, liquidity, operational (transaction), and legal risks) applicable to all securities (including mortgage pass-through securities and mortgage derivative products) used for investment purposes.

      Investors whose investment activities are subject to regulation by federal or state authorities should review rules, policies, and guidelines adopted from time to time by those authorities before purchasing any securities, as certain classes may be deemed unsuitable investments, or may otherwise be restricted, under those rules, policies, or guidelines (in certain instances irrespective of SMMEA).

      The foregoing does not take into consideration the applicability of statutes, rules, regulations, orders, guidelines, or agreements generally governing investments made by a particular investor, including, but not limited to, "prudent investor" provisions, percentage-of-assets limits, provisions which may restrict or prohibit investment in securities which are not "interest-bearing" or "income-paying," and, with regard to any securities issued in book-entry form, provisions which may restrict or prohibit investments in securities which are issued in book-entry form.

      Except as to the status of certain classes of securities as "mortgage related securities," no representations are made as to the proper characterization of the securities for legal investment purposes, financial institution regulatory purposes, or other purposes, or as to the ability of particular investors to purchase securities under applicable legal investment restrictions. The uncertainties described above (and any unfavorable future determinations concerning legal investment or financial institution regulatory characteristics of the securities) may adversely affect the liquidity of the securities.

      Accordingly, all investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities should consult with their own legal advisors in determining whether and to what extent the securities constitute legal investments or are subject to investment, capital or other restrictions, and, if applicable, whether SMMEA has been overridden in any jurisdiction relevant to that investor.

                              PLANS OF DISTRIBUTION

      The securities offered by this prospectus and the related prospectus supplements will be offered in series. The distribution of the securities may be effected from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices to be determined at the time of sale or at the time of commitment for a sale. The related prospectus supplement will specify whether the securities will be distributed in a firm commitment underwriting, subject to the terms and conditions of the underwriting agreement, by Barclays Capital Inc. acting as underwriter with other underwriters, if any, named in the related underwriting agreement. If it is a firm commitment underwriting, the related prospectus supplement may also specify that the underwriters will not be obligated to pay for any securities agreed to be purchased by purchasers pursuant to purchase agreements acceptable to the depositor. In connection with the sale of the securities, underwriters may receive compensation from the depositor or from purchasers of the securities in the form of discounts, concessions or commissions. The related prospectus supplement will describe any compensation paid by the depositor to the underwriters.

      Alternatively, the related prospectus supplement may specify that the securities will be distributed by Barclays Capital Inc. acting as agent or in some cases as principal with respect to securities which it has previously purchased or agreed to purchase. If Barclays Capital Inc. acts as agent in the sale of securities, Barclays Capital Inc. will receive a selling commission with respect to each series of securities, depending on market conditions, expressed as a percentage of the aggregate principal balance of the related residential loans as of the Cut-Off Date. The exact percentage for each series of securities will be disclosed in the related prospectus supplement. To the extent that Barclays Capital Inc. elects to purchase securities as principal, Barclays Capital Inc. may realize losses or profits based on the difference between its purchase price and the sales price. The prospectus supplement with respect to any series offered other than through underwriters will contain information regarding the nature of the offering and any agreements to be entered into between the depositor and purchasers of securities of the related series.

      The depositor will indemnify Barclays Capital Inc. and any underwriters against certain civil liabilities, including liabilities under the Securities Act of 1933, or will contribute to payments Barclays Capital Inc. and any underwriters may be required to make in respect of any liability.

      The related prospectus supplement relating to securities of a particular series offered by this prospectus will specify whether the depositor or any other person or persons specified in the prospectus supplement may purchase some or all of the securities from the underwriter or underwriters or other person or persons specified in the related prospectus supplement. A purchaser may thereafter from time to time offer and sell, pursuant to this prospectus and the related prospectus supplement, some or all of the securities so purchased, directly, through one or more underwriters to be designated at the time of the offering of these securities, through dealers acting as agent and/or principal or in any other manner as may be specified in the related prospectus supplement. The related offering may be restricted in the manner specified in the related prospectus supplement. The related transactions may be effected at market prices prevailing at the time of sale, at negotiated prices or at fixed prices. Any underwriters and dealers participating in the purchaser's offering of the related securities may receive compensation in the form of underwriting discounts or commissions from a purchaser and dealers may receive commissions from the investors purchasing the related securities for whom they may act as agent. The discounts or commissions will not exceed those customary in those types of transactions involved. Any dealer that participates in the distribution of the related securities may be deemed to be an "underwriter" within the meaning of the Securities Act of 1933. Any commissions and discounts received by a dealer and any profit on the resale of the securities by that dealer might be deemed to be underwriting discounts and commissions under the Securities Act of 1933.

      In the ordinary course of business, Barclays Capital Inc. and the depositor, or their affiliates, may engage in various securities and financing transactions. These financing transactions include repurchase agreements to provide interim financing of the depositor's residential loans pending the sale of residential loans or interests in residential loans, including the securities.

      Purchasers of securities, including dealers, may, depending on the facts and circumstances of the related purchases, be deemed to be "underwriters" within the meaning of the Securities Act of 1933 in connection with reoffers and sales by them of securities. Holders of securities should consult with their legal advisors in this regard prior to any reoffer or sale.

      As to each series of securities, only those classes rated in one of the four highest rating categories by any rating agency will be offered by this prospectus. Any unrated class may be initially retained by the depositor, and may be sold by the depositor at any time to one or more institutional investors.

                INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

      With respect to each series of securities offered by this prospectus, there are incorporated in this prospectus and in the related prospectus supplement by reference all documents and reports filed or caused to be filed by the depositor pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, prior to the termination of the offering of the related series of securities, that relate specifically to the related series of securities. We will provide or cause to be provided without charge to each person to whom this prospectus and a related prospectus supplement is delivered in connection with the offering of one or more classes of series of securities, if they request it orally or in writing, a copy of any or all reports incorporated in this prospectus by reference. We will provide these reports only to the extent the reports relate to one or more of classes of the related series of securities, and without exhibits to these documents, unless the exhibits are specifically incorporated by reference in these documents. Requests should be directed in writing to BCAP LLC, 200 Park Avenue, New York, New York 10166,
Attention: General Counsel, or by telephone at (212) 412-4000.

      We filed a registration statement relating to the securities with the SEC. This prospectus is part of the registration statement, but the registration statement includes additional information.

      Copies of the registration statement and any other materials filed with the SEC, including distribution reports on Form 10-D, annual reports on Form 10-K, current reports on Form 8-K and any amendments to these reports, may be obtained from the SEC's Public Reference Room at 450 Fifth Street N.W., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains an Internet site at "http://www.sec.gov" at which you can view and download copies of reports, proxy and information statements, and other information filed electronically through the Electronic Data Gathering, Analysis and Retrieval -- EDGAR -- system. The depositor filed the registration statement, including all exhibits to the registration statement, through the EDGAR system and therefore these materials should be available by logging onto the SEC's Internet site. The SEC maintains computer terminals providing access to the EDGAR system at the office referred to above.

      If so specified in the related prospectus supplement, copies of all filings through the EDGAR system of the related issuing entity on Forms 10-D, 10-K and 8-K will be made available on the applicable trustee's or other identified party's website.

                                  LEGAL MATTERS

      The validity of the securities and certain federal income tax matters in connection with the securities will be passed on for the depositor by Cadwalader, Wickersham & Taft LLP, New York, New York.

                              FINANCIAL INFORMATION

      A new trust fund will be formed with respect to each series of securities and no trust fund will engage in any business activities or have any assets or obligations prior to the issuance of the related series of securities. Accordingly, no financial statements with respect to any trust fund will be included in this prospectus or in the related prospectus supplement.

                             ADDITIONAL INFORMATION

      This prospectus, together with the prospectus supplement for each series of securities, contains a summary of the material terms of the applicable exhibits to the registration statement and the documents referred to in this prospectus and in the registration statement. Copies of the exhibits are on file at the offices of SEC in Washington, D.C., and may be obtained at rates prescribed by the SEC upon request to the SEC and may be inspected, without charge, at the SEC's offices.

                                     RATING

      It will be a condition to the issuance of the securities of each series offered by this prospectus and by the related prospectus supplement that they shall have been rated in one of the four highest rating categories by the nationally recognized statistical rating agency or agencies specified in the related prospectus supplement.

      Any rating would be based on, among other things, the adequacy of the value of the assets of the trust fund and any credit enhancement with respect to the related class. A rating will reflect the specified rating agency's assessment solely of the likelihood that holders of a class of securities of the related class will receive payments to which holders of securities are entitled by their terms. The rating will not constitute:

      (1) an assessment of the likelihood that principal prepayments on the related residential loans will be made,

      (2) the degree to which the rate of prepayments might differ from that originally anticipated or

      (3) the likelihood of early optional termination of the series of securities.

      The rating should not be deemed a recommendation to purchase, hold or sell securities, inasmuch as it does not address market price or suitability for a particular investor.

      The rating will not address the possibility that prepayment at higher or lower rates than anticipated by an investor may cause the investor to experience a lower than anticipated yield. The rating will not address that an investor purchasing a security at a significant premium might fail to recoup its initial investment under certain prepayment scenarios.

      We cannot assure you that any rating will remain in effect for any given period of time or that it may not be lowered or withdrawn entirely by the rating agency in the future if in its judgment circumstances in the future so warrant. A rating may be lowered or withdrawn due to any erosion in the adequacy of the value of the assets of the trust fund or any credit enhancement with respect to a series. The rating might also be lowered or withdrawn among other reasons, because of an adverse change in the financial or other condition of a credit enhancement provider or a change in the rating of the credit enhancement provider's long term debt.

      The amount, type and nature of credit enhancement, if any, established with respect to a series of securities will be determined on the basis of criteria established by each rating agency rating classes of the related series. These criteria are sometimes based on an actuarial analysis of the behavior of mortgage loans in a larger group. The foregoing analysis is often the basis on which each rating agency determines the amount of credit enhancement required with respect to each class. We cannot assure you that the historical data supporting any actuarial analysis will accurately reflect future experience. In addition, we cannot assure you that the data derived from a large pool of mortgage loans accurately predicts the delinquency, foreclosure or loss experience of any particular pool of residential loans. We cannot assure you that values of any residential properties have remained or will remain at their levels on the respective dates of origination of the related residential loans.

      If the residential real estate markets should experience an overall decline in property values and the outstanding principal balances of the residential loans in a particular trust fund and any secondary financing on the related residential properties become equal to or greater than the value of the residential properties, the rates of delinquencies, foreclosures and losses could be higher than those now generally experienced in the mortgage lending industry. In addition, adverse economic conditions, which may or may not affect real property values, may affect the timely payment by borrowers of scheduled payments of principal and interest on the residential loans. Accordingly, the rates of delinquencies, foreclosures and losses with respect to any trust fund may be affected. To the extent that these losses are not covered by credit enhancement, these losses will be borne, at least in part, by the holders of one or more classes of the security of the related series.

                           REPORTS TO SECURITYHOLDERS

      The master servicer, the trustee or such other party that may be identified in the related prospectus supplement will prepare and forward to the securityholders of each series statements containing information with respect to principal and interest payments and the related issuing entity, as will be described in the related prospectus supplement. Copies of these statements will be filed with the SEC through its EDGAR system located at "http://www.sec.gov" under the name of the related issuing entity as an exhibit to such issuing entity's monthly distribution reports on Form 10-D for each series of securities for so long as the related issuing entity is subject to the reporting requirement of the Securities

Exchange Act of 1934, as amended. In addition, each party to the servicing function for a series of securities will be required to furnish to the trustee, master servicer or us, as applicable, the compliance statements, Assessments of Compliance and Attestation Reports detailed under "Administration--Evidence as to Compliance." Copies of these statements and reports will be filed with the SEC under the name of the related issuing entity as an exhibit to such issuing entity's annual statement on Form 10-K for the related series of securities.

                                GLOSSARY OF TERMS

      "1986 Act" is the Tax Reform Act of 1986.

      "Accrual Securities" are one or more classes of securities with respect to which accrued interest will not be distributed but rather will be added to the security principal balance of the securities on each distribution date for the period described in the related prospectus supplement.

      "Accrued Security Interest" is the interest accruing with respect to each class of securities related to a series, in an amount equal to interest on the outstanding security principal balance, or notional amount with respect to interest-only securities, immediately prior to the distribution date, at the applicable security interest rate, for a period of time corresponding to the intervals between the distribution dates for the series.

      "Available Distribution Amount" is the amount which will be available for distribution on the securities of each series on each distribution date as may be specified in the related prospectus supplement and generally includes:

      (1) the total amount of all cash on deposit in the related Trust Account as of a determination date specified in the related prospectus supplement, exclusive of amounts payable on future distribution dates and amounts payable to the master servicer, any applicable sub-servicer, the trustee or another person as expenses of the trust fund;

      (2) any principal and/or interest advances made with respect to the distribution date, if applicable;

      (3) any principal and/or interest payments made by the master servicer out of its servicing fee in respect of interest shortfalls resulting from principal prepayments, if applicable; and

      (4) all net income received in connection with the operation of any residential property acquired on behalf of the holders of securities through deed in lieu of foreclosure or repossession, if applicable.

      "Available Subordination Amount" is an amount equal to the difference between

      (1) the applicable percentage amount of the aggregate initial principal balance of the residential loans in the related trust fund as specified in the related prospectus supplement and

      (2) the amounts paid to the holders of senior securities that but for the subordination provisions would have been payable to the holders of subordinate securities.

      "Bankruptcy Bond" is a bond insuring residential loans which covers

      (1) certain losses resulting from

            (a) an extension of the maturity of a residential loan, or

            (b) a reduction by the bankruptcy court of the principal balance of or the interest rate on a residential loan, and

      (2) the unpaid interest on the amount of a principal reduction during the pendency of a proceeding under the United States Bankruptcy Code, 11 U.S.C. Sections 101 et seq.

      "Buydown Loans" are residential loans subject to temporary buydown plans. The monthly payments made by the borrower in the early years of the Buydown Loan will be less than the scheduled payments on the Buydown Loan. Generally, the borrower under a Buydown Loan will be eligible for a reduced interest rate on the mortgage loan.

      "California Military Code" is the California Military and Veterans Code, as amended.

      "Cash Flow Value" is the security principal balance of the securities of the related series which, based on certain assumptions, including the assumption that no defaults occur on the assets of the trust fund, can be supported by either:

      (1) the future scheduled payments on the assets of the trust fund, with the interest on the assets adjusted to the Net Interest Rate;

      (2) the proceeds of the prepayment of the assets of the trust fund, together with reinvestment earnings on the assets of the trust fund, if any, at the applicable assumed reinvestment rate; or

      (3) amounts available to be withdrawn from any Reserve Fund for the series, as further specified in the related prospectus supplement relating to a series of securities.

      "CERCLA" is the Comprehensive Environmental Response, Compensation and Liability Act, as amended.

      "Clearstream" is Clearstream Banking, societe anonyme.

      "Code" is the Internal Revenue Code of 1986, as amended.

      "Collateral Value" is

      (1) with respect to a residential property or cooperative unit, it is the lesser of:

            (a) the appraised value determined in an appraisal obtained by the originator at origination of the mortgage loan; and

            (b) the sales price of the property.

      (2) with respect to residential property securing a Refinance Loan, it is the appraised value of the residential property determined at the time of the origination of the Refinance Loan.

      "Cooperative" is a private cooperative housing corporation, the shares of which secure Cooperative Loans.

      "Cooperative Loans" are mortgage loans secured primarily by shares in a Cooperative which with the related proprietary lease or occupancy agreement give the owners the right to occupy a particular dwelling unit in the Cooperative.

      "Cut-Off Date" is the date specified in the related prospectus supplement which generally represents the first date after which payments on the residential loans in a pool will begin to be paid to the trust.

      "Debt Securities" are securities which represent indebtedness of a Partnership Trust Fund for federal income tax purposes.

      "Definitive Security" is a physical certificate representing a security issued in the name of the beneficial owner of the security rather than DTC.

      "Deposit Period" is the period specified in the related prospectus supplement which is generally the period commencing on the day following the determination date immediately preceding the related determination date and ending on the related determination date.

      "DTC" is The Depository Trust Company.

      "Due Period" is the period of time specified in the related prospectus supplement.

      "Equity Certificates" are certificates, with respect to a series of notes where the issuer is an owner trust, issued under an owner trust agreement which evidence the equity ownership of the related trust.

      "ERISA Plans" are retirement plans and other employee benefit plans and arrangements, including for this purpose individual retirement accounts and annuities and Keogh plans, which are subject to Title I of ERISA or Section 4975 of the Code, and bank collective investment funds and insurance company general and separate accounts holding assets of such plans, accounts or arrangements.

      "Euroclear" is Euroclear Bank, S.A./N.V., as operator of the Euroclear System..

      "Fannie Mae Certificates" are guaranteed mortgage pass-through securities issued by the Fannie Mae.

      "FHA Insurance" is insurance issued by the FHA to insure residential loans as authorized under the United States Housing Act of 1934, as amended. The residential loans will be insured under various FHA programs including the standard FHA 203(b) program to finance the acquisition of one- to four-family housing units, the FHA 245 graduated payment mortgage program and the FHA Title I Program.

      "Garn-St. Germain Act" is the Garn-St. Germain Depository Institutions Act of 1982, enacted on October 15, 1982.

      "GNMA Certificates" are fully modified pass-through mortgage-backed certificates guaranteed by the GNMA.

      "Grantor Trust Fund" is the applicable portion of the related trust fund which will be classified as a grantor trust under subpart E, Part I of subchapter J of Chapter 1 of subtitle A of the Code.

      "Grantor Trust Securities" are securities which represent interests in a grantor trust as to which no REMIC election will be made.

      "Home Equity Loans" are one- to four-family first or junior lien closed end home equity loans for property improvement, debt consolidation or home equity purposes.

      "Home Improvement Contracts" are home improvement installment sales contracts and installment loan agreements which may be unsecured or secured by a lien on the related mortgaged property or a manufactured home. This lien may be subordinated to one or more senior liens on the related mortgaged property.

      "Insurance Instrument" is any Primary Hazard Insurance Policy or Primary Credit Insurance Policy.

      "Insurance Proceeds" are all proceeds of any Primary Credit Insurance Policy, any FHA Insurance, any VA Guarantee, any Bankruptcy Bond and any Pool Insurance Policy, minus proceeds that represent reimbursement of the master servicer's costs and expenses incurred in connection with presenting claims under the related insurance policies.

      "IRS" is the federal Internal Revenue Service.

      "Land Contracts" are Manufactured Housing Contracts that are secured by mortgages on the related mortgaged property.

      "Liquidation Proceeds" are cash proceeds received by foreclosure, eminent domain, condemnation or otherwise, excluding any proceeds from any insurance policies along with the net proceeds on a monthly basis with respect to any properties acquired for the benefit of the security holders by deed in lieu of foreclosure or repossession.

      "Loan-to-Value Ratio" is the ratio at a given time, expressed as a percentage of the then outstanding principal balance of the residential loan, plus, in the case of a mortgage loan secured by a junior lien, the outstanding principal balance of the related senior liens, to the Collateral Value of the related residential property.

      "Lockout Period" is a period after the origination of certain residential loans during which prepayments are entirely prohibited or require payment of a prepayment penalty if a prepayment in full or in part occurs.

      "Manufactured Housing Contracts" are manufactured housing conditional sales contracts and installment loan agreements which may be secured by a lien on:

      (1) new or used manufactured homes;

      (2) the real property and any improvements on the real property which may include the related manufactured home if deemed to be part of the real property under applicable state law; or

      (3) in certain cases, a new or used manufactured home which is not deemed to be a part of the related real property under applicable state law.

      "Multifamily Loans" are mortgage loans secured by first or junior liens on multifamily residential properties consisting of five or more dwelling units.

      "Net Interest Rate" with respect to any residential loan is the rate specified in the related prospectus supplement which is generally the interest rate on the residential loan minus the sum of the fee rate payable to the master servicer and the trustee and Retained Interest Rate with respect to any mortgage loan.

      "Non-Pro Rata Security" is a Regular Security on which principal is distributed in a single installment or by lots of specified principal amounts if requested by a holder of securities or by random lot.

      "OID Regulations" are sections 1271-1273 and 1275 of the Code and the Treasury regulations issued under those sections that set forth the rules governing original issue discount.

      "OTS" means the federal Office of Thrift Supervision

      "Participants" are participating organizations through which a Security Owner can hold its book-entry security.

      "Partnership Securities" are securities which represent interests in a Partnership Trust Fund.

      "Partnership Trust Fund" is a trust fund which is treated as a partnership or, if owned by a single beneficial owner, ignored for federal income tax purposes.

      "Plans" are retirement plans and other employee benefit plans and arrangements, including for this purpose individual retirement accounts and annuities and Keogh plans, which are subject to Title I of ERISA, Section 4975 of the Code or Similar Law, and bank collective investment funds and insurance company general and separate accounts holding assets of such plans, accounts or arrangements.

      "Pool Insurance Policy" is an insurance policy, which provides coverage in an amount equal to a percentage, specified in the related prospectus supplement, of the aggregate principal balance of the residential loans on the Cut-Off Date, subject to any limitations specified in the related prospectus supplement.

      "Prepayment Assumption" is the assumed rate of prepayment of the mortgage loans as set forth in the related prospectus supplement.

      "Prepayment Period" is a period that may be particularly specified in the related prospectus supplement which may commence on:

      (1) the first day of the preceding calendar month with respect to securities that have monthly distribution dates, or

      (2) the first day of the month in which the immediately preceding distribution date occurred with respect to securities with distribution dates that occur less frequently than monthly, or the first day of the month in which the Cut-Off Date occurred with respect to the first Prepayment Period;

and will end in both cases on the last day of the preceding calendar month.

      "Primary Credit Insurance Policy" is an insurance policy which covers losses on residential loans up to an amount equal to the excess of the outstanding principal balance of a defaulted residential loan, plus accrued and unpaid interest on the related defaulted residential loan and designated approved expenses, over a specified percentage of the Collateral Value of the related residential property.

      "Primary Hazard Insurance Policy" is an insurance policy which provides coverage on residential loans of the standard form of fire and hazard insurance policy with extended coverage customary in the state in which the residential property is located.

      "PTCE" is the Prohibited Transaction Class Exemption.

      "Qualified Insurer" is a private mortgage guaranty insurance company duly qualified under applicable laws and approved as an insurer by Freddie Mac, Fannie Mae, or any successor entity, which has a claims-paying ability acceptable to the rating agency or agencies.

      "Realized Loss" is the amount of loss realized on a defaulted residential loan that is finally liquidated. This amount generally equals the portion of the unpaid principal balance remaining after application of all principal amounts recovered, net of amounts reimbursable to the master servicer for related expenses. With respect to residential loans for which the principal balances were reduced in connection with bankruptcy proceedings, the amount of that reduction.

      "Refinance Loan" are mortgage loans made to refinance existing mortgage loans or mortgage loans made to a borrower who was a tenant in a building prior to its conversion to cooperative ownership.

      "Regular Securities" are securities which constitute one or more classes of regular interests with respect to each REMIC Pool.

      "Regular Securityholder" is a holder of a Regular Security.

      "Relief Act" is the Servicemembers Civil Relief Act.

      "REMIC" is a real estate mortgage investment conduit as described in the REMIC Provisions.

      "REMIC Pool" is an entity or portion of an entity as to which a REMIC election will be made.

      "REMIC Provisions" are Sections 860A through 860G of the Code and Treasury regulations issued pursuant to those sections.

      "REMIC Regulations" are the Treasury regulations issued under the REMIC Provisions.

      "REMIC Securities" are securities which represent interests in a trust fund, or a portion of a trust fund, that the trustee will elect to have treated as a REMIC under the REMIC Provisions of the Code.

      "Reserve Fund" is an account which includes a combination of specified amounts of cash, a combination of one or more irrevocable letters of credit, or one or more United States government securities and other high quality investments, or any other instrument satisfactory to the rating agency or agencies, which will be applied and maintained in the manner and under the conditions specified in the prospectus supplement. In addition or in alternative, an account funded through application of a portion of the interest payment on each mortgage loan or of all or a portion of amounts otherwise payable on the subordinate securities.

      "Residual Securities" are securities which constitute one or more classes of residual interests with respect to each REMIC Pool.

      "Residual Securityholder" is a holder of a Residual Security

      "Restricted Group" consist of any underwriter, the depositor, the trustee, the master servicer, any subservicer, the obligor on credit support and any borrower with respect to assets of the trust fund constituting more than 5% of the aggregate unamortized principal balance of the assets of the trust fund as of the date of initial issuance of the certificates.

      "Retained Interest" are interest payments relating to residential loans, including any mortgage securities, or agency securities included in the trust fund which are retained by the depositor, any of its affiliates or its predecessor in interest.

      "Retained Interest Rate" is the rate at which interest payments relating to residential loans, including any mortgage securities or agency securities retained by the depositor, any of it affiliates or its predecessor in interest, are calculated.

      "SEC" is the U.S. Securities and Exchange Commission.

      "Securities Intermediary" is an entity that maintains the Security Owner's account and records the Security Owner's ownership of securities on that account.

      "Security Owner" is a person who has beneficial ownership interests in a security.

      "Security Register" is a record where exchanges or transfers of securities are registered by the Security Registrar.

      "Security Registrar" is one who registers exchanges or transfers of securities in the Security Register.

      "Similar Law" is any applicable federal, state or local law materially similar to Title of ERISA or Section 4975 of the Code.

      "SMMEA" is the Secondary Mortgage Market Enhancement Act of 1984, as amended.

      "Standard Security" has the meaning given such term in "Federal Income Tax Consequences - Standard Securities".

      "Startup Day" is the date the REMIC securities are issued.

      "Stripped Agency Securities" are GNMA Certificates, Fannie Mae Certificates or Freddie Mac Certificates issued in the form of certificates which represent:

      (1) undivided interests in all or part of either the principal distributions, but not the interest distributions, or the interest distributions, but not the principal distributions, of the certificates; or

      (2) interests in some specified portion of the principal or interest distributions, but not all distributions, on an underlying pool of mortgage loans or other GNMA Certificates, Fannie Mae Certificates or Freddie Mac Certificates.

      "Title V" is Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980, enacted in March 1980.

      "Trust Accounts" are one or more accounts included in each trust fund established and maintained on behalf of the holders of securities into which the master servicer or the trustee will be required to, deposit all payments and collections received or advanced with respect to assets of the related trust fund. A Trust Account may be maintained as an interest bearing or a non-interest bearing account, or funds held in the Trust Account may be invested in certain short-term high-quality obligations.

      "Unaffiliated Sellers" are sellers of residential loans to the depositor that are not affiliated with the depositor.

      "U.S. Person" is

      (1) A citizen or resident of the United States,

      (2) a corporation or partnership or other entity created or organized in or under the laws of the United States, any State of the United States or the District of Columbia, unless, in the case of a partnership, Treasury regulations are adopted that provide otherwise, including any entity treated as a corporation or partnership for federal income tax purposes,

      (3) an estate that is subject to U.S. federal income tax regardless of the source of its income, or

      (4) a trust if a court within the United States is able to exercise primary supervision over the administration of that trust, and one or more U.S. Persons have the authority to control all substantial decisions of that trust or, to the extent provided in applicable Treasury regulations, certain trusts in existence on August 20, 1996, which are eligible to elect to be treated as U.S. Persons.

      "VA Guarantee" is a guarantee of residential loans by the VA under the Serviceman's Readjustment of 1944, as amended.